Exhibit 8.3

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Victoria, British Columbia, Canada	Disclaimer

This Act is current to july 6, 2023

See the Tables of Legislative Changes for this Act’s legislative history, including any changes not in force.

BUSINESS CORPORATIONS ACT

[SBC 2002] CHAPTER 57

Assented to October 31, 2002

Contents

Part 1 - Interpretation and Application

Division 1 - Interpretation

1	Definitions
2	Corporate relationships
3	When a company is recognized

Division 2 - Application

4	Special Act corporations
5	Dissolution

Division 3 - Distribution of Records

6	Mailing of records
7	Sending of records
8	Furnishing of records by registrar
9	Service of records in legal proceedings

Part 2 - Incorporation

Division 1 - Formation of Companies

10	Formation of company
11	Notice of articles
12	Articles
13	Incorporation
14	Withdrawal of application for incorporation
15	Obligations of completing party
16	Articles on incorporation
17	Effect of incorporation
18	Evidence of incorporation
19	Effect of notice of articles and articles
20	Pre-incorporation contracts

Division 2 - Corporate Names

21	Name of company
22	Reservation of name
23	Form of name of a company
24	Restrictions on use of name

25	Multilingual names
26	Assumed names
27	Name to be displayed
28	Registrar may order change of name
29	Other changes of name

Division 3 - Capacity and Powers

30	Capacity and powers of company
31	joint tenancy in property
32	Extraterritorial capacity
33	Restricted businesses and powers

Division 4 - Company Offices

34	Registered and records offices
35	Change of registered or records office
36	Change of agent’s office
37	Completion of change of address
38	Withdrawal of notice of change of address
39	Transfer of registered office by agent
40	Elimination of registered office
41	Transfer of records office by agent

Division 5 - Company Records

41.1	Transparency register
42	Records office records
43	Records may be kept at other locations
44	Maintenance of records
45	Missing records
46	Inspection of records
47	Repealed
48	Copies
49	List of shareholders
50	Remedies on denial of access or copies
51	Company to file annual report

Part 2.1 - Unlimited Liability Companies

51.1	Definition
51.11	Notice of articles of unlimited liability company must include statement
51.2	Statement on certificate
51.21	Corporate name
51.3	Liability of shareholders of unlimited liability companies
51.31	Alteration of notice of articles to become unlimited liability company
51.4	Alteration of notice of articles to become limited company
51.5	Amalgamations restricted
51.6	Amalgamation resulting in unlimited liability company
51.7	Amalgamation resulting in limited company
51.8	Continuation into British Columbia as unlimited liability company
51.9	Continuation of foreign unlimited liability corporation into British Columbia as limited company prohibited

Part 2.2- Community Contribution Companies

51.91	Definitions
51.911	Notice of articles of community contribution company
51.92	Community purposes
51.921	Corporate name
51.93	Directors and officers
51.931	Transfer of assets prohibited
51.94	Restrictions on dividends and interest
51.941	Redemption or purchase of shares or reduction of capital
51.95	Distribution of assets on dissolution of community contribution company
51.951	No waiver of financial statements
51.96	Community contribution report
51.97	Alteration of notice of articles to become community contribution company
51.98	Amalgamation resulting in community contribution company
51.99	Amalgamation into foreign jurisdiction and continuation out of British Columbia prohibited

Part 2.3 - Benefit Companies

51.991	Definitions
51.992	Benefit statement and benefit provision
51.993	Directors and officers
51.994	Benefit report
51.995	Alteration of notice of articles to become or to cease to be a benefit company

Part 3 - Finance

Division 1- Authorized Share Structure

52	Kinds, classes and series of shares
53	Description of authorized share structure
54	Change in authorized share structure
55	Alterations may be expressed in a single resolution

Division 2 - Share Attributes

56	Share is personal estate
57	Contents of share certificate
58	Special rights or restrictions
58.1	Replacing bearer share certificates
59	Classes of shares
60	Shares in series
61	No interference with class or series rights without consent

Division 3 - Allotment and Issue of Shares

62	Issue of shares
63	Issue price for shares
64	Payment of consideration for shares
65	Deemed receipt of payment
66	Repealed
67	Commissions and discounts
68	Validation of creation, allotment or issue of shares
69	Fractional shares
70	Dividends
71	Discharge for payment

Division 4 - Capital

72	Capital
73	Special rule
74	Reduction of capital
75	Exception to section 74

Division 5 - Conversion, Exchange or Acquisition of Shares by Company

76	Conversion or exchange
77	Company may redeem or purchase or otherwise acquire shares
78	Purchase or acquisition prohibited when insolvent
79	Redemption prohibited when insolvent
80-81	Repealed
82	Cancellation and retention of shares
83	Elimination of fractional shares

Division 6 - Purchase of Shares by Subsidiary

84	Definitions
85	Subsidiary may purchase shares of parent
86	Purchase prohibited when insolvent

Division 7 - Liability of Shareholders

87	Liability of shareholders
88	Shareholder’s liability for partly paid shares of a pre-existing company
89	Liability of former and present shareholders on bankruptcy or winding up

Division 8- Trust Indentures

90	Definitions
91	Application
92	Eligibility of trustee
93	Persons holding debentures may request information from trustee
94	Information for trustee
95	Evidence of compliance with trust indenture
96	Contents of evidence of compliance
97	Additional evidence of compliance
98	Notice of default
99	Trustee’s duty of care
100	Reliance on statements
101	Trustee not relieved from duties

Division 9 - Debentures

102	Validity of perpetual debenture
103	Enforcement of contract to take debentures
104	Issue of redeemed debenture

Division 10 - Receivers and Receiver Managers

105	Powers of directors and officers
106	Duties of receiver and receiver manager

Part 4 - Shares, Registers and Transfers

106.1	Securities Transfer Act applies
107	Shares may be certificated or uncertificated
108	Shares jointly owned
109	Lost or destroyed certificates
110	Signature on share certificate
111	Securities registers
112	Index of shareholders
113-	Repealed
114
115	Powers of personal representative
116-	Repealed
117
118	Documents for transmission
119	Effect of documents provided

Part 4.1 - Transparency Register

119.1	Definitions
119.11	Significant individual
119.2	Transparency register
119.21	Shareholder’s duty to send information
119.3	Annual review to confirm information
119.31	Duty to update information
119.4	Duties after individual ceases to be a significant individual
119.41	Duty to notify individuals
119.5	Location of transparency register
119.51	Requirements relating to transparency register
119.6	Missing records
119.61	Inspection of transparency register
119.7	Inspection for tax purposes
119.71	Inspection for law enforcement purposes
119.8	Inspection for regulatory purposes
119.81	Inspecting official - requirements and restrictions
119.9	Hours when director can inspect
119.91	Copies of transparency register

Part 5 - Management

Division 1 - Directors

120	Number of directors
121	First directors
122	Succeeding directors
123	Consent
124	Persons disqualified as directors
125	Share qualification
126	Register of directors
127	Companies to file notices as to directors
127.1	Applications respecting directors
128	When directors cease to hold office
129	Application to remove self as director or officer

130	Memorandum or articles may apply to vacancies among directors
131	Vacancies among directors
132	Vacancies among class or series directors
133	End of term of replacement director
134	Loss of quorum
135	If no directors in office

Division 2 - Powers and Duties of Directors, Officers, Attorneys, Representatives and Agents

136	Powers and functions of directors
137	Powers of directors may be transferred
138	Application of this Act to persons performing functions of a director
139	Revocation of resolutions
140	Proceedings of directors
141	Officers
142	Duties of directors and officers
143	Validity of acts of directors and officers
144	Corporations may grant power of attorney in writing
145	Corporate representatives
146	Persons may rely on authority of companies and their directors, officers and agents

Division 3 - Conflicts of Interest

147	Disclosable interests
148	Obligation to account for profits
149	Approval of contracts and transactions
150	Powers of court
151	Validity of contracts and transactions
152	Limitation of obligations of directors and senior officers
153	Disclosure of conflict of office or property

Division 4 - Liability of Directors

154	Directors’ liability
155	Dissent procedure by companies
156	Legal proceedings on liability
157	Limitations on liability
158	Liability if company’s name not displayed

Division 5 - Indemnification of Directors and Officers and Payment of Expenses

159	Definitions
160	Indemnification and payment permitted
161	Mandatory payment of expenses
162	Authority to advance expenses
163	Indemnification prohibited
164	Court ordered indemnification
165	Insurance

Division 6 - Meetings of Shareholders

166	Location of general meetings
167	Requisitions for general meetings
168	No liability
169	Notice of general meetings

170	Waiver of notice
171	Setting record dates
172	Quorum for shareholders’ meetings
173	Voting
174	Participation at meetings of shareholders
175	Pooling agreements
176	Date of resolution
177	Subsidiary not to vote
178	Election of chair
179	Minutes
180	Consent resolutions of shareholders
181	Rules applicable to general meetings apply to other shareholders’ meetings
182	Annual general meetings
183	First annual reference date for pre-existing companies
184	Pre-existing reporting company meetings
185	Information for shareholders
186	Powers of court

Division 7 - Shareholders’ Proposals

187	Definitions and application
188	Requirements for valid proposals
189	Rights and obligations arising from proposal
190	No liability
191	Refusal to process proposal

Division 8 - Insiders

192	Liability of insiders

Division 9 - General

193	Form and effect of contracts
194	Authentication or certification of records
195	Financial assistance

Part 6 - Financial Records

Division 1 - Accounting Records

196	Accounting records required

Division 2 - Financial Statements

197	Exemption
198	Financial statements
199	Approval for publication
200	Waiver of financial statements
201	Financial statements for qualifying debentureholders

Part 7 - Audits

Division 1 - Definition and Application

202	Definition
203	Application of this Part

Division 2 - Appointment and Removal of Auditors

204	Appointment of auditors
205	Persons authorized to act as auditors
206	Independence of auditors
207	Remuneration of auditors
208	Capacity to act as auditor
209	Removal of auditor during term
210	Change of auditor by public company
211	Replacement auditor must receive representations

Division 3 - Duties and Rights of Auditors

212	Auditor’s duty to examine and report
213	Qualifications on auditor’s opinion
214	Shareholders may require auditor’s attendance at general meetings
215	Auditor’s information to be presented at general meetings
216	Amendment of financial statements and auditor’s report
217	Access to records
218	Information as to foreign subsidiaries
219	Right and obligation of auditors to attend meetings
220	Qualified privilege

Division 4

221-	Repealed
222

Division 5 - Audit Committee

223	Application
224	Appointment and procedures of audit committee
225	Duties of audit committee
226	Provision of financial statements to audit committee

Part 8 - Proceedings

Division 1 - Court Proceedings

227	Complaints by shareholder
228	Compliance or restraining orders
229	Remedying corporate mistakes
230	Applications to court to correct records
231	Enforcement of duty to file records
232	Derivative actions
233	Powers of court in relation to derivative actions
234	Relief in legal proceedings
235	Applications to court under this Act
236	Court may order security for costs

Division 2 - Dissent Proceedings

237	Definitions and application
238	Right to dissent
239	Waiver of right to dissent
240	Notice of resolution
241	Notice of court orders
242	Notice of dissent
243	Notice of intention to proceed
244	Completion of dissent

245	Payment for notice shares
246	Loss of right to dissent
247	Shareholders entitled to return of shares and rights

Division 3 - Investigations

248	Appointment of inspector by court
249	Conditions applicable to court appointed inspectors
250	Appointment of inspector by company
251	Powers of inspectors
252	Exemption from disclosure to inspectors
253	Reports of inspector
254	Inspectors’ reports as evidence in legal proceedings
255	Immunities during investigations

Part 9 - Company Alterations

Division 1 - Memorandum, Notice of Articles and Articles

256	Memorandum and articles of pre-existing company not to be altered
257	Alteration to notice of articles
258	Withdrawal of notice of alteration
259	Alteration to articles
260	Shareholders may dissent
261	Alteration to Table 1 articles
262	Articles issued by company must reflect alterations
263	Change of company name
264	Exceptional resolutions and resolutions respecting unalterable provisions
265	Resolution must be passed by greatest majority

Division 2 - Conversion

266	Conversion of special Act corporations
267	Articles on conversion of special Act corporation
267.1	Interpretation for sections 267.2, 267.3, 268 and the Schedule
267.2	Conversion of member-funded societies
267.3	Articles on conversion of member-funded society
268	Effect of conversion

Division 3 - Amalgamation

269	Amalgamation permitted
270	Amalgamation agreements
271	Shareholder adoption of amalgamation agreements
272	Shareholders may dissent
273	Vertical short form amalgamations
274	Horizontal short form amalgamations
275	Formalities to amalgamation
276	Amalgamations with court approval
277	Amalgamations without court approval
278	Notice to creditors in relation to an amalgamation without court approval
279	Amalgamation
280	Withdrawal of amalgamation application
281	Registrar’s duties on amalgamation
282	Effect of amalgamation

Division 4 - Amalgamation into a Foreign Jurisdiction

283	Definitions
284	Amalgamations into foreign jurisdictions
285	When amalgamation under this Division prohibited
286	After amalgamation
287	Shareholders may dissent

Division 5 - Arrangements

288	Arrangement may be proposed
289	Adoption of arrangement
290	Information regarding arrangement
291	Role of court in arrangements
292	Required filings
293	Obligations on company if memorandum altered
294	Obligations on company if articles altered
295	If arrangement includes amalgamation
296	Application of Act to arrangements
297	Binding effect of arrangements
298	Abandoning arrangements
299	Withdrawal of arrangement records

Division 6 - Compulsory Acquisitions

300	Acquisition procedures

Division 7 - Disposal of Undertaking

301	Power to dispose of undertaking

Division 8 - Transfer of Incorporation

302	Application for continuation into British Columbia
303	Continuation
304	Withdrawal of continuation application
305	Effect of continuation
306	Rights preserved
307	Articles for a continued company
308	Application for continuation out of British Columbia
309	Shareholders may dissent
310	When continuation out of British Columbia prohibited
311	After continuation

Part 10 - Liquidation, Dissolution, Restoration and Reinstatement

Division 1 - Definitions and Application

312	Definitions
313	Application of this Part

Division 2 - Voluntary Dissolution without Liquidation

314	Authorization for voluntary dissolution
315	Provision for unpaid debts and undelivered assets
316	Application for voluntary dissolution
317	Date of dissolution
318	Withdrawal of application for dissolution

Division 3 - Voluntary Liquidation

319	Authorization for liquidation
320	Limits on liquidator
321	Statement of intent to liquidate
322	Resignation and removal of liquidators in voluntary liquidations
323	Withdrawal of statement of intent to liquidate

Division 4 - Powers and Duties of the Court

324	Court may order company be liquidated and dissolved
325	Court orders respecting liquidations
326	Remuneration of liquidator appointed by court

Division 5 - Liquidators

327	Qualifications of liquidators
328	Validity of acts of liquidators
329	Filing of notices
330	Duties of liquidators
331	Notice to creditors
332	Limitations on claimants
333	Liquidation records office
334	Powers of liquidators
335	Recovery of property by liquidators
336	Right to distribution in money
337	Provision for unpaid debts and undelivered assets
338	Obligation to prepare accounts
339	Limitations on liability

Division 6 - Corporate Status before Dissolution

340	Capacity of companies in liquidation

Division 7 - Proceedings for Dissolution

341	Completion of liquidation
342	Court approval of dissolution in court ordered liquidations
343	Application for dissolution

Division 8 - Effect of Dissolution

344	Effect of dissolution
345	Certificates of dissolution
346	Dissolved companies deemed to continue for litigation purposes
347	Liabilities survive
348	Liability of shareholders of dissolved companies
349	Dissolved company’s assets available to judgment creditors

Division 9 - Discharge of Liquidators of Dissolved Companies

350	Discharge of liquidator by court order

Division 10 - Records of Dissolved Companies

351	Custody of records
352	Entitlement to inspect records of dissolved companies
353	Remedies on denial of access to or copies of records of dissolved companies

Division 11 - Restoration and Reinstatement

354	Definitions and interpretation
355	Pre-requisites to application
356	Applications to the registrar for restoration
357	Contents of application to the registrar for restoration
358	Registrar must restore
359	Limited restoration by registrar
360	Applications to the court for restoration
361	Limited restoration by court
362	Filing of restoration application with the registrar
363	Restrictions on restoration
364	Effect of restoration of company
364.1	Reinstatement of registration of foreign entity as extraprovincial company
364.2	Registrar must reinstate
364.3	Limited reinstatement by registrar
364.4	Restrictions on reinstatement
365	Effect of reinstatement of extraprovincial company
366	Name on restoration
367	Registrar’s duties after restoration or reinstatement
368	Corporate assets to be returned to restored company

Division 12 - Post-restoration Transition for Pre-existing Companies

369	Definition
370	Transition — restored pre-existing companies
371	Post-restoration transition application
372	Alteration to articles of restored company
373	Timing and effect of post-restoration transition

Part 11 - Extraprovincial Companies

Division 1 - Registration

374	Definitions
375	Foreign entities required to be registered
376	Application for registration
377	Registration as an extraprovincial company
378	Effect of registration
379	Amalgamation of extraprovincial company
380	Extraprovincial companies to file annual report
381	Extraprovincial companies to notify registrar of changes
382	Change of name of extraprovincial companies
383	Cancellation or change of assumed name of extraprovincial company
384	Liability if name of extraprovincial company not displayed
385	Enforcement of duty to file records

Division 2 - Attorneys for Extra provincial Companies

386	Attorneys to be appointed
387	First attorneys
388	Authorization of attorneys
389	Appointment of attorneys
390	Withdrawal of appointment
391	Change of address of attorneys

392	Withdrawal of notice of change of address
393	Revocation of appointments of attorneys
394	Withdrawal of revocation of appointment
395	Resignations of attorneys
396	Obligation to maintain head office or attorney

Division 3 - Cancellation of Registration of Extra provincial Companies

397	Registrar may cancel registration of defunct extraprovincial companies
398	Lieutenant Governor in Council may cancel registration of extraprovincial companies
399	Registrar’s duties on cancellation of registration

Division 4 - Designated Provinces and Extraprovincial Companies from Designated Provinces

399.1	Definitions
399.2	Power to make regulations
399.3	Registrar may enter into agreement

Part 12 - Administration

Division 1 - Office of Registrar

400	Appointment of registrar and staff
401	Seal of office
402	Registrar may suspend services and functions
403	Service of records on registrar
404	Examination of registrar
405	Repealed
406	Appeal to court
406.1	Not in force
406.2	Authentication of individual

Division 2 - Records Filed with or Issued by the Registrar

407	Means of filing
408	Filing of records
409	Future dated filing of records
410	Limitation on future dated filings
411	Default of filing
412	Maintenance of records filed with the registrar
413	Deficient filings
414	Correction of registers
415	Validity of register
415.1	Beginning of date
416	Inspection and copies of records
417	Lost or destroyed records
418	Registrar may issue records
419	Effect of records issued by registrar
420	Correction of certificates and other certified records
421	No constructive notice

Division 3 - Powers of Dissolution and Cancellation

422	Dissolutions and cancellations of registration by registrar
423	Lieutenant Governor in Council may cancel incorporation of company
424	Publication of notice of dissolution

Division 4 - Offences and Penalties

425	Offence Act
426	Offences
427	Misleading statements an offence
427.1	Transparency register - incorrect entries and false information
428	Penalties
429	Additional liabilities
430	Limitation period

Division 5 - Fees and Regulations

431	Fees
432	Power to make regulations

Part 13 - Reporting Companies

433	Prescribed provisions
434	Obligations of pre-existing reporting companies
435	Lieutenant Governor in Council may make exclusions

Part 14 - Transitional, Repeals and Commencement

Division 1 - Charter Transition

436	Transition - pre-existing companies
437	Transition application
438	Alteration to articles
439	Timing and effect of transition

Division 2 - Company Transition

440	Registered and records office of pre-existing company
441	Prescribed address
442	Name of specially limited company
442.1	Pre-existing Company Provisions

Division 3 - Extraprovincial Company Transition

443	Head office of pre-existing extraprovincial company
444	Attorney for pre-existing extraprovincial company

Division 4 - General

445	Repeals
446	Portions of this Part repealed
447	Commencement

Schedule

Part 1 — Interpretation and Application

Division 1 — Interpretation

Definitions

1 (1) In this Act:

“affidavit”, when used in relation to a person, means,

(a)	if the person is an individual, an affidavit or statutory declaration of the individual,

(b)	if the person is a corporation, an affidavit or statutory declaration of a director or officer of the corporation,

(c)	if the person is a partnership, an affidavit or statutory declaration of a partner of the partnership, or

(d)	if the person is a limited liability company, an affidavit or statutory declaration of

(i)	a manager of the limited liability company, or

(ii)	if the limited liability company does not have a manager, any member of the limited liability company with signing authority for it;

“affiliate” means a corporation that is affiliated with another corporation within the meaning of section 2;

“agent or employee of the government” includes an independent contractor employed by the government;

“alter” includes create, add to, vary and delete;

“amalgamated company” means the company resulting from an amalgamation of corporations contemplated by section 269 or 295;

“annual reference date” means, for an annual reference period applicable to a company,

(a)	the date in that annual reference period on which the company holds its annual general meeting, or,

(b)	if the company does not hold an annual general meeting in that annual reference period,

(i)	the date, in that annual reference period, selected by the shareholders under section 182 (3), or

(ii)	if no such date is selected, the last day of that annual reference period,

and includes, for a pre-existing company that has neither held an annual general meeting under this Act nor passed a resolution under section 182 (2) that complies with section 182 (3), the first annual reference date applicable to that company under section 183;

“annual reference period” means, in relation to a company, the period that

(a)	begins on

(i)	the date of the recognition of the company, or

(ii)	if the company has had one or more annual reference dates, the day following the date of the most recent of those annual reference dates, and

(b)

ends on the date by which the company is required, under section 182 (1) without reference to section 182 (2) to (5), to hold the annual general meeting that is to follow the date referred to in paragraph (a) of this definition;

“appoint”, in relation to a director of a company, means appoint within the meaning of subsection (3) of this section;

“articles” means the record described in section 12, and includes

(a)	the articles or articles of association of a pre-existing company,

(b)	the bylaws of a company incorporated

(i)	under a former Companies Act, if that Act did not provide for articles or articles of association, or

(ii)	by a special or private Act, and

(c)	any other record that under this Act constitutes the articles of a company;

“attorney”, except in the first usage of the term in each of paragraphs (a) and (b) of section 444 (1), means, in relation to an extra provincial company, a person who is an attorney for the extraprovincial company within the meaning of Division 2 of Part11;

“auditor” includes

(a)	a partnership of auditors carrying on the business of an auditor, and

(b)	a corporation, or a partnership of corporations, carrying on the business of an auditor;

“Authority” means the BC Financial Services Authority established under section 2 of the Financial Services Authority Act;

“authorized share structure” means the kinds, classes and series of shares, and the limits, if any, on the number of shares of those kinds, classes and series of shares, that a company is authorized, by its articles, notice of articles or memorandum, to issue;

“beneficially own” includes own through any trustee, personal or other legal representative, agent or other intermediary;

“benefit company” means a company that has a benefit statement in its notice of articles;

“benefit provision”, in relation to a benefit company, means the provision in the benefit company’s articles that sets out certain commitments, required under section 51.992 (2);

“benefit report”, in relation to a benefit company, means a report produced under section 51.994 (2);

“benefit statement”, in relation to a benefit company, means the statement in the benefit company’s notice of articles, required by section 51.992 (1);

“branch securities register” means a register maintained under section 111 (2);

“British Columbia corporation” means

(a)	a company, or

(b)	a corporation, other than a company or a foreign corporation, that is created in or continued into British Columbia;

“central securities register” means the register maintained under section 111 (1);

“charter”, in relation to a corporation, includes

(a)	the corporation’s articles, notice of articles or memorandum, regulations, bylaws or agreement or deed of settlement, and

(b)

if the corporation was incorporated, continued or converted by or under, or if the corporation resulted from an amalgamation under, an Act, statute, ordinance, letters patent, certificate, declaration or other equivalent instrument or provision of law, that record;

“class meeting” means a meeting of shareholders who hold shares of a particular class of shares;

“community contribution company” means a company that has, in its notice of articles, the statement referred to in section 51.911 (1);

“community contribution report” means a report produced under section 51.96 (2);

“company” means

(a)	a corporation, recognized as a company under this Act or a former Companies Act, that has not, since the corporation’s most recent recognition or restoration as a company, ceased to be a company, or

(b)	a pre-existing trust company or a pre-existing insurance company;

“Company Act, 1996” means the Company Act, R.S.B.C. 1996, c. 62;

“completing party” means

(a)	an individual who, in respect of a record that may be submitted to the registrar for filing on a paper form, inserts in the applicable spaces on the paper form information needed to complete the form,

(b)

an individual who, in respect of a record that may be submitted to the registrar for filing by any other prescribed method, communicates to the registrar by that prescribed method information needed to complete the record, or

(c)

an individual who, in respect of a record that may be submitted to the registrar for filing by an agent or employee of the government, gives to the agent or employee of the government, information needed to complete the record but does not include an individual who, in that individual’s capacity as an agent or employee of the government, inserts or communicates information needed to complete the record;

“consent resolution” means,

(a)	in the case of a resolution of shareholders that may be passed as an ordinary resolution, a resolution referred to in paragraph (b) of the definition of “ordinary resolution”,

(b)	in the case of any other resolution of shareholders, a unanimous resolution, or

(c)	in the case of a resolution of directors or a committee of directors, a resolution passed in accordance with section 140 (3) (a);

“corporate register” means the information filed with or recorded by the registrar under this Act or a former Companies Act, and includes any corrections made to that information by the registrar under this Act or a former Companies Act, but does not include the memorandum and articles for a pre-existing company that has complied with section 370 (1) (a) or 436 (1) (a);

“corporation” means a company, a body corporate, a body politic and corporate, an incorporated association or a society, however and wherever incorporated, but does not include a municipality or a corporation sole;

“court”, except in sections 118, 124 (2) (b), 246 (f), 277 (3) (b) (iii), 404 (1), 408 (1.01) and 429 (2), means the Supreme Court and, in sections 118, 124 (2) (b), 246 (f), 277 (3) (b) (iii), 404 (1), 408 (1.01) and 429 (2), includes the Supreme Court;

“debenture” includes an instrument, secured or unsecured, issued by a corporation if that instrument is

(a)	in bearer form or in registered form,

(b)	of a kind commonly dealt in on securities exchanges or markets, or commonly recognized in any area in which it is issued or dealt in as a medium for investment, and

(c)	evidence of an obligation or indebtedness of the corporation,

but does not include negotiable unsecured promissory notes maturing within one year after the date of issue;

“deliver”, except in section 95, means physically deliver;

“delivery address” means, for an office, the location of that office identified by an address that describes a unique and identifiable location that

(a)	is accessible to the public during statutory business hours for the delivery of records, and

(b)	except in the case of the head office of an extraprovincial company, is in British Columbia,

but does not include a post office box;

“director” means,

(a)	in relation to a company, an individual who is a member of the board of directors of the company as a result of having been elected or appointed to that position, or

(b)

in relation to a corporation other than a company, a person who is a member of the board of directors or other governing body of the corporation regardless of the title by which that person is designated;

“electronic meeting” means a fully electronic meeting or a partially electronic meeting;

“exceptional resolution” means

(a)	a resolution passed at a general meeting under the following circumstances:

(i)

notice of the meeting specifying the intention to propose the resolution as an exceptional resolution is sent to all shareholders holding shares that carry the right to vote at general meetings at least the prescribed number of days before the meeting;

(ii)

the articles provide that, of the votes cast on the resolution by shareholders voting shares that carry the right to vote at general meetings, a specified majority must be cast in favour of the resolution before it can pass as an exceptional resolution;

(iii)	the majority of votes specified by the articles under subparagraph (ii) is greater than a special majority;

(iv)

not less than the majority of votes specified by the articles under subparagraph (ii) is cast in favour of the resolution by shareholders voting shares that carry the right to vote at general meetings, or

(b)	a resolution passed by being consented to in writing by all of the shareholders holding shares that carry the right to vote at general meetings;

“executive director” means the executive director appointed under section 8 of the Securities Act;

“extraprovincial company” means, as the case may be,

(a)	a foreign entity registered under section 377 as an extraprovincial company or under section 379 as an amalgamated extraprovincial company, or

(b)

a foreign entity registered as an extraprovincial company or as an amalgamated extraprovincial company under regulations made in accordance with Division 4 of Part 11, and includes a pre-existing extraprovincial company;

“federal corporation” means a corporation to which both of the following apply:

(a)	the most recent of the following was effected by or under an Act of Canada:

(i)	the incorporation of the corporation;

(ii)	a continuation of the corporation or any other transfer by a similar process into the federal jurisdiction;

(iii)	an amalgamation or similar process from which the corporation resulted;

(b)	the corporation has not, since that incorporation, continuation or amalgamation or similar process, been discontinued by or under an Act of Canada;

“filed”, in respect of a record filed with the registrar, means filed in accordance with section 408 (1);

“financial institution” means

(a)	an insurance company, or

(b)	a trust company;

“financial statement” includes any notes to it;

“first director” means an individual designated as a director of a company on the notice of articles that applies to the company when it is recognized under this Act;

“foreign corporation” means a corporation that

(a)	is not a company,

(b)	has issued shares,

(c)	is not required under the Cooperative Association Act to be registered under that Act, and

(d)	was

(i)	incorporated otherwise than by or under an Act,

(ii)	continued under section 308 or otherwise transferred by a similar process into a jurisdiction other than British Columbia, or

(iii)	the result of an amalgamation under Division 4 of Part 9 or a similar process, or of an amalgamation or similar process in a jurisdiction other than British Columbia,

and includes an extraprovincial corporation within the meaning of the Financial Institutions Act;

“foreign corporation’s jurisdiction” means, in respect of a foreign corporation,

(a)	the jurisdiction in which the corporation was incorporated,

(b)	if the corporation resulted from an amalgamation or similar process, the jurisdiction in which the most recent amalgamation or similar process occurred, or

(c)

if the corporation has, since the later of its incorporation and any amalgamation or similar process from which the corporation resulted, been continued or otherwise transferred by a process similar to continuation, the jurisdiction into which the corporation was most recently continued or transferred;

“foreign entity” means a foreign corporation or a limited liability company;

“foreign entity’s jurisdiction” means,

(a)	in the case of a foreign corporation, the foreign corporation’s jurisdiction, or

(b)	in the case of a limited liability company, the jurisdiction in which the limited liability company is organized;

“former Companies Act” means

(a)

The Companies Act, 1862 of the Imperial Parliament, 25 and 26 Victoria, chapter 89, brought into force in British Columbia by The Companies’ Ordinance, 1866 (British Columbia) and The Companies’ Ordinance, 1869 (British Columbia),

(b)	the Companies Act, S.B.C. 1878, c. 5,

(c)	the Companies Act, S.B.C. 1888, c. 21,

(d)	the Companies Act, 1890, S.B.C. 1890, c. 6,

(e)	the Companies Act, 1897, S.B.C. 1897, c. 2,

(f)	the Companies Act, S.B.C. 1910, c. 7, including the Companies Act, R.S.B.C. 1911, c. 39,

(g)	the Companies Act, 1921, S.B.C. 1921, c. 10, including the Companies Act, R.S.B.C. 1924, c. 38,

(h)	the Companies Act, S.B.C. 1929, c. 11, including the Companies Act, R.S.B.C. 1936, c. 42, the Companies Act, R.S.B.C. 1948, c. 58 and the Companies Act, R.S.B.C. 1960, c. 67, or

(i)	the Companies Act, S.B.C. 1973, c. 18, including the Company Act, R.S.B.C. 1979, c. 59 and the Company Act, 1996;

“fully electronic meeting” means a meeting in which persons are entitled to participate solely by telephone or other communications medium, as set out in the notice for the meeting, if all persons attending the meeting are able to participate in it, whether by telephone or other communications medium;

“furnish”, in relation to records that must or may be furnished by the registrar, means furnish in accordance with section 8;

“general meeting” means a general meeting of shareholders;

“head office” includes, in the case of a federal corporation, the federal corporation’s registered office;

“holding corporation” means the first of the corporations referred to in section 2 (4);

“incorporation agreement” means an agreement referred to in section 10;

“incorporator” means each person who, before an incorporation application is submitted to the registrar for filing, signs the incorporation agreement respecting the company under section 10;

“insolvent”, except in section 313,

(a)	in relation to a company other than a financial institution, means unable to pay the company’s debts as they become due in the ordinary course of its business, or

(b)	in relation to a financial institution, includes unable to pay the company’s debts as they become due in the ordinary course of its business;

“inspect”, if used in relation to a record, means examine and take extracts from that record;

“insurance company” has the same meaning as in the Financial Institutions Act;

“kind”, if used in relation to shares, means a kind of shares within the meaning of section 52 (1) (a) (i);

“legal proceeding” includes a civil, criminal, quasi-criminal, administrative or regulatory action or proceeding;

“limited company” means a company that is not an unlimited liability company;

“limited liability company” means a business entity that

(a)	was organized in a jurisdiction other than British Columbia,

(b)	is recognized as a legal entity in the jurisdiction in which it was organized,

(c)	is not a corporation, and

(d)	is not a partnership, including, without limitation, a limited partnership or a limited liability partnership;

“mail” means mail in accordance with section 6 (1);

“mailing address” includes the correct postal code or equivalent, if any;

“manager” means, in relation to a limited liability company, any person elected, appointed or otherwise designated by the members of the limited liability company to manage its business and affairs;

“meeting of shareholders” includes a general meeting, a class meeting, a series meeting and a meeting contemplated by section 271 (6) (a) (ii), 284 (4) (a) (ii) or 289 (1) (c);

“memorandum” means, in relation to a pre-existing company, the record that constituted the company’s memorandum under the Company Act, 1996;

“office”, when referring to premises, means premises for which a unique mailing address or delivery address exists;

“ordinary resolution” means a resolution

(a)	passed at a general meeting by a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings, or

(b)

passed, after being submitted to all of the shareholders holding shares that carry the right to vote at general meetings, by being consented to in writing by shareholders holding shares that carry the right to vote at general meetings who, in the aggregate, hold shares carrying at least a special majority of the votes entitled to be cast on the resolution;

“partially electronic meeting” means a meeting in which persons are entitled to participate in person or by telephone or other communications medium, as set out in the notice for the meeting, if all persons attending the meeting are able to participate in it, whether by telephone, by other communications medium or in person;

“person who maintains the records office for the company” includes a company that maintains its own records office;

“pre-existing company” means

(a)	a company that was recognized as a company under a former Companies Act, or

(b)	a pre-existing trust company or a pre-existing insurance company;

“Pre-existing Company Provisions” means the provisions prescribed by the Lieutenant Governor in Council under section 442.1 (1);

“pre-existing extraprovincial company” means a foreign entity, registered as an extraprovincial company, that was licensed or registered as an extraprovincial company under a former Companies Act;

“pre-existing insurance company” has the same meaning as in the Financial Institutions Act;

“pre-existing reporting company” means a corporation that was, immediately before the coming into force of this Act, a reporting company within the meaning of the Company Act, 1996, and includes each financial institution in existence at the time of the coming into force of section 64 of the Finance Statutes Amendment Act, 2011, but does not include

(a)	a reporting issuer,

(b)	a reporting issuer equivalent, or

(c)	a corporation within a prescribed class of corporations;

“pre-existing trust company” has the same meaning as in the Financial Institutions Act;

“proxy” means a record by which a shareholder appoints a person as the nominee of the shareholder to attend and act for and on behalf of the shareholder at a meeting of shareholders;

“public company” means a company that

(a)	is a reporting issuer,

(b)	is a reporting issuer equivalent,

(c)	has registered its securities under the Securities Exchange Act of 1934 of the United States of America,

(d)	has any of its securities, within the meaning of the Securities Act, traded on or through the facilities of a securities exchange, or

(e)	has any of its securities, within the meaning of the Securities Act, reported through the facilities of a quotation and trade reporting system;

“publish” means, in relation to a record that is a company’s financial statements or an auditor’s report on those financial statements,

(a)	place the record before the shareholders at an annual general meeting and deposit the record in the company’s records office, or

(b)

if the company does not hold an annual general meeting within the period required by section 182 (1), deposit the record in the company’s records office on or before the annual reference date that relates to that annual general meeting;

“qualifying debentureholder” means a person who holds a debenture and who was the holder of that debenture immediately before the coming into force of this Act;

“recognized”, in respect of a company, means recognized under section 3;

“registered owner”, in relation to a share, means the person who is registered as the owner of the share in the central securities register or a branch securities register of a company, or, for a pre-existing company that has not complied with section 370 (1) (c) or 436 (1) (c), in the register of members or a branch register of members maintained by the pre-existing company under the Company Act, 1996;

“registrar” means, except in sections 110 (1) (b) and 245 (2) (a), the person appointed as the Registrar of Companies under section 400;

“reporting issuer” has the same meaning as in the Securities Act;

“reporting issuer equivalent” means a corporation that, under the laws of any Canadian jurisdiction other than British Columbia, is a reporting issuer or an equivalent of a reporting issuer;

“Securities Commission” means the British Columbia Securities Commission continued under section 4 of the Securities Act;

“securities register” means a central securities register or a branch securities register maintained under section 111, and, for a pre-existing company that has not complied with section 370 (1) (c) or 436 (1) (c), includes the pre-existing company’s register of members and branch register of members maintained by the pre-existing company under the Company Act, 1996;

“security interest” means an interest in or a charge on property, rights or interests of a corporation, to secure payment of a debt or performance of an obligation;

“send” means send in accordance with section 7;

“senior officer” means, in relation to a corporation,

(a)	the chair and any vice chair of the board of directors or other governing body of the corporation, if that chair or vice chair performs the functions of the office on a full time basis,

(b)	the president of the corporation,

(c)	any vice president in charge of a principal business unit of the corporation, including sales, finance or production, and

(d)

any officer of the corporation, whether or not the officer is also a director of the corporation, who performs a policy making function in respect of the corporation and who has the capacity to influence the direction of the corporation;

“separate resolution” means a resolution on which only shareholders holding shares of a particular class or series of shares are entitled to vote;

“series meeting” means a meeting of shareholders who hold shares of a particular series of shares;

“serve”, except in section 403, means serve in accordance with section 9;

“shareholder”, except in section 385, means a person whose name is entered in a securities register of a company as a registered owner of a share of the company or, until such an entry is made for the company,

(a)	in the case of a company incorporated before the coming into force of this Act, a subscriber,

(b)	in the case of a company incorporated under this Act, an incorporator, or

(c)

in the case of a company that has been recognized within the meaning of section 3 (1) (b) or (d), a person who, immediately before the corporation was recognized as a company, held one or more shares of the corporation;

“sign” includes execute;

“special Act corporation” means a corporation, incorporated by an Act, that

(a)	has not been recognized as a company, and

(b)	has not been converted into a society under section 96 (2) of the Societies Act;

“special majority” means, in respect of a company,

(a)

the majority of votes that the articles specify is required for the company to pass a special resolution at a general meeting, if that specified majority is at least 2/3 and not more than 3/4 of the votes cast on the resolution, or

(b)

if the articles do not contain a provision contemplated by paragraph (a), 2/3 of the votes cast on the resolution or, if the company is a pre-existing company that has not complied with section 370 (1) (a) or 436 (1) (a) or that has a notice of articles that reflects that the Pre-existing Company Provisions apply to the company, 3/4 of the votes cast on the resolution;

“special resolution” means

(a)	a resolution passed at a general meeting under the following circumstances:

(i)

notice of the meeting specifying the intention to propose the resolution as a special resolution is sent to all shareholders holding shares that carry the right to vote at general meetings at least the prescribed number of days before the meeting;

(ii)	the majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings is cast in favour of the resolution;

(iii)	the majority of votes cast in favour of the resolution constitutes at least a special majority, or

(b)	a resolution passed by being consented to in writing by all of the shareholders holding shares that carry the right to vote at general meetings;

“special rights or restrictions”, in relation to shares of a company, includes special rights and restrictions, whether preferred, deferred or otherwise, and whether in regard to redemption or return of capital, conversion into or exchange for the same or any other number of any other kind, class or series of securities of the company or of any other corporation, dividends, voting, nomination, election or appointment of directors or other control, or otherwise, and for the purposes of this definition the words “special rights” and the word “restrictions”, when used in this Act, whether together or separately, have a corresponding meaning;

“special separate resolution” means

(a)	a resolution passed at a class meeting or series meeting under the following circumstances:

(i)

notice of the meeting specifying the intention to propose the resolution as a special separate resolution is sent to all shareholders holding shares of that class or series of shares at least the prescribed number of days before the meeting;

(ii)	when voting on the resolution, shareholders voting shares of that class or series of shares vote in favour of the resolution by at least the following majority:

(A)

the majority specified by the memorandum or articles as being required to pass a special separate resolution of those shareholders, or, if no such majority is specified, to pass a separate resolution of those shareholders, if that majority is at least 2/3 and not more than 3/4 of the votes cast on the resolution;

(B)

if clause (A) does not apply and the company is a pre-existing company that has not complied with section 370 (1) (a) or 436 (1) (a) or that has a notice of articles that reflects that the Pre-existing Company Provisions apply to the company, 3/4 of the votes cast on the resolution;

(C)	if clauses (A) and (B) do not apply, 2/3 of the votes cast on the resolution, or

(b)	a resolution passed by being consented to in writing by all of the shareholders holding shares of the applicable class or series of shares;

“spouse” means a person who

(a)	is married to another person, or

(b)	is living with another person in a marriage-like relationship;

“statutory business hours” means the hours between 9 o’clock in the morning and 4 o’clock in the afternoon, local time, Saturdays and holidays excepted;

“Statutory Reporting Company Provisions” means the provisions prescribed by the Lieutenant Governor in Council under section

433 (1);

“subscriber” means a subscriber within the meaning of the Company Act, 1996;

“subsidiary” means a subsidiary within the meaning of section 2 (2); “

superintendent” has the same meaning as in the Financial Institutions Act;

“Table A” means Table A in the First Schedule of a former Companies Act;

“Table 1” means the set of articles prescribed by the Lieutenant Governor in Council under section 261 (1);

“transparency register” means a transparency register referred to in section 119.2;

“trust company” has the same meaning as in the Financial Institutions Act;

“unanimous resolution” means a resolution passed by being consented to in writing by all of the shareholders entitled to vote on the resolution;

“unlimited liability company” means a company that has, in its notice of articles, the statement referred to in section 51.11;

“warrant” means any record issued by a company as evidence of conversion or exchange privileges or options or rights to acquire shares of the company;

“wholly owned subsidiary” means a subsidiary within the meaning of section 2 (5).

(2)	A reference in the memorandum or articles of a pre-existing company to an “extraordinary resolution” is deemed to be a reference to a special resolution.

(3)	An individual is appointed as a director of a company if the individual is

(a)	appointed as a director of the company in accordance with

(i)	this Act, or

(ii)	the memorandum or articles of the company,

(b)	designated as a director of the company on the notice of articles that applies to the company when it is recognized under this Act, or

(c)	declared by the court to be a director of the company.

Corporate relationships

2 (1)	For the purposes of this Act, one corporation is affiliated with another corporation if

(a)	one of them is a subsidiary of the other,

(b)	both of them are subsidiaries of the same corporation, or

(c)	each of them is controlled by the same person.

(2)	For the purposes of this Act, a corporation is a subsidiary of another corporation if

(a)	it is controlled by

(i)	that other corporation,

(ii)	that other corporation and one or more corporations controlled by that other corporation, or

(iii)	2 or more corporations controlled by that other corporation, or

(b)	it is a subsidiary of a subsidiary of that other corporation.

(3)	For the purposes of this section, a corporation is controlled by a person if

(a)	shares of the corporation are held, other than by way of security only, by the person, or are beneficially owned, other than by way of security only, by

(i)	the person, or

(ii)	a corporation controlled by the person, and

(b)	the votes carried by the shares mentioned in paragraph (a) are sufficient, if exercised, to elect or appoint a majority of the directors of the corporation.

(4)	For the purposes of this Act, a corporation is the holding corporation of a corporation that is its subsidiary.

(5)	For the purposes of this Act, a corporation is a wholly owned subsidiary of another corporation if all of the issued shares of the first corporation are held by one or both of

(a)	that other corporation, and

(b)	a wholly owned subsidiary, or wholly owned subsidiaries, of that other corporation.

When a company is recognized

3 (1)	A company is recognized under this Act

(a)	when it is incorporated under this Act,

(b)	if the company results from the conversion, under this or any other Act, of a corporation into a company after the coming into force of this Act, when the conversion occurs,

(c)	if the company results from an amalgamation of corporations under this Act, when the amalgamation occurs, or

(d)	if the company results from the continuation into British Columbia of a foreign corporation under this Act, when the continuation occurs.

(2)	A company was recognized under a former Companies Act

(a)	when it was incorporated under that Act,

(b)

if the company resulted from the conversion, under the former Companies Act or under any other Act, of a corporation into a company before the coming into force of this Act, when the conversion occurred,

(c)	if the company resulted from the amalgamation of companies under the former Companies Act, when the amalgamation occurred, or

(d)	if the company resulted from the continuation into British Columbia of a foreign corporation under the former Companies Act, when the continuation occurred.

(3)

A pre-existing trust company or pre-existing insurance company is, for the purposes of this Act, deemed to have been recognized under a former Companies Act when the company became a trust company or an insurance company.

Division 2 — Application

Special Act corporations

4 (1)

Unless the Act by which a special Act corporation was incorporated provides otherwise, a special Act corporation incorporated after September 30, 1973, a prescribed special Act corporation and a special Act corporation to which the Company Clauses Act applied before its repeal is subject to the following:

(a)	the provisions of this Act other than sections 10 to 41, 52, 53, 228, 269 to 300 and 302 to 311 and Parts 11 and 14;

(b)	the regulations made under this Act other than

(i)	regulations made in respect of sections 10 to 41, 52, 53, 228, 269 to 300 and 302 to 311 and Parts 11 and 14, and

(ii)	regulations that expressly indicate that they do not apply to special Act corporations.

(2)

If there is a conflict or inconsistency between the provisions of this Act or a regulation made under this Act applicable to a special Act corporation referred to in subsection (1) of this section and a provision of its Act of incorporation, the provision of its Act prevails.

(3)	[Repealed 2011-29-3.]

Dissolution

5 (1)	Part 10 applies to the dissolution of a corporation incorporated by or under an Act, unless that Act or the regulations under that Act provide otherwise.

(2)	If there is a conflict or inconsistency between

(a)	a provision of Part 10 made applicable, under subsection (1) of this section, to a corporation, and

(b)	a provision of

(i)	the Act by or under which the corporation was incorporated, or

(ii)	a regulation under that Act,

the provision of that Act or regulation, as the case may be, prevails.

Division 3 — Distribution of Records

Mailing of records

6 (1)	A reference in a provision of this Act to mailing a record is a reference to

(a)	mailing the record in the manner provided by the provision, or

(b)	if no manner is provided,

(i)	mailing the record by ordinary mail or registered mail, or

(ii)	providing the record in any other prescribed manner.

(2)

Unless this Act provides otherwise, a record referred to in this Act that is mailed to a person by ordinary mail to the applicable address for that person referred to in section 7 (2) or 8 (2) is deemed to be received by that person on

(a)	the day, Saturdays and holidays excepted, following the date of mailing, or

(b)	if the record is mailed by a corporation and the charter of that corporation provides a later deemed receipt date, that later date.

Sending of records

7 (1)	Unless this Act provides otherwise, a record required or permitted under this Act or the memorandum or articles of a company to be sent by or to a person may be sent

(a)	in the manner agreed to by the sender and the intended recipient,

(b)	in any manner required by the memorandum or articles if

(i)	paragraph (a) does not apply, and

(ii)	the record is being sent by one of the following to any of the following:
(A)	the company;

(B)	a director of the company;

(C)	an officer of the company;

(D)	a shareholder of the company;

(E)	a beneficial owner of shares of the company, or

(c)	if neither paragraph (a) nor paragraph (b) applies, by any one of the following methods:

(i)	mail addressed to the person at the applicable address for that person referred to in subsection (2);

(ii)	[Repealed 2003-70-4.]

(iii)	delivery;

(iv)	any other prescribed method.

(2)

If a provision of this Act requires or permits a record to be sent by mail to a person, the record is deemed to be mailed in compliance with that provision if it is addressed to that person and if it is mailed in accordance with the requirements of that provision, or, in a case to which section 6 (1) (b) (i) applies,

(a)	for a record mailed to a company, if the record is mailed to the mailing address shown for the company’s registered office in the corporate register,

(b)	for a record mailed to a shareholder, if the record is mailed to the mailing address shown for the shareholder

(i)	in the company’s central securities register, or

(ii)	in the case of a pre-existing company that has not complied with section 370 (1) (c) or 436 (1) (c), in the register of members maintained by the company under the Company Act, 1996,

(c)	for a record mailed to a director or officer, if the record is mailed to the prescribed address shown for the director or officer in either of the following:

(i)	the records kept by the company;

(ii)	the corporate register,

(d)

for a record mailed to an extraprovincial company, if the record is mailed to the mailing address shown for any of its attorneys in the corporate register or, if it does not have any attorneys, to the mailing address shown for its head office in the corporate register, or

(e)	in any other case, if the record is mailed to the mailing address of the intended recipient.

(3)

Despite any other provision of this Act, if, on 2 consecutive occasions, a company sends a record to one of its shareholders in accordance with subsection (1) of this section and on each of those occasions the record is returned because the shareholder cannot be located, the company is not required to send any further records to the shareholder until the shareholder informs the company in writing of the shareholder’s new address.

(4)

Unless this Act, the regulations or the memorandum or articles of a company provide otherwise, any person who has a right under this Act or the memorandum or articles to receive a record may, by providing a written notice to the person from whom the record is to be received,

(a)	waive that right, or

(b)

extend the time within which the record may be sent, but no extension of time under this paragraph affects the right of the person sending the record to send the record within the time specified under this Act or the memorandum or articles, as the case may be.

Furnishing of records by registrar

8 (1)	Unless this Act provides otherwise, if a provision of this Act requires or permits the registrar to furnish a record to a person, the registrar may furnish that record

(a)	by mailing the record by ordinary mail or registered mail,

(b)	by complying with a request contemplated by subsection (3), or

(c)	by any other prescribed method.

(2)	For the purposes of subsection (1), a record is furnished to a person by mail when it is addressed to that person and mailed to that person as follows:

(a)	for a record furnished to a company, if the record is mailed to the mailing address shown for the company’s registered office in the corporate register;

(b)	for a record furnished to a director or officer, if the record is mailed to the prescribed address shown for that person in the corporate register;

(c)

for a record furnished to an extraprovincial company, if the record is mailed to the mailing address shown for any of its attorneys in the corporate register or, if it does not have any attorneys, to the mailing address shown for its head office in the corporate register;

(d)

in any other case, if the record is mailed to the mailing address shown for that person in the corporate register or, if no address is shown for that person in the corporate register, to the most recent address for that person known to the registrar.

(3)

If a request is made to the registrar for a record to be mailed by ordinary mail to a specified person at a specified mailing address or for a record to be made available for pick-up at the registrar’s office, the registrar may furnish the record by complying with that request.

Service of records in legal proceedings

9 (1)	Without limiting any other enactment, a record may be served on a company

(a)

unless the company’s registered office has been eliminated under section 40, by delivering the record to the delivery address, or by mailing it by registered mail to the mailing address, shown for the registered office of the company in the corporate register,

(b)	if the company’s registered office has been eliminated under section 40, in the manner ordered by the court under section 40 (4) (b), or

(c)	in any case, by serving any director, senior officer, liquidator or receiver manager of the company.

(2)	Without limiting any other enactment, a record may be served on an extraprovincial company

(a)

by delivering the record to the delivery address, or by mailing it by registered mail to the mailing address, shown for the head office of the extraprovincial company in the corporate register if that head office is in British Columbia, or

(b)

by serving any attorney for the extraprovincial company or, without limiting this, by delivering the record to the delivery address, or by mailing it by registered mail to the mailing address, shown for any attorney for the extraprovincial company in the corporate register.

Part 2 — Incorporation

Division 1 — Formation of Companies

Formation of company

10 (1)	One or more persons may form a company by

(a)	entering into an incorporation agreement,

(b)	filing with the registrar an incorporation application, and

(c)	complying with this Part.

(2)	An incorporation agreement must

(a)	contain the agreement of each incorporator to take, in that incorporator’s name, one or more shares of the company,

(b)	for each incorporator,

(i)	have a signature line with the full name of that incorporator set out legibly under the signature line, and

(ii)	set out legibly opposite the signature line of that incorporator,

(A)	the date of signing by that incorporator, and

(B)	the number of shares of each class and series of shares being taken by that incorporator, and

(c)	be signed on the applicable signature line by each incorporator.

(3)	An incorporation application referred to in subsection (1) (b) must

(a)	be in the form established by the registrar,

(b)	contain a completing party statement referred to in section 15,

(c)	set out the full names and mailing addresses of the incorporators,

(d)	set out

(i)	the name reserved for the company under section 22, and the reservation number given for it, or

(ii)	if a name is not reserved, a statement that the name by which the company is to be incorporated is the name created,

(A)

in the case of a limited company, by adding “B.C. Ltd.” or, if the company is a community contribution company, “B.C. Community Contribution Company Ltd.”, after the incorporation number of the company, or

(B)	in the case of an unlimited liability company, by adding “B.C. Unlimited Liability Company” after the incorporation number of the company, and

(e)	contain a notice of articles that reflects the information that will apply to the company on its incorporation.

Notice of articles

11	Unless this Act provides otherwise, the notice of articles of a company must

(a)	be in the form established by the registrar,

(b)	set out the name of the company,

(c)	set out the full name of, and prescribed address for, each of the directors,

(d)	identify the registered office of the company by its mailing address and its delivery address,

(e)	identify the records office of the company by its mailing address and its delivery address,

(f)	set out, in the prescribed manner, any translation of the company’s name that the company intends to use outside Canada,

(g)	describe the authorized share structure of the company in accordance with section 53, and

(h)

set out, in respect of each class and series of shares, whether there are special rights or restrictions attached to the shares of that class or series of shares and, if there are or were special rights or restrictions, set out the date of each resolution altering those special rights or restrictions that was passed on or after, and the date of each court order altering those special rights or restrictions that was made on or after,

(i)	if the company is a pre-existing company, the day on which this Act comes into force, or

(ii)	if the company is not a pre-existing company, the date on which the company is recognized under this Act.

(i)	[Repealed 2003-71-2.]

Articles

12 (1)	A company must have articles that

(a)	set rules for its conduct,

(b)	are mechanically or electronically produced, and

(c)	are divided into consecutively numbered or lettered paragraphs.

(2)	The articles of a company must

(a)	set out every restriction, if any, on

(i)	the businesses that may be carried on by the company, and

(ii)	the powers that the company may exercise,

(b)	set out, for each class and series of shares, all of the special rights or restrictions that are attached to the shares of that class or series of shares,

(c)	subject to subsection (5),

(i)	set out the incorporation number of the company,

(ii)	set out the name of the company, and

(iii)	set out, in the prescribed manner, any translation of the company’s name that the company intends to use outside Canada.

(3)	Without limiting subsections (1) and (2), the first set of articles of a company incorporated under this Act must

(a)	have a signature line with the full name of each incorporator set out legibly under the signature line, and

(b)	be signed on the applicable signature line by each incorporator.

(4)

Without limiting subsections (1) and (2), a company may, in its articles, adopt, by reference or by restatement, with or without alteration, all or any of the provisions of Table 1 and, in that case, those adopted provisions form part of the articles.

(5)	After the recognition of a company, any individual may insert in the company’s articles, whether or not there has been any resolution to direct or authorize that insertion,

(a)	the incorporation number of the company, and

(b)	the name and any translation of the name of the company.

(6)

Despite any wording to the contrary in a security agreement or other record, a change to a company’s articles in accordance with subsection (5) does not constitute a breach or contravention of, or a default under, the security agreement or other record, and is deemed for the purposes of the security agreement or other record not to be an alteration to the charter of the company.

Incorporation

13 (1)	A company is incorporated

(a)	on the date and time that the incorporation application applicable to it is filed with the registrar, or

(b)

subject to sections 14 and 410, if the incorporation application specifies a date, or a date and time, on which the company is to be incorporated that is later than the date and time on which the incorporation application is filed with the registrar,

(i)	on the specified date and time, or

(ii)	if no time is specified, at the beginning of the specified date.

(2)

After a company is incorporated under this Part, the registrar must issue a certificate of incorporation for the company and must record in that certificate the name and incorporation number of the company and the date and time of its incorporation.

(3)	After a company is incorporated under this Part, the registrar must

(a)	furnish to the company

(i)	the certificate of incorporation, and

(ii)	if requested to do so, a certified copy of the incorporation application and a certified copy of the notice of articles,

(b)	furnish a copy of the incorporation application to the completing party, and

(c)	publish in the prescribed manner a notice of the incorporation of the company.

Withdrawal of application for incorporation

14

At any time after an incorporation application is filed with the registrar and before a company is incorporated in accordance with that incorporation application, an incorporator or any other person who appears to the registrar to be an appropriate person to do so may withdraw the incorporation application by filing with the registrar a notice of withdrawal in the form established by the registrar identifying the incorporation application.

Obligations of completing party

15 (1)	A completing party must,

(a)	before an incorporation application is submitted to the registrar for filing to incorporate a company,

(i)	examine the articles and incorporation agreement to ensure that both are endorsed within the meaning of subsection (2),

(ii)	designate as incorporators, in the incorporation application, all of those persons who have endorsed both the articles and the incorporation agreement and no other persons, and

(iii)	complete the completing party statement in the incorporation application, and

(b)

after the company is incorporated, deliver to the delivery address of the company’s records office, or mail by registered mail to the mailing address of the company’s records office, the originally signed articles and incorporation agreement examined by the completing party.

(2)	For the purposes of subsection (1), a record is endorsed if

(a)	the record contains a signature line for each signatory with the name of that signatory set out legibly under the signature line,

(b)	an original signature has been placed on each of those signature lines, and

(c)	the completing party has no reason to believe that the signature placed on a signature line is not the signature of the person whose name is set out under that signature line.

Articles on incorporation

16

On its incorporation, a company incorporated under this Act has, as its articles, the articles that are signed by the persons designated as incorporators in the incorporation application but if, despite sections 12 and 15, articles have not been signed by all of those persons when the incorporation application is filed with the registrar to incorporate the company, the company has as its articles,

(a)	if a set of articles has been signed by one or more of the persons designated as incorporators in the incorporation application, those articles, or

(b)	if none of the persons designated as incorporators in the incorporation application have signed articles for the company, Table 1.

Effect of incorporation

17

On and after the incorporation of a company, the shareholders of the company are, for so long as they remain shareholders of the company, a company with the name set out in the notice of articles, capable of exercising the functions of an incorporated company with the powers and with the liability on the part of the shareholders provided in this Act.

Evidence of incorporation

18

Whether or not the requirements precedent and incidental to incorporation have been complied with, a notation in the corporate register that a company has been incorporated is conclusive evidence for the purposes of this Act and for all other purposes that the company has been duly incorporated on the date shown and the time, if any, shown in the corporate register.

Effect of notice of articles and articles

19 (1)

Subject to subsection (2), a company and its shareholders are bound by the company’s articles and notice of articles in the manner contemplated by subsection (3) from the time at which the company is recognized.

(2)	A pre-existing company and its shareholders are bound, in the manner contemplated by subsection (3),

(a)	by the company’s notice of articles, if any,

(b)	by the company’s articles, and

(c)	subject to section 373 (3) or 439 (3), as the case may be, by the company’s memorandum.

(3)

A company and its shareholders are bound by the company’s articles and notice of articles or by its memorandum and articles, as the case may be, and by any alterations made to those records under this Act or a former Companies Act, to the same extent as if those records

(a)	had been signed and sealed by the company and by each shareholder, and

(b)

contained covenants on the part of each shareholder and the shareholder’s successors and personal or other legal representatives to observe the articles and notice of articles or memorandum and articles, as the case may be.

Pre-incorporation contracts

20 (1)	In this section:

“facilitator” means a person referred to in subsection (2) who, before a company is incorporated, purports to enter into a contract in the name of or on behalf of the company;

“new company” means a company incorporated after a pre-incorporation contract is entered into in the company’s name or on the company’s behalf;

“pre-incorporation contract” means a purported contract referred to in subsection (2).

(2)	Subject to subsections (4) (b) and (8), if, before a company is incorporated, a person purports to enter into a contract in the name of or on behalf of the company,

(a)	the person is deemed to warrant to the other parties to the purported contract that the company will

(i)	come into existence within a reasonable time, and

(ii)	adopt, under subsection (3), the purported contract within a reasonable time after the company comes into existence,

(b)	the person is liable to the other parties to the purported contract for damages for any breach of that warranty, and

(c)	the measure of damages for that breach of warranty is the same as if

(i)	the company existed when the purported contract was entered into,

(ii)	the person who entered into the purported contract in the name of or on behalf of the company had no authority to do so, and

(iii)	the company refused to ratify the purported contract.

(3)

If, after a pre-incorporation contract is entered into, the company in the name of which or on behalf of which the pre-incorporation contract was purportedly entered into by the facilitator is incorporated, the new company may, within a reasonable time after its incorporation, adopt that pre-incorporation contract by any act or conduct signifying its intention to be bound by it.

(4)	On the adoption of a pre-incorporation contract under subsection (3),

(a)

the new company is bound by and is entitled to the benefits of the pre-incorporation contract as if the new company had been incorporated at the date of the pre-incorporation contract and had been a party to it, and

(b)	the facilitator ceases, except as provided in subsections (6) and (7), to be liable under subsection (2) in respect of the pre-incorporation contract.

(5)

If the new company does not adopt the pre-incorporation contract under subsection (3) within a reasonable time after the new company is incorporated, the facilitator or any party to that pre-incorporation contract may apply to the court for an order directing the new company to restore to the applicant any benefit received by the new company under the pre-incorporation contract.

(6)

Whether or not the new company adopts the pre-incorporation contract under subsection (3), the new company, the facilitator or any party to the pre- incorporation contract may apply to the court for an order

(a)	setting the obligations of the new company and the facilitator under the pre-incorporation contract as joint or joint and several, or

(b)	apportioning liability between the new company and the facilitator.

(7)	On an application under subsection (6), the court may, subject to subsection (8), make any order it considers appropriate.

(8)	A facilitator is not liable under subsection (2) in respect of the pre-incorporation contract if the parties to the pre-incorporation contract have, in writing, expressly so agreed.

Division 2 — Corporate Names

Name of company

21 (1)	A company recognized under this Act has as its name, on its recognition,

(a)	the name shown for the company on the application filed to effect the recognition of the company if

(i)	that name has been reserved for the company, and

(ii)	that reservation remains in effect at the date of the recognition of the company, or

(b)

in any other case, the name created by adding “B.C. Ltd.” or, if the company is a community contribution company, “B.C. Community Contribution Company Ltd.”, after the incorporation number of the company.

(2)	Subsection (1) does not apply to

(a)	an unlimited liability company, or

(b)	a company that is recognized as a result of an amalgamation to which section 273, 274 or 275 (2) (b) (i) (A) applies.

(3)	The name of an unlimited liability company must comply with section 51.21.

Reservation of name

22 (1)	A person wishing to reserve a name for the purposes of this Act must apply to the registrar.

(2)

After receiving an application to reserve a name under subsection (1), the registrar may reserve the name for a period of 56 days from the date of reservation or any longer period that the registrar considers appropriate.

(3)

After receiving a request for the extension of a reservation of a name, the registrar may, if that request is received before the expiry of that reservation, extend that reservation for the period that the registrar considers appropriate.

(4)	The registrar must not reserve a name for the purposes of this section unless that name complies with the prescribed requirements and with the other requirements set out in this Division.

(5)	A name that the registrar for good and valid reasons disapproves contravenes the requirements set out in this Division.

Form of name of a company

23 (1)

Subject to section 51.21 (1), a company must have the word “Limited”, “Limitée”, “Incorporated”, “Incorporée” or “Corporation” or the abbreviation “Ltd.”, “Ltée”, “Inc.” or “Corp.” as part of and at the end of its name.

(2)	For all purposes, each of the words “Limited”, “Limitée”, “Incorporated”, “Incorporée” and “Corporation” is interchangeable with its abbreviation “Ltd.”, “Ltée”, “Inc.” and “Corp.”, respectively.

(3)	If the name of a company includes its incorporation number and if the first numeral of that incorporation number is a zero,

(a)	the name may be abbreviated by removing that zero, and

(b)	the abbreviated name is, for all purposes, interchangeable with the unabbreviated name.

Restrictions on use of name

24 (1)	A person must not use in British Columbia any name of which “limited”, “limitée”, “incorporated”, “incorporée” or “corporation”, or any abbreviation of them, is a part unless

(a)	the person is a corporation entitled or required to use the words, or

(b)	in the case of “limited” or “limitée”, the person is

(i)	a limited liability company registered under section 377 as an extraprovincial company,

(ii)	a limited partnership, within the meaning of the Partnership Act, that is entitled or required to use that word, or

(iii)	a member of a class of persons prescribed for the purposes of this section.

(2)	Without limiting subsection (1), a person must not use in British Columbia any name that includes “(VCC)” unless

(a)	the person is registered under the Small Business Venture Capital Act, or

(b)	the person is a federal corporation entitled or required to use that inclusion.

(3)	Without limiting subsection (1), a person must not use in British Columbia any name that includes “(EVCC)” unless

(a)	the person is registered under Part 2 of the Employee Investment Act, or

(b)	the person is a federal corporation entitled or required to use that inclusion.

Multilingual names

25 (1)	The name of a company must be in one or both of

(a)	an English form, and

(b)	a French form.

(2)

If the name of a company is in both an English form and a French form, the company may use, and may be legally designated by, either form or a combination of both forms for the purposes of section 27 or any other purpose.

(3)	Subject to section 256, a company may translate its name into any other language and may be designated by that translation of the name outside Canada if the translation of the name is set out in

(a)	the memorandum, or

(b)	the notice of articles in accordance with section 11 (f) and in the articles in accordance with section 12 (2) (c) (iii).

Assumed names

26 (1)	A foreign entity may only register as an extraprovincial company if the foreign entity complies with one of the following, as applicable:

(a)	the foreign entity reserves its own name under section 22;

(b)	if the foreign entity’s own name cannot be reserved, the foreign entity reserves, under section 22, an assumed name that meets the requirements of that section.

(2)

If a foreign entity reserves an assumed name, the registrar may register the foreign entity as an extraprovincial company with its own name, if the foreign entity provides an undertaking to the registrar, in form and content satisfactory to the registrar, that it will carry on all of its business in British Columbia under that assumed name, and on such registration the extra provincial company is deemed to have adopted the assumed name.

(3)	An extraprovincial company that has adopted an assumed name under this Act

(a)	must acquire all property, rights and interests in British Columbia under its assumed name,

(b)

is entitled to all property, rights and interests acquired, and is subject to all liabilities incurred, under its assumed name as if the property, rights and interests and the liabilities had been acquired and incurred under its own name, and

(c)	may sue or be sued in its own name, its assumed name or both.

(4)

No act of an extraprovincial company that has adopted an assumed name under this Act, including a transfer of property, rights or interests to or by it, is invalid merely because the act contravenes subsection (3) (a) of this section.

(5)	This section does not apply to a federal corporation.

Name to be displayed

27 (1)

A company or extraprovincial company must display its name or, in the case of an extra provincial company that has adopted an assumed name under this Act, its assumed name, in legible English or French characters,

(a)	in a conspicuous position at each place in British Columbia at which it carries on business,

(b)	in all its notices and other official publications used in British Columbia,

(c)	on all its contracts, business letters and orders for goods, and on all its invoices, statements of account, receipts and letters of credit used in British Columbia, and

(d)	on all bills of exchange, promissory notes, endorsements, cheques and orders for money used in British Columbia and signed by it or on its behalf.

(2)	If a company has a seal, the company must have its name in legible characters on that seal.

Registrar may order change of name

28 (1)	If, for any reason, the name of a company contravenes

(a)	any of the prescribed requirements,

(b)	any of the other requirements set out in this Division, or

(c)	any of the following requirements:

(i)	in the case of an unlimited liability company, the requirements set out in section 51.21;

(ii)	in the case of a community contribution company, the requirements set out in section 51.921,

the registrar may, in writing and giving reasons, order the company to change its name, and section 263 applies.

(2)

If, for any reason, the name or assumed name of an extra provincial company contravenes any of the prescribed requirements or any of the other requirements set out in this Division, the registrar may, in writing and giving reasons, order the extraprovincial company to change its name or assumed name or to adopt an assumed name, and section 382 or 383, as the case may be, applies.

(3)	This section does not apply to a federal corporation.

Other changes of name

29 (1)

If the Superintendent of Financial Institutions notifies the registrar of the superintendent’s disapproval of the name of a trust company, an insurance company or a corporation that is registered as a captive insurance company under the Insurance (Captive Company) Act, the registrar may, in writing, and giving reasons, order the company to change its name to one that meets the approval of both the registrar and the superintendent.

(2)

The registrar may, in writing, and giving reasons, order a company to change its name to one that does not include the abbreviation “(VCC)” if the administrator under the Small Business Venture Capital Act informs the registrar that the company is not registered under the Small Business Venture Capital Act.

(3)	[Repealed 2004-49-71.]

(4)

The registrar may, in writing, and giving reasons, order a company to change its name to one that does not include the abbreviation “(EVCC)”, if the administrator under the Employee Investment Act informs the registrar that the company is not registered under Part 2 of that Act.

(5)

If the registrar is informed by the proper officer of a self governing professional society, institute, college or association that a corporation, or an extraprovincial company, that was permitted to practise the profession has had that permission revoked by the society, institute, college or association, the registrar must, in writing, and giving reasons, order the corporation or extraprovincial company to change its name or assumed name to one that does not imply that the corporation or extraprovincial company is authorized to practise the profession.

(6)	This section does not apply to a federal corporation.

Division 3 — Capacity and Powers

Capacity and powers of company

30	A company has the capacity and the rights, powers and privileges of an individual of full capacity.

joint tenancy in property

31 (1)

Every corporation is capable of acquiring and holding property, rights and interests in joint tenancy in the same manner as an individual, and, if a corporation and one or more individuals or other corporations become entitled to property, rights or interests under circumstances or by virtue of an instrument that would, if the corporation had been an individual, have created a joint tenancy, they are entitled to the property, rights or interests as joint tenants.

(2)

Despite subsection (1), acquiring and holding property, rights or interests by a corporation in joint tenancy is subject to the same conditions and restrictions as attach to acquiring and holding property, rights or interests by a corporation in severalty.

(3)	On the dissolution of a corporation that is a joint tenant of property, rights or interests, the property, rights or interests devolve on the other joint tenant.

Extraterritorial capacity

32	Unless restricted by its charter or by an Act, each British Columbia corporation has the capacity

(a)	to carry on its business, conduct its affairs and exercise its powers in any jurisdiction outside British Columbia, and

(b)	to accept from any lawful authority outside British Columbia powers and rights concerning the corporation’s business and powers.

Restricted businesses and powers

33 (1)	A company must not

(a)	carry on any business or exercise any power that it is restricted by its memorandum or articles from carrying on or exercising, or

(b)	exercise any of its powers in a manner inconsistent with those restrictions in its memorandum or articles.

(2)	No act of a company, including a transfer of property, rights or interests to or by the company, is invalid merely because the act contravenes subsection (1).

Division 4 — Company Offices

Registered and records offices

34 (1)	Subject to section 40, a company must maintain a registered office and a records office in British Columbia.

(2)	The registered office and the records office may be located at the same place.

(3)

A company recognized under this Act has as the mailing address and delivery address of its first registered office and the mailing address and delivery address of its first records office the mailing addresses and delivery addresses respectively shown for those offices on the notice of articles that applies to the company on its recognition.

Change of registered or records office

35 (1)

Subject to section 34 (1), a company that has been authorized to do so under subsection (2) of this section may change one or both of the mailing address and delivery address of one or both of its registered office and records office by filing with the registrar a notice of change of address in the form established by the registrar.

(2)	A company is authorized to file a notice of change of address with the registrar if the change of address reflected in the notice has been authorized

(a)	in any manner required or permitted by the articles, or

(b)	if the articles are silent as to the manner in which a change of address is to be authorized, by a directors’ resolution.

(3)

A change of address reflected in a notice of change of address filed with the registrar under this section takes effect under section 37 whether or not the change of address has been authorized in accordance with subsection (2).

Change of agent’s office

36 (1)

A person who maintains the registered office or records office of one or more companies at the person’s place of business or residence may, if there is to be a change to one or both of the mailing address and the delivery address of that place of business or residence, before that change occurs, file with the registrar a notice of change of address in the form established by the registrar.

(2)

A person referred to in subsection (1) must, if there is a change to one or both of the mailing address and the delivery address of the place of business or residence at which the person maintains the registered office or records office and if a notice of change of address reflecting that change was not filed under subsection (1) before that change occurred, promptly after that change occurs, file with the registrar a notice of change of address in the form established by the registrar.

(3)

If the person referred to in subsection (1) or (2) is not the only director of a company for which the person maintains a registered office or records office, the person must, before or promptly after filing a notice of change of address under this section, send a copy of that notice to a director of that company who is not that person.

Completion of change of address

37 (1)	A change of address reflected in a notice of change of address filed with the registrar under section 35 or 36 takes effect

(a)	subject to section 38, at the beginning of the day following the date on which the notice of change of address is filed with the registrar, or

(b)

subject to sections 38 and 410, if the notice of change of address specifies a date on which the notice of change of address is to take effect that is later than the day following the date on which the notice of change of address is filed with the registrar, at the beginning of the specified date.

(2)	At the time that a change of address under section 35 or 36 takes effect in relation to a company that has a notice of articles, the company’s notice of articles is altered to reflect that change.

(3)	After a change of address under section 35 or 36 takes effect, the registrar must, if requested to do so, furnish to the company,

(a)	if the company has a notice of articles, a certified copy of the notice of articles as altered, or

(b)	in any other case, confirmation of the change of address.

Withdrawal of notice of change of address

38

At any time after a notice of change of address is filed with the registrar under section 35 or 36 and before the change of address takes effect, the company in respect of which the filing was made or any other person who appears to the registrar to be an appropriate person to do so may withdraw the notice of change of address by filing with the registrar a notice of withdrawal in the form established by the registrar identifying the notice of change of address.

Transfer of registered office by agent

39 (1)	In this section, “applicant agent” means a person

(a)	who is not a director or officer of the company, and

(b)	who is authorized by the company to maintain the registered office of the company.

(2)

An applicant agent who maintains the registered office of a company may apply to the registrar, in an application to transfer registered office in the form established by the registrar, to transfer the location of the registered office to the British Columbia residence of a director or officer of the company.

(3)

At least 21 days before submitting an application under subsection (2) to the registrar for filing, the applicant agent must, subject to subsection (5), provide to the director or officer referred to in subsection (2) a notice in writing

(a)

advising that the applicant agent will make an application under this section unless, within 21 days after the date of the notice, the company files with the registrar a notice of change of address under section 35 to transfer the location of its registered office, and

(b)	specifying the British Columbia residence address of the director or officer as the address to which the location of the registered office is to be transferred by the application.

(4)	An applicant agent must provide to the registrar, concurrently with submitting the application to the registrar for filing, an affidavit of the applicant agent

(a)	confirming that subsection (3) has been complied with,

(b)	proposing that the registered office be located at the residence address specified, under subsection (3) (b), in the notice referred to in that subsection,

(c)	describing that residence address as a mailing address and as a delivery address,

(d)	providing the reasons for the applicant agent’s belief that the proposed location, as described, is the residence of the director or officer referred to in the application, and

(e)	providing proof

(i)	that the director or officer referred to in the application received the notice referred to in subsection (3), or

(ii)	in a case to which subsection (5) applies, that the applicant agent complied with the court order made under that subsection.

(5)

An applicant agent who is unable to ensure receipt by the director or officer of the notice referred to in subsection (3) may apply to the court for an order of substituted service of that notice and may serve that notice in accordance with any order made in response to that application.

(6)

A director or officer who receives the notice referred to in subsection (3) may apply to the court for an order that the location of the registered office not be transferred to the residence of the director or officer.

(7)

The registered office of the company is transferred to the residence address specified in the application under subsection (2) at the beginning of the day following the date on which the application is filed with the registrar.

(7.1)	If a company to which subsection (7) applies has a notice of articles, the company’s notice of articles is, at the time that its registered office is transferred, altered to reflect that transfer.

(8)	After the registered office of a company is transferred under this section, the registrar must

(a)	furnish to the company,

(i)	if the company has a notice of articles, a certified copy of the notice of articles as altered, or

(ii)	in any other case, confirmation of the transfer of the registered office, and

(b)	furnish a copy of the notice of articles or the confirmation, as the case may be, to the applicant agent.

Elimination of registered office

40 (1)	In this section, “applicant agent” has the same meaning as in section 39 (1).

(2)	If an applicant agent for a company is unable to locate any of the directors or officers of the company, the applicant agent may apply to the court to eliminate the registered office of the company.

(3)	An application under subsection (2) must be accompanied by an affidavit of the applicant agent as to the steps taken to locate the directors and officers of the company.

(4)	On an application under subsection (2), the court

(a)

may, if satisfied that no director or officer can, after reasonable efforts, be located, make the order it considers appropriate, including an order that the registered office of the company be eliminated on the terms and conditions that the court considers appropriate, and

(b)

must, if the court makes an order that the registered office of the company be eliminated under paragraph (a) of this subsection, set out, by order, the manner in which records may be served on, and mailed, delivered, sent, provided and furnished to, the company.

(5)

If the court orders that the registered office be eliminated under subsection (4), the applicant agent must promptly file with the registrar a notice of elimination of registered office in the form established by the registrar and a copy of the entered order.

(6)	The registered office of a company is eliminated at the beginning of the day following the date on which the notice of elimination of registered office is filed with the registrar.

(7)	If a company to which subsection (6) applies has a notice of articles, the company’s notice of articles is, at the time that its registered office is eliminated, altered to reflect that elimination.

(8)	After the registered office of a company is eliminated, the registrar must furnish to the company,

(a)	if the company has a notice of articles, a certified copy of the notice of articles as altered, or

(b)	in any other case, confirmation of the elimination of the registered office.

(9)

The service of records on and the mailing, delivering, sending, providing or furnishing of records to a company that has had its registered office eliminated under this section may be effected in the manner ordered by the court under subsection (4) (b), and any reference in this Act to serving a record on, or mailing, by ordinary or registered mail, delivering, sending, providing or furnishing a record to, the registered office of a company is, if that company has had its registered office eliminated under this section, deemed to be a reference to the manner ordered by the court under subsection (4) (b).

Transfer of records office by agent

41 (1)	In this section, “applicant agent” means a person

(a)	who is not a director or officer of the company, and

(b)	who is authorized by the company to maintain the records office of the company.

(2)

An applicant agent who maintains the records office of a company may apply to the court to transfer the location of the records office to the British Columbia residence of a director or officer of the company if, at least 21 days before filing the application with the court, the applicant agent provides to that director or officer a notice in writing

(a)

advising that the applicant agent will make an application under this section unless, within 21 days after the date of the notice, the company files with the registrar a notice of change of address under section 35 to transfer the location of its records office, and

(b)	specifying the British Columbia residence address of the director or officer as the address to which the location of the records office is to be transferred by the application.

(3)

Unless, within 21 days after the date of the notice referred to in subsection (2) of this section, the company files with the registrar a notice of change of address under section 35 to transfer the location of its records office, the applicant agent may apply to the court to transfer the location of the records office to the residence of the director or officer of the company to whom the notice referred to in subsection (2) of this section was provided.

(4)	An application under subsection (3) must be accompanied by an affidavit of the applicant agent

(a)	confirming that subsection (2) has been complied with,

(b)	proposing that the records office be located at the residence address specified, under subsection (2) (b), in the notice referred to in that subsection,

(c)	describing that residence address as a mailing address and as a delivery address,

(d)	providing the reasons for the applicant agent’s belief that the proposed location, as described, is the residence of the director or officer referred to in the application, and

(e)	providing proof that the director or officer referred to in the application received the notice referred to in subsection (2).

(5)

A director or officer who receives the notice referred to in subsection (2) may apply to the court for an order that the location of the records office not be transferred to the residence of the director or officer.

(6)	If, on an application under subsection (3), the court orders that the records office be transferred, the applicant agent must promptly submit to the registrar for filing,

(a)

a notice of transfer of records in the form established by the registrar to confirm that the records kept at the company’s records office have been physically transferred to the new location of the records office ordered by the court, and

(b)	a copy of the entered order.

(7)	A transfer of the records office of a company under this section takes effect when the notice of transfer of records referred to in subsection (6) is filed with the registrar.

(8)

If the company to which subsection (7) applies has a notice of articles, the company’s notice of articles is, at the time that the transfer of its records office takes effect, altered to reflect that transfer.

(9)	After the records office of a company is transferred under this section, the registrar must furnish to the company,

(a)	if the company has a notice of articles, a certified copy of the notice of articles as altered, or

(b)	in any other case, confirmation of the transfer of the records office.

Division 5 — Company Records

Transparency register

41.1	This Division does not apply to a transparency register except as specified in Part 4.1.

Records office records

42 (1)	Subject to section 43, a company must keep the following records at its records office:

(a)

its certificate of incorporation, certificate of conversion, certificate of amalgamation or certificate of continuation, as the case may be, any certificate of change of name and any certificate of restoration applicable to the company;

(b)	[Repealed 2006-12-5.]

(c)	a copy of each of the following:

(i)	each entered order of the court made in respect of the company under this Act;

(ii)	each order of the registrar made in respect of the company;

(iii)	each order made by the executive director or the Securities Commission under section 91;

(iv)	each affidavit deposited in the company’s records office under section 277 (1), 284 (7) (a) or 316 (1) (a);

(v)

in the case of a financial institution, each order made by the superintendent or the Authority unless the superintendent or the Authority in that order or in another order, orders that that order need not be kept at the records office;

(d)	its central securities register unless, under section 111 (4), the directors designate a different location, in which case the company must

(i)	keep the central securities register at that designated location, and

(ii)

keep at its records office a notice identifying the mailing address and delivery address of the location at which that register is available for inspection and copying in accordance with section 111 (4.1) or (4.2), as the case may be;

(e)	its register of directors;

(f)	a copy of each consent to act as a director received by the company;

(g)	a copy of each written resignation referred to in section 128;

(h)	a copy of any report sent to the company under section 253 (1);

(i)	the minutes of every meeting of shareholders;

(j)

a copy of each consent resolution of shareholders and each consent under section 327 (1), and, if the consents of the shareholders are expressed on more than one record, a copy of each of those records;

(k)	unless contained in the minutes of the applicable meeting or in a consent resolution,

(i)	the complete text of any resolution passed at a meeting of shareholders, and

(ii)

a copy of each written record referred to in section 148 (3) or (4) or 153 that records a disclosure made to the shareholders under Division 3 of Part 5 by a current director or a current senior officer;

(l)	the minutes of every meeting of directors or of a committee of directors, and, unless contained in the minutes of the applicable meeting, a list of every director present at the meeting;

(m)	a copy of each consent resolution of the directors or of a committee of directors, and, if the consents of the directors are expressed on more than one record, a copy of each of those records;

(n)	unless contained in the minutes of the applicable meeting or in a consent resolution,

(i)	the complete text of any resolution passed at a meeting of directors or of a committee of directors,

(ii)

a copy of each written record referred to in section 148 (3) or (4) or 153 that records a disclosure made to the directors under Division 3 of Part 5 by a current director or a current senior officer, and

(iii)	a copy of each written record that records a disclosure under section 195 (7) (a);

(o)	a copy of each written dissent received under section 154 (5) or (8);

(p)	a copy of

(i)

each of the audited financial statements of the company and its subsidiaries, whether or not consolidated with the financial statements of the company, including the auditor’s reports prepared in relation to those financial statements, and

(ii)	unless kept under subparagraph (i) of this paragraph, the financial statements referred to in section 185 (1) that were prepared in relation to the most recently completed financial year;

(q)	a copy of any representations sent to the company under section 209 (5) and any response sent to the company under section 209 (6);

(q.1)	if the company is a community contribution company, a copy of each community contribution report;

(q.2)	if the company is a benefit company, a copy of each benefit report;

(r)	if the company is an amalgamated company, copies of the records described in the following paragraphs of this subsection for each amalgamating company:

(i)	paragraphs (a) to (h);

(ii)	paragraphs (i) to (k);

(iii)	paragraphs (l) to (o);

(iv)	paragraphs (p) and (q);

(v)	paragraph (q.1);

(vi)	paragraph (q.2).

(2)	In addition to the records referred to in subsection (1), a company must keep the following records at its records office:

(a)	in relation to its articles,

(i)	subject to subparagraphs (ii) and (iii) of this paragraph,

(A)	the set of articles referred to in section 16, 267, 267.3, 282 (1) (c) or 307, as the case may be, that apply to the company on its recognition, or

(B)	in the case of a pre-existing company, a copy of the set of articles that apply to the company on its compliance with section 370 (1) (a) and (b) or 436 (1) (a) and (b), as the case may be,

(ii)	in the case of a company that has, by operation of this Act, or has adopted, by reference, any or all of Table 1 or Table A as or in its articles,

(A)

a copy of that table or, if a copy of that table is otherwise available at that office and is, in relation to the company, available there for inspection and copying in accordance with sections 46 and 48, a record confirming that that table is available at that office for inspection and copying in accordance with sections 46 and 48, and

(B)	that part, if any, of its articles that is not included in that table,

(iii)	in the case of a company that has wholly replaced its articles,

(A)	the replacement set of articles, and

(B)	a copy of the set of articles that the company has wholly replaced, and

(iv)

a copy of every resolution or other record altering or replacing the articles, which copy must, in the case of records retained under subparagraph (i), (ii) (B) or (iii) of this paragraph, as the case may be, be attached to those records;

(b)	if the company was incorporated under this Act, the signed copy of the incorporation agreement referred to in section 15 (1) (b);

(c)

if the company resulted from the continuation of a foreign corporation into British Columbia under this Act, the records, relating to the period before the continuation of the company, that the foreign corporation was required to keep by the corporate legislation of the foreign corporation’s jurisdiction;

(d)

if the company resulted from an amalgamation of one or more foreign corporations with one or more companies, the records, relating to the period before the amalgamation, that each of the foreign corporations was, before the amalgamation, required to keep by the corporate legislation of the foreign corporation’s jurisdiction;

(e)	if the company is a pre-existing company,

(i)	copies of the memorandum and articles that applied to the company on the coming into force of this Act, altered as necessary to reflect the information, if any, added under section 434 (1) (a),

(ii)

subject to subsection (3) of this section and unless kept elsewhere in the manner provided by section 69 or 79 of the Company Act, 1996, each of the following, if and to the extent that it relates to the period before the coming into force of this Act:

(A)	its register of allotments;

(B)	its register of transfers;

(C)	its register of members;

(D)	its register of debentures;

(E)	its register of debentureholders, and

(iii)

any records, not otherwise retained by the company under this section, that the company was required to keep under the Company Act, 1996 that relate to the period before the coming into force of this Act;

(f)	if the company is an amalgamated company, copies of the records described in the following paragraphs of this subsection for each amalgamating company:

(i)	paragraphs (a) and (b);

(ii)	paragraph (c);

(iii)	paragraph (d);

(iv)	paragraph (e) (i);

(v)	paragraph (e) (ii);

(vi)	paragraph (e) (iii).

(3)

A pre-existing company need not keep a register of allotments, a register of transfers or a register of members under subsection (2) (e) (ii) or (f) (v) of this section if the whole of the information that was, under section 65, 66 or 67 respectively of the Company Act, 1996, required to be kept in that register is included in the company’s central securities register.

Records may be kept at other locations

43 (1)

Despite section 42 but without limiting subsection (2) of this section, records referred to in section 42 (1) (i), (j), (k), (l), (m), (n), (o), (p), (q), (q.1), (q.2) or (r) (ii), (iii), (iv), (v) or (vi) or (2) (c), (d), (e) (ii) or (iii) or (f) (ii), (iii), (v) or (vi) may, after 7 years from the date on which they were received for deposit at the records office, be kept by the company at a location other than the records office so long as those records can be produced from that other location by the person who maintains the records office for the company on 48 hours’ notice, not including Saturdays and holidays.

(2)

Despite section 42 but subject to section 111 (4) to (4.2), a company may keep all or any of the records referred to in section 42 (1) and (2) at a location other than the records office so long as those records are available for inspection and copying in accordance with sections 46 and 48 at the records office by means of a computer terminal or other electronic technology.

Maintenance of records

44 (1)

Any record that a company is required to keep at its records office under section 42 must be deposited in that office promptly after the company’s preparation or receipt, as the case may be, of the record.

(2)	Records that are required by this Act to be prepared or kept by or on behalf of a company

(a)	must be in a bound or looseleaf form, or

(b)	must

(i)	in the case of records referred to in section 42, be kept in a prescribed form, or

(ii)	in any other case, subject to the regulations, be kept, entered or recorded in any other manner that will allow them to be inspected and copied in accordance with this Act.

(3)

The person who maintains the records office for the company must note on each record referred to in section 42 (1) (c) (i) or (iv), (g), (k) (ii) or (n) (ii) or (iii) or (2) (a) (iv) or 68 (4) (b) (ii) that is received for deposit at the company’s records office the date and time on which that record is received for deposit.

(4)

A company, the person who maintains the records office for the company and any other agent of the company who has a duty to prepare or keep any of the records required by this Act must take adequate precautions in preparing and keeping those records so as to

(a)	keep those records in a complete state,

(b)	avoid loss, mutilation and destruction,

(c)	avoid falsification of entries, and

(d)	provide simple, reliable and prompt access.

(5)	This section applies, in the case of a financial institution, to any record the financial institution is required to keep under the Financial Institutions Act.

Missing records

45 (1)

If the court is satisfied that a record that was or that should have been deposited in the records office of a company has been destroyed, is lost, was never created or is otherwise not accessible, the court may, on the application of an interested person, make the order it considers appropriate and may, without limitation,

(a)	make a declaration as to what was or should have been contained in the record,

(b)	declare the record to have existed with full legal effect from the date and time that the company was recognized or from any other date and time that the court may order, and

(c)	if a declaration is made under paragraph (a) in respect of the contents of a record, order that some or all of those contents

(i)	apply to a person or to an event, or

(ii)	do not apply to a person or to an event, whether or not those contents would have applied to the person or the event on or after the date and time ordered by the court under paragraph (b).

(2)	If an order is made under subsection (1) in respect of a record, the provisions of this Division that are applicable to that record apply to a copy of the entered order.

Inspection of records

46 (1)	The following persons may, without charge, inspect all of the records that a company is required to keep under section 42:

(a)	a current director of the company;

(b)	if and to the extent permitted by the articles,

(i)	a shareholder of the company, or

(ii)	any other person.

(2)

A former director of a company and, if and to the extent permitted by the articles that were in effect immediately before the person ceased to be a shareholder, a former shareholder of a company may, without charge, inspect all of the records that the company is required to keep under section 42 that relate to the period when that person was a director or shareholder, as the case may be.

(3)

The following persons may, without charge, inspect all of the records that a company is required to keep under section 42, other than the records referred to in section 42 (1) (l) to (o) and (r) (iii):

(a)	a shareholder or qualifying debentureholder of the company;

(b)	a former shareholder of the company to the extent that those records relate to the period when that person was a shareholder.

(4)

Any person may, without charge, inspect all of the records that a company is required to keep under section 42, other than the records referred to in section 42 (1) (l) to (o) and (r) (iii), if the company is a public company, a community contribution company, a financial institution or a pre-existing reporting company.

(4.1)	Any person may, without charge, inspect the copy of the benefit report that a benefit company is required to keep under section 42 (1) (q.2).

(5)

Subject to subsection (4.1) of this section, in the case of a company that is not one referred to in subsection (4) of this section, on payment, to the person who maintains the records office for the company, of the inspection fee, if any, set by that person or by the company, which fee must not exceed the prescribed fee, any person may inspect all of the records that the company is required to keep under section 42, other than the records referred to in section 42 (1) (i) to (q) and (r) (ii) to (iv).

(6)

Despite subsections (1) to (5) of this section but without limiting any obligation to pay the fee, if any, required under this section, a person may inspect a record kept by a company under section 42 (2) (c), (d), (e) (ii) or (iii) or (f) (ii), (iii), (v) or (vi) only if and to the extent that,

(a)

in the case of a record kept under section 42 (2) (c) or (f) (ii), the person was entitled to do so under the corporate legislation of the jurisdiction that, before the continuation, was the foreign corporation’s jurisdiction,

(b)

in the case of a record kept in the records office of an amalgamated company under section 42 (2) (d) or (f) (iii) in relation to an amalgamating foreign corporation, the person was entitled to do so under the corporate legislation of the jurisdiction that, before the amalgamation, was the foreign corporation’s jurisdiction, or

(c)	in the case of a record kept under section 42 (2) (e) (ii) or (iii) or (f) (v) or (vi), the person was entitled to do so under the Company Act, 1996.

(7)	Subject to subsection (8) of this section, an inspection of a company’s records that is authorized by this section may be conducted during statutory business hours.

(8)

A company may, by an ordinary resolution, impose restrictions on the times during which a person, other than a current director, may inspect the company’s records under this section, but those restrictions must permit inspection of those records during the times set out in the regulations.

Repealed

47	[Repealed 2006-12-7.]

Copies

48 (1)

If a person who is entitled under section 46 to inspect a record requests a copy of that record and pays, to the person having custody or control of that record, the copying fee, if any, set by that person or by the company, which fee must not exceed the prescribed fee, the person who has custody or control of that record must provide, in accordance with subsection (3) of this section, a copy of that record to the requesting person

(a)	promptly after receipt of the request and payment, or

(b)

in the case of a record that is, under section 43 (1), kept at a location other than the records office, within 48 hours, not including Saturdays and holidays, after the request and payment are received.

(2)	Despite subsection (1) of this section, a shareholder of a company is entitled on request and without charge to receive from the person who maintains the records office for the company a copy of

(a)	the notice of articles or memorandum, as the case may be, and

(b)	the articles.

(3)

A copy of a record referred to in subsection (1) or (2) must be provided in the manner agreed to by the person who has custody or control of the record and the person seeking to obtain the copy or, in the absence of such an agreement,

(a)	must, if the person seeking to obtain the copy so requests, be provided by mailing it to that person, or

(b)	may, in any other case, be provided to the person seeking to obtain the copy by making it available for pick-up at the office at which the record is kept.

List of shareholders

49 (1)	A person may apply to a company, or to the person who has custody or control of its central securities register, for a list setting out the following:

(a)	the names and last known addresses of the shareholders;

(b)	the number of shares of each class or series of shares held by each of those shareholders.

(2)	An application under subsection (1) must be in writing and must include

(a)	an affidavit of the person seeking the list

(i)

stating the name and mailing address of the applicant or, if the applicant is a corporation, its name and the mailing address, and, if different, the delivery address, of its registered office or equivalent, and

(ii)	stating that the list will not be used except as permitted under subsection (3), and

(b)	payment of the fee charged under subsection (7).

(3)	A person must not use a list obtained under this section except in connection with an effort to

(a)	influence the voting of shareholders of the company at any meeting of shareholders,

(b)	acquire or sell securities of the company,

(c)	effect an amalgamation or a similar process involving the company or a reorganization of the company,

(d)	call a meeting under section 167 (8) or 322 (4), or

(e)	identify the shareholders of an unlimited liability company.

(4)

Promptly after receipt of the application referred to in subsection (1) of this section, the company or the person who has custody or control of its central securities register must provide to the applicant the requested list made up to and including a date, specified in the list, that is not more than 14 days before the date on which the application was received.

(5)

If the applicant so requests in the application, the company or the person who has custody or control of its central securities register must, promptly after receipt of the application, provide to the applicant supplemental lists that meet the requirements of subsection (6).

(6)	Supplemental lists under subsection (5) must

(a)

be prepared for the period beginning on the date following the date specified in the basic list provided under subsection (4) and ending on the date on which the application under subsection (1) is received, and

(b)	for each day in that period on which there is a change to the information contained in the basic list, set out the changes that occurred to the information in the basic list on that day.

(7)

The company or the person who has custody or control of its central securities register may charge a reasonable fee for any basic list provided under subsection (4), and a reasonable fee for any supplemental list provided under subsection (5).

(8)

A list referred to in subsection (4) or (5) must be provided in the manner agreed to by the company or the person who has custody or control of its central securities register and the applicant or, in the absence of such an agreement,

(a)	must, if the applicant so requests, be provided by mailing it to that applicant, or

(b)

may, in any other case, be provided to the applicant by making it available for pick-up at the office at which the central securities register is available for inspection and copying in accordance with section 111 (4.1) or (4.2), as the case may be.

Remedies on denial of access or copies

50 (1)

A person who claims to be entitled under section 46, 48 or 49 to obtain a list, to inspect a record or to receive a copy of a record, may apply in writing to the registrar for an order under subsection (2) of this section if that person is not provided with the list, given access to the record or provided with a copy of the record.

(1.1)

If, on the application of a person referred to in subsection (1), it appears to the registrar that the company, the person who maintains the records office for the company or the person who has custody- or control of the company’s central securities register has, contrary to this Division, failed to provide a list to the applicant, give the applicant access to a record or provide the applicant with a copy of a record, the registrar may provide written notice to the company that the registrar will issue an order under subsection (2) unless the company provides to the registrar, within 15 days after the date on which the notice is provided, whichever of the following the company chooses to provide:

(a)	the list or a copy of the record;

(b)	a signed statement of a director or officer of the company setting out why the applicant is not entitled to obtain the list or access to or a copy of the record.

(1.2)	The registrar must

(a)	set out in any notice provided under subsection (1.1) an explanation of the basis on which the applicant claims to be entitled to obtain the list or access to or a copy of the record, and

(b)	furnish a copy of that notice to the applicant.

(2)

If a company to which notice is provided under subsection (1.1) does not provide to the registrar, in accordance with the notice, the list, a copy of the record or a signed statement of a director or officer of the company, the registrar must order the company to provide to the registrar whichever of the following the company considers appropriate:

(a)	the list or a copy of the record referred to in subsection (1.1)(a);

(b)	the signed statement referred to in subsection (1.1)(b).

(3)	The registrar must

(a)	set out in any order made under subsection (2) an explanation of the basis on which the applicant claims to be entitled to obtain the list, access to the record or a copy of the record, and

(b)	furnish a copy of that order to the company and the applicant.

(4)	The company referred to in an order made under subsection (2) must comply with that order within 10 days after the date of the order.

(5)	If the company provides a list or a copy of a record to the registrar under subsection (1.1)(a) or (2)(a), the registrar must furnish the list or the copy of the record to the applicant.

(6)	If the company provides a signed statement of a director or officer to the registrar under subsection (1.1)(b) or (2)(b), the registrar must furnish the signed statement to the applicant.

(7)	An applicant under subsection (1) may, on notice to the company, apply to the court for an order that the applicant be provided with a list, access to a record or a copy of a record, if

(a)	a signed statement respecting the list or record is furnished to the applicant by the registrar under subsection (6), or

(b)	the company fails to comply with subsection (4).

(8)

Without limiting the power of the registrar under section 422 (1) (c), the court may, on an application under subsection (7) of this section, make the order it considers appropriate and may, without limitation, do one or more of the following:

(a)	make an order that a list or access to a record be provided to the applicant, or that a copy of a record be provided to the applicant, within the time specified by the order;

(b)	make an order directing the company to do one or both of the following:

(i)	change the location of the records office of the company to a location that the court considers appropriate;

(ii)	replace the person who maintains the records office for the company or who has custody or control of its central securities register;

(c)	order the company to pay to the applicant damages in an amount that the court considers appropriate;

(d)

order the company, the person who maintains the records office for the company or the person who has custody or control of its central securities register or some or all of them to pay to the applicant the applicant’s costs of and related to the application.

(9)	An order may be made under subsection (8) in addition to a legal proceeding, conviction or penalty for an offence under Division 4 of Part 12.

Company to file annual report

51

Subject to sections 330 (k) and 411 (2), a company must annually, within 2 months after each anniversary of the date on which the company was recognized, file with the registrar an annual report in the form established by the registrar containing information that is current to the most recent anniversary.

Part 2.1 — Unlimited Liability Companies

Definition

51.1	For the purposes of this Part, “foreign unlimited liability corporation” means

(a)	an unlimited liability corporation under the Business Corporations Act (Alberta),

(b)	an unlimited company under the Companies Act (Nova Scotia),

(c)	any other foreign corporation of which the shareholders, in their capacity as shareholders of the corporation, are liable for the debts and liabilities of the corporation, or

(d)	a foreign corporation within a prescribed class of foreign corporations.

Notice of articles of unlimited liability company must include statement

51.11	A company formed under section 10 is an unlimited liability company if its notice of articles contains the following statement:

The shareholders of this company are jointly and severally liable to satisfy the debts and liabilities of this company to the extent provided in section 51.3 of the Business Corporations Act.

Statement on certificate

51.2 (1)	Without limiting section 57, an unlimited liability company must set out on the face of each share certificate issued by it the following statement:

The shareholders of this company are jointly and severally liable to satisfy the debts and liabilities of this company to the extent provided in section 51.3 of the Business Corporations Act.

(2)	The failure of an unlimited liability company to comply with subsection (1) does not affect the liability of its shareholders under section 51.3.

Corporate name

51.21 (1)	An unlimited liability company

(a)	must have the words “Unlimited Liability Company” or the abbreviation “ULC” as part of and at the end of its name, and

(b)	must not have any of the words or abbreviations referred to in section 23 (1) as part of its name.

(2)	For all purposes, the words “Unlimited Liability Company” are interchangeable with the abbreviation “ULC”.

(3)	A person must not use in British Columbia any name of which “Unlimited Liability Company”, “Unlimited Liability Corporation” or “ULC” is a part unless the person is

(a)	an unlimited liability company,

(a.1)	a federal corporation entitled or required to use those words or that abbreviation,

(b)	a foreign unlimited liability corporation, or

(c)	a prescribed person.

(4)	An unlimited liability company recognized under this Act has as its name, on its recognition,

(a)	the name shown for the company on the application filed to effect the recognition of the company if

(i)	that name has been reserved for the company, and

(ii)	that reservation remains in effect at the date of the recognition of the company, or

(b)	in any other case, the name created by adding “B.C. Unlimited Liability Company” after the incorporation number of the company.

Liability of shareholders of unlimited liability companies

51.3 (1)	Subject to subsection (2), shareholders and former shareholders of an unlimited liability company are jointly and severally liable as follows:

(a)

if the company liquidates, the shareholders and former shareholders are jointly and severally liable, from the commencement of the company’s liquidation to its dissolution, to contribute to the assets of the company for the payment of the unlimited liability company’s debts and liabilities;

(b)

whether or not the company liquidates, the shareholders and former shareholders are jointly and severally liable, after the company’s dissolution, for payment to the company’s creditors of the unlimited liability company’s debts and liabilities.

(2)

A former shareholder of an unlimited liability company is not liable under subsection (1) unless it appears to the court that the shareholders of the unlimited liability company are unable to satisfy the debts and liabilities referred to in subsection (1), and, even in that case, is not liable under subsection (1)

(a)	in respect of any debt or liability of the unlimited liability company that arose after the former shareholder ceased to be a shareholder of the unlimited liability company,

(b)	in a liquidation of the company, if the former shareholder ceased to be a shareholder of the unlimited liability company one year or more before the commencement of liquidation, or

(c)

on or after a dissolution of the company effected without liquidation, if the former shareholder ceased to be a shareholder of the unlimited liability company one year or more before the date of dissolution.

(3)

The liability under subsections (1) and (2) of a shareholder or former shareholder of an unlimited liability company continues even though the unlimited liability company transforms, and, in that event,

(a)	a reference in subsections (1) and (2) to

(i)	“shareholder” is deemed to be a reference to a person who was a shareholder of the unlimited liability company at the time it transformed, and

(ii)	“former shareholder” is deemed to be a reference to a person who ceased to be a shareholder of the unlimited liability company before it transformed, and

(b)	a reference in subsection (1) (a) or (b) or (2) (b) or (c) to “the company” is deemed to be a reference to the successor corporation.

(4)	In subsection (3) and this subsection:

“successor corporation”, in relation to an unlimited liability company, means any corporation that results from the company, or any of its successor corporations, transforming;

“transform”, in relation to an unlimited liability company or any of its successor corporations, means to

(a)	alter its notice of articles to become a limited company,

(b)	continue into another jurisdiction, or

(c)	amalgamate with another corporation.

Alteration of notice of articles to become unlimited liability company

51.31 (1)	A limited company may become an unlimited liability company by altering its notice of articles to

(a)	include the statement referred to in section 51.11, and

(b)	change the company’s name in accordance with section 263 (3) to a name that complies with section 51.21 and Division 2 of Part 2.

(2)	A company may alter its notice of articles under subsection (1) if all of the shareholders, whether or not their shares otherwise carry the right to vote,

(a)	authorize the alteration by a unanimous resolution, and

(b)	return to the company all of their share certificates, if any, representing shares in the company for endorsement in accordance with section 51.2 (1).

(3)

If a limited company becomes an unlimited liability company by altering its notice of articles, the shareholders of the unlimited liability company are liable, in accordance with section 51.3, for the debts and liabilities of the company whether those debts and liabilities arose before or arise after the alteration.

Alteration of notice of articles to become limited company

51.4 (1)	An unlimited liability company may become a limited company by altering its notice of articles to

(a)	remove the statement referred to in section 51.11, and

(b)	change the company’s name in accordance with section 263 (3) to a name that complies with Division 2 of Part 2.

(2)

If an unlimited liability company becomes a limited company by altering its notice of articles, section 51.3 applies to the liability of the shareholders and former shareholders of the unlimited liability company.

Amalgamations restricted

51.5	Despite section 269,

(a)	a foreign corporation must not amalgamate with an unlimited liability company and continue as a company, whether as a limited company or as an unlimited liability company,

(b)	a foreign unlimited liability corporation must not amalgamate with any company and continue as a company, whether as a limited company or as an unlimited liability company, and

(c)	a foreign corporation must not amalgamate with a limited company and continue as an unlimited liability company.

Amalgamation resulting in unlimited liability company

51.6 (1)	If an amalgamation involving one or more limited companies is proposed to result in an amalgamated unlimited liability company and that amalgamation is not to be effected under section 273 or 274,

(a)	sections 270 (1) (b) and 271 do not apply to the amalgamating limited companies, and

(b)	the amalgamation agreement must be adopted by a unanimous resolution of all of the shareholders of each amalgamating limited company, whether or not their shares otherwise carry the right to vote.

(2)	Without limiting section 282, if an amalgamation results in an amalgamated unlimited liability company,

(a)	the amalgamated unlimited liability company’s notice of articles must include the statement referred to in section 51.11,

(b)	the amalgamated unlimited liability company’s name must comply with section 51.21 and Division 2 of Part 2, and

(c)

the shareholders of the amalgamated unlimited liability company are liable, in accordance with section 51.3, for the debts and liabilities of the amalgamated unlimited liability company whether those debts and liabilities were the debts and liabilities of an amalgamating company immediately before, or are the debts and liabilities of the amalgamated unlimited liability company after, the amalgamation.

Amalgamation resulting in limited company

51.7	If an amalgamation of an unlimited liability company with another corporation results in an amalgamated limited company,

(a)	the amalgamated limited company’s notice of articles must not include the statement referred to in section 51.11,

(b)	the amalgamated limited company’s name must comply with Division 2 of Part 2, and

(c)	section 51.3 applies to the liability of the shareholders and former shareholders of the unlimited liability company.

Continuation into British Columbia as unlimited liability company

51.8 (1)	A foreign corporation must not be continued into British Columbia as an unlimited liability company unless

(a)	the foreign corporation is

(i)	an unlimited liability corporation under the Business Corporations Ad (Alberta),

(ii)	an unlimited company under the Companies Act (Nova Scotia), or
(iii)	a foreign corporation within a prescribed class of foreign corporations, and

(b)	the continuation accords with any prescribed requirements that must be met in order for a foreign corporation to be continued into British Columbia as an unlimited liability company.

(2)	Without limiting sections 302 and 305 (1), if a foreign corporation referred to in subsection (1) of this section continues into British Columbia as an unlimited liability company,

(a)	the continued unlimited liability company’s notice of articles must include the statement referred to in section 51.11,

(b)	the continued unlimited liability company’s name must comply with section 51.21 and Division 2 of Part 2, and

(c)

the shareholders of the unlimited liability company are liable, in accordance with section 51.3, for the debts and liabilities of the continued unlimited liability company whether those debts and liabilities were the debts and liabilities of the continuing foreign corporation immediately before, or are the debts and liabilities of the continued unlimited liability company after, the continuation.

Continuation of foreign unlimited liability corporation into British Columbia as limited company prohibited

51.9	A foreign unlimited liability corporation must not continue into British Columbia as a limited company.

Part 2.2 — Community Contribution Companies

Definitions

51.91 (1)	In this Part:

“associate” has the same meaning as in section 192 (1);

“community purpose” means a purpose beneficial to

(a)	society at large, or

(b)	a segment of society that is broader than the group of persons who are related to the community contribution company,

and includes, without limitation, a purpose of providing health, social, environmental, cultural, educational or other services, but does not include any prescribed purpose;

“qualified entity” means

(a)	a community service cooperative as defined in the Cooperative Association Act,

(b)	a registered charity as defined in section 248 (1) of the Income Tax Act (Canada) or another qualified donee as defined in section 149.1 (1) of that Act, or

(c)	a prescribed entity or class of entities;

“related” has the meaning set out in subsection (2);

“transfer” means to transfer by any method and includes pay, spend, distribute, dispose, assign, give, sell, grant, charge, convey, bequeath, devise, lease, divest, release and agree to do any of those things.

(2)	For the purposes of this Part, a person is related to a community contribution company if the person is

(a)	a director, officer or shareholder of the company,

(b)	a person who beneficially owns shares of the company,

(c)	an associate or affiliate of the company,

(d)	a director or officer of another corporation if that other corporation is itself related to the company, or

(e)	an associate or affiliate of a person referred to in any of paragraphs (a) to (d).

Notice of articles of community contribution company

51.911 (1)	A company is a community contribution company if its notice of articles contains the following statement:

This company is a community contribution company, and, as such, has purposes beneficial to society. This company is restricted, in accordance with Part 2.2 of the Business Corporations Act, in its ability to pay dividends and to distribute its assets on dissolution or otherwise.

(2)

If it is authorized to do so by the regulations, a community contribution company may, in accordance with the regulations, alter its notice of articles to remove the statement referred to in subsection (1), and if the notice of articles is altered to remove that statement, the company ceases to be a community contribution company.

Community purposes

51.92	One or more of the primary purposes of a community contribution company must be community purposes and those community purposes must be set out in its articles.

Corporate name

51.921 (1)	A community contribution company must have the words “Community Contribution Company” or the abbreviation “CCC” as part of its name.

(2)	For all purposes, the words “Community Contribution Company” are interchangeable with the abbreviation “CCC”.

(3)	A person must not use in British Columbia any name of which “Community Contribution Company” or “CCC” is a part unless the person is

(a)	a community contribution company,

(b)	a federal corporation entitled or required to use those words or that abbreviation, or

(c)	a prescribed person or class of persons.

Directors and officers

51.93 (1)	Despite section 120, a community contribution company must have at least 3 directors.

(2)

Without limiting section 142 (1), a director or officer of a community contribution company, when exercising the powers and performing the functions of a director or officer of the company, as the case may be, must act with a view to the community purposes of the company set out in its articles.

(3)	Section 137 does not apply to a community contribution company.

Transfer of assets prohibited

51.931 (1)	A community contribution company must not transfer any of its money or other assets other than

(a)	for fair market value,

(b)	to a qualified entity,

(c)	in furtherance of the company’s community purposes,

(d)	for transfers contemplated by this Part, including, without limitation, dividends, distributions on dissolution, redemptions or purchases of shares or other reductions of capital, or

(e)	for transfers that are

(i)	of a type authorized by the regulations, and

(ii)	in accordance with the regulations.

(2)

Except as permitted under subsection (1), no part of the money or other assets of a community contribution company is to be transferred during the company’s existence or on its dissolution to a person related to the company.

(3)	Despite section 195, a community contribution company must not transfer any of its money or other assets by way of financial assistance

(a)	to persons who are related to the company unless

(i)	the persons are qualified entities, or

(ii)	the financial assistance is provided to persons within a prescribed class of persons in prescribed circumstances, or

(b)	to any other persons unless the provision of that financial assistance is in furtherance of the company’s community purposes.

(4)

Nothing in this section prevents a community contribution company from transferring money or other assets in the ordinary course of business if the value of the assets transferred is or could reasonably be expected to be equal to the fair market value of the goods or services acquired in return by the company.

Restrictions on dividends and interest

51.94 (1)	A community contribution company must not declare a dividend unless

(a)	the declaration is in accordance with the regulations, and

(b)	the company first obtains approval of the dividend by ordinary resolution.

(2)	Without limiting subsection (1), a community contribution company may in its articles further constrain the declaration of dividends.

(3)	A community contribution company must not pay, in relation to a debenture issued by it or any of its other debts, a rate of interest that is related to the company’s profits unless

(a)	the regulations authorize payments of that type, and

(b)	the payment is in accordance with the regulations.

Redemption or purchase of shares or reduction of capital

51.941

A community contribution company must not make a payment to redeem or purchase its own shares, or to otherwise reduce the company’s capital attributable to shares of the company, unless the payment is in accordance with the regulations.

Distribution of assets on dissolution of community contribution company

51.95 (1)

In this section, “distributable assets”, in relation to a community contribution company that is to be dissolved, means the company’s money and other assets that remain after payment or provision for payment has been made of

(a)	all of the company’s liabilities and the costs, charges and expenses properly incurred in relation to the dissolution, and

(b)	any money that, under the regulations, must be paid to shareholders of the company on dissolution before making a transfer referred to in subsection (2) (b).

(2)	Despite section 330 (m), before a community contribution company is dissolved, the liquidator of the company must

(a)	comply with the prescribed requirements, if any, and

(b)	subject to subsection (3), transfer to one or more qualified entities all or the prescribed percentage of the company’s distributable assets.

(3)

If, when a community contribution company dissolves, the articles or a resolution of the company specify one or more qualified entities for the purposes of this section, the liquidator must transfer all or the prescribed percentage of the company’s distributable assets referred to in subsection (2) (b) to those qualified entities in accordance with the directions, if any, respecting distribution set out in the articles or resolution.

(4)	Despite sections 31 (3) and 344 (2) (a), if a community contribution company is dissolved, any asset held, immediately before the dissolution, by the company as a joint tenant

(a)	devolves, on the dissolution, on the other joint tenants only if all of the other joint tenants are qualified entities, and

(b)

in any other case, is deemed to be held, immediately before the dissolution, by the company and the other joint tenants, as tenants in common, but the joint tenancy among the other joint tenants, if there is more than one, is not affected.

No waiver of financial statements

51.951	Section 200 does not apply to a community contribution company.

Community contribution report

51.96 (1)

In this section, “publish”, in relation to a community contribution report, has the same meaning as in section 1 (1) and, for that purpose, a reference in that definition to a company’s financial statements or an auditor’s report is deemed to be a reference to the community contribution report.

(2)

The directors of a community contribution company must annually produce and publish, at or before the date in each year by which the annual general meeting is required to be held under section 182 (1), a report that discloses in the prescribed manner, if any, the following in relation to the company’s most recently completed financial year:

(a)	a fair and accurate description of the manner in which the company’s activities during that financial year benefited society;

(b)	the assets, including the amounts of money, that were transferred during that financial year in furtherance of the company’s community purposes;

(c)	the purposes for which the transfers referred to in paragraph (b) were made;

(d)	the amounts of the dividends that were declared during that financial year;

(e)	the assets, including the amounts of money, that were transferred during that financial year for redemptions or purchases of shares or other reductions of capital;

(f)	if, during that financial year, the company

(i)	transferred, in accordance with section 51.931 (1) (a), any money or other assets with a fair market value in excess of the prescribed amount,

(ii)	transferred, in accordance with section 51.931 (1) (b), any money or other assets to a qualified entity, or

(iii)	transferred, in accordance with section 51.931 (3), any money or other assets by way of financial assistance,

the details of that transfer, including the identity of the transferee, the purpose of the transfer and the amount, or a fair estimate of the amount, transferred;

(g)	any other information required by the regulations.

(3)	The directors of a community contribution company must ensure that, before a community contribution report is published, the report is

(a)	approved by the directors, and

(b)	signed by one or more directors to confirm that the approval required by paragraph (a) of this subsection was obtained.

(4)	Promptly after a community contribution report is published, the directors of the community contribution company must post the report on the company’s publicly accessible website, if any.

Alteration of notice of articles to become community contribution company

51.97 (1)	A company may become a community contribution company by altering its notice of articles to include the statement referred to in section 51.911 (1).

(2)

A company must not alter its notice of articles under subsection (1) of this section unless all of the shareholders, whether or not their shares otherwise carry the right to vote, authorize the following by a unanimous resolution:

(a)	the alteration referred to in subsection (1);

(b)	a change of the company’s name in accordance with section 263 (3) to a name that complies with section 51.921 (1) and Division 2 of Part 2;

(c)	an alteration to the articles to adopt community purposes for the purposes of section 51.92.

Amalgamation resulting in community contribution company

51.98 (1)	Despite section 269, a corporation must not amalgamate with a community contribution company unless the amalgamation results in an amalgamated community contribution company.

(2)	If an amalgamation is proposed to result in an amalgamated community contribution company and the amalgamation is not to be effected under section 273 or 274,

(a)	sections 270 (1) (b) and 271 do not apply, and

(b)	the amalgamation agreement must be adopted by a unanimous resolution of all of the shareholders of each amalgamating company, whether or not their shares otherwise carry the right to vote.

Amalgamation into foreign jurisdiction and continuation out of British Columbia prohibited

51.99	Division 4 of Part 9 and sections 308 to 311 do not apply to a community contribution company.

Part 2.3 — Benefit Companies

Definitions

51.991 (1)	In this Part:

“associate” has the same meaning as in section 192 (1);

“public benefit” means a positive effect, including of an artistic, charitable, cultural, economic, educational, environmental, literary, medical, religious, scientific or technological nature, for the benefit of

(a)	a class of persons, other than shareholders of the company in their capacity as shareholders, or a class of communities or organizations, or

(b)	the environment, including air, land, water, flora and fauna, and animal, fish and plant habitats;

“responsible and sustainable manner”, in relation to the conduct of a benefit company’s business, means a manner of conducting the business that

(a)	takes into account the well-being of persons affected by the operations of the benefit company, and

(b)	endeavours to use a fair and proportionate share of available environmental, social and economic resources and capacities;

“third-party standard” means a standard for defining, reporting and assessing

(a)	the overall performance of a benefit company in relation to its conducting business in a responsible and sustainable manner, and

(b)	the performance of the benefit company in relation to the public benefits specified in that benefit company’s articles,

which standard is developed by a third-party standard-setting body and in accordance with the regulations, if any;

“third-party standard-setting body”, in relation to a benefit company, means a person or entity that is not related, in accordance with subsection (2), to the benefit company and that makes public the following information:

(a)	the name of each member of the third-party standard-setting body’s governing body;

(b)	the selection process for membership in that governing body;

(c)	the name of each person who,

(i)	if the third-party standard-setting body is a corporation, controls the standard-setting body within the meaning of section 2 (3) of this Act, or

(ii)	if the third-party standard-setting body is not a corporation, controls the operations of the standard-setting body;

(d)

a description of the sources of the third-party standard-setting body’s funding in sufficient detail to disclose any relationship that could reasonably be considered to compromise the standard-setting body’s independence from the benefit company;

(e)	a description of the process used to develop a third-party standard, including the criteria against which the benefit company’s performance is to be measured and the relative weight of those criteria.

(2)	For the purposes of the definition of “third-party standard-setting body”, a third-party standard-setting body is related to a benefit company,

(a)	in the case of a standard-setting body that is a corporation, if it is an affiliate of the benefit company, and

(b)	whether or not the standard-setting body is a corporation, if

(i)

a director, officer or shareholder, or an associate of a director, officer or shareholder, of the benefit company or of an affiliate of the benefit company is a member of the governing body of, or controls the operation of, or otherwise controls, the third-party standard-setting body, or

(ii)

a person who beneficially owns shares of the benefit company, or an associate of such a person, is a member of the governing body of, or controls the operation of, or otherwise controls, the third-party standard-setting body.

Benefit statement and benefit provision

51.992 (1)	A company is a benefit company if its notice of articles contains the following statement:

This company is a benefit company and, as such, is committed to conducting its business in a responsible and sustainable manner and promoting one or more public benefits.

(2)	A benefit company must include in its articles a provision that

(a)	specifies the public benefits to be promoted by the benefit company, and

(b)	sets out the following commitments:

(i)	to conduct the benefit company’s business in a responsible and sustainable manner;

(ii)	to promote the public benefits specified in paragraph (a).

Directors and officers

51.993 (1)	A director or officer of a benefit company, when exercising the powers and performing the functions of a director or officer of the company, must

(a)	act honestly and in good faith with a view to

(i)	conducting the business in a responsible and sustainable manner, and

(ii)	promoting the public benefits specified in the company’s articles, and

(b)	balance the duty under section 142 (1) (a) with the duty under paragraph (a) of this subsection.

(2)	Despite subsection (1),

(a)	the directors and officers of a benefit company have no duty under subsection (1) to

(i)	a person whose well-being may be affected by the company’s conduct, or

(ii)	a person who has an interest in a public benefit specified in the company’s articles, and

(b)	no legal proceeding may be brought by a person referred to in paragraph (a) (i) or (ii) against a director or officer of a benefit company in relation to the duties under subsection (1).

(3)

A director or officer of a benefit company does not contravene the duty under section 142 (1) (a) of this Act due only to the director or officer acting in accordance with subsection (1) of this section.

(4)

Despite subsection (2), a legal proceeding under this Act or any other enactment may be commenced in relation to the duties under subsection (1) only by shareholders of the benefit company and only if,

(a)	in the case of a public company, the proceeding is commenced by shareholders holding, in the aggregate, at least the lesser of

(i)	2% of the issued shares of the company, and

(ii)	issued shares of the company with a fair market value of at least $2 000 000, and

(b)	in any other case, the proceeding is commenced by shareholders holding, in the aggregate, at least 2% of the issued shares of the company.

(5)	Despite any rule of law to the contrary, a court may not order monetary damages in relation to any breach of subsection (1).

Benefit report

51.994 (1)

In this section, “publish”, in relation to a benefit report, has the same meaning as in section 1 (1) and, for the purposes of this section, a reference in the definition of “publish” to a company’s financial statements or an auditor’s report is deemed to be a reference to the benefit report.

(2)	The directors of a benefit company must, for the purposes of preparing a benefit report, annually

(a)	select a third-party standard, and

(b)

assess against the third-party standard, for the most recently completed financial year, the performance of the benefit company in carrying out the commitments set out in the benefit company’s benefit provision.

(3)

On or before each annual reference date for the company, the directors of a benefit company must produce and publish a report that discloses in the prescribed manner, if any, the following in relation to the company’s most recently completed financial year:

(a)	a fair and accurate description of the ways the benefit company demonstrated commitment

(i)	to conducting its business in a responsible and sustainable manner, and

(ii)	to promoting the public benefits specified in that benefit company’s articles;

(b)	a record of the assessment carried out under subsection (2) and the results of that assessment;

(c)	the circumstances, if any, that hindered the benefit company’s endeavours to carry out the commitments set out in the benefit company’s benefit provision;

(d)	the process and rationale for selecting or changing the third-party standard used to prepare the benefit report, including, as applicable,

(i)

a statement that the standard was applied in the year before the most recently completed financial year and is being applied in the most recently completed financial year in a manner consistent with the previous application of that standard,

(ii)

a statement that the standard was applied in the year before the most recently completed financial year but is not being applied in the most recently completed financial year, and the reasons for the inconsistency, or

(iii)	if the report is for the first financial year in which the company is a benefit company, a statement that the report is the first benefit report for which the standard was selected and applied;

(e)	any other information required by the regulations.

(4)	The directors of a benefit company must ensure that, before a benefit report is published, the report is

(a)	approved by the directors, and

(b)	signed by one or more directors to confirm that the approval required under paragraph (a) was obtained.

(5)	Promptly after a benefit report is published, the directors of the benefit company must post the report on the company’s publicly accessible website, if the company has one.

Alteration of notice of articles to become or to cease to be a benefit company

51.995 (1)	A company may become a benefit company by altering its notice of articles to include the benefit statement.

(2)	A company must not alter its notice of articles under subsection (1) unless the shareholders authorize the following by a special resolution:

(a)	the alteration referred to in subsection (1);

(b)	an alteration to the articles to set out a benefit provision.

(3)	A benefit company may cease to be a benefit company by altering its notice of articles to delete the benefit statement.

(4)	A benefit company must not alter its notice of articles under subsection (3) unless the shareholders authorize, by a special resolution, the alteration.

(5)

A shareholder of a company may send a notice of dissent to the company under Division 2 of Part 8, in respect of a resolution under this section to alter the company’s notice of articles to include or to delete the benefit statement.

Part 3 — Finance

Division 1 — Authorized Share Structure

Kinds. classes and series of shares

52 (1)	The authorized share structure of a company
(a)	must consist of

(i)	one or both of the following kinds of shares:
(A)	shares without par value;
(B)	shares with par value, and

(ii)	one or more classes of shares, and

(b)

may, on or after the recognition of the company, include one or more series of shares in any class of shares if the special rights or restrictions attached to the shares of that class provide for that inclusion.

(2)	Each class of shares must consist of shares of the same kind and, in the case of a class of shares consisting of shares with par value, shares having the same par value.

(3)	The par value of shares with par value must be expressed in reference to a currency and, if the currency is not Canadian currency, the type of currency must be stated.

Description of authorized share structure

53	A company’s notice of articles must

(a)	set out the identifying name of each class or series of its shares and the kind of shares of which that class or series of shares consists,

(b)	set out, for each class and series of shares, the maximum number of the shares of that class or series of shares that the company is authorized to issue, or state that there is no maximum number,

(c)	set out the par value of any shares with par value, and

(d)	identify any shares without par value as being shares of that kind.

Change in authorized share structure

54 (1)	Subject to this Part, a company may

(a)	create one or more classes of shares,

(b)	create one or more series of shares,

(c)	increase, reduce or eliminate the maximum number of shares that the company is authorized to issue out of any class or series of shares,

(d)	establish a maximum number of shares that the company is authorized to issue out of any class or series of shares for which no maximum is established,

(e)	subdivide all or any of its unissued, or fully paid issued, shares with par value into shares of smaller par value,

(f)	subdivide all or any of its unissued, or fully paid issued, shares without par value,

(g)	consolidate all or any of its unissued, or fully paid issued, shares with par value into shares of larger par value,

(h)	consolidate all or any of its unissued, or fully paid issued, shares without par value,

(i)	if the company is authorized to issue shares of a class of shares with par value,

(i)	subject to section 74, decrease the par value of those shares, or

(ii)	increase the par value of those shares if none of the shares of that class of shares are allotted or issued,

(j)	eliminate any class or series of shares if none of the shares of that class or series of shares are allotted or issued,

(k)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value,

(I)	change all or any of its unissued shares without par value into shares with par value,

(m)	alter the identifying name of any of its shares, or

(n)	otherwise alter its authorized share structure or shares when required or permitted to do so by this Act.

(2)

A company must not subdivide or consolidate shares with par value under subsection (1) of this section unless the product obtained by multiplying the number of shares by their par value is the same both before and after the subdivision or consolidation.

(3)	A company that wishes to effect a change contemplated by subsection (1) must,

(a)	if its notice of articles reflects information that would be incorrect or incomplete were the change to occur, effect that change by altering its notice of articles to reflect that change,

(b)

if both its notice of articles and articles reflect information that would be incorrect or incomplete were the change to occur, effect that change by altering its notice of articles and articles to reflect that change, or

(c)	in any other case, refrain from effecting the change until the company has been authorized to effect that change

(i)	by the type of resolution specified by the articles, or

(ii)	if the articles do not specify the type of resolution, by a special resolution.

(4)

A company may, in conjunction with the subdivision or consolidation of shares referred to in this section, convert fractional shares within the class or series of shares being subdivided or consolidated into whole shares in accordance with section 83.

Alterations may be expressed in a single resolution

55 (1)	If a company proposes 2 or more alterations to its authorized share structure or shares,

(a)	the shareholders’ authorizations required or permitted by this Act or the articles, as the case may be, may be expressed in a single resolution, and

(b)	the authorizations or consents of shareholders holding shares of a class or series of shares may be expressed in a single resolution.

(2)

In order for a single resolution contemplated by subsection (1) (a) or (b) to authorize or provide consent for 2 or more alterations to a company’s authorized share structure or shares, that single resolution must be passed by the majority of votes that is required to authorize or consent to the alteration requiring the highest majority of authorizing or consenting votes.

Division 2 — Share Attributes

Share is personal estate

56	A share in a company is personal estate.

Contents of share certificate

57 (1)	A company must set out on the face of each share certificate issued by it after the coming into force of this Act

(a)	the name of the company and words indicating that it is a British Columbia company,

(b)	the name of the person to whom the share certificate is issued,

(c)	the number, class and, if applicable, series of shares represented by the share certificate and whether those shares are with or without par value and, if with par value, that par value,

(d)	the date of issue of the share certificate,

(e)	if the shares represented by the share certificate are subject to a restriction on transfer, a conspicuous statement that the restriction exists, and

(f)	a numerical or other designation by which the share certificate is identified.

(2)

There must be stated on each share certificate issued on or after October 1, 1973 for partly paid shares issued before October 1, 1973, the amount paid up on each of the shares represented by the share certificate.

(3)

Subject to subsection (4), each share certificate issued on or after October 1, 1973 for shares to which special rights or restrictions are attached must contain or have attached to it the full text of those special rights or restrictions.

(4)

Instead of complying with subsection (3), a company may keep at its records office or registered office a copy of the full text of the special rights or restrictions referred to in that subsection and, in that event, the company must

(a)	provide, without charge, a copy of that full text to any person who requests one, and

(b)	state on each share certificate representing a share to which those special rights or restrictions are attached that

(i)	there are special rights or restrictions attached to the share, and

(ii)	a copy of the full text of those special rights or restrictions may be obtained, without charge, from the records office or the registered office, as the case may be.

Special rights or restrictions

58 (1)	The special rights or restrictions attached to a share are,

(a)

for a share of a pre-existing company that has not complied with section 370 (1) (a) and (b) or 436 (1) (a) and (b), the special rights or restrictions set out for that share in the company’s memorandum or articles, or

(b)	for a share of any other company, the special rights or restrictions set out for that share in the company’s articles.

(2)	A company may, by the type of shareholders’ resolution specified by the articles, or, if the articles do not specify the type of resolution, by a special resolution,

(a)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued, or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

(3)

Special rights or restrictions are not created or attached under subsection (2) (a) of this section and special rights or restrictions attached to a share are not varied or deleted under subsection (2) (b) until,

(a)	in the case of a pre-existing company, the company has complied with section 370 (1) (a) and (b) or 436 (1) (a) and (b), and

(b)	in the case of any company, including a company referred to in paragraph (a) of this subsection, the articles have been altered to reflect the creation, attachment, variation or deletion.

(4)	Nothing in this Act prevents

(a)	the same special rights or restrictions being attached to shares of more than one class or series of shares, or

(b)	a company from creating

(i)	one or more classes of shares without special rights or restrictions, or

(ii)	subject to section 60 (4), one or more series of shares without special rights or restrictions.

Replacing bearer share certificates

58.1 (1)	In this section, “bearer share certificate” means a share certificate that states that the bearer of the certificate is entitled to the shares described in the certificate.

(2)	This section applies to

(a)	a bearer share certificate issued by a company before October 1, 1973, and

(b)	a bearer share certificate issued by a company on or after October 1, 1973 in non-compliance with the legislative requirement to issue the certificate in the name of the person to whom it is issued.

(3)

A company must, on the request of a bearer of a bearer share certificate issued by the company, replace the bearer share certificate with a share certificate that complies with the requirements of section 57.

(4)

If a person who is the bearer of a bearer share certificate for shares to which special rights are attached applies to the company that issued the certificate to give effect to one or more of those rights, the company must not give effect to any of those rights unless the bearer share certificate is replaced with a share certificate that complies with the requirements of section 57.

Classes of shares

59 (1)

Subject to section 256, a company may, in its notice of articles and articles, or, if the company is a pre-existing company that has not complied with section 370 (1) (a) or 436 (1) (a), in its memorandum or in its memorandum and articles, provide for one or more classes of shares.

(2)

If no express provision for one or more classes of shares is made in a company’s charter under subsection (1) of this section, the shares of the company constitute a class of shares for the purposes of this Act.

(3)	Every share must be equal to every other share, subject to special rights or restrictions attached to any such share under the memorandum or articles.

(4)	Subject to subsection (6), each share of a class of shares must have attached to it the same special rights or restrictions as are attached to every other share of that class of shares.

(5)

It is not inconsistent with subsection (3) or (4) for special rights or restrictions to be binding on or accessible to only some of the shareholders holding shares of a class of shares if those special rights or restrictions are attached to each of the shares of that class of shares.

(6)	Subsection (4) does not apply to special rights or restrictions that are applicable only to one or more series of shares.

Shares in series

60 (1)	The special rights or restrictions attached to the shares of a class of shares

(a)	may provide that the class of shares includes or may include one or more series of shares, and

(b)	subject to subsections (3) and (4), may authorize the directors, by resolution, to do one or more of the following:

(i)

determine the maximum number of shares of any of those series of shares that the company is authorized to issue, determine that there is no maximum number or alter any determination made, under this subparagraph or otherwise, in relation to a maximum number of those shares, and authorize the alteration of the notice of articles accordingly;

(ii)

alter the articles, and authorize the alteration of the notice of articles, to create an identifying name by which the shares of any of those series of shares may be identified or to alter any identifying name created for those shares;

(iii)

alter the articles, and authorize the alteration of the notice of articles, to attach special rights or restrictions to the shares of any of those series of shares or to alter any special rights or restrictions attached to those shares.

(2)

Any rights provided to directors under subsection (1) (b) are in addition to any rights available to shareholders under this Act to authorize or make the alterations, determinations and authorizations referred to in that subsection in relation to shares of a class of shares to which are attached the special rights or restrictions referred to in subsection (1) (a).

(3)

If alterations, determinations or authorizations contemplated by subsection (1) (b) are to be made in relation to a series of shares of which there are issued shares, those alterations, determinations and authorizations must be made by the type of shareholders’ resolution specified by the articles, or, if the articles do not specify the type of resolution, by a special resolution.

(4)

Each share of a series of shares must have attached to it the same special rights or restrictions as are attached to every other share of that series of shares, and the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to shares of the class of shares of which the series of shares is a part.

(5)

It is not inconsistent with subsection (4) for special rights or restrictions to be binding on or accessible to only some of the shareholders holding shares of a series of shares if those special rights or restrictions are attached to each of the shares of that series of shares.

(6)	No special rights or restrictions attached to a series of shares confer on the series priority over any other series of shares of the same class of shares respecting

(a)	dividends, or

(b)	a return of capital

(i)	on the dissolution of the company, or

(ii)	on the occurrence of any other event that entitles the shareholders holding the shares of all series of shares of the same class of shares to a return of capital.

(7)	Without limiting subsection (6),

(a)

if cumulative dividends in respect of a series of shares are not paid in full, the shares of all series of shares of the same class of shares must, in a payment of accumulated dividends, participate rateably in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full, and

(b)

if amounts payable on a dissolution of the company, or on the occurrence of any other event that entitles the shareholders holding the shares of all series of shares of the same class of shares to a return of capital, are not paid in full, the shares of all series of shares of the same class of shares must, in a return of capital in respect of that class of shares, participate rateably in accordance with the amounts that would be payable on the return of capital if all amounts so payable were paid in full.

No interference with class or series rights without consent

61

A right or special right attached to issued shares must not be prejudiced or interfered with under this Act or under the memorandum, notice of articles or articles unless the shareholders holding shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of those shareholders.

Division 3 — Allotment and Issue of Shares

Issue of shares

62

Subject to section 64, to the Pre-existing Company Provisions, if applicable, to the memorandum or notice of articles, as the case may be, and to the articles of a company, shares of the company may be issued at the times and to the persons that the directors may determine.

Issue price for shares

63 (1)	The issue price for a share without par value must be set

(a)	in the manner contemplated by the company’s memorandum or articles, or

(b)	if the memorandum or articles do not contemplate the manner in which the issue price is to be set,

(i)

in the case of a pre-existing company that has not complied with section 370 (1) (a) or 436 (1) (a) or that has a notice of articles that reflects that the Pre-existing Company Provisions apply to the company, by a special resolution, or

(ii)	in any other case, by a directors’ resolution.

(2)	The issue price for a share with par value must be

(a)	set by a directors’ resolution, and

(b)	equal to or greater than the par value of the share.

Payment of consideration for shares

64 (1)	In this section, “property” does not include

(a)	money, or

(b)	a record evidencing indebtedness of the person to whom shares are to be issued.

(2)	A share must not be issued until it is fully paid.

(3)	A share is fully paid when

(a)	consideration is provided to the company for the issue of the share by one or more of the following:

(i)	past services performed for the company;

(ii)	property;

(iii)	money, and

(b)	the value of the consideration received by the company equals or exceeds the issue price set for the share under section 63.

(4)

The directors must satisfy themselves that the aggregate value of the past services, property and money referred to in subsection (3) (a) of this section equals or exceeds the issue price set for the share under section 63 and in doing so must not attribute to those past services or that property a value that exceeds the fair market value of those past services or that property, as the case may be.

(5)

In considering whether the aggregate value of the past services, property and money referred to in subsection (3) (a) of this section equals or exceeds the issue price set for the share under section 63, the directors may take into account reasonable charges and expenses that

(a)	have been incurred by the person providing the past services, property and money, and

(b)	are reasonably expected to benefit the company.

Deemed receipt of payment

65 (1)	Sections 63 and 64 (1) and (3) to (5) do not apply to

(a)	a share issued by way of dividend, or

(b)	a conversion or exchange of shares under

(i)	section 76,

(ii)	an amalgamation agreement under Division 3 of Part 9, or

(iii)	an arrangement under Division 5 of Part 9.

(2)	Shares issued by way of dividend are deemed to be fully paid.

(3)	If shares that are converted or exchanged in a manner contemplated by subsection (1) (b) of this section are fully paid, the shares issued under the conversion or exchange are deemed to be fully paid.

Repealed

   66 [Repealed  2003-71-11.]

Commissions and discounts

67 (1)	The directors may authorize the company to pay a reasonable commission or allow a reasonable discount to any person in consideration of that person

(a)	procuring or agreeing to procure purchasers for shares of the company, or

(b)	purchasing or agreeing to purchase shares of the company from the company or from any other person.

(2)	In this Act, reference to the consideration received for a share means,

(a)	if a commission has been paid with respect to the share, the gross amount of the consideration received without taking into account any amount paid by way of commission, and

(b)	if a discount has been allowed with respect to the share, the gross amount of the consideration before the discount is subtracted from that amount.

Validation of creation, allotment or issue of shares

68 (1)	The creation, allotment or issue of shares by a company, including on the exercise of conversion or exchange rights attached to securities, may be validated under this section if

(a)	the creation, allotment or issue of those shares, or any of the terms of the allotment or issue of those shares, is inconsistent with

(i)	a provision, applicable to the company, of this or any other Act, including a former Companies Act, or of any regulation, or

(ii)	the memorandum, notice of articles or articles of the company, or

(b)	the creation, allotment or issue of those shares is otherwise invalid.

(2)	In a case to which subsection (1) applies,

(a)

the court, on the application of any person whom the court considers to be an appropriate person to bring the application, including the company, a shareholder holding any of the shares for which validation under this section is sought or a creditor of the company, and on being satisfied that in all of the circumstances it is just and equitable to do so, may make one or more of the following orders:

(i)	an order that validates the creation, allotment or issue of those shares;

(ii)

an order that confirms the terms of the allotment or issue of those shares as if the terms of the allotment or issue were consistent with a provision, applicable to the company, of this or any other Act, including a former Companies Act, or of any regulation or with the company’s notice of articles or memorandum, as the case may be, and articles, or

(b)

the company may, by a unanimous resolution of all of the shareholders, whether or not their shares otherwise carry the right to vote, passed after the creation, allotment or issue of shares for which validation under this section is sought, do one or more of the following:

(i)	validate the creation, allotment or issue of those shares;

(ii)

confirm the terms of the allotment or issue of those shares as if the terms of the allotment or issue were consistent with the company’s notice of articles or memorandum, as the case may be, and articles.

(3)	If the court makes an order under subsection (2) (a),

(a)	the company must, if the effect of the order is to alter any of the information contained in the company’s notice of articles or memorandum,

(i)	comply with section 370 or 436, as the case may be, if the company does not have a notice of articles, and

(ii)	alter its notice of articles in accordance with the order, and

(b)	the creation, allotment or issue of shares is validated, or the terms of the allotment or issue of shares are confirmed, for the purposes of this section,

(i)	in a case referred to in paragraph (a) of this subsection, in accordance with section 257 (5), or

(ii)	in any other case, on the making of the order.

(4)	If a unanimous resolution is passed under subsection (2) (b) of this section,

(a)	the company must, if the effect of the resolution is to alter any of the information contained in the company’s notice of articles or memorandum,

(i)	comply with section 370 or 436, as the case may be, if the company does not have a notice of articles, and

(ii)	alter its notice of articles in accordance with the resolution, and

(b)	the creation, allotment or issue of shares is validated, or the terms of the allotment or issue of shares are confirmed, for the purposes of this section,

(i)	in a case referred to in paragraph (a) of this subsection, in accordance with section 257 (5), or

(ii)	in any other case, when a copy of the unanimous resolution is received for deposit at the records office of the company.

(5)

When, under this section, the creation, allotment or issue of shares is validated or the terms of the allotment or issue of shares are confirmed, the applicable shares are deemed to have been validly created, allotted or issued, as the case may be, on the terms of the allotment or issue of them or on such other terms as are ordered by the court or are set out in the unanimous resolution, as the case may be.

Fractional shares

69 (1)	A company may issue a fractional share, and this Part applies.

(2)

Unless the memorandum or articles provide otherwise, a person holding a fractional share has, in relation to the fractional share, the rights of a shareholder in proportion to the fraction of the share held.

Dividends

70 (1)	Unless its charter or an enactment provides otherwise, a company may declare a dividend, and may pay that dividend, whether out of profits, capital or otherwise,

(a)	by issuing shares or warrants by way of dividend, and

(b)	subject to subsection (2), in property, including in money.

(1.1)	A company must set out, on the face of each warrant issued by the company after the coming into force of this subsection, the name of the person to whom it is issued.

(2)	A company may declare or pay a dividend under subsection (1) (b) unless there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	the payment of the dividend would render the company insolvent.

(3)	On the application of a director of a company, the court may declare whether the declaration or payment of a dividend by the company would contravene subsection (2).

(4)	A dividend is not invalid merely because it is declared or paid in contravention of subsection (2).

Discharge for payment

71

The negotiation of a cheque by, or the acknowledgement of receipt by, a shareholder of a company is a valid discharge to the company for a dividend or sum paid or property transferred by the company in respect of a share registered in the name of that person, and the company is not bound to see to the execution of a trust, express, implied or constructive, concerning shares of the company.

Division 4 — Capital

Capital

72 (1)	When a company issues shares without par value, there is added to the capital of the company for that class or series of shares,

(a)	if the shares are issued for property within the meaning of section 64 (1), an amount not greater than the issue price for those shares,

(b)	if the shares are issued by way of dividend, the declared amount, if any, of the dividend, and

(c)	in any other case, the issue price for those shares.

(2)

In addition to any additions to capital effected under subsection (1), a company may add to its capital in respect of a class or series of shares without par value an amount specified by a directors’ resolution or an ordinary resolution.

(3)	When a company issues shares with par value, there is added to the capital of the company, for that class or series of shares, an amount equal to the aggregate of the par values of those shares.

Special rule

73

If shares that are converted or exchanged in a manner contemplated by section 65 (1) (b) are fully paid, the capital of the company In relation to the shares that are Issued under the conversion or exchange is, at the time of the conversion or exchange, the amount that was the capital of the company, or, in the case of an amalgamation, of the amalgamating corporation, in relation to the shares that were converted or exchanged.

Reduction of capital

74 (1)	Subject to section 75 and subsection (2) of this section, a company may reduce its capital if it is authorized to do so

(a)	by a court order, or

(b)	subject to subsection (1.1), by a special resolution.

(1.1)

A company must not reduce its capital under subsection (1) (b) if there are reasonable grounds for believing that the realizable value of the company’s assets would, after the reduction, be less than the aggregate of its liabilities.

(1.2)	A company that is entitled to reduce its capital under this section may effect that reduction in any way.

(2)	A resolution of a company under subsection (1) (b) to reduce capital does not take effect,

(a)	if the company is a company registered under the Small Business Venture Capital Act, until the company has paid the money payable by it to the minister under section 22 of that Act, or

(b)

if the company is a company registered under Part 2 of the Employee Investment Act, until the company has obtained confirmation from the minister that all of the money payable to the minister under sections 31 and 32 of that Act has been paid.

Exception to section 74

75

A company may, on the terms, if any, and in the manner, if any, provided in its memorandum or articles, do any of the following without obtaining the special resolution or court order referred to in section 74 (1) and without changing its authorized share structure:

(a)	redeem, purchase or otherwise acquire shares under section 77 or 227 (3) (g), or under Division 2 of Part 8 or Division 5 of Part 9;

(b)	accept a surrender of shares by way of gift or for cancellation;

(c)	convert fractional shares into whole shares in accordance with section 83

(i)	on a subdivision or consolidation of shares under section 54 (4), or

(ii)	on a redemption, purchase or surrender referred to in paragraph (a) or (b) of this section.

Division 5 — Conversion, Exchange or Acquisition of Shares by Company

Conversion or exchange

76	If securities of a company have rights of conversion or exchange attached to them, the company may, in accordance with those rights and despite section 78,

(a)	convert or exchange any of those securities, other than shares that are not fully paid, into or for unissued shares, and

(b)	reissue shares converted or exchanged under this section as if they had never been issued.

Company may redeem or purchase or otherwise acquire shares

77	Subject to sections 78 and 79 and the Pre-existing Company Provisions, if applicable, a company may

(a)	redeem, on the terms and in the manner provided in its memorandum or articles, any of its shares that has a right of redemption attached to it,

(b)	if it is so authorized by, and subject to any restriction in, its memorandum or articles, purchase any of its shares, and

(c)	subject to any restriction in its memorandum or articles, otherwise acquire any of its shares.

Purchase or acquisition prohibited when insolvent

78 (1)	A company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	making the payment or providing the consideration would render the company insolvent.

(2)	On the application of a director of a company, the court may declare whether a purchase or other acquisition of shares by the company would contravene subsection (1).

(3)	A purchase or acquisition of shares is not invalid merely because it is in contravention of subsection (1).

Redemption prohibited when insolvent

79 (1)	A company must not make a payment or provide any other consideration to redeem any of its shares if there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	making the payment or providing the consideration would render the company insolvent.

(2)	On the application of a director of a company, the court may declare whether a redemption of shares by the company would contravene subsection (1).

(3)	A redemption of shares is not invalid merely because it is in contravention of subsection (1).

Repealed

80-81	[Repealed 2003-71-11.]

Cancellation and retention of shares

82 (1)	A company that has redeemed, purchased or otherwise acquired, by surrender or otherwise, any of its shares

(a)	must cancel the shares if required to do so by its memorandum or articles or by a resolution of the directors,

(b)	if not so required, may cancel the shares, or

(c)	must, if the shares are not cancelled under paragraph (a) or (b), retain the shares.

(2)	A share is cancelled for the purposes of this Act if the company’s securities registers are altered to reflect that the share is no longer an issued share.

(3)	The company must mark the share certificate, if any, representing a cancelled share in a manner that indicates that the share is no longer an issued share.

(4)	A company that retains a share under subsection (1) (c) must alter its securities registers to reflect that the company is the shareholder of that share.

(5)	A company may, unless its memorandum or articles provide otherwise,

(a)	reissue a share that it has cancelled under subsection (1) (a) or (b), and

(b)	sell, gift or otherwise dispose of a share that it has retained under subsection (1) (c).

(6)	If a company retains a share under subsection (1) (c), the company

(a)	is not entitled to vote the share at a meeting of its shareholders,

(b)	must not pay a dividend in respect of the share, and

(c)	must not make any other distribution in respect of the share.

Elimination of fractional shares

83 (1)

If fractional shares are to be converted into whole shares under section 54 (4) or 75 (c), each fractional share remaining after conversion that is less than 1/2 of a share must be cancelled and each fractional share that is at least 1/2 of a share must be changed to one whole share.

(2)	A change of a fractional share to a whole share under subsection (1) of this section does not constitute an issue of a share within the meaning of Division 3.

Division 6 — Purchase of Shares by Subsidiary

Definitions

84	In this Division:

“parent corporation” means the corporation

(a)	of which the purchasing subsidiary is a subsidiary, and

(b)	shares of which the purchasing subsidiary wishes to purchase;

“purchasing subsidiary” means a company that wishes to purchase shares of a corporation of which it is a subsidiary.

Subsidiary may purchase shares of parent

85	Subject to section 86 and unless its articles provide otherwise, a subsidiary may purchase or otherwise acquire shares of a corporation of which it is a subsidiary.

Purchase prohibited when insolvent

86 (1)	A subsidiary must not purchase any of the shares of its parent corporation if there are reasonable grounds for believing that

(a)	the subsidiary is insolvent, or

(b)	the purchase would render the subsidiary insolvent.

(2)

On the application of a director of the parent corporation or of a director of the purchasing subsidiary, the court may declare whether a purchase of shares of the parent corporation by the purchasing subsidiary would contravene subsection (1).

(3)	A purchase by a subsidiary of shares of its parent corporation is not invalid merely because it is in contravention of subsection (1).

Division 7 — Liability of Shareholders

Liability of shareholders

87 (1)	No shareholder of a company is personally liable for the debts, obligations, defaults or acts of the company except as provided in Part 2.1.

(2)	A shareholder is not, in respect of the shares held by that shareholder, personally liable for more than the lesser of

(a)	the unpaid portion of the issue price for which those shares were issued by the company, and

(b)	the unpaid portion of the amount actually agreed to be paid for those shares.

(3)

Money payable by a shareholder to the company under the memorandum or articles is a debt due from the shareholder to the company as if it were a debt due or acknowledged to be due by instrument under seal.

Shareholder’s liability for partly paid shares of a pre-existing company

88 (1)

Shares of a pre-existing company that were not fully paid on the day on which this Act comes into force, and the shareholders holding those shares, remain subject to those provisions of the Companies Act, R.S.B.C. 1960, c. 67, and to those provisions of the articles of the company, that relate to the following:

(a)	the payment of calls by and dividends to, and the liability of, the shareholder holding shares that are not fully paid;

(b)	the enforcement of the liability referred to in paragraph (a).

(2)	Subject to subsection (3), a company may, by a special resolution, extinguish or reduce a shareholder’s liability in respect of an amount unpaid on any share that was issued before October 1, 1973.

(3)

Unless the court orders otherwise, a company must not extinguish or reduce a shareholder’s liability under subsection (2) in respect of an amount unpaid on a share if there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	the extinguishment or reduction would render the company insolvent.

(4)

On the application of a creditor of a company or any other person the court considers appropriate, the court may order a shareholder of the company to pay to the company an amount equal to any liability of the shareholder that was extinguished or reduced contrary to subsection (3).

(5)	An application under subsection (4) must not be brought more than 2 years after the date that the resolution referred to in subsection (2) was passed.

Liability of former and present shareholders on bankruptcy or winding up

89 (1)

For the purposes of the Bankruptcy and Insolvency Act (Canada) and the Winding-up and Restructuring Act (Canada), the liability of any former or present shareholder who is liable to contribute to the assets of the company is, except as provided in Part 2.1 of this Act, limited to the lesser of

(a)	the amount of that shareholder’s liability under section 87 of this Act, and

(b)	an amount sufficient for:

(i)	the payment of the company’s debts and liabilities,

(ii)	the costs, charges and expenses of the bankruptcy or winding up, as the case may be, and

(iii)	the adjustment of the rights of the shareholders among themselves.

(2)	Despite subsection (1) of this section, a former shareholder is not liable to contribute to the assets of the company

(a)	if that shareholder ceased to be a shareholder one year or more before the date of the commencement of the bankruptcy or winding up,

(b)	in respect of any debt or liability of the company contracted after that shareholder ceased to be a shareholder, or

(c)	in any other case, unless it appears to the court that the present shareholders are unable to satisfy the contributions required to be made by them.

(3)

For the purposes of this section, any dividend, profit or other amount that is due to a shareholder as a result of that person being a shareholder may be taken into account for the purpose of the final adjustment of the rights of the shareholders among themselves, but that sum ranks behind a debt owed to a person that is not due to that person by reason of that person being a shareholder.

Division 8 — Trust Indentures

Definitions

90	In this Division:

“event	of default” means an event, specified in a trust indenture, on the occurrence of which

(a)	a security interest constituted by or under the trust indenture becomes enforceable, or

(b)	the principal, interest or other money payable under the trust indenture becomes, or may be declared to be, payable before the date of maturity,

but an event is not an event of default unless and until the conditions set out in the trust indenture in connection with that event for the sending of notice or the lapse of time or otherwise have been satisfied;

“trustee” means a person appointed as trustee by or under a trust indenture and includes any successor trustee;

“trust indenture” means a deed, indenture or other record, however designated, including every supplement or amendment to it, made by a corporation

(a)	under which the corporation issues or guarantees, or provides for the issue or guarantee of, debentures, and

(b)	by or under which a person is appointed as trustee for the persons holding the debentures issued or guaranteed under the trust indenture.

Application

91 (1)

Subject to subsections (2) and (3), this Division applies to a trust indenture only if a prospectus, securities exchange issuer circular or take over bid circular has been filed, under the Securities Ad or any predecessor of that Act, in respect of the debentures issued or guaranteed or to be issued or guaranteed under the trust indenture.

(2)

Sections 86 to 97 of the Company Ad, 1996 continue to apply to trust indentures to which those sections applied before the coming into force of this Act, other than trust indentures to which this Division applies under subsection (1) of this section.

(3)

On the application of an interested person or on the executive director’s own motion, the executive director may make an order, subject to the terms and conditions the executive director considers appropriate, exempting a trust indenture or a class of trust indentures or a person or a class of persons from one or more of the provisions of this Division if the executive director considers that to do so would not be prejudicial to the public interest.

(4)	A person may appeal to the Securities Commission an order made by the executive director under subsection (3).

Eligibility of trustee

92 (1)	A person must not be appointed as a trustee unless that person is, and a group of persons must not be appointed as a trustee unless at least one of those persons is,

(a)	resident in British Columbia,

(b)	authorized to do business in British Columbia, or

(c)	authorized to carry on trust business under the Financial Institutions Act.

(2)	A person must not be appointed or act as a trustee if there is a material conflict of interest between the person’s role as trustee and the person’s role in any other capacity.

(3)	A trustee must, within 3 months after becoming aware that a material conflict of interest referred to in subsection (2) exists,

(a)	eliminate that conflict of interest, or

(b)	resign as trustee.

(4)	If, despite this section, a trustee has a material conflict of interest, the material conflict of interest does not, in any manner, affect the validity and enforceability of

(a)	the trust indenture by or under which the trustee has been appointed,

(b)	the security interest constituted by or under the trust indenture, and

(c)	the debentures issued under the trust indenture.

(5)

If a trustee has a material conflict of interest referred to in subsection (2), an interested party may apply to the court, whether or not the period referred to in subsection (3) has expired, for an order that the trustee be removed and replaced, and the court may make any order it considers appropriate.

Persons holding debentures may request information from trustee

93 (1)

A person holding debentures issued under a trust indenture may, on payment to the trustee of any reasonable fee required by the trustee under this subsection, require the trustee to provide, within 25 days after the trustee receives from the person an affidavit referred to in subsection (2), a list of the following information as it appears on the records of the trustee on the date that the affidavit is received by the trustee:

(a)	for each person holding outstanding debentures issued under the trust indenture,

(i)	the name and address of that person, and

(ii)	the aggregate principal amount of the outstanding debentures held by that person;

(b)	the aggregate principal amount of all outstanding debentures under the trust indenture.

(2)	The affidavit required under subsection (1)

(a)	must be made by the person requiring the list,

(b)	must contain

(i)	the name and mailing address of the person requiring the list, or

(ii)	if that person is a corporation, its name and the mailing address and, if different, the delivery address of its registered office or equivalent, and

(c)	must contain a statement that the requested list will not be used except as permitted under subsection (4).

(3)

If, without reasonable excuse, the trustee fails to provide the list within the time required by subsection (1), the person requiring the list may apply to the court for an order requiring the trustee to provide the list and the court may make the order.

(4)	A person must not use a list obtained under this section except in connection with

(a)	an effort to influence the voting of the persons holding the debentures,

(b)	an offer to acquire the debentures, or

(c)	any other matter relating to the debentures.

Information for trustee

94	An issuer or guarantor of debentures must, on demand by a trustee, promptly provide to the trustee the information required to enable the trustee to comply with section 93 (1).

Evidence of compliance with trust indenture

95

If requested to do so by the trustee, an issuer or a guarantor of debentures issued or to be issued under a trust indenture must, before doing any of the following acts, provide to the trustee evidence of compliance with every term of the trust indenture relating to that act:

(a)	issuing, certifying and delivering debentures under the trust indenture;

(b)	releasing, or releasing and substituting, property, rights or interests subject to a security interest constituted by the trust indenture;

(c)	satisfying and discharging the trust indenture;

(d)	taking any other action to be taken by the trustee at the request of or on the application of the issuer or guarantor.

Contents of evidence of compliance

96	Evidence of compliance as required by section 95 consists of

(a)	a certificate or affidavit made by the issuer or guarantor stating that the conditions referred to in that section have been complied with in accordance with the terms of the trust indenture,

(b)

if the trust indenture requires compliance with conditions that are subject to review by a lawyer, an opinion of a lawyer acceptable to the trustee that those terms have been complied with in accordance with the terms of the trust indenture,

(c)

if the trust indenture requires compliance with conditions that are subject to review by an auditor or accountant, an opinion or report of the auditor or accountant of the issuer or guarantor, or of any other accountant that the trustee may select, that those terms have been complied with in accordance with the terms of the trust indenture, and

(d)	a statement by each person giving evidence of compliance under paragraph (a), (b) or (c)

(i)	declaring that the person has read and understands the terms of the trust indenture concerning which the evidence is given,

(ii)	describing the nature and scope of the examination or investigation on which the person based the affidavit, certificate, opinion or report, and

(iii)	declaring that the person has made the examination or investigation the person believes necessary to enable the person to make the statements or to give the opinions contained or expressed in it.

Additional evidence of compliance

97 (1)

An issuer or guarantor of debentures issued or to be issued under a trust indenture must, on demand by the trustee, provide to the trustee evidence, in the form the trustee requires, as to compliance with any condition in the trust indenture relating to any action required or permitted to be taken by the issuer or guarantor under the trust indenture.

(2)	An issuer or guarantor of debentures issued or to be issued under a trust indenture must, on demand by the trustee, provide to the trustee a certificate

(a)

stating that the issuer or guarantor has complied with all of the requirements contained in the trust indenture that, if not complied with, would, with the sending of notice, lapse of time or otherwise, constitute an event of default, or

(b)	if the issuer or guarantor has not complied with one or more of those requirements, giving particulars of the failure to comply.

Notice of default

98 (1)

Unless the trustee in good faith determines that it is in the best interests of the persons holding the debentures to withhold notice and so informs the issuer or guarantor of the trust indenture in writing, the trustee must send to the persons holding debentures issued under a trust indenture notice of each event of default arising under the trust indenture and continuing at the time the notice is sent.

(2)	The trustee must send the notice required under subsection (1) within a reasonable time but not more than one month after the trustee becomes aware of the event of default.

Trustee’s duty of care

99	The trustee must exercise the trustee’s powers and duties

(a)	in good faith and in a commercially reasonable manner,

(b)	with the care, diligence and skill of a reasonably prudent trustee, and

(c)	with a view to the best interests of the persons holding the debentures issued under the trust indenture.

Reliance on statements

100

A trustee is not in contravention of section 99 if the trustee relies and acts in good faith on statements contained in a certificate, affidavit, opinion or report that complies with this Act or the trust indenture.

Trustee not relieved from duties

101

No term of a trust indenture, and no term of an agreement between a trustee and any or all of the persons holding debentures issued under the trust indenture or between the trustee and the issuer or guarantor of the trust indenture, relieves a trustee from the duties imposed on that trustee by section 99.

Division 9 — Debentures

Validity of perpetual debenture

102

Despite any rule of equity to the contrary, no condition contained in a debenture, or in a deed for securing a debenture, is invalid merely because the debenture is made irredeemable or redeemable only on the happening of a contingency, however remote, or on the expiration of a period, however long.

Enforcement of contract to take debentures

103	Every contract with a company to take up and pay for a debenture of the company may be enforced by a court order for specific performance.

Issue of redeemed debenture

104 (1)

If a company redeems a debenture that was previously issued as one of a series, the company has, and is deemed always to have had, power to reissue the debenture, either by reissuing the same debenture or by issuing another debenture in its place, unless

(a)	an express or implied provision to the contrary is contained in the debenture, the articles or a contract entered into by the company, or

(b)	the company has, by a resolution of the shareholders, manifested its intention that the debenture be cancelled.

(2)	On the reissue of a debenture under subsection (1), the person entitled to the debenture has, and is deemed always to have had, the same priority as if the debenture had never been redeemed if

(a)	the debenture so states, or

(b)	the debenture was first issued before january 1, 1977.

(3)	If a company redeems a debenture and has the power to reissue that debenture, particulars of that debenture must be included in the balance sheet of the company.

(4)

If a company has issued or deposited a debenture created by the company to secure advances on current account or otherwise, the debenture is not deemed to have been redeemed merely because any of the advances are repaid, or the account of the company ceases to be in debit, while the debenture remains issued or deposited.

(5)

The reissue of a debenture or the issue of another debenture in its place under this section is deemed not to be the issue of a new debenture for the purpose of a provision limiting the amount or number of debentures to be issued.

Division 10 — Receivers and Receiver Managers

Powers of directors and officers

105

If a receiver manager is appointed by the court or under an instrument over some or all of the undertaking of a corporation, the powers of the directors and officers of the corporation cease with respect to that part of the undertaking for which the appointment is made until the receiver manager is discharged.

Duties of receiver and receiver manager

106	A receiver or receiver manager must,

(a)	within 7 days after being appointed, file with the registrar a notice of appointment of receiver or receiver manager in the form established by the registrar,

(b)

within 7 days after any change in any address shown for the receiver or receiver manager in the corporate register, file with the registrar a notice of change of address of receiver or receiver manager in the form established by the registrar, and

(c)	within 7 days after ceasing to act as receiver or receiver manager, file with the registrar a notice of ceasing to act as receiver or receiver manager in the form established by the registrar.

Part 4 — Shares, Registers and Transfers

Securities Transfer Act applies

106.1 (1)	Except as otherwise provided in this Act, the transfer or transmission of a security is governed by the Securities Transfer Act.

(2)	The Securities Transfer Act does not apply to a transfer effected under section 227, 244, 291 or 300 (7).

Shares may be certificated or uncertificated

107 (1)	In this section, “uncertificated share” means a share that is not represented by a certificate.

(2)	A share issued by a company may be represented by a share certificate or, except in the case of an unlimited liability company, may be an uncertificated share.

(3)

Subject to section 108, unless the shares of which a shareholder is the registered owner are uncertificated shares, the shareholder is entitled, on request and at the shareholder’s option, to receive, without charge, one of the following from the company in respect of the shareholder’s shares:

(a)	a share certificate in a form that complies with this Act and with the company’s charter;

(b)	a non-transferable written acknowledgement of the shareholder’s right to obtain such a certificate.

(4)	Unless the company’s articles provide otherwise, the directors of a company may, by resolution, provide that

(a)	the shares of any or all of the classes and series of the company’s shares must be uncertificated shares, or

(b)	any specified shares must be uncertificated shares.

(5)

Despite subsection (4), if a certificate or acknowledgement referred to in subsection (3) has been received by a shareholder in relation to a share, a resolution referred to in subsection (4) must not apply to that share until the certificate or acknowledgement is surrendered to the company.

(6)

Within a reasonable time after the issue or transfer of a share that is an uncertificated share, the company must send to the shareholder a written notice containing the information required to be stated on a share certificate under section 57.

Shares jointly owned

108

A company is not required to issue more than one certificate in respect of shares registered jointly in the names of several persons and delivery of a certificate to one of several joint shareholders is sufficient delivery to all.

Lost or destroyed certificates

109	Section 92 of the Securities Transfer Act applies to lost or destroyed certificates.

Signature on share certificate

110 (1)	A share certificate must be signed manually

(a)	by a director or officer of the company, or

(b)	by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the company.

(2)	Any additional signatures required on a share certificate may be printed or otherwise mechanically reproduced on the certificate.

(3)

If a share certificate contains a printed or mechanically reproduced signature of an individual, the company may issue the certificate even though the individual has ceased to be a director or an officer of the company, and the certificate is as valid as if the individual were a director or an officer on the date of the issue of the certificate.

Securities registers

111 (1)	A company must maintain a central securities register in which it registers

(a)	the shares issued by the company, or transferred, after the coming into force of this Act, and

(b)	with respect to those shares,

(i)	the name and last known address of each person to whom those shares have been issued or transferred after the coming into force of this Act,

(ii)	the class, and any series, of those shares,

(iii)	the number of those shares held by each of the persons referred to in subparagraph (i),

(iv)	in the case of shares issued after the coming into force of this Act, the date and particulars of each such issue, and

(v)	in the case of shares transferred after the coming into force of this Act, the date and particulars of each such transfer.

(2)	In addition to its central securities register, a company may maintain branch securities registers.

(3)	A company may appoint agents to maintain the central securities register and any branch securities registers.

(4)

A company must maintain its central securities register at its records office or at any other location inside or outside British Columbia designated by the directors, and may maintain branch securities registers at any locations inside or outside British Columbia designated by the directors.

(4.1)

If, under subsection (4), the directors designate a location outside British Columbia as the location at which the company maintains its central securities register, the central securities register must be available for inspection and copying in accordance with sections 46 and 48 at a location inside British Columbia by means of a computer terminal or other electronic technology.

(4.2)

If, under subsection (4), the directors designate a location inside British Columbia as the location at which the company maintains its central securities register, the central securities register must be available for inspection and copying in accordance with sections 46 and 48 at

(a)	that designated location, or

(b)	another location inside British Columbia by means of a computer terminal or other electronic technology.

(5)	Registering the issue or transfer of a share in the central securities register or in a branch securities register is complete and valid registration for all purposes.

(6)	A branch securities register must only contain particulars of shares issued or transferred at that branch.

(7)	Particulars of each issue or transfer of a share registered in a branch securities register must also be promptly registered in the central securities register.

(8)	Sections 46 to 48 apply to a company’s branch securities register as if it were a central securities register.

(9)	A company must not at any time close its central securities register.

Index of shareholders

112 (1)	Every company having more than 100 shareholders must,

(a)	unless the central securities register is in a form constituting in itself an index, keep an index of the names of the shareholders of the company as a part of its central securities register, and

(b)	within 14 days after the date on which an alteration is made in the central securities register, make any necessary alteration in the index.

(2)	The index of shareholders must be so kept as to enable particulars with respect to every shareholder to be readily ascertained.

Repealed

113-114	[Repealed 2007-10-107.]

Powers of personal representative

115 (1)

Despite the memorandum or articles of a company, the personal or other legal representative or trustee in bankruptcy of a shareholder, although not registered as a shareholder, has the rights, privileges and obligations that attach to the shares held by the shareholder, if the appropriate evidence of appointment or incumbency within the meaning of section 87 of the Securities Transfer Act is provided to the company.

(2)	Subsection (1) of this section does not apply on the death of a shareholder for shares registered in the shareholder’s name and the name of another person in joint tenancy.

Repealed

116-117	[Repealed 2007-10-109.]

Documents for transmission

118

The personal or other legal representative, or trustee in bankruptcy, of a shareholder of a company is entitled to become or to designate another person to become a registered shareholder of the company if the person provides to the company or its transfer agent

(a)	a declaration of transmission made by the personal or other legal representative or trustee in bankruptcy stating the particulars of the transmission,

(b)	the share certificate, if any, and any assurances referred to in section 87 of the Securities Transfer Act that are required by the company,

(c)	in the case of a death,

(i)	the original grant of probate or grant of administration or a court certified copy of them, or

(ii)

the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest,

(d)	in the case of bankruptcy, a copy of the court order or of the assignment in bankruptcy and a copy of the instrument appointing the trustee in bankruptcy, and

(e)	in any other case,

(i)

if the person making the declaration of transmission referred to in paragraph (a) was appointed by a court, appropriate evidence of appointment or incumbency within the meaning of paragraph (a) of the definition of “appropriate evidence of appointment or incumbency” in section 87 (3) of the Securities Transfer Act, and

(ii)

if that person was not appointed by a court, appropriate evidence of appointment or incumbency within the meaning of paragraph (b) of the definition of “appropriate evidence of appointment or incumbency” in section 87 (3) of the Securities Transfer Act.

Effect of documents provided

119

If a personal or other legal representative, or a trustee in bankruptcy, of a shareholder of a company applies to the company or its transfer agent under section 118 to become or to designate another person to become a registered shareholder of the company, provision to the company or transfer agent of the records required under that section for the application is, despite the memorandum or articles, sufficient authority to enable the company or transfer agent to register the applicant or the person designated by the applicant, as the case may be, as a registered shareholder of the company.

Part 4.1 — Transparency Register

Definitions

119.1	In this Part:

“inspecting official” means an individual who is authorized to conduct an inspection of the transparency register under section 119.7, 119.71 or 119.8;

“permanent resident” has the same meaning as in the Immigration and Refugee Protection Act (Canada);

“person who maintains the records office” in respect of a private company includes a private company that maintains its own records office;

“private company” means a company that is not

(a)	a reporting issuer,

(b)	a reporting issuer equivalent,

(c)	listed on a designated stock exchange within the meaning of section 248

(1)	of the Income Tax Act (Canada), or

(d)	within a prescribed class of companies;

“regulator” means any of the following:

(a)	the British Columbia Securities Commission continued under the Securities Act;

(b)	the BC Financial Services Authority established under section 2 of the Financial Services Authority Act;

(c)	the Financial Transactions and Reports Analysis Centre of Canada established under the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada);

(d)	the Law Society of British Columbia;

(e)	a prescribed public officer, corporation, agency or other entity whose authority to regulate is based on a law of British Columbia or Canada;

“taxing	authority” means the portion of the government of British Columbia or Canada responsible for administering or enforcing

(a)	a law of British Columbia or Canada that provides for the imposition or collection of a tax, royalty or duty, or

(b)	a prescribed law of British Columbia or Canada that is related to a law referred to in paragraph (a).

Significant individual

119.11 (1)	In this section, “significant number of shares”, in respect of a private company, means either of the following:

(a)	25% or more of the issued shares of the company;

(b)	issued shares of the company that carry 25% or more of the rights to vote at general meetings.

(2)	Subject to any prescribed class of exclusions, an individual is a significant individual in respect of a private company if any of the following apply:

(a)	the individual has any of the following interests or rights, or any combination of them, in a significant number of shares of the private company:

(i)	an interest as a registered owner of one or more of the company’s shares;

(ii)	an interest as a beneficial owner of one or more of the company’s shares, other than an interest that is contingent on the death of another individual;

(iii)	indirect control, within the meaning of the regulations, of one or more of the company’s shares;

(b)

the individual has any of the following rights or abilities, or any combination of them, that, if exercised, would result in the election, appointment or removal of the majority of the directors of the private company:

(i)	the right to elect, appoint or remove one or more of the company’s directors;

(ii)	indirect control, within the meaning of the regulations, of the right to elect, appoint or remove one or more of the company’s directors;

(iii)	the ability to exercise direct and significant influence over an individual who has the right or indirect control described in subparagraph (i) or (ii);

(c)	the individual has a prescribed interest, right or ability in relation to the private company, or a prescribed criterion or circumstance applies to the individual in relation to the private company.

(3)	If an interest or right referred to in subsection (2) in respect of a private company is held jointly by 2 or more individuals, each individual is a significant individual in respect of the company.

(4)

When 2 or more individuals have interests, rights or abilities that, when combined, meet a criterion described in subsection (2) (a), (b) or (c) in respect of a private company, each individual is a significant individual in respect of the company if

(a)	the interests, rights or abilities are subject to an agreement or arrangement under which the interests, rights or abilities are to be exercised jointly or in concert by those individuals, or

(b)	each individual is an associate, within the meaning of paragraph (c) or (d) of the definition of “associate” in section 192 (1), of the other individuals.

Transparency register

119.2 (1)	A private company must take reasonable steps to maintain a transparency register that contains the information and material referred to in subsections (2) to (5).

(2)	The transparency register must contain the following information for each significant individual in respect of the private company:

(a)	the individual’s full name, date of birth and last known address;

(b)	whether or not the individual is a Canadian citizen or permanent resident of Canada;

(c)	if the individual is not a Canadian citizen or permanent resident of Canada, every country or state of which the individual is a citizen;

(d)	whether or not the individual is resident in Canada for the purposes of the Income Tax Act (Canada);

(e)	the date on which the individual became or ceased to be a significant individual in respect of the company;

(f)	a description of how the individual is a significant individual;

(g)	prescribed information, if any.

(3)	If a private company determines that there are no individuals who are significant individuals in respect of the company, the transparency register must contain a statement setting this out.

(4)

If a private company is unable to obtain or confirm some or all of the information referred to in subsection (2) in respect of a significant individual, the transparency register must contain the following:

(a)	the information referred to in subsection (2) that the company was able to obtain or confirm in respect of the individual;

(b)	for information referred to in subsection (2) that the company was not able to obtain or confirm, a summary of the steps taken to obtain or confirm the information;

(c)	prescribed information, if any.

(5)	If, by operation of section 119.6, an order is made under section 45 (1) in respect of the private company’s transparency register, the transparency register must contain a copy of the order.

Shareholder’s duty to send information

119.21 (1)	A private company may at any time send to a shareholder of the company a request to provide the company with information for the purposes of maintaining its transparency register.

(2)

A shareholder, after receiving a request under subsection (1), must, after taking reasonable steps to compile the requested information, promptly send to the private company the information that the shareholder was able to compile.

Annual review to confirm information

119.3

A private company must annually, within the period starting on the anniversary of the date on which the company was recognized and ending 2 months after that date, take reasonable steps to confirm that the information required under section 119.2 to be contained in its transparency register is accurate, complete and up to date.

Duty to update information

119.31 (1)

If a private company becomes aware of any new or different information referred to in section 119.2 (2) or (3) as a result of steps taken in accordance with section 119.3 or through any other means, the company must record that information in its transparency register within 30 days after becoming aware of the information.

(2)

If a private company is unable to obtain or confirm some or all of the information referred to in section 119.2 (2) after taking steps in accordance with section 119.3 as part of the company’s annual review, the company must record in the transparency register the information specified in section 119.2 (4) within the 2-month period referred to in section 119.3 in respect of that annual review.

Duties after individual ceases to be a significant individual

119.4

Within one year after the sixth anniversary of the date on which an entry is made in a private company’s transparency register indicating that an individual has ceased to be a significant individual in respect of the company, the company must

(a)	delete from its transparency register all information relating to the individual, and

(b)	destroy any record that the company created or received in respect of the individual for the purposes of maintaining the transparency register.

Duty to notify individuals

119.41

A private company must, within 10 days after indicating in its transparency register that an individual is a significant individual in respect of the company or that an individual has ceased to be a significant individual in respect of the company, send a notice to the individual that sets out this fact and the prescribed information, if any.

Location of transparency register

119.5 (1)	Subject to subsection (2), a private company must keep its transparency register at its records office.

(2)

A private company may keep its transparency register at a location other than its records office so long as the register is available for inspection and copying, in accordance with sections 119.7 to 119.91, at its records office by means of a computer terminal or other electronic technology.

Requirements relating to transparency register

119.51 (1)	A person who maintains the records office for a private company must take reasonable steps to

(a)	keep the company’s transparency register in a complete state,

(b)	avoid loss, mutilation or destruction of the transparency register, except as required under section 119.4,

(c)	avoid falsification of entries in the transparency register, and

(d)	provide inspecting officials and the company’s directors with simple, reliable and prompt access to the transparency register.

(2)	A person who maintains the records office for a private company must ensure that the company’s transparency register is maintained

(a)	in an electronic form,

(b)	on microfilm,

(c)	in a bound or looseleaf form, or

(d)	in another prescribed form.

Missing records

119.6	Section 45 (1) [missing records] applies in respect of a private company’s transparency register.

Inspection of transparency register

119.61 (1)

A person who maintains the records office for a private company must allow an inspecting official or a director of the company who complies with the requirements and restrictions under section 119.81 (1) or 119.9, as the case may be, to inspect the company’s transparency register.

(2)	A person who maintains the records office for a private company must not allow anyone to inspect the company’s transparency register except

(a)	an inspecting official, or

(b)	a director of the company.

Inspection for tax purposes

119.7	An official or employee of a taxing authority may inspect a private company’s transparency register for the following purposes:

(a)	administering or enforcing

(i)	a law of British Columbia or Canada that provides for the imposition or collection of a tax, royalty or duty, or

(ii)	a prescribed law of British Columbia or Canada that is related to a law referred to in subparagraph (i);

(b)

providing information contained in the transparency register to another jurisdiction in or outside Canada to assist the jurisdiction in the administration or enforcement of a law of that jurisdiction that provides for the imposition or collection of a tax, royalty or duty if this assistance is authorized under an arrangement, written agreement, treaty or law of British Columbia or Canada.

Inspection for law enforcement purposes

119.71	An officer within the meaning of the Police Act or a member of the Royal Canadian Mounted Police may inspect a private company’s transparency register for the following purposes:

(a)	conducting an investigation in Canada

(i)	that is undertaken with a view to a law enforcement proceeding, or

(ii)	from which a law enforcement proceeding is likely to result;

(b)	policing and criminal intelligence operations in Canada;

(c)	assisting another law enforcement agency in Canada for a purpose described in paragraph (a) or (b);

(d)

providing information contained in the transparency register to a law enforcement agency in a jurisdiction outside Canada to assist the agency in a law enforcement proceeding if this assistance is authorized under an arrangement, written agreement, treaty or law of British Columbia or Canada.

Inspection for regulatory purposes

119.8	An official or employee of a regulator may inspect a private company’s transparency register for the following purposes:

(a)	administering or enforcing a law for which the regulator is responsible;

(b)	assisting another agency in Canada in the administration or enforcement of a law that is similar to a law for which the regulator is responsible;

(c)

providing information contained in the transparency register to an agency outside Canada to assist the agency in the administration or enforcement of a law that is similar to a law for which the regulator is responsible if this assistance is authorized under an arrangement, written agreement, treaty or law of British Columbia or Canada.

Inspecting official — requirements and restrictions

119.81 (1)	An inspecting official who inspects a transparency register is subject to the following requirements and restrictions:

(a)	subject to paragraph (b), the inspection must occur during statutory business hours;

(b)

if a private company has passed an ordinary resolution in accordance with subsection (2) that reduces the hours during which the transparency register may be inspected, the inspection of the company’s transparency register must occur during those hours;

(c)	the inspecting official must present identification on the request of the person who provides access to the transparency register;

(d)	prescribed requirements or restrictions, if any.

(2)

A private company may, by an ordinary resolution, reduce the hours during which an inspecting official may inspect its transparency register, but the resolution must provide that the transparency register may be inspected for a period of at least 2 consecutive hours per day within statutory business hours.

Hours when director can inspect

119.9	A director of a private company is restricted to inspecting the company’s transparency register during statutory business hours.

Copies of transparency register

119.91 (1)

If an inspecting official or director requests a copy of a private company’s transparency register and pays, to the person who maintains the records office for the company, the copying fee, if any, set by that person, the person must provide, in accordance with subsection (3), the copy to the inspecting official or director promptly after receipt of the payment.

(2)	The copying fee referred to in subsection (1) must not exceed the prescribed maximum copying fee.

(3)	A copy of the transparency register referred to in subsection (1) must be provided

(a)	in a manner agreed on by the individual seeking to obtain the copy and the person who maintains the records office, or

(b)	in the absence of agreement, in a prescribed manner or by registered mail as selected by the individual seeking to obtain the copy.

Part 5 — Management

Division 1 — Directors

Number of directors

120	A company must have at least one director and, in the case of a public company, must have at least 3 directors.

First directors

121 (1)	Subject to subsection (2), the first directors of a company hold office as directors from the recognition of the company until they cease to hold office under section 128 (1).

(2)	No designation of an individual as a first director of a company is valid unless,

(a)	in the case of a company incorporated under this Act, the designated individual

(i)	is an incorporator who has signed the articles, or

(ii)	consents in accordance with section 123 to be a director of the company,

(b)	in the case of a company recognized under this Act in the manner contemplated by section 3 (1) (c), the designated individual

(i)	has signed the articles for the amalgamated company,

(ii)	in the case of an amalgamation under section 273, was, immediately before the recognition of the amalgamated company, a director of the holding corporation,

(iii)

in the case of an amalgamation under section 274, was, immediately before the recognition of the amalgamated company, a director of the amalgamating company the shares of which were not cancelled on the amalgamation, or

(iv)	consents in accordance with section 123 to be a director of the amalgamated company, or

(c)	in the case of a company recognized under this Act in the manner contemplated by section 3 (1) (b) or (d), the designated individual

(i)	was, immediately before the recognition of the company, a director of the corporation or of the foreign corporation, as the case may be, or

(ii)	consents in accordance with section 123 to be a director of the company.

Succeeding directors

122 (1)

Directors, other than the first directors of a company who are in their first term of office, must be elected or appointed in accordance with this Act and with the memorandum and articles of the company.

(2)	If the memorandum or articles so provide, the directors may, subject to subsection (3), appoint one or more additional directors.

(3)	Despite any provision to the contrary in the memorandum or articles, the number of additional directors appointed under subsection (2) must not at any time exceed

(a)	1/3 of the number of first directors, if, at the time of the appointments under subsection (2), one or more of the first directors have not yet completed their first term of office, or

(b)	in any other case, 1/3 of the number of the current directors who were elected or appointed as directors other than under subsection (2).

(4)	No election or appointment of an individual as a director under this section is valid unless

(a)	the individual consents in accordance with section 123 to be a director of the company, or

(b)	the election or appointment is made at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

Consent

123 (1)	An individual from whom a consent is required under section 121 or 122 may consent

(a)	by providing a written consent, before or after the individual’s designation, election or appointment,

(i)	in the case of a director referred to in section 121 (2) (a) (ii) or 122 (4) (a), to the company,

(ii)	in the case of a director referred to in section 121 (2) (b) (iv), to one of the amalgamating companies or to the amalgamated company, or

(iii)	in the case of a director referred to in section 121 (2) (c) (ii), to the corporation or foreign corporation, as the case may be, or to the company, or

(b)	by performing functions of, or realizing benefits exclusively available to, a director of the company,

(i)	in the case of a director referred to in section 121, after the individual knew or ought to have known of the individual’s designation as a director, or

(ii)	in the case of a director referred to in section 122 (4) (a), after the individual knew or ought to have known of the individual’s election or appointment as a director.

(2)

After an individual from whom a consent is required under section 121 or 122 and who has been otherwise validly appointed or elected as a director consents in accordance with subsection (1) of this section,

(a)	the designation, election or appointment, as the case may be, of the director is valid, and

(b)	the director is deemed to have been a director for all purposes from the date of that designation, election or appointment.

(3)	A consent to be a director is effective until

(a)	the consent is revoked by the director,

(b)	the term of office of the director expires without the director being promptly reappointed or re-elected,

(c)	the director resigns, or

(d)	the director is removed in accordance with section 128 (3) or (4).

Persons disqualified as directors

124 (1)	A person must not become or act as a director of a company unless that person is an individual who is qualified to do so.

(2)	An individual is not qualified to become or act as a director of a company if that individual is

(a)	under the age of 18 years,

(b)	found by a court, in Canada or elsewhere, to be incapable of managing the individual’s own affairs, unless a court, in Canada or elsewhere, subsequently finds otherwise,

(b.1)	a person in respect of whom a certificate of incapability is issued under the Adult Guardianship Act, unless the certificate is subsequently cancelled under section 37 (4) of that Act,

(c)	an undischarged bankrupt, or

(d)	convicted in or out of British Columbia of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud, unless

(i)	the court orders otherwise,

(ii)	5 years have elapsed since the last to occur of

(A)	the expiration of the period set for suspension of the passing of sentence without a sentence having been passed,

(B)	the imposition of a fine,

(C)	the conclusion of the term of any imprisonment, and

(D)	the conclusion of the term of any probation imposed, or

(iii)

a pardon was granted or issued, or a record suspension was ordered, under the Criminal Records Act (Canada) and the pardon or record suspension, as the case may be, has not been revoked or ceased to have effect.

(3)	A director who ceases to be qualified to act as a director of a company must promptly resign.

(4)

An order must not be made under subsection (2) (d) (i) in relation to a financial institution unless notice of the application for the order is given to the superintendent, who may appear as a party to the application.

Share qualification

125	Unless the memorandum or articles provide otherwise, a director of a company is not required to hold shares issued by the company.

Register of directors

126	A company must keep a register of its directors and enter in that register

(a)	the full name and prescribed address for each of the directors,

(b)	the date on which each current director became a director,

(c)	the date on which each former director became a director and the date on which each former director ceased to be a director, and

(d)	the name of any office in the company held by a director, the date of the director’s appointment to the office and the date, if any, on which the director ceased to hold the office.

Companies to file notices as to directors

127 (1)

A company must, within 15 days after a change in its directors or in the prescribed address of any of its directors, complete and file with the registrar a notice of change of directors in the form established by the registrar.

(2)

At the time that a notice of change of directors is filed with the registrar under this section in relation to a company that has a notice of articles, the notice of articles is altered to reflect that change.

(3)	After the notice of change of directors is filed with the registrar under this section, the registrar must, if requested to do so, furnish to the company,

(a)	if the company has a notice of articles, a certified copy of the notice of articles as altered, or

(b)	in any other case, confirmation of the change of directors.

Applications respecting directors

127.1 (1)

A person who claims not to be a director but who is recorded as a director in a company’s notice of articles may, on notice to the company, apply to the registrar to alter the company’s notice of articles to remove the person’s name and any address of the person.

(2)	On an application under subsection (1), subject to subsection (3), the registrar must alter the company’s notice of articles to reflect the change if

(a)	the applicant provides proof satisfactory to the registrar that the applicant is not a director of the company, and

(b)	it appears to the registrar that, in respect of the applicant, the company has failed to file with the registrar a notice of change of directors in accordance with section 127 (1).

(3)	The notice of articles must continue to identify the mailing address and delivery address of the registered office of the company.

(4)	If, under subsection (2) of this section, the registrar alters the company’s notice of articles, the registrar must furnish a certified copy of the notice of articles to the company and the applicant.

When directors cease to hold office

128 (1)	A director ceases to hold office when

(a)	the term of office of that director expires in accordance with

(i)	this Act or the memorandum or articles, or

(ii)	the terms of the director’s election or appointment,

(b)	the director dies or resigns, or

(c)	the director is removed in accordance with subsection (3) or (4).

(2)	A resignation of a director takes effect on the later of

(a)	the time that the director’s written resignation is provided to the company or to a lawyer for the company, and

(b)	if the written resignation specifies that the resignation is to take effect at a specified date, on a specified date and time or on the occurrence of a specified event,

(i)	if a date is specified, the beginning of the specified date,

(ii)	if a date and time is specified, the date and time specified, or

(iii)	if an event is specified, the occurrence of the event.

(3) Subject to subsection (4), a company may remove a director before the expiration of the director’s term of office

(a)	by a special resolution, or

(b)

if the memorandum or articles provide that a director may be removed by a resolution of the shareholders entitled to vote at general meetings passed by less than a special majority or may be removed by some other method, by the resolution or method specified.

(4)

If the shareholders holding shares of a class or series of shares of a company have the exclusive right to elect or appoint one or more directors, a director so elected or appointed may only be removed

(a)	by a special separate resolution of those shareholders, or

(b)

if the memorandum or articles provide that such a director may be removed by a separate resolution of those shareholders passed by a majority of votes that is less than the majority of votes required to pass a special separate resolution or may be removed by some other method, by the resolution or method specified.

Application to remove self as director or officer

129 (1)	In this section, “recorded individual” means an individual who is recorded as a director or officer of a company in a record filed with the registrar or kept at the records office of the company.

(2)

A recorded individual, or any other person whom the court considers to be an appropriate person to bring an application under this section, may, on notice to the company, make application to the court for an order under subsection (3).

(3)	If an application is brought under subsection (2) and if the court is satisfied as to the matters set out in subsection (4), the court may do one or more of the following:

(a)	order that the recorded individual

(i)	is not a director or officer, as the case may be, and has not been a director or officer, as the case may be, from a date specified by the order, or

(ii)	was not a director or officer, as the case may be, within the period specified by the order;

(b)

order that any or all of the references to the recorded individual in the records kept at the records office of the company that record the recorded individual as a director or officer, as the case may be, be removed from those records as of the date or in relation to the period specified by the order;

(c)	direct that the company pay some or all of the costs of the application.

(4)	The court may make an order under subsection (3) if,

(a)	in the case of an individual who has been recorded as a director,

(i)	the designation, election or appointment, as the case may be, of the individual was never valid within the meaning of section 121 (2) or 122 (4), as the case may be, or

(ii)

the individual was never designated, elected or appointed to the office in relation to which the order is sought under this section or, if designated, elected or appointed, held office as a director for a period other than the period in relation to which the order is sought, or

(b)	in the case of an individual who has been recorded as an officer, the individual

(i)	was never appointed to the office in relation to which the order is sought under this section,

(ii)	if appointed to that office, refused the appointment and never held that office, or

(iii)	held that office for a period other than the period in relation to which the order is sought.

(5) After an order is made under subsection (3) of this section,

(a)	the recorded individual must provide to the company a copy of the entered order promptly after it is entered unless the company has otherwise received a copy of that order, and

(b)	the company must promptly

(i)	alter its records in accordance with the order, and

(ii)	provide all of the information to, and make all of the filings with, the registrar that are necessary to alter the corporate register in accordance with the order.

Memorandum or articles may apply to vacancies among directors

130	A vacancy that occurs among the directors is to be filled in accordance with sections 131 to 135 unless the memorandum or articles provide otherwise.

Vacancies among directors

131	Subject to sections 132 and 133, a vacancy that occurs among the directors

(a)	may, if the vacancy occurs as a result of the removal of a director under section 128 (3), be filled

(i)	by the shareholders at the shareholders’ meeting, if any, at which the director is removed, or

(ii)	if not filled in the manner contemplated by subparagraph (i) of this paragraph, by the shareholders or by the remaining directors, or

(b)	may, in the case of a casual vacancy, be filled by the remaining directors.

Vacancies among class or series directors

132 (1)	Subject to section 133, if the shareholders holding shares of a class or series of shares have the exclusive right to elect or appoint one or more directors, a vacancy that occurs among those directors may, if the vacancy occurs as a result of the removal of a director under section 128 (4), be filled

(a)	by those shareholders at the shareholders’ meeting, if any, at which the director is removed, or

(b)	if not filled in the manner contemplated by paragraph (a) of this subsection, by those shareholders or by the remaining directors elected or appointed by those shareholders.

(2)	In the case of a casual vacancy that occurs among the directors referred to in subsection (1),

(a)	the vacancy may be filled by the remaining directors elected or appointed by those shareholders, or

(b)

if there are no remaining directors elected or appointed by those shareholders, the other directors must, unless the vacancy is filled by a unanimous resolution of those shareholders, promptly call a class meeting or a series meeting, as the case may be, of those shareholders to fill the vacancy.

End of term of replacement director

133	An individual appointed or elected as director under section 131 or 132 ceases to be a director on the earlier of

(a)	the end of the unexpired portion of the term of office of the individual whose departure from office created the vacancy, and

(b)	the date on which the individual ceases to hold office under section 128 (1).

Loss of quorum

134 (1)

If, as a result of one or more vacancies that occur among the directors, the number of directors in office falls below the number required for a quorum, the remaining directors may do one or both of the following:

(a)	appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum;

(b)	call a shareholders’ meeting to fill any or all vacancies among the directors and to conduct such other business, if any, that may be dealt with at that meeting;

but must not take any other action until a quorum is obtained.

(2)	A person appointed as a director under subsection (1) (a) holds office until there is a sufficient number of directors, elected or appointed in any of the following ways, to constitute a quorum:

(a)	under the memorandum or articles;

(b)	by the shareholders under section 131 (a) or subsection (1) (b) of this section;

(c)	in any manner contemplated by section 132.

If no directors in office

135 (1)	If there are no directors in office,

(a)	an individual may be empowered by the shareholders, incorporators or subscribers, as the case may be, under subsection (2), to

(i)	call a meeting of the shareholders, incorporators or subscribers, as the case may be, for the election or appointment of directors, and

(ii)	appoint as directors, to hold office until the vacancies are filled at that meeting, the number of individuals that will constitute a quorum, or

(b)

there may be appointed, in the manner referred to in subsection (3), not more than the number of directors who, under the memorandum or articles, may be elected or appointed at an annual general meeting.

(2)	An individual may be empowered under subsection (1) (a) by an instrument in writing

(a)	signed by shareholders who, in the aggregate, hold shares carrying, in the aggregate, more than 1/2 of the votes that may be cast in an election or appointment of directors at a general meeting,

(b)	if there are no shareholders whose shares carry the right to vote in an election or appointment of directors at a general meeting, signed by more than 1/2 of the shareholders, or

(c)	if no shares have been issued, signed by more than 1/2 of the incorporators or, in the case of a pre-existing company, by more than 1/2 of the subscribers.

(3)	An appointment under subsection (1) (b) may be effected by

(a)	a unanimous resolution of the shareholders who hold shares carrying the right to vote in an election or appointment of directors at a general meeting,

(b)	if there are no shareholders whose shares carry the right to vote in an election or appointment of directors at a general meeting, by a unanimous resolution of all of the shareholders, or

(c)	if no shares have been issued, by an instrument in writing signed by all of the incorporators or, in the case of a pre-existing company, by all of the subscribers.

Division 2 — Powers and Duties of Directors, Officers, Attorneys, Representatives and Agents

Powers and functions of directors

136 (1)	The directors of a company must, subject to this Act, the regulations and the memorandum and articles of the company, manage or supervise the management of the business and affairs of the company.

(2)	Without limiting section 146, a limitation or restriction on the powers or functions of the directors is not effective against a person who does not have knowledge of the limitation or restriction.

Powers of directors may be transferred

137 (1)

Subject to subsection (1.1) but despite any other provision of this Act, the articles of a company may transfer, in whole or in part, the powers of the directors to manage or supervise the management of the business and affairs of the company to one or more other persons.

(1.1)	A provision of the articles transferring powers of the directors to manage or supervise the management of the business and affairs of the company is effective

(a)	if the provision is included in the articles at the time of the company’s recognition or if the company resolved, by special resolution, to add that provision to the articles, and

(b)	if the provision clearly indicates, by express reference to this section or otherwise, the intention that the powers be transferred to the proposed transferee.

(2)	If the whole or any part of the powers of the directors is transferred in the manner contemplated by subsection (1),

(a)

the persons to whom those powers are transferred have all the rights, powers, duties and liabilities of the directors of the company, whether arising under this Act or otherwise, in relation to and to the extent of the transfer, including any defences available to the directors, and

(b)	the directors are relieved of their rights, powers, duties and liabilities to the same extent.

(3)

If and to the extent that the articles transfer to a person a right, power, duty or liability that is, under this Act, given to or imposed on a director or directors, the reference in this Act or the regulations to a director or directors in relation to that right, power, duty or liability is deemed to be a reference to the person.

(4)	A company may resolve to alter its articles, by special resolution, to alter a provision referred to in subsection (1.1).

Application of this Act to persons performing functions of a director

138 (1)

Without limiting section 137 but subject to subsection (2) of this section, if a person who is not a director of a company performs functions of a director of the company, section 51.993, if applicable, and sections 142, 217, 231, 234, 251, 335, 347 and 354 and Divisions 3 to 5 of this Part apply to that person

(a)	as if that person were a director of the company, and

(b)	in relation to, and only to the extent of, those functions.

(2)	Subsection (1) of this section does not apply to a person who is not a director of a company and who participates in the management of the company if

(a)	the person participates in the management under the direction or control of a shareholder, director or senior officer of the company,

(b)	the person is a lawyer, accountant or other professional whose primary participation in the management of the company is the provision of professional services to the company,

(c)

the company is bankrupt and the person is a trustee in bankruptcy who participates in the management of the company or exercises control over its property, rights and interests primarily for the purposes of the administration of the bankrupt’s estate, or

(d)

the person is a receiver, receiver manager or creditor who participates in the management of the company or exercises control over any of its property, rights and interests primarily for the purposes of enforcing a debt obligation of the company.

Revocation of resolutions

139	The directors may

(a)	revoke a special resolution before it is acted on if the directors are authorized to do so by that special resolution or by another special resolution,

(b)

revoke a special separate resolution passed by shareholders holding shares of a class or series of shares before it is acted on if the directors are authorized to do so by that special separate resolution or by another special separate resolution passed by shareholders holding shares of that class or series of shares, or

(c)	revoke an ordinary resolution before it is acted on if the directors are authorized to do so by that ordinary resolution or by another ordinary resolution.

Proceedings of directors

140 (1)	A director who is entitled to participate in, including vote at, a meeting of directors or of a committee of directors may participate

(a)	in person, or

(b)

unless the memorandum or articles provide otherwise, by telephone or other communications medium if all directors attending the meeting are able to participate in it, whether by telephone, by other communications medium or in person.

(1.1)	If the meeting is a fully electronic meeting, subsection (1) (a) does not apply to the meeting.

(2)

A director who participates in a meeting in a manner contemplated by subsection (1) (b) is deemed, for all purposes of this Act and of the memorandum and articles of the company, to be present at the meeting.

(3)	A resolution of the directors or of any committee of the directors

(a)	may be passed without a meeting in any of the following circumstances:

(i)

in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that the director has or may have a disclosable interest, within the meaning of Division 3, if each of the other directors who have not made such a disclosure in respect of the contract or transaction and who are entitled to vote on the resolution consents in writing to the resolution;

(ii)	in the case of a resolution not referred to in subparagraph (i), if each of the directors entitled to vote on the resolution consents to it in writing;

(iii)	whether or not the resolution is one referred to in subparagraph (i), in any other manner permitted under this Act or under the memorandum or articles of the company, and

(b)	is, if the resolution is passed in accordance with paragraph (a), deemed

(i)	to be a proceeding at a meeting of directors or of a committee of directors, and

(ii)

to be as valid and effective as if it had been passed at a meeting of directors or of a committee of directors that satisfies all the requirements of this Act, and all the requirements of the memorandum and articles of the company, relating to meetings of directors or of a committee of directors.

(4)	If a company has only one director, that director may constitute a meeting.

(5)

A resolution passed at a meeting of directors or of a committee of directors is, for all purposes, deemed to have been passed on the date and time on which it is in fact passed despite the fact that the meeting at which the resolution is passed is a continuation of an adjourned meeting.

(6)	Minutes must be kept of all proceedings at meetings of directors or of committees of directors and section 179 (2) and (3) applies to those minutes.

Officers

141 (1)	Subject to subsection (3) and to the memorandum and articles of a company, the directors may appoint officers and may specify their duties.

(2)	Unless the memorandum or articles provide otherwise,

(a)	any individual, including a director, may be appointed to any office of the company, and

(b)	2 or more offices of the company may be held by the same individual.

(3)	An individual who is not qualified under section 124 to become or act as a director of a company is not qualified to become or act as an officer of the company.

(4)	Unless the memorandum or articles provide otherwise, the directors may remove any officer.

(5)	The removal of an officer is without prejudice to the officer’s contractual rights or rights under law, but the appointment of an officer does not of itself create any contractual rights.

Duties of directors and officers

142 (1)	A director or officer of a company, when exercising the powers and performing the functions of a director or officer of the company, as the case may be, must

(a)	act honestly and in good faith with a view to the best interests of the company,

(b)	exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances,

(c)	act in accordance with this Act and the regulations, and

(d)	subject to paragraphs (a) to (c), act in accordance with the memorandum and articles of the company.

(2)	This section is in addition to, and not in derogation of, any enactment or rule of law or equity relating to the duties or liabilities of directors and officers of a company.

(3)	No provision in a contract, the memorandum or the articles relieves a director or officer from

(a)	the duty to act in accordance with this Act and the regulations, or

(b)

liability that by virtue of any enactment or rule of law or equity would otherwise attach to that director or officer in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to the company.

Validity of acts of directors and officers

143	An act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

Corporations may grant power of attorney in writing

144 (1)

A British Columbia corporation may, in writing, designate a person as its attorney and empower that attorney, either generally or in respect of specified matters, to sign deeds, instruments or other records on its behalf.

(2) Every deed, instrument or other record signed by an attorney on behalf of a British Columbia corporation, so far as it is within the attorney’s authority, binds the corporation.

Corporate representatives

145 (1)	A British Columbia corporation may, by a resolution of its directors or other governing body, authorize a person to act as the representative of the corporation,

(a)	if the corporation holds shares of another corporation, wherever incorporated, at a meeting of some or all of the holders of shares of that other corporation, and

(b)	if the corporation is a creditor of another corporation, wherever incorporated, at a meeting of creditors of that other corporation.

(2)

A person authorized under subsection (1) is entitled to exercise the same powers on behalf of the corporation that the person represents as that corporation could exercise if it were an individual who holds shares of the other corporation or is a creditor of the other corporation, as the case may be.

Persons may rely on authority of companies and their directors, officers and agents

146 (1)

Subject to subsection (2), a company, a guarantor of an obligation of a company or a person claiming through a company may not assert against a person dealing with the company, or dealing with any person who has acquired rights from the company, that

(a)	the company’s memorandum or notice of articles, as the case may be, or articles have not been complied with,

(b)	the individuals who are shown as directors in the corporate register are not the directors of the company,

(c)	a person held out by the company as a director, officer or agent

(i)	is not, in fact, a director, officer or agent of the company, as the case may be, or

(ii)	has no authority to exercise the powers and perform the duties that are customary in the business of the company or usual for such director, officer or agent,

(d)	a record issued by any director, officer or agent of the company with actual or usual authority to issue the record is not valid or genuine, or

(e)	a record kept by or for the company under section 42 is not accurate or complete.

(2)

Subsection (1) of this section does not apply in respect of a person who has knowledge, or, by virtue of the person’s relationship to the company, ought to have knowledge, of a situation described in paragraphs (a) to (e) of that subsection.

Division 3 — Conflicts of Interest

Disclosable interests

147 (1)	For the purposes of this Division, a director or senior officer of a company holds a disclosable interest in a contract or transaction if

(a)	the contract or transaction is material to the company,

(b)	the company has entered, or proposes to enter, into the contract or transaction,

(c)	either of the following applies to the director or senior officer:

(i)	the director or senior officer has a material interest in the contract or transaction;

(ii)	the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction, and

(d)	the interest is known by the director or senior officer or reasonably ought to have been known.

(2)	For the purposes of subsection (1) and this Division, a director or senior officer of a company does not hold a disclosable interest in a contract or transaction if

(a)

the situation that would otherwise constitute a disclosable interest under subsection (1) arose before the coming into force of this Act or, if the company was recognized under this Act, before that recognition, and was disclosed and approved under, or was not required to be disclosed under, the legislation that

(i)	applied to the corporation on or after the date on which the situation arose, and

(ii)	is comparable in scope and intent to the provisions of this Division,

(b)	both the company and the other party to the contract or transaction are wholly owned subsidiaries of the same corporation,

(c)	the company is a wholly owned subsidiary of the other party to the contract or transaction,

(d)	the other party to the contract or transaction is a wholly owned subsidiary of the company, or

(e)	the director or senior officer is the sole shareholder of the company or of a corporation of which the company is a wholly owned subsidiary.

(3)	In subsection (2), “other party” means a person of which the director or senior officer is a director or senior officer or in which the director or senior officer has a material interest.

(4)	For the purposes of subsection (1) and this Division, a director or senior officer of a company does not hold a disclosable interest in a contract or transaction merely because

(a)

the contract or transaction is an arrangement by way of security granted by the company for money loaned to, or obligations undertaken by, the director or senior officer, or a person in whom the director or senior officer has a material interest, for the benefit of the company or an affiliate of the company,

(b)	the contract or transaction relates to an indemnity or insurance under Division 5,

(c)

the contract or transaction relates to the remuneration of the director or senior officer in that person’s capacity as director, officer, employee or agent of the company or of an affiliate of the company,

(d)

the contract or transaction relates to a loan to the company, and the director or senior officer, or a person in whom the director or senior officer has a material interest, is or is to be a guarantor of some or all of the loan, or

(e)

the contract or transaction has been or will be made with or for the benefit of a corporation that is affiliated with the company and the director or senior officer is also a director or senior officer of that corporation or an affiliate of that corporation.

Obligation to account for profits

148 (1)

Subject to subsection (2) and unless the court orders otherwise under section 150 (1) (a), a director or senior officer of a company is liable to account to the company for any profit that accrues to the director or senior officer under or as a result of a contract or transaction in which the director or senior officer holds a disclosable interest.

(2)	A director or senior officer of a company is not liable to account for and may retain the profit referred to in subsection (1) of this section in any of the following circumstances:

(a)

the disclosable interest was disclosed before the coming into force of this Act under the former Companies Act that was in force at the time of the disclosure, and, after that disclosure, the contract or transaction is approved in accordance with section 149 of this Act, other than section 149 (3);

(b)

the contract or transaction is approved by the directors in accordance with section 149, other than section 149 (3), after the nature and extent of the disclosable interest has been disclosed to the directors;

(c)

the contract or transaction is approved by a special resolution in accordance with section 149, after the nature and extent of the disclosable interest has been disclosed to the shareholders entitled to vote on that resolution;

(d)	whether or not the contract or transaction is approved in accordance with section 149,

(i)	the company entered into the contract or transaction before the director or senior officer became a director or senior officer of the company,

(ii)	the disclosable interest is disclosed to the directors or the shareholders, and

(iii)	the director or senior officer does not participate in, and, in the case of a director, does not vote as a director on, any decision or resolution touching on the contract or transaction.

(3)

The disclosure referred to in subsection (2) (b), (c) or (d) of this section must be evidenced in a consent resolution, the minutes of a meeting or any other record deposited in the company’s records office.

(4)

A general statement in writing provided to a company by a director or senior officer of the company is a sufficient disclosure of a disclosable interest for the purpose of this Division in relation to any contract or transaction that the company has entered into or proposes to enter into with a person if the statement declares that the director or senior officer is a director or senior officer of, or has a material interest in, the person with whom the company has entered, or proposes to enter, into the contract or transaction.

(5)	In addition to the records that a shareholder of the company may inspect under section 46, that shareholder may, without charge, inspect

(a)	the portions of any minutes of meetings of directors, or of any consent resolutions of directors, that contain disclosures under this section, and

(b)	the portions of any other records that contain those disclosures.

(6)

In addition to the records a former shareholder of the company may inspect under section 46, that former shareholder may, without charge, inspect the records referred to in subsection (5) (a) and (b) of this section that are kept under section 42 and that relate to the period when that person was a shareholder.

(7)	Sections 46 (7) and (8), 48 (1) and (3) and 50 apply to the portions of minutes, resolutions and records referred to in subsections (5) and (6) of this section.

Approval of contracts and transactions

149 (1)	A contract or transaction in respect of which disclosure has been made in accordance with section 148 may be approved by the directors or by a special resolution.

(2)

Subject to subsection (3), a director who has a disclosable interest in a contract or transaction is not entitled to vote on any directors’ resolution referred to in subsection (1) to approve that contract or transaction.

(3)	If all of the directors have a disclosable interest in a contract ortransaction, any or all of those directors may vote on a directors’ resolution to approve the contract or transaction.

(4) Unless the memorandum or articles provide otherwise, a director who has a disclosable Interest in a contract or transaction and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

Powers of court

150 (1)

On an application by a company or by a director, senior officer, shareholder or beneficial owner of shares of the company, the court may, if it determines that a contract or transaction in which a director or senior officer has a disclosable interest was fair and reasonable to the company,

(a)	order that the director or senior officer is not liable to account for any profit that accrues to the director or senior officer under or as a result of the contract or transaction, and

(b)	make any other order that the court considers appropriate.

(2)

Unless a contract or transaction in which a director or senior officer has a disclosable interest has been approved in accordance with section 148 (2), the court may, on an application by the company or by a director, senior officer, shareholder or beneficial owner of shares of the company, make one or more of the following orders if the court determines that the contract or transaction was not fair and reasonable to the company:

(a) enjoin the company from entering into the proposed contract or transaction;

(b) order that the director or senior officer is liable to account for any profit that accrues to the director or senior officer under or as a result of the contract or transaction;

(c) make any other order that the court considers appropriate.

Validity of contracts and transactions

151	A contract or transaction with a company is not invalid merely because

(a)	a director or senior officer of the company has an interest, direct or indirect, in the contract or transaction,

(b)	a director or senior officer of the company has not disclosed an interest the director or senior officer has in the contract or transaction, or

(c)	the directors or shareholders of the company have not approved the contract or transaction in which a director or senior officer of the company has an interest.

Limitation of obligations of directors and senior officers

152	Except as is provided in this Division, a director or senior officer of a company has no obligation to

(a)	disclose any direct or indirect interest that the director or senior officer has in a contract or transaction, or

(b)

subject to section 192, account for any profit that accrues to the director or senior officer under or as a result of a contract or transaction in which the director or senior officer has a disclosable interest.

Disclosure of conflict of office or property

153 (1)

If a director or senior officer of a company holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer of the company, the director or senior officer must disclose, in accordance with this section, the nature and extent of the conflict.

(2)	The disclosure required from a director or senior officer under subsection (1)

(a)	must be made to the directors promptly

(i)	after that individual becomes a director or senior officer of the company, or

(ii)

if that individual is already a director or senior officer of the company, after that individual begins to hold the office or possess the property, right or interest for which disclosure is required, and

(b)	must be evidenced in one of the ways referred to in section 148 (3).

Division 4 — Liability of Directors

Directors’ liability

154 (1)

Subject to section 157, directors of a company who vote for or consent to a resolution that authorizes the company to do any of the following are jointly and severally liable to restore to the company any amount paid or distributed as a result and not otherwise recovered by the company:

(a)	to do an act contrary to section 33 (1) as a result of which the company has paid compensation to any person;

(b)	to pay a commission or allow a discount contrary to section 67;

(c)	to pay a dividend contrary to section 70 (2);

(d)	to purchase, redeem or otherwise acquire shares contrary to section 78 or 79;

(e)	to make a payment or give an indemnity contrary to section 163;

(f)	in the case of a director of a community contribution company, to do an act contrary to Part 2.2 as a result of which act the company has transferred any of its money or other assets to any person.

(2)

Subject to subsection (4) of this section and section 157, directors of a company who vote for or consent to a resolution that authorizes the issue of a share in contravention of section 63 (2) (b) or 64 are jointly and severally liable to compensate the company, or any shareholder or beneficial owner of shares of the company, for any losses, damages and costs sustained or incurred as a result by the company, the shareholder or the beneficial owner, as the case may be.

(3)

The liability imposed by subsections (1) and (2) of this section is in addition to and not in derogation of any liability imposed on a director by this Act or any other enactment or by any rule of law or equity.

(4)

A director is not liable under subsection (2) if the director did not know and could not reasonably have known that the value of the consideration for which the share was issued was less than the issue price set for the share under section 63.

(5)

For the purposes of this section, a director of a company who is present at a meeting of the directors or of a committee of directors is deemed to have consented to a resolution referred to in subsection (1) or (2) of this section that is passed at the meeting unless that director’s dissent

(a)	is recorded in the minutes of the meeting,

(b)	is put in writing by the director and is provided to the secretary of the meeting before the end of the meeting, or

(c)	is, promptly after the end of the meeting, put in writing and delivered to the delivery address of, or mailed by registered mail to the mailing address of, the company’s registered office.

(6)	A director who votes in favour of a resolution referred to in subsection (1) or (2) is not entitled to dissent under subsection (5).

(7)

Subject to subsection (8), a director who is not present at a meeting of the directors or of a committee of directors at which a resolution referred to in subsection (1) or (2) is passed is deemed to have consented to the resolution if,

(a)	in the case of a resolution passed at a directors’ meeting, the individual was a director at the time of the meeting, or

(b)	in the case of a resolution passed at a meeting of a committee of directors, the individual was a member of that committee at the time of the meeting.

(8)

Subsection (7) does not apply to a director who, within 7 days after becoming aware of the passing of a resolution referred to in subsection (1) or (2), delivers to the delivery address of, or mails by registered mail to the mailing address of, the company’s registered office, a written dissent.

(9)	A legal proceeding to enforce a liability imposed by this section may not be commenced more than 2 years after the date of the applicable resolution.

Dissent procedure by companies

155	The company must, on receipt of a written dissent referred to in section 154 (5) (c) or (8), and the secretary of the meeting referred to in section 154 (5) must, on receipt of a written dissent referred to in section 154 (5) (b), certify on the written dissent the date and time it is received.

Legal proceedings on liability

156 (1)

Without limiting any other rights a director has at law, a director who has satisfied a liability arising under section 154 is entitled to contribution from the other directors who voted for or consented to the resolution that gave rise to the liability.

(2)	In a legal proceeding under section 154, the court may, on the application of a company or of a director of a company,

(a)

order a shareholder of the company or any other person to deliver to the director or the company any property, rights and interests that the court considers were improperly paid or distributed to that shareholder or person under this Act,

(b)	join a director, shareholder or other person as a party to the legal proceeding,

(c)	order the company to return or issue shares to a person from whom the company purchased, redeemed or otherwise acquired shares, and

(d)	make any other order the court considers appropriate.

Limitations on liability

157 (1)

A director of a company is not liable under section 154 and has complied with the director’s duties under section 51.993 (1), if applicable, and section 142 (1) if the director relied, in good faith, on

(a)

financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company,

(b)	a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person,

(c)	a statement of fact represented to the director by an officer of the company to be correct, or

(d)	any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not

(i)	the record was forged, fraudulently made or inaccurate, or

(ii)	the information or representation was fraudulently made or inaccurate.

(2)

A director of a company is not liable under section 154 if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to this Act.

Liability if company’s name not displayed

158 (1)

A director or officer of a company who knowingly permits the company to contravene section 27 (1) (a), (b) or (c) or (2) is personally liable to indemnify any of the following persons who suffer loss or damage as a result of being misled by that contravention:

(a)	a purchaser of goods or services from the company;

(b)	a supplier of goods or services to the company;

(c)	a person holding a security of the company.

(2)

A director or officer of a company who issues or authorizes the issue of any instrument referred to in section 27 (1) (d) that does not display the name of the company is personally liable to the person holding that instrument for the amount of it, unless it is duly paid by the company.

Division 5 — Indemnification of Directors and Officers and Payment of Expenses

Definitions

159	In this Division:

“associated corporation” means a corporation or entity referred to in paragraph (b) or (c) of the definition of “eligible party”;

“eligible party”, in relation to a company, means an individual who

(a)	is or was a director or officer of the company,

(b)	is or was a director or officer of another corporation

(i)	at a time when the corporation is or was an affiliate of the company, or

(ii)	at the request of the company, or

(c)	at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of “eligible proceeding” and except in sections 163 (1) (c) and (d) and 165, the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation

(a)	is or may be joined as a party, or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding;

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Indemnification and payment permitted

160	Subject to section 163, a company may do one or both of the following:

(a)	indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable;

(b)	after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Mandatory payment of expenses

161

Subject to section 163, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party

(a)	has not been reimbursed for those expenses, and

(b)	is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Authority to advance expenses

162 (1)

Subject to section 163 and subsection (2) of this section, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

(2)

A company must not make the payments referred to in subsection (1) unless the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163, the eligible party will repay the amounts advanced.

Indemnification prohibited

163 (1)	A company must not indemnify an eligible party under section 160 (a) or pay the expenses of an eligible party under section 160 (b), 161 or 162 if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(d)

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

(2)	If an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not do either of the following:

(a)	indemnify the eligible party under section 160 (a) in respect of the proceeding;

(b)	pay the expenses of the eligible party under section 160 (b), 161 or 162 in respect of the proceeding.

Court ordered indemnification

164

Despite any other provision of this Division and whether or not payment of expenses or indemnification has been sought, authorized or declined under this Division, on the application of a company or an eligible party, the court may do one or more of the following:

(a)	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(d)	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;

(e)	make any other order the court considers appropriate.

Insurance

165

A company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Division 6 — Meetings of Shareholders

Location of general meetings

166 (1)	Subject to subsections (2) and (3), a general meeting of a company,

(a)	subject to paragraph (b), must be held in British Columbia, or

(b)	may be held at a location outside British Columbia if

(i)	the location is provided for in the articles,

(ii)	the articles do not restrict the company from approving a location outside of British Columbia for the holding of the general meeting and the location for the meeting is

(A)	approved by the resolution required by the articles for that purpose, or

(B)	if no resolution is required for that purpose by the articles, approved by ordinary resolution, or

(iii)	the location for the meeting is approved in writing by the registrar before the meeting is held.

(2)	If the general meeting is a partially electronic meeting, subsection (1) applies to the location where persons attend the meeting in person.

(3)	If the general meeting is a fully electronic meeting, subsection (1) does not apply to the meeting.

Requisitions for general meetings

167 (1)	Shareholders referred to in subsection (2) may requisition a general meeting for the purpose of transacting any business that may be transacted at a general meeting.

(2)

A requisition under this section may be made by shareholders who, at the date on which the requisition is received by the company, hold in the aggregate at least 1/20 of the issued shares of the company that carry the right to vote at general meetings.

(3)	A requisition under this section

(a)	must, in 1000 words or less, state the business to be transacted at the meeting, including any special resolution or exceptional resolution to be submitted to the meeting,

(b)	must be signed by, and include the names and mailing addresses of, all of the requisitioning shareholders,

(c)	may be made in a single record or may consist of several records, in similar form and content, each of which is signed by one or more of the requisitioning shareholders, and

(d)	must be delivered to the delivery address of, or mailed by registered mail to the mailing address of, the registered office of the company.

(4)

If a requisition under this section consists of more than one record, the requisition is received by the company on the first date by which the company has received requisition records that comply with subsection (3) from shareholders who, in the aggregate, hold at least the number of shares necessary to qualify under subsection (2).

(5)

On receiving a requisition that complies with subsections (2) and (3), the directors must, regardless of the memorandum or articles, call a general meeting to be held not more than 4 months after the date on which the requisition is received by the company to transact the business stated in the requisition and must, subject to subsection (7),

(a)	send notice of the date and time and, if applicable, the location of that meeting at least the prescribed number of days, but not more than 4 months, before the meeting

(i)	to each shareholder entitled to attend the meeting, and

(ii)	to each director, and

(b)	send, in accordance with subsection (6), to the persons entitled to notice of the meeting, the text of the requisition referred to in subsection (3) (a).

(5.1)

If the requisitioned meeting is an electronic meeting, the notice referred to in subsection (5) (a) must also contain instructions for attending and participating in the meeting by telephone or other communications medium, including, if applicable, instructions for voting at the meeting.

(6)	The text referred to in subsection (5) (b) must be sent

(a)	in, or within the time set for the sending of, the notice of the requisitioned meeting, or

(b)	in the company’s information circular or equivalent, if any, sent in respect of the requisitioned meeting.

(7)	The directors need not comply with subsections (5) and (5.1) if

(a)	the directors have called a general meeting to be held after the date on which the requisition is received by the company and have sent notice of that meeting in accordance with section 169,

(b)

substantially the same business was submitted to shareholders to be transacted at a general meeting that was held not more than the prescribed period before the receipt of the requisition, and any resolution to transact that business at that earlier meeting did not receive the prescribed amount of support,

(c)	it clearly appears that the business stated in the requisition does not relate in a significant way to the business or affairs of the company,

(d)	it clearly appears that the primary purpose for the requisition is

(i)	securing publicity, or

(ii)	enforcing a personal claim or redressing a personal grievance against the company or any of its directors, officers or security holders,

(e)	the business stated in the requisition has already been substantially implemented,

(f)	the business stated in the requisition, if implemented, would cause the company to commit an offence, or

(g)	the requisition deals with matters beyond the company’s power to implement.

(8)

If the directors do not, within 21 days after the date on which the requisition is received by the company, send notice of a general meeting in accordance with subsections (5) and (5.1) of this section, the requisitioning shareholders, or any one or more of them holding, in the aggregate, more than 1/40 of the issued shares of the company that carry the right to vote at general meetings, may send notice of a general meeting to be held to transact the business stated in the requisition.

(9)	A general meeting called, under subsection (8), by the requisitioning shareholders must

(a)	be called in accordance with subsections (5) and (5.1),

(b)	be held within 4 months after the date on which the requisition is received by the company, and

(c)	as nearly as possible, be conducted in the same manner as a general meeting called by the directors.

(10)

Unless the shareholders resolve otherwise by an ordinary resolution at the general meeting called, under subsection (8), by the requisitioning shareholders, the company must reimburse the requisitioning shareholders for the expenses actually and reasonably incurred by them in requisitioning, calling and holding that meeting.

No liability

168	No company or person acting on behalf of a company incurs any liability merely because the company or person complies with section 167 (5) (b) or (6).

Notice of general meetings

169 (1)

Subject to sections 167 and 170, a company must send notice of the date and time and, if applicable, the location of a general meeting of the company at least the prescribed number of days but not more than 2 months before the meeting,

(a)	to each shareholder entitled to attend the meeting, and

(b)	to each director.

(1.1)

If the general meeting is an electronic meeting, the notice must also contain instructions for attending and participating in the meeting by telephone or other communications medium, including, if applicable, instructions for voting at the meeting.

(2)	The accidental omission to send notice of any general meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting.

Waiver of notice

170 (1)	Despite any other provision of this Act, a shareholder and any other person entitled to notice of a meeting of shareholders may waive that entitlement or may agree to reduce the period of that notice.

(2)	Despite section 7 (4), the right of a person to waive the entitlement to notice or to reduce the period of notice under subsection (1) of this section need not be exercised in writing.

(3)

Without limiting subsection (2), attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting, unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Setting record dates

171 (1)	The directors may set a date as the record date under this section for any purpose, including for the purpose of determining shareholders

(a)	entitled to receive payment of a dividend,

(b)	entitled to participate in a liquidation distribution,

(c)	entitled to notice of a meeting of shareholders, or

(d)	entitled to vote at a meeting of shareholders.

(2)	A record date set under subsection (1) must not

(a)	precede by more than 2 months the date on which the action referred to in subsection (1) (a) or (b) is to be taken,

(b)

precede by more than 2 months, or, in the case of a meeting referred to in section 167, 4 months, or by fewer than the prescribed number of days the date on which the meeting referred to in subsection (1) (c) of this section is to be held, or

(c)	precede by more than 2 months, or, in the case of a meeting referred to in section 167, 4 months, the date on which the meeting referred to in subsection (1) (d) of this section is to be held.

(3)	If no record date is set under this section,

(a)	the record date for determining the shareholders who are entitled to notice of, or to vote at, a meeting of shareholders is

(i)	5 p.m. on the day immediately preceding the first date on which notice is sent, or

(ii)	if no notice is sent, the beginning of the meeting, and

(b)	the record date for determining shareholders for any other purpose is 5 p.m. on the date on which the directors pass the resolution relating to the matter for which the record date is required.

Quorum for shareholders’ meetings

172 (1)	The quorum for the transaction of business at a meeting of shareholders of a company is

(a)	the quorum established by the memorandum or articles,

(b)	if no quorum is established by the memorandum or articles, 2 shareholders entitled to vote at the meeting whether present personally or by proxy, or

(c)

if the number of shareholders entitled to vote at the meeting is less than the quorum applicable to the company under paragraph (a) or (b), all of the shareholders entitled to vote at the meeting whether present personally or by proxy.

(2)

Unless the memorandum or articles provide otherwise, if a quorum is not present at the opening of a meeting of shareholders, the shareholders entitled to vote at the meeting who are present personally or by proxy at the meeting may adjourn the meeting to a set time and place but may not transact any other business.

(3)	If the company has only one shareholder entitled to vote at a meeting of shareholders, one person who is, or who represents by proxy, that shareholder may constitute that meeting.

Voting

173 (1)

Subject to sections 69 (2), 82 (6) and 177 and subsection (9) (a) of this section and unless the memorandum or articles provide otherwise, a shareholder has one vote in respect of each share held by that shareholder and is entitled to vote personally or by proxy.

(2)	Unless the memorandum or articles provide otherwise, voting at a meeting of shareholders must,

(a)

if one or more shareholders vote at the meeting in a manner contemplated by section 174 (1), be by poll or be conducted in any other manner that adequately discloses the intentions of the shareholders,

(b)	if a poll is demanded by a shareholder or proxy holder entitled to vote at the meeting or is directed by the chair, be by poll, or

(c)	in any other case, be by show of hands.

(3)

At any meeting of shareholders at which a resolution is submitted, a declaration of the chair that the resolution is carried by the necessary majority or is defeated is, unless a poll is required or demanded under subsection (2) or (4) of this section or is directed by the chair, conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(4)

At any meeting of shareholders at which a resolution is submitted, a shareholder or proxy holder entitled to vote at the meeting may, before or promptly after the declaration of the results of a vote taken by a show of hands, demand a poll.

(5)	A company must, for at least 3 months after a meeting of shareholders, keep at its records office each ballot cast on a poll and each proxy voted at the meeting.

(6)

Any shareholder or proxy holder who was entitled to vote at a meeting referred to in subsection (5) may, without charge, inspect the ballots and proxies kept by the company under that subsection in respect of that meeting.

(7)	Sections 46 (7) and (8), 48 (1) and (3) and 50 apply to the records referred to in subsection (6) of this section.

(8)

Unless otherwise provided under this Act or in the memorandum or articles, any action that must or may be taken or authorized by the shareholders under this Act may be taken or authorized by an ordinary resolution.

(9)	If a shareholder whose shares do not otherwise carry the right to vote is, by this Act, given the right to vote on a matter,

(a)	the shareholder has, on that matter, the greatest of

(i)	one vote in respect of each of those shares,

(ii)

the same number of votes per share as are attached, under the memorandum or articles, to shares of the class or series of shares to which is attached the least number of votes per share that may be cast in relation to that matter, and

(iii)	the number of votes per share as are, under the memorandum or articles, attached to those shares in relation to that matter, and

(b)

the provisions of the memorandum or articles or this Division, as the case may be, that apply in relation to the exercise of voting rights held by shareholders whose shares carry the right to vote at general meetings also apply in relation to the exercise by that shareholder of the voting rights given by this Act on that matter.

Participation at meetings of shareholders

174 (1)

Unless the memorandum or articles provide otherwise, a shareholder or proxy holder who is entitled to participate in, including vote at, a meeting of shareholders may do so by telephone or other communications medium if all shareholders and proxy holders attending the meeting are able to participate in it, whether by telephone, by other communications medium or in person.

(2)

If a company holds a meeting of shareholders that is not an electronic meeting, the company is not obligated to take any action or provide any facility to permit or facilitate the use of any communications medium at the meeting.

(2.1)	If a company holds a meeting of shareholders that is an electronic meeting, the company must permit and facilitate participation in the meeting by telephone or other communications medium.

(3)	If one or more shareholders or proxy holders participate in a meeting of shareholders in a manner contemplated by subsection (1),

(a)	each such shareholder or proxy holder is deemed, for the purposes of this Act and of the memorandum and articles of the company, to be present at the meeting, and

(b)	the meeting is deemed to be held at the location, if any, specified in the notice of the meeting.

Pooling agreements

175

Two or more shareholders may, in a written agreement, agree that when exercising voting rights in relation to the shares held by them, they will vote those shares in accordance with the terms of the agreement.

Date of resolution

176

A resolution passed at a meeting of shareholders is, for all purposes, deemed to have been passed on the date and time on which it is in fact passed despite the fact that the meeting at which the resolution is passed is a continuation of an adjourned meeting.

Subsidiary not to vote

177

If a subsidiary is a shareholder of its holding corporation and the holding corporation is a British Columbia corporation, the subsidiary is not entitled to vote at a meeting of shareholders of the holding corporation.

Election of chair

178

Unless the memorandum or articles of a company provide otherwise, the shareholders who are present personally or by proxy at a meeting of shareholders and who are entitled to vote at the meeting may elect as the chair of the meeting any shareholder or proxy holder who is entitled to vote at the meeting.

Minutes

179 (1)	A company must ensure that minutes are kept of all proceedings at meetings of shareholders.

(2)	The minutes of a meeting referred to in subsection (1), if purported to be signed by the chair of the meeting or by the chair of the next succeeding meeting, are evidence of the proceedings.

(3)	Until the contrary is proved, if minutes of a meeting have been signed in accordance with this section,

(a)	the meeting is deemed to have been duly held and convened,

(b)	all proceedings at the meeting are deemed to have been duly taken, and

(c)	all elections and appointments of directors, officers, auditors or liquidators made at the meeting are deemed to be valid.

Consent resolutions of shareholders

180	A consent resolution of shareholders is deemed

(a)	to be a proceeding at a meeting of those shareholders, and

(b)

to be as valid and effective as if it had been passed at a meeting of shareholders that satisfies all the requirements of this Act and the regulations, and all the requirements of the memorandum and articles of the company, relating to meetings of shareholders.

Rules applicable to general meetings apply to other shareholders’ meetings

181

To the extent that this Act or the regulations or the memorandum or articles of a company do not make provision for any particular meeting of shareholders, the provisions of this Act, the regulations, the memorandum and the articles relating to the call, holding and conduct of general meetings apply, with the necessary changes and so far as they are applicable, to that meeting of shareholders.

Annual general meetings

182 (1)	Subject to subsections (2) to (5), a company must hold an annual general meeting,

(a)	for the first time, not more than 18 months after the date on which it was recognized, and

(b)	after its first annual reference date, at least once in each calendar year and not more than 15 months after the annual reference date for the preceding calendar year.

(2)	Subject to subsection (3), all of the shareholders entitled to vote at an annual general meeting of a company may,

(a)

by a unanimous resolution passed on or before the date by which that annual general meeting is required to be held under this section, defer the holding of that annual general meeting to a date that is later than the date by which the meeting is required to be held under subsection (1),

(b)	by a unanimous resolution, consent to all of the business required to be transacted at that annual general meeting, or

(c)	by a unanimous resolution, waive the holding of

(i)	that annual general meeting,

(ii)	the previous annual general meeting, or

(iii)	any earlier annual general meeting that the company had been obliged to hold.

(3)

The shareholders must, in any unanimous resolution passed under subsection (2) (a), (b) or (c) (i) or (ii), select, as the company’s annual reference date, a date that would, under subsection (1), be appropriate for the holding of the applicable annual general meeting.

(4)

If a unanimous resolution is not passed under subsection (2) with respect to an annual general meeting of a company, on the application of the company, the registrar may, if satisfied that it is appropriate to do so and on the terms and conditions the registrar considers appropriate, allow the company to hold that annual general meeting on a date that is later than the date by which the meeting is required to be held under subsection (1).

(5)	If a unanimous resolution is passed in relation to an annual general meeting under subsection (2) (b) or (c), the company need not hold that annual general meeting.

First annual reference date for pre-existing companies

183

For the purposes of section 182 (1) (b), a pre-existing company that has neither held an annual general meeting under this Act nor passed a resolution under section 182 (2) has, as its first annual reference date,

(a)	if the company was recognized not more than 18 months before the coming into force of this Act, the earlier of

(i)	the date of the company’s first annual general meeting, if any, that was held, or was deemed to have been held, under the Company Act, 1996, and

(ii)	the date that is 18 months after the recognition of the company, or

(b)	if the company was recognized more than 18 months before the coming into force of this Act, the later of

(i)	the date that is 13 months after the date of the company’s most recent annual general meeting, if any, that was held, or was deemed to have been held, under the Company Act, 1996, and

(ii)	the date that is 6 months before the day on which this Act comes into force.

Pre-existing reporting company meetings

184 (1)

In this section, “registrant” means a person registered or required to be registered in any jurisdiction to trade in securities within the meaning of the Securities Act, but does not include a trustee with respect to shares held under a trust instrument that regulates the manner in which those shares are to be voted.

(2)

A meeting of shareholders of a pre-existing reporting company, and any action taken at the meeting, is not invalid merely because a registrant fails to comply with one or more of the provisions applicable to registrants, in their capacity as registrants, of the Statutory Reporting Company Provisions or the company’s articles.

(3)

If a pre-existing reporting company is bound by any provision in the Statutory Reporting Company Provisions or in the articles of the company that imposes any requirements on the manner, form or contents of a proxy or a proxy solicitation, or that otherwise relates to proxies or proxy solicitations, any person soliciting or granting a proxy to vote shares of that company is also bound by those provisions.

Information for shareholders

185 (1)	The directors of a company that holds an annual general meeting must place the following before that meeting:

(a)

in the case of a reporting issuer, the annual financial statements that the company is required to file with the Securities Commission under the Securities Act in relation to the most recently completed financial year;

(b)

in the case of a reporting issuer equivalent or of a company within a prescribed class of companies, the annual financial statements that the company is required to produce or file in relation to the most recently completed financial year under the legislation that

(i)	applies to the company, and

(ii)	has provisions that are comparable in scope and intent to the financial disclosure provisions of the Securities Act and the regulations made under that Act;

(c)

in any other case, the financial statements, if any, that the directors are, under section 198 (2) of this Act, required to produce and publish on or before the annual reference date that relates to that annual general meeting;

(d)	any auditor’s report made under section 212 (1) (a) on those financial statements.

(2)

The directors of a company who are required under subsection (1) of this section to place financial statements before an annual general meeting must, on the request of any shareholder or proxy holder present at that meeting, provide a copy of those financial statements and of any auditor’s report made under section 212 (1) (a) on those financial statements to that shareholder or proxy holder.

(3)

If, within 6 months after an annual reference date, a shareholder of the company requests a copy of the company’s financial statements referred to in subsection (1) (a), (b) or (c) of this section, the directors must promptly send to that shareholder a copy of those financial statements and of any auditor’s report made under section 212 (1) (a) on those financial statements.

Powers of court

186 (1)	The court may, on its own motion or on the application of the company, the application of a director or the application of a shareholder entitled to vote at the meeting,

(a)	order that a meeting of shareholders be called, held and conducted in the manner the court considers appropriate, and

(b)	give directions it considers necessary as to the call, holding and conduct of the meeting.

(2)	The court may make an order under subsection (1)

(a)	if it is impracticable for any reason for the company to call or conduct a meeting of shareholders in the manner required under this Act, the memorandum or the articles,

(b)	if the company fails to hold a meeting of shareholders in accordance with this Act or the regulations or its memorandum or articles, or

(c)	for any other reason the court considers appropriate.

(3)

Without limiting subsection (1), the court may order that the quorum or notice required by the memorandum or articles or this Act or the regulations be varied or dispensed with in respect of a meeting.

Division 7 — Shareholders’ Proposals

Definitions and application

187 (1)	In this Division:

“proposal” means a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of the company;

“qualified shareholder” means, in relation to a proposal, a person who

(a)	is a registered owner or beneficial owner of one or more shares of the company that carry the right to vote at general meetings, and

(b)	has been a registered owner or beneficial owner of one or more such shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal,

but does not include a person referred to in subsection (2);

“submitter” means the qualified shareholder who submits a proposal to a company;

“supporter” means a person who signs a proposal under section 188 (1) (b).

(2)

A person is not a qualified shareholder if, within 2 years before the date of the signing of the proposal, the person failed to present, personally or by proxy, at an annual general meeting, an earlier proposal

(a)	of which the person was the submitter, and

(b)	in response to which the company had complied with section 189 (1) to (3).

(3)	This Division does not apply to a company unless the company is a public company.

Requirements for valid proposals

188 (1)	A proposal is valid if

(a)	the proposal is signed by the submitter,

(b)	the proposal is signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate,

(i)	constitute at least 1/100 of the issued shares of the company that carry the right to vote at general meetings, or

(ii)	have a fair market value in excess of the prescribed amount,

(c)

the proposal, and the declarations referred to in paragraph (d), are received at the registered office of the company at least 3 months before the anniversary of the previous year’s annual reference date, and

(d)

the proposal is accompanied by a declaration from the submitter and each supporter, signed by the submitter or supporter, as the case may be, or, in the case of a submitter or supporter that is a corporation, by a director or senior officer of the signatory,

(i)	providing the name of and a mailing address for that signatory,

(ii)	declaring the number and class or series of shares carrying the right to vote at general meetings that are owned by that signatory as a registered owner or beneficial owner, and

(iii)	unless the name of the registered owner has already been provided under subparagraph (i), providing the name of the registered owner of those shares.

(2)	A proposal may be accompanied by one written statement in support of the proposal.

(3)

A proposal, or, if a statement is provided under subsection (2), the statement and proposal together, must not exceed 1 000 words in length and, for the purposes of this subsection, the proposal does not include the signatures referred to in subsection (1) (a) or (b) and the declarations referred to in subsection (1) (d).

Rights and obligations arising from proposal

189 (1)

Subject to subsections (4) (b) and (5), a company that receives a proposal must send, in accordance with subsection (2), to all of the persons who are entitled to notice of the annual general meeting in relation to which the proposal is made,

(a)	the text of the proposal,

(b)	the names and mailing addresses of the submitter and the supporters, and

(c)	the text of the statement, if any, accompanying the proposal under section 188 (2).

(2)	The information referred to in subsection (1) of this section must be sent

(a)	in, or within the time set for the sending of, the notice of the applicable annual general meeting under section 169, or

(b)	in the company’s information circular or equivalent, if any, sent in respect of the applicable annual general meeting.

(3)

Subject to subsections (4) (b) and (5) of this section, the company must allow a submitter to present the proposal, personally or by proxy, at the annual general meeting in relation to which the proposal was made if the submitter is a qualified shareholder at the time of that meeting.

(4)	If a company receives more than one proposal in relation to an annual general meeting, the company, if the proposals relate to substantially the same matter,

(a)	must comply with subsections (1) to (3) in relation to the first of those proposals to be received at its registered office, and

(b)	need not comply with subsections (1) to (3) in relation to any other of those proposals.

(5)	Subject to section 191 (3), the company need not process a proposal in accordance with subsections (1) to (4) of this section if any of the following circumstances applies:

(a)	the directors have called an annual general meeting to be held after the date on which the proposal is received by the company and have sent notice of that meeting in accordance with section 169;

(b)	the proposal is not valid within the meaning of section 188 (1) or exceeds the maximum length established by section 188 (3);

(c)

the proposal relates to substantially the same matter that was submitted to shareholders in a notice of meeting, or an information circular or equivalent, relating to a general meeting that was held not more than the prescribed period before the receipt of the proposal, and did not receive the prescribed amount of support at the meeting;

(d)	it clearly appears that the proposal does not relate in a significant way to the business or affairs of the company;

(e)	it clearly appears that the primary purpose for the proposal is

(i)	securing publicity, or

(ii)	enforcing a personal claim or redressing a personal grievance against the company or any of its directors, officers or security holders;

(f)	the proposal has already been substantially implemented;

(g)	the proposal, if implemented, would cause the company to commit an offence;

(h)	the proposal deals with matters beyond the company’s power to implement.

No liability

190	No company or person acting on behalf of a company incurs any liability merely because the company or person complies with section 189 (1), (2), (3) or (4).

Refusal to process proposal

191 (1)

A company that does not intend to process a proposal in accordance with section 189 (1) to (4) on the basis that subsection (5) of that section applies to the proposal or on the basis that the proposal is one referred to in subsection (4) (b) of that section must, within 21 days after the proposal is received by its registered office, send to the submitter

(a)	written notice of the company’s decision in relation to the proposal, and

(b)

a written explanation as to the company’s reasons for its decision, including a specific reference to the provision of section 189 that the company is relying on in refusing to process the proposal and the reasons why the company believes that that provision applies.

(2)	The submitter to whom a notice is sent under subsection (1) (a) of this section may apply to the court for a review of the company’s decision.

(3)

On an application under subsection (2), the court may restrain the holding of the annual general meeting in relation to which the proposal is made and may, if it determines that the company did not have proper grounds to refuse to process the proposal in accordance with section 189 (1) to (4), make any order it considers appropriate, including one or more of the following:

(a)	an order that the company comply with section 189 (1) to (4) in the manner and within the time ordered by the court;

(b)	if the information referred to in section 189 (1) cannot be provided to the shareholders within a reasonable period of time before the annual general meeting, an order that the company

(i)	hold, at its sole expense, a general meeting for the purpose of considering the proposal, and

(ii)	comply with section 189 (1) to (4) in relation to that meeting on the terms and conditions imposed by the court;

(c)	an order that the company reimburse the submitter for all reasonable legal expenses, including all reasonable disbursements, incurred in the application.

(4)

The company or any person claiming to be aggrieved by a proposal may apply to the court for an order permitting or requiring the company to refrain from processing the proposal in accordance with section 189 (1) to (4) and the court, if it is satisfied that section 189 (4) (b) or (5) applies, may make such order as it considers appropriate.

Division 8 — Insiders

Liability of insiders

192 (1)	In this section:

“associate”, if used to indicate a relationship with a person, means

(a)	a partner, other than a limited partner, of the person,

(b)	a trust or estate in which the person has a substantial beneficial interest or for which the person serves as trustee or in a similar capacity,

(c)	a spouse or child of the person, or

(d)	a relative of the person or of the person’s spouse, other than a relative referred to in paragraph (c), who has the same home as the person;

“insider” means, in respect of a private company,

(a)	a director or senior officer of the private company,

(b)

a person who beneficially owns shares of the private company that carry, in the aggregate, more than the prescribed fraction of the votes that may be cast in an election or appointment of directors at a general meeting,

(c)	an associate of a person referred to in paragraph (a) or (b),

(d)	the private company itself,

(e)	an affiliate of the private company,

(f)	a person who is employed by the private company or who is retained by it on a professional or consulting basis, or

(g)	a director or senior officer of another corporation if that other corporation is itself an insider of the private company;

“private company” means a company that is not

(a)	a reporting issuer,

(b)	a reporting issuer equivalent, or

(c)	a company within a prescribed class of companies.

(2)	This section applies if

(a)	an insider makes use of specific confidential information

(i)	in connection with a transaction relating to any security of the private company, and

(ii)	for the benefit or advantage of the insider or of any associate or affiliate of the insider, and

(b)	the information, if generally known, might reasonably be expected to materially affect the value of the security.

(3)	In the circumstances referred to in subsection (2), the insider is

(a)	liable to compensate any person for any direct loss suffered by the person as a result of the transaction, unless

(i)	the information was known, or ought reasonably to have been known, at the time of the transaction, to the person who suffered the loss, or

(ii)	the insider proves that, at the time of the transaction, the insider reasonably believed that the specific confidential information was known to the person who suffered the loss, and

(b)

accountable to the private company for any direct benefit or advantage received or receivable by the insider or the insider’s associate or affiliate, as the case may be, as a result of the transaction unless the insider proves that, at the time of the transaction, the insider reasonably believed that the specific confidential information was generally known.

(4)	An action under subsection (3) must not be brought more than 2 years after discovery of the facts that gave rise to the cause of action.

(5)	If the parties to a contract involving the transfer of a private company’s securities agree in writing that this section does not apply to the transfer, the agreement is binding on those parties.

Division 9 — General

Form and effect of contracts

193 (1)

A contract that, if made between individuals, would, by law, be required to be in writing and under seal, may be made for a company in writing and under seal and may, in the same manner, be varied or discharged.

(2)

A contract that, if made between individuals, would, by law, be required to be in writing and signed by the parties to be charged, may be made for a company in writing signed by a person acting under the express or implied authority of the company and may, in the same manner, be varied or discharged.

(3)

A contract that, if made between individuals, would, by law, be valid although made orally and not reduced to writing, may be made in like manner for a company by a person acting under the express or implied authority of the company and may, in the same manner, be varied or discharged.

(4)	A contract made according to this section is effectual in law and binds the company and all other parties to it.

(5)

A bill of exchange or promissory note is deemed to have been made, accepted or endorsed on behalf of a company if made, accepted or endorsed in the name of, by, on behalf of or on account of the company by a person acting under its authority.

Authentication or certification of records

194 (1)

A record that requires authentication or certification by a company may be authenticated or certified by a director or officer of the company or by a lawyer for the company and need not be under the company’s seal.

(2)

Any certified record referred to in subsection (1), if introduced as evidence in any legal proceeding, is evidence of the contents of the record without proof of the signature or official capacity of the person appearing to have signed the record.

(3)

An entry in a central securities register or branch securities register of a company, or a share certificate or a non-transferable written acknowledgement issued by a company, is evidence that the person in whose name the shares are registered or to whom the share certificate or non-transferable written acknowledgement is issued is the owner of the shares described in that securities register or in that certificate or non-transferable written acknowledgement.

(4)

Without limiting subsection (3), a register of members or a register of debentureholders prepared under a former Companies Act, or, in the case of a pre-existing trust company or a pre-existing insurance company, a former Companies Act as it applied for the purposes of the Financial Institutions Act, is evidence of any matters directed or authorized by that Act to be inserted in it.

Financial assistance

195 (1)

In this section, “associate”, if used to indicate a relationship with a person, has the same meaning as in section 192 (1), and includes a corporation of which the person beneficially owns shares carrying, in the aggregate, more than 1/10 of the votes that may be cast In an election or appointment of directors at a general meeting of the corporation.

(2)	A company may give financial assistance to any person for any purpose by means of a loan, a guarantee, the provision of security or otherwise.

(3)	Subject to subsections (4) and (5), a company must disclose, in accordance with subsection (7), any financial assistance that is material to the company and that the company gives to

(a)	a person known to the company to be a shareholder of, a beneficial owner of a share of, a director of, an officer of or an employee of

(i)	the company, or

(ii)	an affiliate of the company,

(b)	a person known to the company to be an associate of any of the persons referred to in paragraph (a), or

(c)	any person for the purpose of a purchase by that person of a share issued or to be issued by the company or an affiliate of the company.

(4)	A company need not make disclosure under subsection (3) in respect of financial assistance that is given

(a)	to a person in the ordinary course of business, if the lending of money is part of the ordinary business of the company,

(b)	to a person on account of expenditures incurred or to be incurred on behalf of the company,

(c)	to a corporation of which the company is a wholly owned subsidiary,

(d)	to a corporation that is a wholly owned subsidiary of the company,

(e)	to a corporation if the company and the corporation are

(i)	wholly owned subsidiaries of the same holding corporation, or

(ii)	wholly owned by the same person,

(f)	to the person, other than a corporation, who holds all of the shares of the company or of a corporation of which the company is a wholly owned subsidiary,

(g)	to employees of the company or of any affiliate of the company to enable or assist them to purchase or erect living accommodation for their own occupancy, or

(h)

to employees, or trustees for employees, of the company or of any affiliate of the company in accordance with a plan for the purchase of shares of the company or of any affiliate of the company to be beneficially owned by those employees.

(5)	A company need not make disclosure under subsection (3) if that disclosure is waived by the court.

(6)	The following information must be disclosed in respect of financial assistance for which disclosure is required under this section:

(a)	a brief description of the financial assistance, including the nature and extent of the financial assistance given;

(b)	the terms on which the financial assistance was given;

(c)	the amount of the financial assistance given.

(7)	The information required under subsection (6) must be disclosed

(a)	in a written record deposited in the company’s records office before or promptly after the giving of the financial assistance,

(b)	in a consent resolution of the directors passed before or promptly after, or in order to authorize, the giving of the financial assistance,

(c)	in the minutes of the directors’ meeting at which the giving of the financial assistance is authorized, or

(d)	in the minutes of the directors’ meeting that follows the giving of the financial assistance.

(8)	In addition to the records that a shareholder of the company may inspect under section 46, that shareholder may, without charge, inspect

(a)	the portions of any minutes of meetings of directors, or of any consent resolutions of directors, that contain disclosures under this section, and

(b)	the portions of any other records that contain those disclosures.

(9)

In addition to the records a former shareholder of the company may inspect under section 46, that former shareholder may, without charge, inspect the records referred to in subsection (8) (a) and (b) of this section that relate to the period when that person was a shareholder.

(10)	Sections 46 (7) and (8), 48 (1) and (3) and 50 apply to the portions of minutes, resolutions and records referred to in subsections (8) and (9) of this section.

Part 6 — Financial Records

Division 1 — Accounting Records

Accounting records required

196 (1)	A company must keep adequate accounting records for each of its financial years and must retain the accounting records kept for a financial year for the prescribed period.

(2)	A company must retain its accounting records at a place determined by the directors.

(3)	A company must make its accounting records available for inspection by any director during statutory business hours and must, on request, provide to the director a copy of any of those records.

(4)

Shareholders may inspect and obtain a copy of those of the accounting records of a company that the articles allow and, in that event, the shareholders may inspect and obtain a copy of those records at the times and places, in the manner and subject to the terms and conditions set out in the articles.

(5)

Shareholders may inspect and obtain a copy of accounting records not referred to in subsection (4) if the shareholders are authorized to do so by the directors and, in that event, the shareholders may inspect and obtain a copy of those records at the times and places, in the manner and subject to the terms and conditions determined by the directors.

Division 2 — Financial Statements

Exemption

197	This Division does not apply to

(a)	a reporting issuer,

(b)	a reporting issuer equivalent, or

(c)	a company within a prescribed class of companies.

Financial statements

198 (1)	In this section, “first financial year” means,

(a)

in the case of a company referred to in section 3 (1) (a) or (c) or (2) (a) or (c), the period beginning on the date on which the company was recognized and ending on the date immediately preceding the date on which the company’s next financial year begins, or

(b)

in the case of a company referred to in section 3 (1) (b) or (d) or (2) (b) or (d), the financial year that includes the date on which the company was recognized and that ends on the date immediately preceding the date on which the company’s next financial year begins.

(2)

Subject to section 199 and subsection (3) of this section, unless relieved under section 200 from their obligation to do so, the directors of a company must, on or before each annual reference date, produce and publish, in accordance with subsection (4) of this section,

(a)	financial statements in respect of the latest completed financial year of the company, even if that financial year is the company’s first financial year, and

(b)

if the date on which the financial statements referred to in paragraph (a) are published is more than 6 months after the beginning of the company’s current financial year, financial statements for the period that began at the beginning of the company’s current financial year and ended on a date that is not more than 6 months before the date on which the financial statements referred to in paragraph (a) are published.

(3)	Subsection (2) does not apply to a company in respect of an annual reference date that occurs before the end of the company’s first financial year.

(4)	Financial statements required under this Division must be prepared as prescribed by regulation.

Approval for publication

199 (1)	The directors of a company must ensure that, before financial statements referred to in section 198 are published, the financial statements are

(a)	approved by the directors, and

(b)	signed by one or more directors to confirm that the approval required by paragraph (a) of this subsection was obtained.

(2)	The directors must ensure that financial statements published under section 198

(a)	have attached any auditor’s report made under section 212 (1) (a) on those financial statements, and

(b)	do not purport to be audited unless those financial statements have, in fact, been audited and an auditor’s report has been made.

Waiver of financial statements

200 (1)	Directors are relieved from their obligation under section 198 to produce and publish financial statements

(a)

if all of the shareholders of the company, whether or not their shares otherwise carry the right to vote, resolve by a unanimous resolution to waive the production and publication of the financial statements, or

(b)	if and to the extent provided by a court order waiving the production and publication of some or all of the financial statements and on any terms the court considers appropriate.

(2)

A waiver referred to in subsection (1) of this section may be given before, on or after the date on which financial statements are, under this Division, required to be produced and published and is effective for those financial statements only.

Financial statements for qualifying debentureholders

201	A company must, promptly after demand by a qualifying debentureholder of the company, send to that qualifying debentureholder

(a)	a copy of the company’s most recently published financial statements required under section 198, and

(b)	a copy of any auditor’s report made under section 212 (1) (a) on those financial statements.

Part 7 — Audits

Division 1 — Definition and Application

Definition

202	In this Part, “authorized person” means a person who is authorized under section 205 to act as an auditor of a company.

Application of this Part

203 (1)	Subject to subsections (2) and (3), a company must have an auditor.

(2)	If all of the shareholders of a company, whether or not their shares otherwise carry the right to vote, resolve by a unanimous resolution to waive the appointment of an auditor,

(a)	the company is not required to appoint an auditor, and

(b)	the provisions of this Part, except this section, do not apply to the company unless an auditor is appointed under section 204 (5).

(3)

A waiver referred to in subsection (2) of this section may be given before, on or after the date on which an auditor is, under this Part, required to be appointed and is effective for one financial year only.

Division 2 — Appointment and Removal of Auditors

Appointment of auditors

204 (1)	The directors of a company must appoint an authorized person as the first auditor of the company to hold office until the annual reference date following the recognition of the company.

(2)

On or before the annual reference date referred to in subsection (1) and on or before each subsequent annual reference date, the shareholders of a company must, by an ordinary resolution, appoint an authorized person as auditor to hold office from that annual reference date until the next annual reference date.

(3)	If an auditor is not appointed when required under subsection (2), the auditor in office continues as auditor until a successor is appointed.

(4)	The directors may fill any casual vacancy in the office of auditor.

(5)	If for any reason a company does not have an auditor, the court may, on the application of a shareholder or creditor of the company made on notice to the company,

(a)	appoint an authorized person as auditor to hold office until the next annual reference date, and

(b)	set the remuneration to be paid by the company to the auditor.

(6)	Promptly after an auditor is appointed, the company must provide written notice to the auditor of the appointment.

Persons authorized to act as auditors

205	A person is authorized to act as an auditor of a company only if

(a)	the person is

(i)	a member of, or is a partnership whose partners are members of, a provincial institute of chartered accountants within Canada,

(ii)	a member of a provincial organization of chartered professional accountants within Canada, authorized by that organization to perform an audit,

(iii)	a professional accounting corporation as defined in the Chartered Professional Accountants Act, authorized by the CPABC as defined in that Act to perform an audit, or

(iv)	a registered firm as defined in the Chartered Professional Accountants Act, authorized by the CPABC as defined in that Act to perform an audit, or

(b)	[Repealed 2018-23-13.]

(c)	the company is a reporting issuer or a reporting issuer equivalent and the person is

(i)	a person referred to in paragraph (a) of this section, or

(ii)

authorized to make an auditor’s report under the Securities Act, or, in the case of a reporting issuer equivalent, under the legislation that applies to the company and has provisions that are comparable in scope and intent to the auditor qualification provisions of the Securities Act and the regulations made under that Act.

Independence of auditors

206 (1)	For the purposes of subsection (3):

“immediate family”, when used in reference to a person referred to in that subsection, means any of the following who resides with that person:

(i)	the spouse of that person;

(ii)	a parent or child of that person;

(iii)	any relative of that person or of that person’s spouse;

“partner”, when used in reference to a person referred to in that subsection, means any person with whom the person referred to in that subsection carries on in partnership the profession of public accounting.

(2)	A person who is not independent of a company, its affiliates or its directors and officers must not act as the auditor of the company.

(3)	For the purposes of this section, independence is a question of fact, but a person is not independent if

(a)

the person is a director, officer or employee of the company or of an affiliate of the company, or is a partner, employer, employee or member of the immediate family of such a director, officer or employee,

(b)

the person, a member of the person’s immediate family, a partner of the person or a member of the immediate family of a partner of the person, beneficially owns or controls, directly or indirectly, any material interest in a security of the company or of any of its affiliates, or

(c)	the person is appointed a trustee of the estate of the company under the Bankruptcy and Insolvency Act (Canada) or is a partner, employer, employee or member of the immediate family of that trustee.

Remuneration of auditors

207 (1)	Subject to subsection (2), the shareholders of a company must, by an ordinary resolution, set the remuneration of the auditor.

(2)	The directors may set the remuneration of the auditor if

(a)	the shareholders so resolve by an ordinary resolution,

(b)	the articles so provide, or

(c)	the auditor is appointed by the directors.

Capacity to act as auditor

208 (1)	An auditor of a company who is not, or who ceases to be, an authorized person must, promptly after becoming aware of that fact,

(a)	become an authorized person, or

(b)	resign as auditor.

(2)	An auditor of a company who is not, or who ceases to be, independent within the meaning of section 206 must, promptly after becoming aware of that fact,

(a)	eliminate the circumstances that resulted in the auditor not being independent, or

(b)	resign as auditor for that company.

(3)

An interested person may apply to the court for an order that an auditor of a company referred to in subsection (1) or (2) of this section be removed on terms and conditions the court considers appropriate.

(4)

An interested person may apply to the court for an order exempting an auditor from the prohibition imposed by section 206 and the court may, if it is satisfied that an exemption would not unfairly prejudice the shareholders, make an exemption order on the terms it considers appropriate.

Removal of auditor during term

209 (1)	A company

(a)	may remove its auditor before the expiration of the auditor’s term of office by

(i)	an ordinary resolution passed at a general meeting, or

(ii)	a unanimous resolution of the shareholders whose shares carry the right to vote at general meetings, and

(b)	must appoint, for the remainder of that term of office, an authorized person as auditor to replace the auditor removed under paragraph (a).

(2)	Before calling a general meeting for the purpose specified by subsection (1) (a) (i), a company must send to the auditor

(a)	written notice of the intention to call the meeting, specifying the date on which the notice of the meeting is proposed to be sent, and

(b)	a copy of all material proposed to be sent to shareholders in connection with the meeting.

(3)	The company must send the records required by subsection (2) to the auditor at least 14 days before the date on which the notice of the meeting is proposed to be sent.

(4)

An auditor may send written representations to the company respecting that person’s proposed removal as auditor under subsection (1) (a) (i) and, if those written representations are received by the company at least 5 days, not including Saturdays and holidays, before the date on which the notice of the meeting is proposed to be sent, the company, at its expense, must send a copy of those representations with the notice of the meeting to each shareholder entitled to that notice.

(5)

If an auditor is removed from office by a unanimous resolution under subsection (1) (a) (ii) or resigns, the auditor may send the company written representations respecting that removal or resignation, and, if those written representations are received by the company within one month after the auditor’s removal or resignation, the company must provide a copy of those representations to the shareholders, on or before the first annual reference date to follow the removal or resignation of the auditor, in one of the following manners:

(a)	by making those representations available to the shareholders at the annual general meeting held on that date;

(b)	if no annual general meeting is held on that date, by depositing a copy of those representations in the records office of the company on or before that date.

(6)

If an auditor who sent written representations has been replaced, the replacement auditor may send to the company a written response to those representations and, if such a response is sent, the company must send it to the shareholders promptly after receipt.

(7)	No company or person acting on behalf of a company incurs any liability merely because the company or person complies with subsection (4), (5) or (6).

Change of auditor by public company

210 (1)

A public company must not, at an annual general meeting, propose the appointment of an auditor other than the incumbent auditor unless the company has sent, to all of the shareholders who are entitled to notice of the meeting, notice of its intention to do so in accordance with subsection (2).

(2)	The notice of intention required under subsection (1) must be sent

(a)	in, or within the time set for the sending of, the notice of the applicable annual general meeting under section 169, or

(b)	in the company’s information circular or equivalent, if any, sent in respect of the applicable annual general meeting.

(3)	At least 14 days before sending the notice of intention required under subsection (1), the company must send to the incumbent auditor a written notice containing the following information:

(a)	notification that management does not intend to recommend, at the meeting, that the auditor be reappointed;

(b)	advice as to the date on which the notice of the meeting is proposed to be sent to the shareholders.

(4)

If the incumbent auditor of a public company receives notice under subsection (3), that auditor may send written representations to the company respecting management’s intention not to recommend the auditor’s reappointment and, if those written representations are received by the company at least 5 days, not including Saturdays and holidays, before the date on which the notice of the meeting is proposed to be sent, the company, at its expense, must send a copy of those representations with the notice of the meeting to each shareholder entitled to that notice.

(5)	No company or person acting on behalf of a company incurs any liability merely because the company or person complies with subsection (4).

(6)	This section applies to a financial institution whether or not that financial institution is a public company.

Replacement auditor must receive representations

211 (1)

A person must not accept appointment as auditor of a company if the person is replacing an auditor who has resigned, who has been removed or whose term of office has expired or is about to expire until the person has requested and received from the auditor a written statement of the circumstances and the reasons why, in the auditor’s opinion, the auditor was, or is to be, replaced.

(2)

Despite subsection (1), an authorized person who is independent from a company within the meaning of section 206 may accept appointment as auditor of the company if, within 15 days after making the request referred to in subsection (1) of this section to the auditor who is to be replaced, the person does not receive a reply.

Division 3 — Duties and Rights of Auditors

Auditor’s duty to examine and report

212 (1)	An auditor of a company must

(a)

report in the prescribed manner on the financial statements of the company referred to in section 185 (1) (a), (b) or (c), other than any financial statements of the company referred to in section 198 (2) (b), and

(b)	make the examinations that are, in the auditor’s opinion, necessary to enable the auditor to make the report required by paragraph (a) of this subsection.

(2)	In making the report required by subsection (1) (a) on financial statements of a company, the auditor of the company may rely on the report of an auditor of a corporation or an unincorporated business

(a)	if the accounts of that corporation or business are included in whole or in part in the financial statements of the company, and

(b)	whether or not the financial statements of the company reported on by the auditor are in consolidated form.

Qualifications on auditor’s opinion

213	If an opinion given by an auditor in a report required by section 212 (1) (a) is subject to qualification, the auditor must state, in the report, the reasons for that qualification.

Shareholders may require auditor’s attendance at general meetings

214 (1)

If financial statements of a company are to be placed before a general meeting, a shareholder who is entitled to attend the meeting may provide to the company written notice requiring the attendance at the meeting of the auditor who reported on those financial statements.

(2)

If the auditor of a company is to be removed at a general meeting, a shareholder who is entitled to attend the meeting may provide to the company written notice requiring the attendance at the meeting of the auditor who is to be removed.

(3)

If a shareholder provides written notice under subsection (1) or (2) to the company at least 5 days before the general meeting, the auditor must attend the meeting and the company must pay the expenses of that attendance.

Auditor’s information to be presented at general meetings

215 (1)	If the auditor attends an annual general meeting, the auditor must answer questions concerning

(a)	the company’s financial statements being placed before that meeting under section 185 (1), and

(b)	the auditor’s opinion on those financial statements as expressed in the report made under section 212 (1) (a).

(2)	At the request of any shareholder attending an annual general meeting, there must be read to the meeting the report of the auditor on those financial statements.

Amendment of financial statements and auditor’s report

216 (1)	The directors or officers of a company must communicate to the auditor who reported on financial statements under section 212 (1) (a) any facts that come to their attention that

(a)	could reasonably have been determined before the date on which the financial statements were published, and

(b)	if known before that date, would have required a material adjustment to those financial statements.

(2)	The directors must promptly amend the financial statements to reflect the facts referred to in subsection (1) of this section and must provide the amended financial statements to the auditor.

(3)

If the auditor is notified or becomes aware, otherwise than under subsection (1), of an error or misstatement in financial statements on which the auditor has reported, the auditor must, if, in the auditor’s opinion, correction of the error or misstatement requires a material adjustment to those financial statements, inform each director accordingly.

(4)

If the auditor informs the directors of an error or misstatement under subsection (3), the directors must promptly amend the financial statements to correct the error or misstatement and must provide the amended financial statements to the auditor.

(5)	If amended financial statements are provided to the auditor under subsection (2) or (4),

(a)	the auditor must promptly

(i)	amend the report referred to in section 212 (1) (a) in respect of those financial statements, and

(ii)	provide the amended report to the directors, and

(b)

the directors must, promptly after their receipt of an amended auditor’s report under paragraph (a) of this subsection, send to the shareholders a copy of the amended report and a statement explaining the effect of the amendment on the financial position and results of the operations of the company.

Access to records

217 (1)

A person who is or who has been a director, officer, employee or agent of a company or of a company’s subsidiary or holding corporation must, to the extent that the person is reasonably able to do so, comply with any demand of the auditor of the company to do the following:

(a)

provide to the auditor all of the information and explanations that the auditor considers necessary for the purpose of any examination or report that the auditor is required or permitted to make under this Act;

(b)

allow the auditor access to all of the company’s records, all of the records of the company’s subsidiaries, if any, and all of the records of its holding corporation, if any, that the auditor may require for the purpose of an examination or report referred to in paragraph (a) and provide to the auditor copies of those records if and as required by the auditor.

(2)	An oral or written statement made to the auditor under subsection (1) (a) has qualified privilege.

Information as to foreign subsidiaries

218

If a subsidiary of a company is a corporation to which this Act does not apply, the company must make available to the company’s auditor the records of that subsidiary and must require the directors, officers, employees and agents of that subsidiary to make available to the auditor of the company the information, explanations and copies required by section 217.

Right and obligation of auditors to attend meetings

219 (1)	The auditor of a company is entitled, in respect of a general meeting,

(a)	to attend the meeting,

(b)	to each notice and other communication, relating to the meeting, to which a shareholder is entitled, and

(c)	to be heard at the meeting on any part of the business of the meeting that deals with matters with respect to which the auditor has a duty or function or has made a report.

(2)	The auditor must attend a meeting of the directors when requested to do so by the directors and after being given reasonable notice to do so.

Qualified privilege

220	An oral or written statement or report made under this Act by the auditor or a former auditor of a company has qualified privilege.

Division 4

Repealed

221-222	[Repealed 2018-23-14.]

Division 5 — Audit Committee

Application

223	This Division does not apply to a company unless the company is a public company or a financial institution, whether or not that financial institution is a public company.

Appointment and procedures of audit committee

224 (1)

The directors of a company must, at their first meeting held on or after each annual reference date, elect from among their number a committee, to be known as the audit committee, to hold office until the next annual reference date.

(2)	An audit committee must be composed of at least 3 directors, and a majority of the members of the committee must not be officers or employees of the company or of an affiliate of the company.

(3)	The quorum for a meeting of the audit committee is a majority of the members of the committee who are not officers or employees of the company or of an affiliate of the company.

(4)	The members of the audit committee must elect a chair from among their number and, subject to subsection (3), may determine their own procedures.

(5)

The auditor of a company must be given reasonable notice of, and has the right to attend and be heard at, each meeting of the company’s audit committee, and must attend a meeting of the audit committee when requested to do so by the committee and after being given reasonable notice to do so.

(6)

On the request of the auditor, the chair of the audit committee must convene a meeting of the audit committee to consider any matter that the auditor believes should be brought to the attention of the directors or shareholders.

Duties of audit committee

225	The audit committee must, in addition to or as part of any responsibilities assigned to it under this Act, review and report to the directors on the following before they are published:

(a)	the financial statements of the company, referred to in section 185 (1) (a), (b) or (c), other than any financial statements of the company referred to in section 198 (2) (b);

(b)	the auditor’s report, if any, prepared in relation to those financial statements.

Provision of financial statements to audit committee

226

The directors must provide to the audit committee the financial statements and auditor’s report referred to in section 225 in sufficient time to allow the committee to review and report on those financial statements and auditor’s report as required under that section.

Part 8 — Proceedings

Division 1 — Court Proceedings

Complaints by shareholder

227 (1)

For the purposes of this section, “shareholder” has the same meaning as in section 1 (1) and includes a beneficial owner of a share of the company and any other person whom the court considers to be an appropriate person to make an application under this section.

(2)	A shareholder may apply to the court for an order under this section on the ground

(a)

that the affairs of the company are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner oppressive to one or more of the shareholders, including the applicant, or

(b)

that some act of the company has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders, including the applicant.

(3)

On an application under this section, the court may, with a view to remedying or bringing to an end the matters complained of and subject to subsection (4) of this section, make any interim or final order it considers appropriate, including an order

(a)	directing or prohibiting any act,

(b)	regulating the conduct of the company’s affairs,

(c)	appointing a receiver or receiver manager,

(d)	directing an issue or conversion or exchange of shares,

(e)	appointing directors in place of or in addition to all or any of the directors then in office,

(f)	removing any director,

(g)	directing the company, subject to subsections (5) and (6), to purchase some or all of the shares of a shareholder and, if required, to reduce its capital in the manner specified by the court,

(h)	directing a shareholder to purchase some or all of the shares of any other shareholder,

(i)	directing the company, subject to subsections (5) and (6), or any other person, to pay to a shareholder all or any part of the money paid by that shareholder for shares of the company,

(j)	varying or setting aside a transaction to which the company is a party and directing any party to the transaction to compensate any other party to the transaction,

(k)	varying or setting aside a resolution,

(l)	requiring the company, within a time specified by the court, to produce to the court or to an interested person financial statements or an accounting in any form the court may determine,

(m)	directing the company, subject to subsections (5) and (6), to compensate an aggrieved person,

(n)	directing correction of the registers or other records of the company,

(o)	directing that the company be liquidated and dissolved, and appointing one or more liquidators, with or without security,

(p)	directing that an investigation be made under Division 3 of this Part,

(q)	requiring the trial of any issue, or

(r)	authorizing or directing that legal proceedings be commenced in the name of the company against any person on the terms the court directs.

(4)	The court may make an order under subsection (3) if it is satisfied that the application was brought by the shareholder in a timely manner.

(5)	If an order is made under subsection (3) (g), (i) or (m), the company must pay to a person the full amount payable under that order unless there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	the payment would render the company insolvent.

(6)	If reasonable grounds exist for believing that subsection (5) (a) or (b) applies,

(a)	the company is prohibited from paying the person the full amount of money to which the person is entitled,

(b)	the company must pay to the person as much of the amount as is possible without causing a circumstance set out in subsection (5) to occur, and

(c)	the company must pay the balance of the amount as soon as the company is able to do so without causing a circumstance set out in subsection (5) to occur.

(7)	If an order is made under subsection (3) (o), Part 10 applies.

Compliance or restraining orders

228 (1)

In this section, “complainant” means, in relation to a company referred to in subsection (2), a shareholder of the company or any other person whom the court considers to be an appropriate person to make an application under this section.

(2)

If a company or any director, officer, shareholder, employee, agent, auditor, trustee, receiver, receiver manager or liquidator of a company contravenes or is about to contravene a provision of this Act or the regulations or of the memorandum, notice of articles or articles of the company, a complainant may, in addition to any other rights that that person might have, apply to the court for an order that the person who has contravened or is about to contravene the provision comply with or refrain from contravening the provision.

(3)	On an application under this section, the court may make any order it considers appropriate, including an order

(a)	directing a person referred to in subsection (2) to comply with or to refrain from contravening a provision referred to in that subsection,

(b)	enjoining the company from selling or otherwise disposing of property, rights or interests, or from receiving property, rights or interests, or

(c)	requiring, in respect of a contract made contrary to section 33 (1), that compensation be paid to the company or to any other party to the contract.

Remedying corporate mistakes

229 (1)	In this section, “corporate mistake” means an omission, defect, error or irregularity that has occurred in the conduct of the business or affairs of a company as a result of which

(a)	a breach of a provision of this Act, a former Companies Act or the regulations under any of them has occurred,

(b)	there has been default in compliance with the memorandum, notice of articles or articles of the company,

(c)	proceedings at or in connection with any of the following have been rendered ineffective:

(i)	a meeting of shareholders;

(ii)	a meeting of the directors or of a committee of directors;

(iii)	any assembly purporting to be a meeting referred to in subparagraph (i) or (ii), or

(d)	a consent resolution or records purporting to be a consent resolution have been rendered ineffective.

(2)

Despite any other provision of this Act, the court, either on its own motion or on the application of any interested person, may make an order to correct or cause to be corrected, to negative or to modify or cause to be modified the consequences in law of a corporate mistake or to validate any act, matter or thing rendered or alleged to have been rendered invalid by or as a result of the corporate mistake, and may give ancillary or consequential directions it considers necessary.

(3)

The court must, before making an order under this section, consider the effect that the order might have on the company and on its directors, officers, creditors and shareholders and on the beneficial owners of its shares.

(4)	Unless the court orders otherwise, an order made under subsection (2) does not prejudice the rights of any third party who acquired those rights

(a)	for valuable consideration, and

(b)	without notice of the corporate mistake that is the subject of the order.

Applications to court to correct records

230 (1)	In this section, “basic records” means, in relation to a company,

(a)	its articles,

(b)	its notice of articles or memorandum, as the case may be,

(c)	the minutes of any meeting of shareholders or directors,

(d)	any resolution passed by shareholders or directors, if not included in the records referred to in paragraph (c),

(e)	its register of directors,

(f)	its central securities register, its branch securities register and any other register created by the company under a former Companies Act, and

(g)	if the company is a private company within the meaning of section 119.1, the company’s transparency register.

(2)

If information, other than information in respect of which a court application may be made under section 129, is alleged to be or to have been wrongly entered or retained in, or wrongly deleted or omitted from, a company’s basic records, the company, a shareholder of the company or any aggrieved person may apply to the court for an order that the basic records be corrected.

(3)	In connection with an application under this section, the court may make any order it considers appropriate, including

(a)	an order requiring the company to correct one or more of its basic records,

(b)	an order restraining the company from calling or holding a meeting of shareholders or paying a dividend before the correction is made,

(c)

an order determining the right of a party to the application to have the party’s name entered or retained in, or deleted or omitted from, basic records of the company, whether or not the issue arises between 2 or more shareholders or alleged shareholders, or between the company and any shareholders or alleged shareholders, and

(d)	an order compensating a party who has incurred a loss as a result of a matter referred to in subsection (2).

Enforcement of duty to file records

231 (1)

If a company or its receiver, receiver manager or liquidator has failed to file with the registrar any record required to be filed with the registrar under this Act, any director, shareholder or creditor of the company may provide, to the person required to submit the record to the registrar for filing, notice requiring that person to file the record with the registrar.

(2)

If the person required to file a record with the registrar under subsection (1) fails to file the record with the registrar within 14 days after receiving the notice referred to in subsection (1), the court may, on the application of any director, shareholder or creditor of the company,

(a)	order the person to file the record with the registrar within the time the court directs, and

(b)	direct that the costs of and incidental to the application be paid by the company, by any director or officer of the company or by any other person the court considers appropriate.

(3)	Neither the making of an order by the court under this section nor compliance with such an order relieves a person from any other liability.

Derivative actions

232 (1)	In this section and section 233,

“complainant” means, in relation to a company, a shareholder or director of the company;

“shareholder” has the same meaning as in section 1 (1) and includes a beneficial owner of a share of the company and any other person whom the court considers to be an appropriate person to make an application under this section.

(2)	A complainant may, with leave of the court, prosecute a legal proceeding in the name and on behalf of a company

(a)	to enforce a right, duty or obligation owed to the company that could be enforced by the company itself, or

(b)	to obtain damages for any breach of a right, duty or obligation referred to in paragraph (a) of this subsection.

(3)	Subsection (2) applies whether the right, duty or obligation arises under this Act or otherwise.

(4)	With leave of the court, a complainant may, in the name and on behalf of a company, defend a legal proceeding brought against the company.

Powers of court in relation to derivative actions

233 (1)	The court may grant leave under section 232 (2) or (4), on terms it considers appropriate, if

(a)	the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the legal proceeding,

(b)	notice of the application for leave has been given to the company and to any other person the court may order,

(c)	the complainant is acting in good faith, and

(d)	it appears to the court that it is in the best interests of the company for the legal proceeding to be prosecuted or defended.

(2)	Nothing in this section prevents the court from making an order that the complainant give security for costs.

(3)	While a legal proceeding prosecuted or defended under this section is pending, the court may,

(a)	on the application of the complainant, authorize any person to control the conduct of the legal proceeding or give any other directions for the conduct of the legal proceeding, and

(b)

on the application of the person controlling the conduct of the legal proceeding, order, on the terms and conditions that the court considers appropriate, that the company pay to the person controlling the conduct of the legal proceeding interim costs in the amount and for the matters, including legal fees and disbursements, that the court considers appropriate.

(4)	On the final disposition of a legal proceeding prosecuted or defended under this section, the court may make any order it considers appropriate, including an order that

(a)	a person to whom costs are paid under subsection (3) (b) repay to the company some or all of those costs,

(b)	the company or any other party to the legal proceeding indemnify

(i)	the complainant for the costs incurred by the complainant in prosecuting or defending the legal proceeding, or

(ii)	the person controlling the conduct of the legal proceeding for the costs incurred by the person in controlling the conduct of the legal proceeding, or

(c)

the complainant or the person controlling the conduct of the legal proceeding indemnify one or more of the company, a director of the company and an officer of the company for expenses, including legal costs, that they incurred as a result of the legal proceeding.

(5)	No legal proceeding prosecuted or defended under this section may be discontinued, settled or dismissed without the approval of the court.

(6)

No application made or legal proceeding prosecuted or defended under section 232 or this section may be stayed or dismissed merely because it is shown that an alleged breach of a right, duty or obligation owed to the company has been or might be approved by the shareholders of the company, but evidence of that approval or possible approval may be taken into account by the court in making an order under section 232 or this section.

Relief in legal proceedings

234

If, in a legal proceeding against a director, officer, receiver, receiver manager or liquidator of a company, the court finds that that person is or may be liable in respect of negligence, default, breach of duty or breach of trust, the court must take into consideration all of the circumstances of the case, including those circumstances connected with the person’s election or appointment, and may relieve the person, either wholly or partly, from liability, on the terms the court considers necessary, if it appears to the court that, despite the finding of liability, the person has acted honestly and reasonably and ought fairly to be excused.

Applications to court under this Act

235 (1)	Subject to subsection (2), an application to the court under this Act may be brought without notice unless notice is specifically required under subsection (2) or otherwise under this Act.

(2)	The court may direct that notice of any application under this Act be served on those persons the court requires.

Court may order security for costs

236

If a corporation is the plaintiff in a legal proceeding brought before the court, and if it appears that the corporation will be unable to pay the costs of the defendant if the defendant is successful in the defence, the court may require security to be given by the corporation for those costs, and may stay all legal proceedings until the security is given.

Division 2 — Dissent Proceedings

Definitions and application

237 (1)	In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)

in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,

(c)

in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or

(d)	in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations,

excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2)	This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)	the court orders otherwise, or

(b)	in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238 (1)	A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a)	under section 260, in respect of a resolution to alter the articles

(i)	to alter restrictions on the powers of the company or on the business the company is permitted to carry on,

(ii)	without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company’s community purposes within the meaning of section 51.91, or

(iii)	without limiting subparagraph (i), in the case of a benefit company, to alter the company’s benefit provision;

(b)	under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)	under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d)	in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)	under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f)	under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)	in respect of any other resolution, if dissent is authorized by the resolution;

(h)	in respect of any court order that permits dissent.

(1.1)

A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent under section 51.995 (5) in respect of a resolution to alter its notice of articles to include or to delete the benefit statement.

(2)	A shareholder wishing to dissent must

(a)	prepare a separate notice of dissent under section 242 for

(i)	the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,

(b)	identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)	dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3)	Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)	cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239 (1)	A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2)	A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a)	provide to the company a separate waiver for

(i)	the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b)	identify in each waiver the person on whose behalf the waiver is made.

(3)

If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)

any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4)

If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240 (1)

If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2)

If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a statement advising of the right to send a notice of dissent.

(3)

If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)	a copy of the resolution,

(b)	a statement advising of the right to send a notice of dissent, and

(c)	if the resolution has passed, notification of that fact and the date on which it was passed.

(4)	Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241

If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a)	a copy of the entered order, and

(b)	a statement advising of the right to send a notice of dissent.

Notice of dissent

242 (1)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) or (1.1) must,

(a)

if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)	the date on which the shareholder learns that the resolution was passed, and

(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.

(2)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a)	on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3)	A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4)	A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)

if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)

if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)	the name and address of the beneficial owner, and

(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

(5)

The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243 (1)	A company that receives a notice of dissent under section 242 from a dissenter must,

(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)	the date on which the company forms the intention to proceed, and

(ii)	the date on which the notice of dissent was received, or

(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2)	A notice sent under subsection (1) (a) or (b) of this section must

(a)	be dated not earlier than the date on which the notice is sent,

(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244 (1)

A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)	the certificates, if any, representing the notice shares, and

(c)	if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2)	The written statement referred to in subsection (1) (c) must

(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	that dissent is being exercised in respect of all of those other shares.

(3)	After the dissenter has complied with subsection (1),

(a)	the dissenter is deemed to have sold to the company the notice shares, and

(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4)

Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5)

Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6)	A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245 (1)	A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)	promptly pay that amount to the dissenter, or

(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2)	A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)

determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c)	make consequential orders and give directions it considers appropriate.

(3)	Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)

pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4)	If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a)

the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)

if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5)	A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	the payment would render the company insolvent.

Loss of right to dissent

246

The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)	the resolution in respect of which the notice of dissent was sent does not pass;

(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)	the notice of dissent is withdrawn with the written consent of the company;

(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247	If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)

the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)	the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

Division 3 — Investigations

Appointment of inspector by court

248 (1)	Subject to subsection (3), on the application of one or more shareholders who, in the aggregate, hold at least 1/5 of the issued shares of a company, the court may

(a)	appoint an inspector to conduct an investigation of the company, and

(b)	determine the manner and extent of the investigation.

(2)	An inspector appointed under this section has the powers set out in section 251 and any additional powers provided by the order by which the inspector is appointed.

(3)	The court may make an order under this section if it appears to the court that there are reasonable grounds for believing that

(a)

the affairs of the company are being or have been conducted, or the powers of the directors are being or have been exercised, in a manner that is oppressive or unfairly prejudicial to one or more shareholders, within the meaning of section 227 (1), including the applicant,

(b)	the business of the company is being or has been carried on with intent to defraud any person,

(c)	the company was formed for a fraudulent or unlawful purpose or is to be dissolved for a fraudulent or unlawful purpose,

(d)	persons concerned with the formation, business or affairs of the company have, in connection with it, acted fraudulently or dishonestly, or

(e)	without limiting paragraphs (a) to (d), in the case of a community contribution company, the affairs of the company are being or have been conducted in a manner that is contrary to

(i)	the company’s community purposes, within the meaning of section 51.91, or

(ii)	the restrictions or requirements imposed on community contribution companies under this Act.

Conditions applicable to court appointed inspectors

249 (1)	The applicant for an order under section 248 must give notice of the application to the company.

(2)	If the court appoints an inspector under section 248, the inspector must promptly provide to the company a copy of the entered order of appointment.

(3)	The court may, before appointing an inspector under section 248, require the applicant to give security for the payment of the costs and expenses of the investigation and may, at any time,

(a)	set the amount of the costs and expenses, and

(b)	order by whom and in what proportion those costs and expenses are to be paid.

Appointment of inspector by company

250	A company may, by a special resolution, appoint an inspector to investigate the affairs and management of the company, and to report in the manner and to the persons the resolution directs.

Powers of inspectors

251 (1)

A person who is or was a director, receiver, receiver manager, officer, employee, banker, auditor or agent of the company or any of its affiliates must, on the request of an inspector appointed under this Division,

(a)	produce, for the examination of the inspector, each accounting record and each other record relating to the company or any of its affiliates that is in the custody or control of that person, and

(b)	give to the inspector every assistance in connection with the investigation that that person is reasonably able to give.

(2)

The inspector may examine under oath any person who is or was a director, receiver, receiver manager, officer, employee, banker, auditor or agent of the company or any of its affiliates in relation to the affairs, management, accounts and records of or relating to the company being investigated, and the inspector may administer the oath, and the person examined must answer any question within the scope of the investigation put to that person by the inspector.

(3)	A person giving evidence in an investigation under this Division may be represented by a lawyer.

Exemption from disclosure to inspectors

252

An inspector appointed under this Division must not require a lawyer to disclose any privileged communication made to the lawyer in that capacity, except regarding the name and address of the lawyer’s clients.

Reports of inspector

253 (1)	An inspector appointed under section 248 must, on the conclusion of the investigation, make a report to the court and send a copy of that report to

(a)	the company, and

(b)	any other person the court orders.

(2)	An inspector appointed under section 250 must, on the conclusion of the investigation, report to the company in the manner directed by the resolution under which the inspector was appointed.

Inspectors’ reports as evidence in legal proceedings

254	A copy of the report of an inspector appointed under this Division, signed by the inspector, is admissible in any legal proceeding as evidence of the opinion of the inspector.

Immunities during investigations

255	An oral or written statement or report made by an inspector or any other person in an investigation under this Division has qualified privilege.

Part 9 — Company Alterations

Division 1 — Memorandum, Notice of Articles and Articles

Memorandum and articles of pre-existing company not to be altered

256 (1)	A pre-existing company must not alter its memorandum or articles.

(2)	Despite subsection (1), a pre-existing company may

(a)	alter its memorandum or articles,

(i)	under section 364 (2),

(ii)	under section 366,

(iii)	under section 370 or 436, as the case may be, or

(iv)	under section 442 (3),

(b)	alter its articles or notice of articles at any time after it has complied with section 370 (1) (a) and (b) or 436 (1) (a) and (b), and

(c)	change its articles in accordance with section 12 (5), 372 (4), 434 (1) (a) or 438 (4).

Alteration to notice of articles

257 (1)	This section does not apply to an alteration to a notice of articles if the alteration is made, is required to be made or otherwise occurs under Division 4 of Part 2 or under section 127.

(2)	A company must not alter its notice of articles unless

(a)	the company does so in the manner required or permitted by this Act, and

(b)	subject to subsection (3) of this section, the company has been authorized to make the alteration by a court order or, if the alteration is not authorized by a court order,

(i)	by the type of resolution specified by this Act,

(ii)	if this Act does not specify the type of resolution, by the type of resolution specified by the articles, or

(iii)	if neither this Act nor the articles specify the type of resolution, by a special resolution.

(3)

If an alteration to a company’s articles has been approved, under section 259 (1), by a resolution marked in accordance with section 259 (4) (a) and deposited in the company’s records office in accordance with section 259 (4) (b), or has been made by a court order, the company may alter its notice of articles to reflect that alteration to its articles without obtaining the authorization referred to in subsection (2) (b) of this section.

(4)	In order to alter its notice of articles under this section, a company must file with the registrar a notice of alteration in the form established by the registrar describing the alteration.

(5)	Whether or not an alteration to the notice of articles has been effected and authorized in accordance with subsection (2),

(a)	the alteration takes effect on the date and time that the notice of alteration is filed with the registrar, or

(b)

subject to sections 258 and 410, if the notice of alteration specifies a date, or a date and time, on which the alteration is to take effect that is later than the date and time on which the notice of alteration is filed with the registrar, the alteration takes effect

(i)	on the specified date and time, or

(ii)	if no time is specified, at the beginning of the specified date.

(6)

After an alteration to the notice of articles takes effect under subsection (5) of this section, the registrar must, if requested to do so, furnish to the company a certified copy of the notice of articles as altered.

Withdrawal of notice of alteration

258

At any time after a notice of alteration is filed with the registrar under section 257 (4) and before the alteration to the notice of articles takes effect, the company in respect of which the filing was made or any other person who appears to the registrar to be an appropriate person to do so may withdraw the notice of alteration by filing with the registrar a notice of withdrawal in the form established by the registrar identifying the notice of alteration.

Alteration to articles

259 (1)	A company may resolve to alter its articles

(a)	by the type of resolution specified by this Act,

(b)	if this Act does not specify the type of resolution, by the type of resolution specified by the articles, or

(c)	if neither this Act nor the articles specify the type of resolution, by a special resolution.

(2)

A company may alter its articles to specify or change the majority of votes that is required to pass a special resolution, which majority must be at least 2/3 and not more than 3/4 of the votes cast on the resolution, if the shareholders resolve, by a special resolution, to make the alteration.

(3)

A company may alter its articles to specify or change the majority of votes that is required for shareholders holding shares of a class or series of shares to pass a special separate resolution, which majority must be at least 2/3 and not more than 3/4 of the votes cast on the resolution, if

(a)	the shareholders resolve, by a special resolution, to make the alteration, and

(b)	shareholders holding shares of that class or series of shares consent by a special separate resolution of those shareholders.

(4)

If an alteration to the articles would, on becoming effective, render incorrect or incomplete any information in the notice of articles or alter special rights or restrictions attached to shares, the company must

(a)	note on the resolution referred to in subsection (1) that the alteration to the articles does not take effect until the notice of articles is altered to reflect that alteration to the articles,

(b)	deposit that resolution at the company’s records office, and

(c)	after complying with paragraphs (a) and (b) of this subsection, alter its notice of articles, in accordance with section 257, to reflect the alteration to be made to the articles.

(5)	An alteration to the articles referred to in subsection (4) of this section takes effect when the alteration to the notice of articles referred to in subsection (4) (c) takes effect.

(6)	An alteration to the articles that is not an alteration referred to in subsection (4) takes effect

(a)	on the date and time that the resolution referred to in subsection (1) is received for deposit at the company’s records office, or

(b)

if the resolution specifies a date, or a date and time, on which the alteration is to take effect that is later than the date and time on which the resolution is received for deposit at the company’s records office,

(i) on the specified date and time, or

(ii) if no time is specified, at the beginning of the specified date.

(7)	This section does not apply to a change of name or to an adoption or change of any translation of name.

(8)	Nothing in subsection (5) or (6) prevents an alteration to the articles made by a court order from taking effect in accordance with that order.

Shareholders may dissent

260	Any shareholder of a company may send to the company a notice of dissent, under Division 2 of Part 8, in respect of any resolution under section 259 (1)

(a)	to alter restrictions on the powers of the company or on the business the company is permitted to carry on,

(b)	without limiting paragraph (a), in the case of a community contribution company, to alter any of the company’s community purposes within the meaning of section 51.91, or

(c)	without limiting paragraph (a), in the case of a benefit company, to alter the company’s benefit provision.

Alteration to Table 1 articles

261 (1)	The Lieutenant Governor in Council may, by regulation, prescribe a set of articles, and designate that set of articles as “Table 1”.

(2)

Unless the articles provide otherwise, if a company has Table 1 as its articles as a result of the operation of this Act or if a provision of Table 1 is adopted by reference in the articles of a company, any regulation that amends Table 1 or that provision, as the case may be, will, at the time that the amendment comes into force, effect a corresponding alteration to the company’s articles, without the necessity for the company to pass a resolution to make that alteration.

(3)	Nothing in this section prevents a company from altering a provision in its articles referred to in subsection (2) in the manner provided by section 259.

(4)	Subsection (2) of this section does not apply to a provision that has been altered under subsection (3).

Articles issued by company must reflect alterations

262	After an alteration to the articles of a company takes effect, the company must not issue a copy of the articles unless

(a)	the copy of the articles reflects the alteration, or

(b)	there is attached, to the copy of the articles, a copy of each resolution, court order or other record by which the articles being issued were altered.

Change of company name

263 (1)	In order to change its name or adopt or change any translation of that name, a company must alter its notice of articles in accordance with section 257.

(2)	A company may, by a directors’ resolution or an ordinary resolution, authorize an alteration to its notice of articles to adopt or change a translation of its name.

(3)	A resolution under section 257 (2) (b) may authorize a change of the company’s name to

(a)	a name, referred to in the resolution, that is reserved or is to be reserved under section 22,

(b)	a name that is to be chosen by the directors and then reserved under section 22, or

(c)	the name created,

(i)

in the case of a limited company, by adding “B.C. Ltd.” or, if the company is a community contribution company, “B.C. Community Contribution Company Ltd.”, after the incorporation number of the company, or

(ii)	in the case of an unlimited liability company, by adding “B.C. Unlimited Liability Company” after the incorporation number of the company.

(4)

If a notice of alteration filed with the registrar under section 257 (4) reflects a change of name referred to in subsection (3) (a) or (b) of this section and no reservation of that name is in effect when the alterations contemplated by the notice of alteration are to take effect, the notice of alteration is

(a)	deemed to be withdrawn when the alterations contemplated by the notice of alteration are to take effect, and

(b)	deemed not to have effected any of the alterations to the notice of articles contemplated by that notice of alteration.

(5)	After an alteration to the notice of articles has taken effect under section 257 (5) to change the name of a company,

(a)	the registrar must

(i)	issue and furnish to the company a certificate of change of name showing the change of name and the date and time the change took effect,

(ii)	furnish to the company, if requested to do so, a certified copy of the notice of articles as altered, and

(iii)	publish in the prescribed manner a notice of the change of name, and

(b)	the company must promptly alter its articles to reflect that change of name and any translation of that name.

(6)

After an alteration to the notice of articles has taken effect under section 257 (5) to adopt a translation of the name of a company, or change any translation of the name of a company other than to reflect a change of the name of the company,

(a)	the registrar must, if requested to do so, furnish to the company a certified copy of the notice of articles as altered, and

(b)	the company must promptly alter its articles to reflect that translation or the change of the translation of that name.

(7)	A company may alter its articles for the purposes of subsection (5) (b) or (6) (b) of this section without obtaining any resolution to direct or authorize that alteration.

(8)

No change of the name or translated name of a company affects any of its rights or obligations, or renders defective any legal proceedings by or against it, and any legal proceedings that may have been continued or commenced by or against it under its former name or translated name may be continued or commenced by or against it under its new name or translated name.

Exceptional resolutions and resolutions respecting unalterable provisions

264 (1)	By a provision in its articles, in this section called an exceptional resolution provision, a company may specify that

(a)	a provision of its notice of articles may not be altered unless the resolution to authorize the alteration to the notice of articles is passed as an exceptional resolution,

(b)	a provision of its articles may not be altered unless the resolution to alter the company’s articles is passed as an exceptional resolution, or

(c)	an action may not be taken by the company or the directors unless the resolution to authorize or effect the taking of the action is passed as an exceptional resolution.

(2)	A company may not vary or delete an exceptional resolution provision unless the variation or deletion is authorized by an exceptional resolution.

(3)

Despite any other provision of this Act, if the articles of a pre-existing company that has complied with section 370 (1) (a) and (b) or 436 (1) (a) and (b) include a provision that was not capable of alteration under the Company Act, 1996, the company must not alter that provision unless the alteration is

(a)	ordered by the court, or

(b)	authorized by a unanimous resolution.

(4)	Each share of the company carries the right to vote on a resolution referred to in subsection (3) (b) of this section, whether or not that share otherwise carries the right to vote.

Resolution must be passed by greatest majority

265

If a company is required or permitted under its articles or this Act to pass a resolution and if there is a conflict between the articles and this Act regarding the majority of votes that is required to pass the resolution, the company must, in order to pass the resolution, obtain the greater of

(a)	the majority of votes required by the articles, and

(b)	the majority of votes required by this Act.

Division 2 — Conversion

Conversion of special Act corporations

266 (1)

Unless the Act by which it was incorporated provides otherwise, a special Act corporation may apply to convert itself into a company under this Act if it has the consent of the minister to do so, and if it is authorized to do so by a special resolution that

(a)	adopts, in substitution for the charter of the special Act corporation,

(i)	a notice of articles that reflects the information that will apply to the converted company on its recognition, and

(ii)	subject to subsection (2), articles that comply with section 12 (1) and (2) and, if the converted company is to be

(A)	a community contribution company, section 51.92, or

(B)	a benefit company, section 51.992, and

(b)	authorizes one or more of the directors of the special Act corporation to sign the articles and to file the conversion application referred to in subsection (3) (a) of this section with the registrar.

(2)	If the special Act corporation seeks to convert itself into a company,

(a)	one or more of the directors of the special Act corporation must sign the articles referred to in subsection (1) (a) (ii), and

(b)	if the special Act corporation is a pre-existing reporting company, the special Act corporation must include, in those articles,

(i)	the Statutory Reporting Company Provisions, or

(ii)	if a regulation has been made in respect of the corporation under section 435, those provisions of the Statutory Reporting Company Provisions that apply to the corporation.

(3)	A special Act corporation that has been authorized to do so under subsection (1) of this section must, in order to apply for conversion under this Division, submit to the registrar for filing

(a)	a conversion application, and

(b)	the minister’s written consent to the conversion.

(4)	A conversion application must

(a)	be in the form established by the registrar,

(b)	set out

(i)	the name reserved for the company under section 22, and the reservation number given for it, or

(ii)

if a name is not reserved, a statement that the name by which the company is to be recognized is the name created by adding “B.C. Ltd.” or, if the company is to be a community contribution company, “B.C. Community Contribution Company Ltd.”, after the incorporation number of the company, and

(c)	contain the notice of articles referred to in subsection (1) (a) (i) of this section.

(5)	A special Act corporation is converted into a company under this section

(a)	on the date and time that a conversion application is filed with the registrar, or

(b)

subject to subsection (6) and section 410, if the conversion application specifies a date, or a date and time, on which the conversion is to take effect that is later than the date and time on which the conversion application is filed with the registrar,

(i)	on the specified date and time, or,

(ii)	if no time is specified, at the beginning of the specified date.

(6)

At any time after a conversion application is filed with the registrar under this section and before the special Act corporation is converted, the minister may withdraw the conversion application by filing with the registrar a notice of withdrawal in the form established by the registrar identifying the conversion application.

(7)	After a special Act corporation is converted into a company, the registrar must

(a)	issue a certificate of conversion showing the name of the converted company and the date and time of its conversion,

(b)	furnish to the converted company

(i)	the certificate of conversion, and

(ii)	if requested to do so, a certified copy of the conversion application and a certified copy of the notice of articles, and

(c)	publish in the prescribed manner a notice of the conversion.

(8)

Without limiting section 111 (1), after a special Act corporation is converted into a company, the converted company must register in its central securities register the shares of the company that were held by shareholders of the corporation immediately before its conversion, and, with respect to those shares, must register

(a)	the name and last known address of each of those shareholders,

(b)	the class, and any series, of those shares, and

(c)	the number of those shares held by each of those shareholders.

Articles on conversion of special Act corporation

267

At the time that a special Act corporation is converted into a company under section 266 (5), the converted company has, as its articles, the articles that have been signed by one or more of the directors of the special Act corporation or, if, despite section 266 (2) (a), none of the directors of the special Act corporation have signed articles for the converted company, the converted company has, as its articles,

(a)	Table 1, or

(b)	if the converted company is a pre-existing reporting company,

(i)	Table 1, and

(ii)

the Statutory Reporting Company Provisions or, if a regulation has been made in respect of the corporation under section 435, those provisions of the Statutory Reporting Company Provisions that apply to the corporation.

Interpretation for sections 267.2, 267.3, 268 and the Schedule

267.1	In sections 267.2, 267.3 and 268 and in the Schedule to this Act, “member-funded society” has the same meaning as in section 190 of the Societies Act.

Conversion of member-funded societies

267.2 (1)	Unless a contrary intention appears, words and expressions used in subsection (2) have the same meaning as in the Societies Act.

(2)	A member-funded society may apply to convert itself into a company under this Act if

(a)	it is authorized to do so by a special resolution that

(i)	adopts, in substitution for the constitution and bylaws of the member-funded society,

(A)	a notice of articles that reflects the information that will apply to the converted company on its recognition, and

(B)	subject to paragraph (b), articles that comply with section 12 (1) and (2) and, if the converted company is to be

(I)	a community contribution company, section 51.92, or

(II)	a benefit company, section 51.992, and

(ii)	authorizes one or more of the directors of the member-funded society to sign the articles and to file the conversion application referred to in subsection (3) of this section with the registrar, and

(b)	one or more of the directors of the member-funded society sign the articles referred to in paragraph (a) (i) (B) of this subsection.

(3)

A member-funded society that has been authorized to do so under subsection (2) (a) must, in order to apply for conversion under this Division, submit to the registrar for filing a conversion application that

(a)	is in the form established by the registrar,

(b)	sets out

(i)	the name reserved for the company under section 22, and the reservation number given for it, or

(ii)

if a name is not reserved, a statement that the name by which the company is to be recognized is the name created by adding “B.C. Ltd.” or, if the company is to be a community contribution company, “B.C. Community Contribution Company Ltd.” after the incorporation number of the company, and

(c)	contains the notice of articles referred to in subsection (2) (a) (i) (A) of this section.

(4)	subject to subsection (4.1), a member-funded society. is converted into a company under this section

(a)	on the date and time that a conversion application is filed with the registrar, or

(b)

subject to section 410, if the conversion application specifies a date, or a date and time, on which the conversion is to take effect that is later than the date and time on which the conversion application is filed with the registrar,

(i)	on the specified date and time, or

(ii)	if no time is specified, at the beginning of the specified date.

(4.1)

At any time after a conversion application is filed with the registrar under this section and before the member-funded society is converted, the society may withdraw the conversion application by filing with the registrar a notice of withdrawal that identifies the conversion application.

(5)	After a member-funded society is converted into a company, the registrar must

(a)	issue a certificate of conversion showing the name of the converted company and the date and time of its conversion,

(b)	furnish to the converted company

(i)	the certificate of conversion, and

(ii)	if requested to do so, a certified copy of the conversion application and a certified copy of the notice of articles, and

(c)	publish in the prescribed manner a notice of the conversion.

Articles on conversion of member-funded society

267.3

At the time that a member-funded society is converted into a company under section 267.2 (4), the converted company has, as its articles, the articles that have been signed by one or more of the directors of the member-funded society or, if, despite section 267.2 (2) (b), none of the directors of the member-funded society have signed articles for the converted company, the converted company has, as its articles, Table 1.

Effect of conversion

268 (1)	In this section, “converting corporation” means

(a)	a special Act corporation that is converting into a company under section 266 (5), or

(b)	a member-funded society that is converting into a company under section 267.2 (4).

(2)	At the time that a converting corporation is converted into a company under section 266 (5) or 267.2 (4),

(a)

this Act, the notice of articles referred to in section 266 (4) (c) or 267.2 (3) (c), as the case may be, and the articles referred to in section 267 or 267.3, as the case may be, apply to the converted company in the same manner as if it were a company incorporated under this Act with that notice of articles and those articles, and, if the converting corporation was

(i)	a special Act corporation, the former charter of the converting corporation ceases to apply, or

(ii)	a member-funded society, the former constitution and bylaws, as those terms are defined in section 1 of the Societies Act, of the converting corporation cease to apply,

(b)	the property, rights and interests of the converting corporation continue to be the property, rights and interests of the converted company,

(c)	the converted company continues to be liable for the obligations of the converting corporation,

(d)	an existing cause of action, claim or liability to prosecution is unaffected,

(e)

a legal proceeding being prosecuted or pending by or against the converting corporation may be prosecuted, or its prosecution may be continued, as the case may be, by or against the converted company, and

(f)	a conviction against, or a ruling, order or judgment in favour of or against, the converting corporation may be enforced by or against the converted company.

(3)

Whether or not the requirements precedent and incidental to conversion have been complied with, a notation in the corporate register that a converting corporation has been converted into a company is conclusive evidence for the purposes of this Act and for all other purposes that the converting corporation has been duly converted into a company on the date shown and the time, if any, shown in the corporate register.

Division 3 — Amalgamation

Amalgamation permitted

269	The following corporations may amalgamate and continue as one company:

(a)	a company with one or more other companies;

(b)	one or more companies with one or more foreign corporations.

Amalgamation agreements

270 (1)	In order for a company to amalgamate with one or more other corporations under section 269 (a) or (b), it must, unless the proposed amalgamation is to be effected under section 273 or 274,

(a)	enter into an amalgamation agreement with the other amalgamating corporations, and

(b)	have the amalgamation agreement adopted by the company’s shareholders under section 271.

(2)	An amalgamation agreement referred to in subsection (1) of this section must set out the terms and conditions of the amalgamation and must, in particular,

(a)	set out the full name of each of the individuals who are to be the directors of the amalgamated company, and the prescribed address for each of those individuals,

(b)	set out the manner in which the issued shares of each amalgamating corporation will be exchanged for one or more of the following:

(i)	securities of the amalgamated company;

(ii)	securities of any other corporation;

(iii)	money,

(c)	set out any other details necessary to perfect the amalgamation and to provide for the subsequent management and operation of the amalgamated company, and

(d)	have attached to it

(i)	a copy of the articles that the amalgamated company will have after the amalgamation, which articles must comply with section 12 (1) and (2) and, if the amalgamated company is to be

(A)	a community contribution company, section 51.92, or

(B)	a benefit company, section 51.992,

and be signed by one or more of the individuals referred to in paragraph (a) of this subsection, and

(ii)	a form of amalgamation application that contains the information that is to be included in the amalgamation application that will be filed with the registrar under section 275 (1) (a).

(3)	Despite subsection (2) of this section, if shares of one of the amalgamating corporations are held by or on behalf of another of the amalgamating corporations,

(a)	the amalgamation agreement must provide for the cancellation of those shares at the time that the amalgamation takes effect, without any repayment of capital in respect of those shares, and

(b)	no provision may be made in the agreement for the exchange of those shares for securities of the amalgamated company or of any other corporation, or for money.

Shareholder adoption of amalgamation agreements

271 (1)	An amalgamation agreement is adopted by the shareholders of an amalgamating company if

(a)	all of the shareholders, whether or not their shares otherwise carry the right to vote, adopt the amalgamation agreement by a unanimous resolution, or

(b)	the amalgamation agreement is adopted by the shareholders in accordance with subsection (6).

(2)

If the amalgamation agreement is to be submitted for adoption at a meeting under subsection (6), the amalgamating company must send a notice of the meeting to each shareholder of the amalgamating company at least the prescribed number of days before the date of the proposed meeting.

(3)	A notice of meeting sent under subsection (2) must be accompanied by

(a)	a copy of the amalgamation agreement,

(b)	a summary of the amalgamation agreement in sufficient detail to permit the shareholders to form a reasoned judgment concerning the matter, or

(c)	a notification that each shareholder may, on request, obtain a copy of the amalgamation agreement before the meeting.

(4)

A company that has included in a notice of meeting referred to in subsection (3) a notification referred to in subsection (3) (c) must, unless the court orders otherwise, send, promptly and without charge, a copy of the amalgamation agreement to each shareholder who requests a copy.

(5)	Section 50 applies if a person does not receive the copy of the amalgamation agreement to which the person is entitled.

(6)	An amalgamation agreement is adopted by the shareholders of an amalgamating company for the purposes of subsection (1) (b) of this section when

(a)	the shareholders approve adoption of the amalgamation agreement

(i)	by a special resolution, or

(ii)

if any of the shares held by the shareholders who under subsection (7) are entitled to vote on the resolution to approve the adoption do not otherwise carry the right to vote, by a resolution of the company’s shareholders passed by at least a special majority of the votes cast by the company’s shareholders, and

(b)

the shareholders holding shares of each class or series of shares to which are attached rights or special rights or restrictions that would be prejudiced or interfered with by the adoption of the amalgamation agreement approve adoption of the amalgamation agreement by a special separate resolution of those shareholders.

(7)	Each share of an amalgamating company carries the right to vote in respect of a resolution referred to in subsection (6) (a) (ii) whether or not that share otherwise carries the right to vote.

(8)	Section 61 does not apply to an amalgamation under this Division.

Shareholders may dissent

272

Any shareholder of an amalgamating company may send a notice of dissent, under Division 2 of Part 8, in respect of a resolution under section 271 (6) to adopt an amalgamation agreement, to the amalgamating company of which the person is a shareholder or, if the amalgamation has taken effect, to the amalgamated company.

Vertical short form amalgamations

273 (1)	A holding corporation that is a company and one or more of its subsidiary corporations may amalgamate and continue as one company without complying with sections 270 and 271 if

(a)	the holding corporation, if a pre-existing company, has complied with section 370 (1) or 436 (1),

(b)	all of the issued shares of each amalgamating subsidiary corporation are held by one or more of the other amalgamating corporations,

(c)	the amalgamation is approved by a special resolution of the holding corporation or by a resolution of its directors, and

(d)	the resolution requires that

(i)	the shares of each amalgamating subsidiary corporation be cancelled on the amalgamation without any repayment of capital in respect of those shares,

(ii)	the amalgamated company have, as its notice of articles and articles, the notice of articles and articles of the holding corporation, and

(iii)	the amalgamated company refrain from issuing any securities in connection with the amalgamation.

(2)	On an amalgamation under this section, the capital of the amalgamated company is the same as the capital of the amalgamating holding corporation.

Horizontal short form amalgamations

274 (1)

Two or more companies that are subsidiaries of the same holding corporation or two or more companies that are either wholly owned by the same individual or that are subsidiaries of one or more companies wholly owned by that individual may amalgamate and continue as one company without complying with sections 270 and 271 if

(a)	all of the issued shares of each amalgamating company are held by,

(i)	in the case of amalgamating companies that are subsidiaries of the same holding corporation, the holding corporation or another amalgamating company, or

(ii)	in the case of amalgamating companies that are wholly owned by the same individual or by a subsidiary of a company wholly owned by that individual, that individual or another amalgamating company,

(b)	the amalgamation is approved by each of the amalgamating companies by a special resolution of the amalgamating company or by a resolution of its directors,

(c)	the resolutions require that

(i)

subject to subsections (2) and (2.1) of this section, the shares of all but one of the amalgamating companies be cancelled on the amalgamation without any repayment of capital in respect of those shares, and

(ii)

the amalgamated company have, as its notice of articles and articles, the notice of articles and articles of the amalgamating company the shares of which are not to be cancelled (which amalgamating company is, in this section, called the “primary company”), and

(d)	the primary company, if a pre-existing company, has complied with section 370 (1) or 436 (1).

(2)	If the amalgamation is one to which subsection (1) (a) (i) of this section applies, the primary company must be a company all of the issued shares of which are held by the holding corporation.

(2.1)	If the amalgamation is one to which subsection (1) (a) (ii) applies, the primary company must be a company all of the issued shares of which are held by the individual.

(3)	On an amalgamation under this section, the capital of the amalgamated company consists of

(a)	the capital that was the capital of the primary company immediately before the amalgamation, and

(b)

the capital that was the capital of the other amalgamating companies other than the portion of that capital that is attributable to the shares of any amalgamating company that were held by the primary company or any other amalgamating company.

Formalities to amalgamation

275 (1)	In order to effect an amalgamation under this Division,

(a)	there must be filed with the registrar, on behalf of the amalgamating corporations, an amalgamation application that complies with this section, and

(b)

if any of the amalgamating corporations are foreign corporations, there must be provided to the registrar the records and information the registrar may require, including, without limitation, any proof required by the registrar regarding the standing of the foreign corporation in the foreign corporation’s jurisdiction, and there must be filed with the registrar any records the registrar may require, including, without limitation, an authorization for the amalgamation from the foreign corporation’s jurisdiction.

(2)	An amalgamation application must

(a)	contain whichever of the following statements is applicable:

(i)

if the amalgamation has been approved by the court, that a copy of an entered court order approving the amalgamation has been obtained under section 276 or 278 (3) (b) (ii) and has been deposited in the records office of each of the amalgamating companies;

(ii)

if the amalgamation is to be effected without court approval, that all of the required affidavits under section 277 (1) have been obtained and that the affidavit obtained from each amalgamating company has been deposited in that company’s records office,

(b)	in the case of an amalgamation to which section 270 applies, be in the form established by the registrar and

(i)	set out

(A)	if the amalgamated company is to adopt as its name the name of one of the amalgamating companies, the name to be adopted as the name of the amalgamated company,

(B)	if clause (A) does not apply, the name reserved for the amalgamated company under section 22, and the reservation number given for it, or

(C)	if clause (A) does not apply and if a name is not reserved for the amalgamated company, a statement that the name by which the amalgamated company is to be recognized is the name created,

(I)

in the case of a limited company, by adding “B.C. Ltd.” or, if the company is a community contribution company, “B.C. Community Contribution Company Ltd.”, after the incorporation number of the company, or

(II)	in the case of an unlimited liability company, by adding “B.C. Unlimited Liability Company” after the incorporation number of the company, and

(ii)	contain a notice of articles that reflects the information that will apply to the amalgamated company on its recognition,

(c)	in the case of an amalgamation under section 273,

(i)	be in the form established by the registrar for a short form amalgamation, and

(ii)	adopt, as the notice of articles for the amalgamated company, the notice of articles of the holding corporation, and

(d)	in the case of an amalgamation under section 274,

(i)	be in the form established by the registrar for a short form amalgamation, and

(ii)	adopt, as the notice of articles for the amalgamated company, the notice of articles of the amalgamating company the shares of which are not cancelled.

(3)	An amalgamation application must not be submitted to the registrar for filing under subsection (1) (a) of this section unless,

(a)	in the case of an amalgamation to which section 270 applies, the amalgamation agreement has been adopted by each of the amalgamating companies shown as parties to it, or

(b)	in the case of an amalgamation under section 273 or 274, the amalgamation has been approved in accordance with the applicable section.

Amalgamations with court approval

276 (1)

An amalgamation may be effected under section 275 with court approval, and, for that purpose, a court order approving the amalgamation must be obtained and a copy of that entered order must be deposited in the records office of each of the amalgamating companies.

(2)	In order to obtain the court order required under subsection (1) of this section, an application for the order must be filed with the court at least 6 days after but not more than 2 months after,

(a)	in the case of an amalgamation to which section 270 applies, the date on which the last of the amalgamating companies to adopt the amalgamation agreement does so under section 271 (1),

(b)	in the case of an amalgamation under section 273, the date on which the approval required under section 273 (1) (c) is obtained, or

(c)	in the case of an amalgamation under section 274, the date on which the last of the approvals required under section 274 (1) (b) is obtained.

(3)

An amalgamating company must give to a creditor or shareholder of the amalgamating company at least 14 days’ notice of the date, time and place of the hearing of an application under subsection (2) of this section if

(a)	the creditor or shareholder, by written notice, requires the company to give the creditor or shareholder notice of the application, and

(b)	the written notice referred to in paragraph (a) is sent to the registered office of the amalgamating company so that it is received at that office before the hearing of the application and,

(i)

in the case of an amalgamation to which section 270 applies, not later than 5 weeks after the date on which the last of the amalgamating companies to adopt the amalgamation agreement does so under section 271 (1), or

(ii)

in the case of an amalgamation under section 273 or 274, not later than 5 weeks after the date on which the last of the approvals required under section 273 (1) (c) or 274 (1) (b), as the case may be, is obtained.

(4)	On an application for an order to approve an amalgamation under subsection (2) of this section,

(a)	a creditor or shareholder of any of the amalgamating corporations is entitled to be heard,

(b)	the court must have regard to the rights and interests of each person affected by the amalgamation, and

(c)	the court may

(i)	approve the amalgamation on the terms presented or substantially on those terms, or

(ii)	dismiss the application.

Amalgamations without court approval

277 (1)

An amalgamation may be effected under section 275 without court approval, and, for that purpose, there must be obtained from each amalgamating company, and deposited in that company’s records office, an affidavit of a director or officer of that company that complies with subsection (2) of this section.

(2)	The affidavit referred to in subsection (1) must

(a)	state whichever of the following is applicable to the amalgamating company of which the individual making the affidavit is a director or officer:

(i)	that the company has entered into an amalgamation agreement with the other amalgamating corporations and that amalgamation agreement

(A)	complies with section 270, and

(B)	has been adopted in accordance with section 271;

(ii)

that the company proposes to amalgamate with one or more other corporations under section 273 or 274, as the case may be, and the amalgamation has been approved in accordance with section 273 or 274, as the case may be, and

(b)	include whichever of the statements under subsection (3) is applicable.

(3)	The affidavit referred to in subsection (1) must

(a)	state that the director or officer believes and has reasonable grounds for believing that no creditor of the company will be materially prejudiced by the amalgamation, or

(b)	state

(i)	that the company has complied with section 278, giving particulars of the time and manner in which the required notices were sent, published or provided, as the case may be,

(ii)	that the only objections in writing to the amalgamation received by the company fall into one or more of the following categories:

(A)	objections on grounds that are frivolous or vexatious;

(B)

objections by creditors who received a written notice under section 278 (3) (a) and who did not, within 15 days after the date of that notice, make application to the court for an order that the amalgamation not proceed;

(C)	objections that have been dismissed by the court or withdrawn by the creditor, and

(iii)	that the director or officer is not aware of there being any court order, or any application for a court order, that the amalgamation not proceed.

Notice to creditors in relation to an amalgamation without court approval

278 (1)	Before an affidavit containing the statements referred to in section 277 (3) (b) is sworn, an amalgamating company must

(a)	send to each known creditor of the company having a claim against the company that exceeds the prescribed amount, a written notice that complies with subsection (2) of this section, and

(b)	publish in a newspaper that is distributed generally in the place where the company has its registered office a notice that complies with subsection (2).

(2)	Each notice sent in respect of an amalgamating company under subsection (1) (a) and each notice published under subsection (1) (b) must

(a)	declare the company’s intention to amalgamate and specify the amalgamating corporations,

(b)

include a statement by a director or officer of the company indicating that the director or officer believes and has reasonable grounds for believing that the amalgamated company will be, or will not be, as the case may be, insolvent when the amalgamation takes effect, and

(c)

state that a creditor of the company who intends to object to the amalgamation must provide to the company a written notice of objection within 15 days after the sending or publication of the notice, as the case may be.

(3)

If a creditor provides to the amalgamating company, in accordance with subsection (2) (c), a notice of objection, other than in respect of an objection that is frivolous or vexatious, the company must, if it intends to proceed with the amalgamation,

(a)

provide to that creditor a written notice stating that the company intends to proceed with the amalgamation unless, within 15 days after the date of the notice, the court orders that the amalgamation must not proceed, or

(b)	obtain whichever of the following court orders the company requires:

(i)	an order, on notice to that creditor, dismissing the objection of that creditor;

(ii)	an order, on notice to all creditors who have provided a notice of objection in accordance with subsection (2) (c), approving the amalgamation.

(3.1)	Section 276 does not apply in respect of court orders referred to in subsection (3) (b) of this section.

(4)

An amalgamation application affecting the amalgamating company must not be submitted to the registrar for filing until after the 15 day period referred to in subsection (2) (c) of this section, and, if applicable, the 15 day period referred to in subsection (3) (a), have expired.

(5)

A creditor having a claim against the amalgamating company may, whether or not that creditor receives a notice under subsection (1) (a) or (3) (a), apply to the court for an order that the proposed amalgamation not proceed.

(6)	An application under subsection (5) must be made on such notice to the amalgamating company as the court may order.

Amalgamation

279	Amalgamating corporations are amalgamated and continue as an amalgamated company under this Division

(a)	on the date and time that the amalgamation application referred to in section 275 (1) (a) is filed with the registrar, or

(b)

subject to sections 280 and 410, and unless the court orders otherwise in an entered order of which a copy has been filed with the registrar, if the amalgamation application specifies a date, or a date and time, on which the amalgamation is to take effect that is later than the date and time the amalgamation application is filed with the registrar,

(i)	on the specified date and time, or

(ii)	if no time is specified, at the beginning of the specified date.

Withdrawal of amalgamation application

280

At any time after an amalgamation application is filed with the registrar under section 275 (1) (a) and before the amalgamating corporations are amalgamated, an amalgamating corporation or any other person who appears to the registrar to be an appropriate person to do so may withdraw the amalgamation application by filing with the registrar a notice of withdrawal in the form established by the registrar identifying the amalgamation application.

Registrar’s duties on amalgamation

281	After amalgamating corporations are amalgamated as an amalgamated company under this Division, the registrar must

(a)	issue a certificate of amalgamation showing

(i)	the name of the amalgamated company and the date and time of the amalgamation,

(ii)	the names of the amalgamating corporations, and

(iii)	for each amalgamating corporation that is a foreign corporation, the foreign corporation’s jurisdiction,

(b)	furnish to the amalgamated company

(i)	the certificate of amalgamation, and

(ii)	if requested to do so, a certified copy of the amalgamation application and a certified copy of the notice of articles of the amalgamated company, and

(c)	publish in the prescribed manner a notice of the amalgamation.

Effect of amalgamation

282 (1)	At the time that amalgamating corporations are amalgamated as an amalgamated company under this Division,

(a)	the amalgamation of the amalgamating corporations and their continuation as one company becomes irrevocable,

(b)	the amalgamated company has, as its notice of articles,

(i)	in the case of an amalgamation to which section 270 applies, the notice of articles contained in the amalgamation application,

(ii)	in the case of an amalgamation under section 273, the notice of articles of the amalgamating holding corporation, or

(iii)	in the case of an amalgamation under section 274, the notice of articles of the amalgamating company the shares of which are not cancelled,

(c)	the amalgamated company has, as its articles,

(i)

in the case of an amalgamation to which section 270 applies, the articles attached to the amalgamation agreement under section 270 (2) (d) (i) if those articles have been signed by one or more of the individuals identified in the amalgamation agreement as the directors of the amalgamated company,

(ii)

in the case of an amalgamation to which section 270 applies and articles are not attached to the amalgamation agreement, or the attached articles are not signed as required under section 270 (2) (d) (i), Table 1, or, if any of the amalgamating corporations is a pre-existing reporting company,

(A)	Table 1, and

(B)	the Statutory Reporting Company Provisions,

(iii)	in the case of an amalgamation under section 273, the articles of the amalgamating holding corporation, or

(iv)	in the case of an amalgamation under section 274, the articles of the amalgamating company the shares of which are not cancelled,

(d)	the amalgamated company becomes capable immediately of exercising the functions of an incorporated company,

(e)	the shareholders of the amalgamated company have the powers and the liability provided in this Act,

(f)	each shareholder of each amalgamating corporation is bound by the amalgamation agreement, if any,

(g)	the property, rights and interests of each amalgamating corporation continue to be the property, rights and interests of the amalgamated company,

(h)	the amalgamated company continues to be liable for the obligations of each amalgamating corporation,

(i)	an existing cause of action, claim or liability to prosecution is unaffected,

(j)

a legal proceeding being prosecuted or pending by or against an amalgamating corporation may be prosecuted, or its prosecution may be continued, as the case may be, by or against the amalgamated company, and

(k)	a conviction against, or a ruling, order or judgment in favour of or against, an amalgamating corporation may be enforced by or against the amalgamated company.

(2)

An amalgamation does not constitute an assignment by operation of law, a transfer or any other disposition of the property, rights and interests of an amalgamating corporation to the amalgamated company.

(3)

Whether or not the requirements precedent and incidental to amalgamation have been complied with, a notation in the corporate register that corporations have been amalgamated as an amalgamated company is conclusive evidence for the purposes of this Act and for all other purposes that the corporations have been duly amalgamated on the date shown and the time, if any, shown in the corporate register.

Division 4 — Amalgamation into a Foreign jurisdiction

Definitions

283	In this Division:

“amalgamation” includes any procedure that results in or that creates an amalgamated foreign corporation;

“amalgamated foreign corporation” means a foreign corporation that results from an amalgamation involving a company.

Amalgamations into foreign jurisdictions

284 (1)	Subject to section 285, one or more companies and one or more foreign corporations may amalgamate to form an amalgamated foreign corporation if

(a)	the laws of each of the amalgamating foreign corporations’ jurisdictions allow the amalgamation,

(b)

each amalgamating foreign corporation obtains the approval to the amalgamation required by its charter and otherwise complies with the laws of the foreign corporation’s jurisdiction with respect to the amalgamation, and

(c)	each amalgamating company is authorized by its shareholders and by the registrar in accordance with this section to enter into the amalgamation.

(2)	For the purposes of subsection (1) (c) of this section, an amalgamating company is authorized by its shareholders to enter into the amalgamation when

(a)	all of the shareholders, whether or not their shares otherwise carry the right to vote, approve the amalgamation by a unanimous resolution, or

(b)	the amalgamation is approved by the shareholders in accordance with subsection (4).

(3)

If the amalgamation is to be approved at a meeting under subsection (4), the amalgamating company must send a notice of the meeting to each shareholder of the company at least the prescribed number of days before the date of the proposed meeting.

(4)	An amalgamation is approved by the shareholders of an amalgamating company for the purposes of subsection (2) (b) when

(a)	the shareholders approve the amalgamation

(i)	by a special resolution, or

(ii)

if any of the shares held by the shareholders who under subsection (5) are entitled to vote on the resolution to approve the amalgamation do not otherwise carry the right to vote, by a resolution of the company’s shareholders passed by at least a special majority of the votes cast by the company’s shareholders, and

(b)

the shareholders holding shares of each class or series of shares to which are attached rights or special rights or restrictions that would be prejudiced or interfered with by the amalgamation approve the amalgamation by a special separate resolution of those shareholders.

(5)	Each share of a company carries the right to vote in respect of a resolution referred to in subsection (4) (a) (ii) whether or not that share otherwise carries the right to vote.

(6)	Section 61 does not apply to an amalgamation under this Division.

(7)	A company seeking, under subsection (1) of this section, to amalgamate with one or more foreign corporations to form an amalgamated foreign corporation must, before entering into the amalgamation,

(a)

obtain and deposit in its records office an affidavit of one of its directors or officers that complies with section 277 (2) (b) and that states that the authorization to the amalgamation required under subsection (2) of this section has been obtained, and

(b)

file with the registrar an application for authorization for amalgamation in the form established by the registrar containing a statement that the affidavit required under paragraph (a) has been obtained and deposited in the company’s records office.

(8)	Section 278 applies to an amalgamation proposed under this section.

(9)

Unless the court orders otherwise in an entered order of which a copy has been filed with the registrar, the registrar must authorize a company to amalgamate with one or more foreign corporations to form an amalgamated foreign corporation if the registrar is satisfied that each amalgamating company has filed with the registrar all of the records that the company is required to file with the registrar under this Act.

(10)	The authorization given by the registrar under subsection (9) of this section expires 6 months after the date on which that authorization was given.

When amalgamation under this Division prohibited

285

A company must not amalgamate with a foreign corporation to form an amalgamated foreign corporation unless the laws of the foreign corporation’s jurisdiction to which the amalgamated foreign corporation will be subject provide, in effect, that

(a)	the property, rights and interests of the amalgamating company continue to be the property, rights and interests of the amalgamated foreign corporation,

(b)	the amalgamated foreign corporation continues to be liable for the obligations of the amalgamating company,

(c)	an existing cause of action, claim or liability to prosecution is unaffected,

(d)

a legal proceeding being prosecuted or pending by or against the amalgamating company may be prosecuted or its prosecution may be continued, as the case may be, by or against the amalgamated foreign corporation, and

(e)	a conviction against, or a ruling, order or judgment in favour of or against, the amalgamating company may be enforced by or against the amalgamated foreign corporation.

After amalgamation

286 (1)

If a company has amalgamated with one or more foreign corporations to form an amalgamated foreign corporation, the amalgamated foreign corporation must promptly file with the registrar a copy of any record issued to the amalgamated foreign corporation by the amalgamated foreign corporation’s jurisdiction to effect or confirm the amalgamation.

(2)

After a record referred to in subsection (1) is filed, the registrar must publish in the prescribed manner a notice that the company in respect of which the record was filed has amalgamated with one or more foreign corporations to form an amalgamated foreign corporation.

(3)	The company ceases to be a company within the meaning of this Act when the company is amalgamated with one or more foreign corporations to form an amalgamated foreign corporation.

Shareholders may dissent

287

Any shareholder of an amalgamating company may send a notice of dissent, under Division 2 of Part 8, in respect of a resolution under section 284 (4) to approve an amalgamation under this Division, to the amalgamating company of which the person is a shareholder or, if the amalgamation has taken effect, to the amalgamated foreign corporation.

Division 5 — Arrangements

Arrangement may be proposed

288 (1)

Despite any other provision of this Act, a company may propose an arrangement with shareholders, creditors or other persons and may, in that arrangement, make any proposal it considers appropriate, including a proposal for one or more of the following:

(a)	an alteration to the memorandum, notice of articles or articles of the company;

(b)	an alteration to any of the rights or special rights or restrictions attached to any of the shares of the company;

(c)	an amalgamation of the company with one or more corporations;

(d)	a division of the business carried on by the company;

(e)

a transfer of all or any part of the money, securities or other property, rights and interests of the company to another corporation in exchange for money, securities or other property, rights and interests of the other corporation;

(f)	a transfer of all or any part of the liabilities of the company to another corporation;

(g)

an exchange of securities of the company held by security holders for money, securities or other property, rights and interests of the company or for money, securities or other property, rights and interests of another corporation;

(h)	a dissolution without liquidation, or a liquidation and dissolution, of the company;

(i)	a compromise between the company and its creditors or any class of its creditors, or between the company and the persons holding its securities or any class of those persons.

(2)	Before an arrangement proposed under this section takes effect, the arrangement must be

(a)	adopted in accordance with section 289, and

(b)	approved by the court under section 291.

Adoption of arrangement

289 (1)	Despite sections 264 and 265, an arrangement is adopted for the purposes of section 288 (2) (a) if,

(a)	in respect of an arrangement proposed with the shareholders of the company,

(i)	the shareholders approve the arrangement by a special resolution, or

(ii)

if any of the shares held by the shareholders who under subsection (2) are entitled to vote on the resolution to approve the arrangement do not otherwise carry the right to vote, the shareholders approve the arrangement by a resolution passed at a meeting by at least a special majority of the votes cast by the shareholders, if at least the prescribed number of days’ notice of the meeting and of the intention to propose the resolution has been sent to all of the shareholders,

(b)

in respect of an arrangement proposed with the shareholders holding shares of a class or series of shares of the company, those shareholders approve the arrangement by a special separate resolution of those shareholders,

(c)

in respect of an arrangement proposed with some of the shareholders holding shares of a class or series of shares of the company, those shareholders approve the arrangement by a resolution passed at a meeting by at least a special majority of the votes cast by those shareholders, if at least the prescribed number of days’ notice of the meeting and of the intention to propose the resolution has been sent to all of those shareholders,

(d)

in respect of an arrangement proposed with creditors of the company or a class of creditors of the company, a majority in number and 3/4 in value of the creditors or class of creditors, as the case may be, present and voting, either personally or by proxy, approve the arrangement at a meeting if at least 21 days’ notice of the meeting, and of the intention to propose the arrangement, has been sent to all of those creditors with whom the arrangement is proposed,

(e)	in respect of an arrangement proposed with any other persons, those persons approve the arrangement in the manner and to the extent required by the court, or

(f)	in respect of any arrangement, all of the persons who would be entitled to vote under this section in respect of the arrangement consent to the arrangement in writing.

(2)	Each share of a company carries the right to vote in respect of a resolution referred to in subsection (1) (a) (ii) whether or not that share otherwise carries the right to vote.

(3)

If the court orders, under section 291 (2) (b) (i), that a meeting be held to adopt an arrangement in addition to or in substitution for a meeting contemplated by subsection (1) of this section, the arrangement must not be submitted to the court for approval until after

(a)	the arrangement has been adopted at that court ordered meeting, or

(b)	all of the persons who were entitled to vote at that meeting consent to the arrangement in writing.

(3.1)

If the court orders, under section 291 (2) (b) (ii), that a separate vote of specified persons be held to adopt an arrangement in addition to or in substitution for a meeting contemplated by subsection (1) of this section, the arrangement must not be submitted to the court for approval until after

(a) the arrangement has been adopted by that vote, or

(b) all of the persons who were entitled to vote in that separate vote consent to the arrangement in writing.

(4)	If an arrangement is consented to under subsection (1) (f), (3) (b) or (3.1) (b),

(a)	the meeting or vote that would otherwise have been necessary under subsection (1), (3) or (3.1) need not be held, and

(b)	the consent is as valid and effective as if it had been expressed in a vote passed at a meeting.

(5)	Section 61 does not apply to an arrangement under this Division.

Information regarding arrangement

290 (1)	If a meeting is called to adopt an arrangement, the company must, unless the court orders otherwise,

(a)	include with any notice of the meeting that is sent to a person who is entitled to vote at the meeting, a statement

(i)	explaining, in sufficient detail to permit the recipient to form a reasoned judgment concerning the matter, the effect of the arrangement, and

(ii)	stating any material interest of each director and officer, whether as director, officer, shareholder, security holder or creditor of the company, or otherwise, and

(b)	include in any advertisement of the meeting,

(i)	the statement required by paragraph (a), or

(ii)	a notification that the persons who are entitled to vote at the meeting may, on request, obtain copies of the statement before the meeting.

(2)

If the arrangement affects the rights of qualifying debentureholders, the statement referred to in subsection (1) (a) must, unless the court orders otherwise or unless the trustee for the qualifying debentureholders is a savings institution, include a statement regarding any material interest of the trustee for the qualifying debentureholders.

(3)

A company that has included in an advertisement referred to in subsection (1) (b) a notification that copies of the statement referred to in subsection (1) (a) may be obtained must, unless the court orders otherwise, send, promptly and without charge, a copy of the statement to each person entitled to vote at the meeting who requests a copy.

(4)	Section 50 applies if a person who is entitled to receive a copy of the statement referred to in subsection (1) (a) of this section does not receive the copy.

Role of court in arrangements

291 (1)	If an arrangement is proposed, the court may make an order respecting that arrangement under subsection (2)

(a)	on its own motion,

(b)	on the application of the company, or

(c)	on the application, made on notice to the company, of

(i)	a shareholder of the company,

(ii)	a creditor of the company, or

(iii)	a person who is a member of the class of persons with whom the arrangement is proposed.

(2)	The court may, in respect of a proposed arrangement, make any order it considers appropriate, including any of the following orders:

(a)	an order determining the notice to be given to any interested person, or dispensing with notice to any person, in relation to any application to court under this Division;

(b)	an order requiring the company to do one or both of the following in the manner and with the notice the court directs:

(i)	call, hold and conduct one or more meetings of the persons the court considers appropriate;

(ii)	hold a separate vote of the persons the court considers appropriate;

(c)	an order permitting shareholders to dissent under Division 2 of Part 8 or in any other manner the court may direct;

(d)	an order appointing a lawyer, at the expense of the company, to represent the interests of some or all of the shareholders;

(e)

an order directing that an arrangement proposed with the creditors or a class of creditors of the company be referred to the shareholders of the company in the manner and for the approval the court considers appropriate.

(3)

As part of any order made in respect of a company under subsection (2) (c) of this section, the court may direct the company to provide, in the manner specified by the order, a copy of the entered order to all or specified shareholders.

(4)	Without limiting subsections (1) to (3) but despite any other provision of this Act, on an application to court for approval of the arrangement,

(a)

if the arrangement has been adopted under section 289 and, if required, approved by the shareholders in accordance with an order made under subsection (2) (e) of this section, the court may make an order approving the arrangement on the terms presented or substantially on those terms or may refuse to approve that arrangement,

(b)	if, under the arrangement, money, securities or other property, rights or interests, or liabilities, of the company are to be transferred to another corporation, the court may make

(i)

an order providing for the allotment or appropriation by the receiving corporation of any shares or other securities that, under the arrangement, are to be allotted or appropriated to or for any person,

(ii)	an order providing for the continuation by or against the receiving corporation of any legal proceedings pending by or against the transferring company, or

(iii)	an order providing for the dissolution of the transferring company, and

(c)	the court may make any incidental, consequential and supplemental orders necessary to ensure that the arrangement is fully and effectively carried out.

(5)	If an order of the court made under this section provides for the transfer of money, securities or other property, rights or interests, or liabilities, of the company,

(a)

the money, securities or other property, rights or interests are deemed to be transferred to and to vest in the receiving corporation, or the liabilities are deemed to be transferred to and become the liabilities of the receiving corporation, when the applicable provisions of the order take effect, and

(b)	any particular money, securities or other property, rights or interests that are, by the arrangement, to be freed from any charge are freed from that charge if the order so directs.

Required filings

292

Subject to sections 293 and 294, if any of the provisions of an arrangement that is approved by a court order under section 291 will, on taking effect, alter information shown in the corporate register, the company must

(a)

provide to the registrar the records and information the registrar requires, and file with the registrar the records the registrar requires, to give effect to each provision of the arrangement that will alter information shown in the corporate register, and

(b)	concurrently with the first record filed under paragraph (a), file with the registrar a copy of the entered court order.

Obligations on company if memorandum altered

293 (1)	This section applies if

(a)	the company in respect of which an arrangement has been approved by a court order under section 291 is a pre-existing company that has not complied with section 370 or 436, and

(b)	a provision of the arrangement will, on taking effect, alter the company’s memorandum or otherwise affect the company so that information contained in its memorandum is incorrect or incomplete.

(2)

In the circumstances referred to in subsection (1) of this section, the company must, promptly after the making of the order and before complying with section 292, comply with section 370 or 436, as the case may be.

Obligations on company if articles altered

294 (1)

This section applies if an arrangement is approved by a court order under section 291 and a provision of the arrangement will, on taking effect, alter the company’s articles or otherwise affect the company so that information contained in its articles is incorrect or incomplete.

(2)

In the circumstances referred to in subsection (1) of this section, if the company is a pre-existing company that has not complied with section 370 or 436, the company must, promptly after the making of the order and before complying with section 292, comply with section 370 or 436, as the case may be.

(3)

Promptly after the making of an order referred to in subsection (1) of this section and, in the case of a company to which subsection (2) applies, after compliance by the company with subsection (2), the company must alter its articles in accordance with the order by depositing a copy of the entered order at the company’s records office.

(4)

Section 259 (4) to (6) applies to an alteration to the articles referred to in subsection (3) of this section, including, without limiting this, to a change of name or an adoption or change of any translation of name, and, for that purpose, a reference in section 259 (4) to (6) to a resolution is deemed to be a reference to the court order obtained under section 291.

If arrangement includes amalgamation

295 (1)

If a provision of an arrangement approved by a court order under section 291 will, on taking effect, result in an amalgamation under which a company and one or more corporations amalgamate and continue as one company, the court may, by order, provide for the incidental, consequential and supplemental matters necessary to ensure that the amalgamation is fully and effectively carried out and, without limiting this, may make orders respecting the articles, notice of articles, directors, registered office and records office applicable to the amalgamated company.

(2)	On an amalgamation referred to in subsection (1), the amalgamated company has, as its articles,

(a)	the articles ordered by the court, or

(b)	if paragraph (a) of this subsection does not apply,

(i)	Table 1, or

(ii)	if any of the amalgamating corporations is a pre-existing reporting company, Table 1 and the Statutory Reporting Company Provisions.

Application of Act to arrangements

296

The provisions of this Act that set out the effect of an alteration to the notice of articles, an amalgamation, a liquidation or another occurrence of a particular type, including the provisions that impose obligations on the registrar in relation to occurrences of that type and the provisions respecting when the occurrence takes effect, apply to an occurrence of that type that is effected under an arrangement.

Binding effect of arrangements

297 (1)	On and from the time at which a provision of an arrangement takes effect, the provision is binding on the company and on the persons with whom the arrangement was proposed.

(2)	Nothing in this section affects the rights of a company and a dissenter under Division 2 of Part 8.

Abandoning arrangements

298 (1)	A company may abandon an arrangement if

(a)	the directors pass a resolution resolving not to proceed with the arrangement,

(b)	the arrangement is abandoned before any of the provisions of the arrangement take effect, and

(c)	any records filed with the registrar in relation to the arrangement are withdrawn.

(2)

Neither the company nor the shareholders, creditors or other persons with whom an arrangement is proposed are bound by the provisions of the arrangement if the company abandons the arrangement in accordance with subsection (1).

(3)

Promptly after the company abandons an arrangement in accordance with subsection (1), the directors must send notice to that effect to the shareholders, creditors or other persons with whom the arrangement was proposed.

Withdrawal of arrangement records

299 (1)

Subject to subsection (2), at any time after records referred to in section 292 are filed with the registrar, the company or any other person who appears to the registrar to be an appropriate person to do so may withdraw those records by filing with the registrar a notice of withdrawal in the form established by the registrar identifying those records.

(2)	Records filed under section 292 must not be withdrawn unless

(a)	all of the records filed under section 292 are withdrawn under subsection (1) of this section, and

(b)	the records are withdrawn under subsection (1) before any of the provisions of the arrangement take effect.

Division 6 — Compulsory Acquisitions

Acquisition procedures

300 (1)	In this section:

“acquiring person” means a person who, under a scheme or contract, makes an acquisition offer, and includes 2 or more persons who, directly or indirectly,

(a)	make an acquisition offer jointly or in concert, or

(b)	intend to exercise jointly or in concert voting rights attached to shares for which an acquisition offer is made;

“acquisition offer” means an offer made by an acquiring person to acquire shares, or any class of shares, of a company;

“offeree”, in respect of an acquisition offer, means a shareholder to whom the acquisition offer is made;

“subject company” means the company, shares or any class of shares of which are the subject of an acquisition offer.

(2)	For the purposes of this section,

(a)	every acquisition offer for shares of more than one class of shares is deemed to be a separate acquisition offer for shares of each class of shares, and

(b)

each acquisition offer is accepted if, within 4 months after the making of the offer, the offer is accepted regarding the shares, or regarding each class of shares involved, by shareholders who, in the aggregate, hold at least 9/10 of those shares or of the shares of that class of shares, other than shares already held at the date of the offer by, or by a nominee for, the acquiring person or its affiliate.

(3)

If an acquisition offer is accepted within the meaning of subsection (2) (b), the acquiring person may, within 5 months after making the offer, send written notice to any offeree who did not accept the offer, that the acquiring person wants to acquire the shares of that offeree that were involved in the offer.

(4)

If a notice is sent to an offeree under subsection (3), the acquiring person is entitled and bound to acquire all of the shares of that offeree that were involved in the offer for the same price and on the same terms contained in the acquisition offer unless the court orders otherwise on an application made by that offeree within 2 months after the date of the notice.

(5)	On the application of an offeree under subsection (4), the court may

(a)	set the price and terms of payment, and

(b)	make consequential orders and give directions the court considers appropriate.

(6)

If a notice has been sent by an acquiring person under subsection (3) and the court has not ordered otherwise under subsection (4), the acquiring person must, no earlier than 2 months after the date of the notice, or, if an application to the court by the offeree to whom the notice was sent is then pending, at any time after that application has been disposed of,

(a)	send a copy of the notice to the subject company, and

(b)	pay or transfer to the subject company the amount or other consideration representing the price payable by the acquiring person for the shares that are referred to in the notice.

(7)

On receiving the copy of the notice and the amount or other consideration referred to in subsection (6), the subject company must register the acquiring person as a shareholder with respect to those shares.

(8)

Any amount received by the subject company under this section must be paid into a separate account at a savings institution and, together with any other consideration so received, must be held by the subject company, or by a trustee approved by the court, in trust for the persons entitled to that sum.

(9)

If the acquiring person has not, within one month after becoming entitled to do so, sent the notice referred to in subsection (3), the acquiring person must send a written notice to each offeree referred to in subsection (3) stating that the offeree, within 3 months after receiving the notice, may require the acquiring person to acquire the shares of that offeree that were involved in the acquisition offer.

(10)

If an offeree requires the acquiring person to acquire the offeree’s shares in accordance with subsection (9), the acquiring person must acquire those shares for the same price and on the same terms contained in the acquisition offer.

Division 7 — Disposal of Undertaking

Power to dispose of undertaking

301 (1)	A company must not sell, lease or otherwise dispose of all or substantially all of its undertaking unless

(a)	it does so in the ordinary course of its business, or

(b)	it has been authorized to do so by a special resolution.

(2)

If the company contravenes subsection (1) in respect of a disposition of all or substantially all of a company’s undertaking, the court, on the application of any shareholder, director or creditor of the company, may, unless subsection (3) applies, do one or more of the following:

(a)	enjoin the proposed disposition;

(b)	set aside the disposition;

(c)	make any other order the court considers appropriate.

(3)	A disposition of all or substantially all of the undertaking of a company is not invalid merely because the company contravenes subsection (1), if the disposition is

(a)	for valuable consideration to a person who is dealing with the company in good faith, or

(b)	ratified by a special resolution.

(4)

Despite the passing of a special resolution under subsection (1) (b) or (3) (b) to authorize or ratify a disposition of all or substantially all of the undertaking of a company, the directors may abandon the disposition without further action by the shareholders.

(5)	Any shareholder of the company may send notice of dissent, under Division 2 of Part 8, to the company in respect of a special resolution under subsection (1) (b) or (3) (b).

(6)	The prohibition in subsection (1) does not apply to a disposition of all or substantially all of the undertaking of the company

(a)	by way of security interest,

(b)	by a lease if

(i)	the term of the lease, at its beginning, does not exceed 3 years, and

(ii)	any option or covenant for renewal included in the lease is not capable of extending the total lease periods beyond 3 years,

(c)	to a corporation that is a wholly owned subsidiary of the company,

(d)	to a corporation of which the company is a wholly owned subsidiary,

(e)	to a corporation if the company and the corporation are

(i)	wholly owned subsidiaries of the same holding corporation, or

(ii)	wholly owned by the same person, or

(f)	to the person, other than a corporation, who holds all of the shares of

(i)	the company, or

(ii)	a corporation of which the company is a wholly owned subsidiary.

Division 8 — Transfer of Incorporation

Application for continuation into British Columbia

302 (1)	If a foreign corporation seeks to be continued into British Columbia as a company, whether or not the foreign corporation is registered as an extraprovincial company,

(a)	the foreign corporation must file with the registrar a continuation application,

(b)

the foreign corporation must provide to the registrar the records and information the registrar may require, including, without limitation, any proof required by the registrar regarding the standing of the foreign corporation in the foreign corporation’s jurisdiction, and must file with the registrar any records the registrar may require, including, without limitation, an authorization for the continuation from the foreign corporation’s jurisdiction, and

(c)

one or more of the directors of the foreign corporation must sign the articles that the foreign corporation will have once it is continued into British Columbia as a company, which articles must comply with section 12 (1) and (2) and, if the continued company is to be

(i)	a community contribution company, section 51.92, or

(ii)	a benefit company, section 51.992.

(2)	A continuation application under subsection (1) (a) of this section must

(a)	be in the form established by the registrar,

(b)	set out

(i)	the name reserved for the continued company under section 22, and the reservation number given for it, or

(ii)	if a name is not reserved, a statement that the name by which the continued company is to be recognized is the name created,

(A)

in the case of a limited company, by adding “B.C. Ltd.” or, if the company is a community contribution company, “B.C. Community Contribution Company Ltd.”, after the incorporation number of the company, or

(B)	in the case of an unlimited liability company, by adding “B.C. Unlimited Liability Company” after the incorporation number of the company, and

(c)	contain a notice of articles that reflects the information that will apply to the continued company on its recognition.

(3)

A foreign corporation seeking to be continued into British Columbia as a company may, by one or both of the articles referred to in subsection (1) (c) of this section and the notice of articles referred to in subsection (2) (c), effect any amendment to its charter if the amendment is an amendment that a company may make to its charter under this Act.

Continuation

303 (1)	A foreign corporation is continued into British Columbia as a company

(a)	on the date and time that the continuation application referred to in section 302 (1) (a) is filed with the registrar, or

(b)

subject to sections 304 and 410, if the continuation application specifies a date, or a date and time, on which the continuation is to take effect that is later than the date and time on which the continuation application is filed with the registrar,

(i)	on the specified date and time, or

(ii)	if no time is specified, at the beginning of the specified date.

(2)	After a foreign corporation is continued into British Columbia as a company, the registrar must

(a)	issue a certificate of continuation showing the name of the continued company and the date and time on which it was continued into British Columbia as a company,

(b)	furnish to the continued company

(i)	the certificate of continuation, and

(ii)	if requested to do so, a certified copy of the continuation application and a certified copy of the continued company’s notice of articles, and

(c)	publish in the prescribed manner a notice of the continuation.

(3)

Without limiting section 111 (1), after a foreign corporation is continued into British Columbia as a company, the continued company must register in its central securities register the shares of the company that were held by shareholders of the corporation immediately before its continuation, and, with respect to those shares, must register

(a)	the name and last known address of each of those shareholders,

(b)	the class, and any series, of those shares, and

(c)	the number of those shares held by each of those shareholders.

Withdrawal of continuation application

304

At any time after a continuation application is filed with the registrar under section 302 (1) (a) and before a foreign corporation is continued into British Columbia as a company, the foreign corporation or any other person who appears to the registrar to be an appropriate person to do so may withdraw the continuation application by filing with the registrar a notice of withdrawal in the form established by the registrar identifying the continuation application.

Effect of continuation

305 (1)	At the time that a foreign corporation is continued into British Columbia as a company under this Division,

(a)	this Act applies to the continued company to the same extent as if the company had been incorporated under this Act,

(a.1)	the continued company has, as its notice of articles, the notice of articles contained in the continuation application,

(b)	the property, rights and interests of the foreign corporation continue to be the property, rights and interests of the company,

(c)	the company continues to be liable for the obligations of the foreign corporation,

(d)	an existing cause of action, claim or liability to prosecution is unaffected,

(e)	a legal proceeding being prosecuted or pending by or against the foreign corporation may be prosecuted or its prosecution may be continued, as the case may be, by or against the company, and

(f)	a conviction against, or a ruling, order or judgment in favour of or against, the foreign corporation may be enforced by or against the company.

(2)

Whether or not the requirements precedent and incidental to continuation have been complied with, a notation in the corporate register that a foreign corporation has been continued into British Columbia as a company is conclusive evidence for the purposes of this Act and for all other purposes that the foreign corporation has been duly continued into British Columbia as a company on the date shown and the time, if any, shown in the corporate register.

Rights preserved

306 (1)

In this section, “share” includes a warrant, fractional share or evidence of an interest in or a right to acquire an interest in a foreign corporation being continued into British Columbia as a company.

(2)

If a foreign corporation continued into British Columbia as a company under this Division issued a share before the foreign corporation was so continued, the share is deemed to have been issued in compliance with this Act and with the provisions of the articles applicable to the continued company under section 307,

(a)	whether or not the share is fully paid, and

(b)	despite any special rights or restrictions attached to the share.

(3)

Continuation of a foreign corporation into British Columbia as a company under this Division does not deprive a person holding an issued share of the foreign corporation of any right or special rights or restrictions that that person claims under, or relieve the person from any liability in respect of, that share.

Articles for a continued company

307	When a foreign corporation is continued into British Columbia as a company, the continued company has, as its articles,

(a)	if one or more of the directors of the foreign corporation have signed articles for the continued company in accordance with section 302 (1) (c), those articles, or

(b)	in any other case, Table 1.

Application for continuation out of British Columbia

308 (1)

Subject to section 310, a company may, if it is authorized by the shareholders and by the registrar in accordance with this section, make an application to the appropriate official or public body of another jurisdiction requesting that the company be continued into that other jurisdiction as if the company had been incorporated under the laws of that other jurisdiction.

(2)	A company is authorized by the shareholders to apply for continuation into a jurisdiction other than British Columbia when the shareholders authorize the continuation by a special resolution.

(3)	Section 61 does not apply to a continuation under this section.

(4)

A company seeking, under subsection (1) of this section, to be continued into a foreign jurisdiction must, before applying to that foreign jurisdiction for continuation into that jurisdiction, apply to the registrar for an authorization under subsection (5).

(5)

The registrar must authorize the company to continue into the foreign jurisdiction if the registrar is satisfied that the company has filed with the registrar all of the records that the company is required to file with the registrar under this Act.

(6)	The authorization given by the registrar under subsection (5) of this section expires 6 months after the date on which that authorization was given.

Shareholders may dissent

309

Any shareholder of a company may send a notice of dissent, under Division 2 of Part 8, in respect of a resolution under section 308 (2) to authorize the continuation of the company into a jurisdiction other than British Columbia, to the company or, if the continuation has taken effect, to the continued corporation.

When continuation out of British Columbia prohibited

310	A company must not apply to be continued into another jurisdiction unless the laws of that other jurisdiction provide, in effect, that, after continuation,

(a)	the property, rights and interests of the company continue to be the property, rights and interests of the continued corporation,

(b)	the continued corporation continues to be liable for the obligations of the company,

(c)	an existing cause of action, claim or liability to prosecution is unaffected,

(d)	a legal proceeding being prosecuted or pending by or against the company may be prosecuted or its prosecution may be continued, as the case may be, by or against the continued corporation, and

(e)	a conviction against, or a ruling, order or judgment in favour of or against, the company may be enforced by or against the continued corporation.

After continuation

311 (1)

Promptly after the date on which a company is continued into another jurisdiction, the continued corporation must file with the registrar a copy of any record issued to it by the other jurisdiction to effect or confirm the continuation.

(2)

After a record referred to in subsection (1) is filed, the registrar must publish in the prescribed manner a notice that the company in respect of which the record was filed has been continued into that other jurisdiction.

(3)	The company ceases to be a company within the meaning of this Act when the company is continued into the other jurisdiction.

Part 10 — Liquidation, Dissolution, Restoration and Reinstatement

Division 1 — Definitions and Application

Definitions

312	In this Part:

“commencement of the liquidation” means,

(a)

for a voluntary liquidation commenced under Division 3, the date and time on which the special resolution referred to in section 319 (1) is passed or if the special resolution specifies a date, or a date and time, for the commencement of the liquidation that is later than the date and time on which the special resolution is passed, the specified date and time or, if no time is specified, the beginning of the specified date, or

(b)	for a liquidation commenced by court order,

(i)	the date of the making of the order, or

(ii)

if the order specifies a date, or a date and time, for the commencement of the liquidation that is later than the date of the making of the order, the specified date and time or, if no time is specified, the beginning of the specified date;

“liquidation records office” means the office referred to in section 333;

“property” includes records.

Application of this Part

313

Any proceedings taken under this Part to dissolve, or to liquidate and dissolve, a company must be stayed if the company is at any time found, in a proceeding under the Bankruptcy and Insolvency Act (Canada), to be insolvent within the meaning of that Act.

Division 2 — Voluntary Dissolution without Liquidation

Authorization for voluntary dissolution

314 (1)	A company may apply to be dissolved under this Division if

(a)	it is authorized to do so by an ordinary resolution,

(b)	it has no assets, and

(c)	it

(i)	has no liabilities, as a result of section 315 (6) or otherwise, or

(ii)	has made adequate provision for the payment of each of its liabilities.

(2)

Despite subsection (1) (a) of this section, a company referred to in subsection (1) (b) and (c) that has not issued any shares may apply to be dissolved under this Division if it is authorized to do so by a directors’ resolution.

Provision for unpaid debts and undelivered assets

315 (1)	In this section, “administrator” has the same meaning as in the Unclaimed Property Act.

(1.1)

If the whereabouts of a creditor of a company that intends to apply for dissolution under this Division is unknown, the company must, before submitting an application for dissolution to the registrar for filing, make payment, in accordance with subsection (2), of the amount of the liability that the company has, in good faith, determined is due to that creditor.

(2)	A company referred to in subsection (1.1) must, after making reasonable efforts to determine the whereabouts of the creditor,

(a)	pay, in accordance with an order of the court, the amount of the liability that the company has, in good faith, determined is due to the creditor, or

(b)

if no court order has been made and the liability has remained unpaid for at least 6 months after the date it became payable, pay the amount of the liability to the administrator, and include a statement showing,

(i)	to the fullest extent known to the company, the name of the creditor, and

(ii)	the last known address of the creditor.

(3)

If the whereabouts of a shareholder of a company that intends to apply for dissolution under this Division is unknown, the company must, before submitting an application for dissolution to the registrar for filing,

(a)	make payment, in accordance with subsection (4), of the money that the company has, in good faith, determined is due to that shareholder, or

(b)	deliver, in accordance with subsection (4), any other assets that the company has, in good faith, determined are due to that shareholder.

(4)	A company referred to in subsection (3) must, after making reasonable efforts to determine the whereabouts of the shareholder,

(a)	pay or deliver, in accordance with an order of the court, the money or other assets that the company has, in good faith, determined are due to the shareholder, or

(b)

if no court order has been made and the money or other assets have remained unclaimed or undistributed for at least 6 months after the date the money or assets became payable or deliverable, pay the money or deliver the assets to the administrator, and include a statement showing,

(i)	to the fullest extent known to the company, the name of the shareholder, and

(ii)	the last known address of the shareholder.

(5)	The administrator must, after receipt of the money or other assets referred to in this section, send a receipt to the company.

(6)	A company that has complied with subsection (2) (a) or (4) (a) or that has been sent a receipt under subsection (5) is discharged from

(a)	any liability for the money or other assets so paid or delivered, and

(b)	any claims in respect of the money or other assets so paid or delivered that might be made by or on behalf of the persons entitled to the money or other assets.

(7)

The administrator may realize any assets delivered to the administrator under this section and any money received or realized under this section is deemed to be an unclaimed money deposit under the Unclaimed Property Act.

Application for voluntary dissolution

316 (1)	In order to apply for dissolution under this Division, a company must

(a)	obtain and deposit in its records office an affidavit that is sworn by a director of the company and that complies with subsection (2), and

(b)

file with the registrar an application for dissolution in the form established by the registrar containing a statement that the affidavit required under paragraph (a) of this subsection has been obtained and deposited in the company’s records office.

(2)	An affidavit referred to in subsection (1) (a) must state

(a)	that the company’s dissolution has been duly authorized in accordance with section 314 (1) (a) or (2), as the case may be,

(b)	that the company has no assets, and

(c)	that the company

(i)	has no liabilities, as a result of section 315 (6) or otherwise, or

(ii)	has made adequate provision for the payment of each of its liabilities.

Date of dissolution

317	A company is dissolved under this Division

(a)	on the date and time that the application for dissolution referred to in section 316 (1) (b) is filed with the registrar, or

(b)

subject to sections 318 and 410, if the application for dissolution specifies a date, or a date and time, on which the dissolution is to take effect that is later than the date and time on which the application for dissolution is filed with the registrar,

(i)	on the specified date and time, or

(ii)	if no time is specified, at the beginning of the specified date.

Withdrawal of application for dissolution

318

At any time after an application for dissolution referred to in section 316 (1) (b) is filed with the registrar and before the company referred to in the application is dissolved under this Division, the company or any other person who appears to the registrar to be an appropriate person to do so may withdraw the application for dissolution by filing with the registrar a notice of withdrawal in the form established by the registrar identifying the application for dissolution.

Division 3 — Voluntary Liquidation

Authorization for liquidation

319 (1)	A company may liquidate under this Division if it has been authorized to do so by a special resolution.

(2)	At the time that the special resolution referred to in subsection (1) is passed, the company, by an ordinary resolution,

(a)	must appoint as liquidator one or more persons qualified under section 327, and

(b)	may set, or may authorize the directors to set, each liquidator’s remuneration.

(3)	An appointment of a liquidator under this section takes effect on the commencement of the liquidation.

(4)	A liquidator appointed under this section may apply to the court to set or review that liquidator’s remuneration if

(a)	that remuneration is not set within 2 months after the liquidator’s appointment under subsection (2) (a), or

(b)	the liquidator is dissatisfied with the amount of the remuneration set under subsection (2) (b).

Limits on liquidator

320 (1)

Subject to subsection (2), in a voluntary liquidation, the company, by an ordinary resolution, may direct the liquidator not to do certain specified things without the approval of a general meeting of the company or without the written consent of certain specified shareholders, or of a certain specified number of shareholders.

(2)	No direction under subsection (1) relieves a liquidator from the duty to act in accordance with this Act and the regulations.

Statement of intent to liquidate

321 (1)	A company must, promptly after the resolutions referred to in section 319 (1) and (2) (a) are passed, file a statement of intent to liquidate with the registrar.

(2)	The statement of intent to liquidate must

(a)	be in the form established by the registrar,

(a.1)	set out the commencement of the liquidation,

(b)	set out the full name of each liquidator,

(c)	set out the mailing address and the delivery address of each liquidator, and

(d)	set out the mailing address and the delivery address of the liquidation records office.

(3)	After a statement of intent to liquidate is filed with the registrar, the registrar must furnish to the company a certified copy of the statement of intent to liquidate.

Resignation and removal of liquidators in voluntary liquidations

322 (1)	A liquidator appointed under this Division may

(a)	resign as liquidator, or

(b)

be removed as liquidator by a special resolution passed at a general meeting, notice of which meeting has been sent to the liquidators and to each creditor who has an unpaid claim against the company that exceeds the prescribed amount.

(2)	Unless the court orders otherwise under section 325, if, in a liquidation under this Division, a vacancy occurs in the office of liquidator,

(a)	if one or more liquidators remain in office despite the vacancy, the company may fill the vacancy, or

(b)	in any other case, the company must fill the vacancy.

(3)	A vacancy referred to in subsection (2) of this section may be filled by the company by

(a)	an ordinary resolution, or

(b)	the directors if they are authorized by an ordinary resolution to do so.

(4)	A general meeting may be called, for the purpose of passing either of the ordinary resolutions referred to in subsection (3),

(a)	by any shareholder entitled to vote at general meetings,

(b)	if one or more liquidators remain in office, by any shareholder entitled to vote at general meetings or by any of the remaining liquidators, or

(c)	in any other manner contemplated by the articles.

(5)	The company may, by an ordinary resolution, set, or authorize the directors to set, the remuneration for each liquidator appointed under this section.

(6)	Section 319 (4) applies to a liquidator appointed under this section.

Withdrawal of statement of intent to liquidate

323 (1)

At any time after a statement of intent to liquidate is filed with the registrar under section 321 and before the company in respect of which the statement was filed is dissolved within the meaning of section 343, the company or any other person who appears to the registrar to be an appropriate person to do so may withdraw the statement of intent to liquidate by filing with the registrar a notice of withdrawal in the form established by the registrar identifying the statement of intent to liquidate.

(2)	If a statement of intent to liquidate is withdrawn under subsection (1) of this section,

(a)	each liquidator appointed under section 319 (2) (a) or 322 (3) is removed,

(b)	the company must remove the copy of the statement of intent to liquidate from its records office,

(c)

the liquidator must send to the company all of the records retained by the liquidator under section 333 (1) and must return to the company any other property of the company in the possession of the liquidator,

(d)	the company may carry on its business,

(e)

the directors and officers of the company regain any powers to manage or supervise the management of the business and affairs of the company that they had before those powers vested in the liquidator under section 334 (1) (a), and

(f)	any application for dissolution filed with the registrar in relation to the company under section 343 is deemed to be withdrawn.

Division 4 — Powers and Duties of the Court

Court may order company be liquidated and dissolved

324 (1)

On an application made in respect of a company that is a financial institution by the superintendent, or made in respect of a company, including a company that is a financial institution, by the company, a shareholder of the company, a beneficial owner of a share of the company, a director of the company or any other person, including a creditor of the company, whom the court considers to be an appropriate person to make the application, the court may order that the company be liquidated and dissolved if

(a)	an event occurs on the occurrence of which the memorandum or the articles of the company provide that the company is to be liquidated and dissolved, or

(b)	the court otherwise considers it just and equitable to do so.

(2)	Nothing in subsection (1) prevents the court from requiring that security for costs be provided by a person bringing an application under that subsection.

(3)

If the court considers that an applicant for an order referred to in subsection (1) (b) is a person who is entitled to relief either by liquidating and dissolving the company or under section 227, the court may do one of the following:

(a)	make an order that the company be liquidated and dissolved;

(b)	make any order under section 227 (3) it considers appropriate.

(4)	If the court orders under this Act that a company be liquidated and dissolved, the court must, in its order, appoint one or more liquidators.

(5)	An appointment of a liquidator under subsection (4) takes effect on the commencement of the liquidation.

Court orders respecting liquidations

325 (1)

An application to the court in respect of a company in liquidation may be made under this section by the company, a shareholder of the company or a beneficial owner of a share of the company, a director of the company or any other person, including a creditor or liquidator of the company, whom the court considers to be an appropriate person to make the application.

(2)	Nothing in subsection (1) prevents the court from requiring that security for costs be provided by a person bringing an application under that subsection.

(3)	On an application made in respect of a company in liquidation, the court may, in respect of that company, make any order it considers appropriate, including any of the following orders:

(a)	an order appointing one or more liquidators, with or without security;

(b)	an order setting the remuneration of a liquidator;

(c)	an order replacing or removing a liquidator;

(d)

an order appointing auditors or inspectors for any purpose, including for the purpose of auditing or examining those of the records of the liquidator, and those of the records in the custody or control of the liquidator, that the court considers appropriate;

(e)	an order specifying the powers of, setting the remuneration of and removing or replacing auditors or inspectors;

(f)	an order determining the notice to be given to any interested person, or dispensing with notice to any person, in relation to any application to court under this section;

(g)	an order that a meeting of some or all of the shareholders or creditors of the company be called, held and conducted in the manner and for the purposes the court considers appropriate;

(h)	an order determining the validity of any claims made against the company;

(i)	an order restraining the directors and officers of the company from doing any or all of the following except as permitted by the court:

(i)	exercising any or all of their powers;

(ii)	collecting or receiving any debt owed to the company or any other assets of the company;

(iii)	paying out or transferring any money or other assets of the company;

(j)	an order determining and enforcing the duty or liability of any past or present director, officer, receiver, receiver manager, liquidator, shareholder or beneficial owner of shares of the company

(i)	to the company, or

(ii)	for an obligation of the company;

(k)

an order that there be an examination into the conduct of any person who has taken part in the formation or promotion of the company, or of any past or present director, officer, receiver, receiver manager, liquidator, shareholder or beneficial owner of shares of the company, if it appears that that person has misapplied, retained or become liable or accountable for any property, rights or interests of, or has been guilty of any breach of trust in relation to, the company;

(I)

an order that a person referred to in paragraph (k) of this subsection do one or both of the following, whether or not the conduct complained of is conduct for which the person may be liable to prosecution:

(i)

repay or restore all or any part of the property, rights and interests that the person misapplied or retained, or for which the person is liable or accountable, with interest at the rate the court considers appropriate;

(ii)	contribute the sum that the court considers appropriate to the assets of the company by way of compensation for the conduct complained of;

(m)	an order

(i)	approving the payment, satisfaction or compromise of any or all of the liabilities of the company and the retention of assets for that purpose, or

(ii)	determining the adequacy of provisions for the payment or discharge of the liabilities of the company;

(n)	an order permitting the disposal or destruction of

(i)	records of the company, or

(ii)	records retained by the liquidator under section 333 (1);

(o)	an order giving directions on any matter arising in a liquidation;

(p)	an order to confirm, reverse or modify any act or decision of a liquidator;

(q)	if it appears to the court that a liquidator has not faithfully performed the liquidator’s duties, an order requiring that whatever action the court considers appropriate be taken;

(r)	despite any other provision of this Part, an order imposing restrictions on the rights, powers and duties of a liquidator, either generally or with respect to certain matters;

(s)	an order discharging, on terms and conditions the court considers appropriate, a liquidator who has resigned or has been removed as liquidator;

(t)

subject to the obligation of the liquidator under section 330 (m) to pay or provide for the company’s liabilities and the costs, charges and expenses incurred in the liquidation, an order approving any proposed interim or final distribution in money or other assets to shareholders;

(u)	an order respecting liabilities due to creditors of the company, or money or other assets due to shareholders of the company, whose whereabouts are unknown;

(v)	an order, on the terms and conditions the court considers appropriate, continuing, or staying or discontinuing, the liquidation;

(w)

if an order is made staying or discontinuing the liquidation under paragraph (v) of this subsection, an order that the liquidator restore to the company all of the company’s remaining property, rights and interests.

(4)	If an order is made under subsection (3) (v), the liquidator must file with the registrar a copy of the entered order promptly after the making of the order.

Remuneration of liquidator appointed by court

326	The court must set the remuneration of any liquidator it appoints.

Division 5 — Liquidators

Qualifications of liquidators

327 (1)

A person not qualified to act as a receiver or receiver manager under section 64 (2) of the Personal Property Security Act is not qualified to become or act as a liquidator, except that, with the consent in writing of all the shareholders of a company, a person referred to in section 64 (2) (e) of the Personal Property Security Act who is licensed as a trustee under the Bankruptcy and Insolvency Act (Canada) is qualified to become and act as a liquidator for the company.

(2)	A person who has been appointed as a liquidator under this Act and who is not, or who ceases to be, qualified to act as a liquidator must,

(a)	in a voluntary liquidation under Division 3, promptly resign as liquidator, or

(b)	in a liquidation by court order under this Act, seek directions from the court on notice to the person on whose application the liquidator was appointed.

Validity of acts of liquidators

328	No act of a person who is appointed as a liquidator under this Act is invalid merely because of a defect in the liquidator’s appointment or qualifications.

Filing of notices

329 (1)	A liquidator appointed under this Act must file with the registrar,

(a)

within 10 days after the commencement of the liquidation, if the liquidator’s appointment is not reflected in a statement of intent to liquidate filed with the registrar under section 321, a notice of appointment of liquidator in the form established by the registrar,

(b)	in the case of a liquidator who is appointed after the commencement of the liquidation, promptly after being appointed, a notice of appointment of liquidator in the form established by the registrar,

(c)

within 7 days after any change in the mailing address or delivery address of the liquidator or the liquidation records office, a notice of change of address of liquidator in the form established by the registrar, and

(d)	within 7 days after resigning, being removed as liquidator or ceasing to act for any other reason, a notice of ceasing to act as liquidator in the form established by the registrar.

(2)	A notice of appointment of liquidator filed with the registrar under subsection (1) (a) or (b) of this section must include

(a)	the full name, the mailing address and the delivery address of the liquidator, and

(b)	the mailing address and the delivery address of the liquidation records office.

Duties of liquidators

330	A liquidator must

(a)	promptly after the commencement of the liquidation, comply with section 331,

(b)	take into the liquidator’s custody or control the property, rights and interests of the company, including, without limitation,

(i)	the records that the company is required to keep under section 42, and

(ii)	the other records of the company,

(c)	ensure that the records referred to in paragraph (b) (i) of this subsection are maintained and made available in accordance with Division 5 of Part 2,

(c.01)	if the company is a private company within the meaning of section 119.1, ensure that the company’s transparency register is maintained and made available in accordance with Part 4.1,

(c.1)

without limiting paragraph (c) or (c.01 ), if the records that the company is required to keep at its records office have been physically transferred to a new location, promptly after that change occurs, file with the registrar a notice of change of address, in the form established by the registrar, to transfer the location of the records office to that new location, and section 35 (3) applies,

(d)	subject to this Part, use the liquidator’s own discretion in realizing the assets of the company or distributing those assets among the creditors and shareholders of the company,

(e)	keep proper records of all matters relating to the liquidation, including accounts of the money of the company received and paid out by the liquidator,

(f)	include, on each invoice, order for goods and business letter issued by or on behalf of the liquidator or on which the name of the company appears, a statement that the company is in liquidation,

(g)	use the designation of liquidator of the company on any record issued by or on behalf of the liquidator in relation to the company and on which the name of the liquidator appears,

(h)

until money held by the liquidator is required for distribution to creditors and shareholders, invest that money as permitted under the provisions of the Trustee Act respecting the investment of trust property by a trustee, or place that money on deposit in an interest bearing account with any savings institution, and add to the assets of the company any dividends or interest received from that money,

(i)	if at any time the liquidator determines that the company is unable to pay or provide for the discharge of its liabilities, promptly apply to the court to

(i)	stay any proceedings taken under this Part, and

(ii)	seek directions,

(j)

if the business of the company is carried on under section 334 (1) (c) (iii) or 340 (2), produce at least once in every 12 month period after the liquidator’s appointment, or more or less often as the court may order, financial statements of the company in the form required by the court or, if and to the extent that there are no court requirements, financial statements considered by the liquidator to be appropriate,

(k)

annually, within 2 months after each anniversary of the date of the recognition of the company, file with the registrar, instead of an annual report for the company under section 51, a liquidation report in the form established by the registrar containing information that is current to the most recent anniversary,

(l)	dispose of the assets of the company, other than assets that are to be distributed in kind to the company’s shareholders, and pay or make provision for all of the company’s liabilities, and

(m)

after publishing and sending the notices required under section 331, and after paying or providing for, in the manner contemplated by this Part, all of the company’s liabilities, including the remuneration, if any, of the liquidator and all of the other costs, charges and expenses properly incurred and to be incurred in relation to the liquidation, distribute the company’s remaining assets, either in money or in kind, among the company’s shareholders according to their rights and interests in the company.

Notice to creditors

331 (1)	A liquidator must

(a)	publish a notice that complies with subsection (2) in

(i)	the Gazette, and

(ii)	a newspaper that is distributed generally in the place where the company has its registered office, and

(b)	promptly after that, send a notice that complies with subsection (3) to the last known address of each creditor known to the liquidator.

(2)	The notice published under subsection (1) (a) must disclose that the company is in liquidation and must require

(a)	any person indebted to the company to render an account of the amount owing and to pay that amount to the liquidator at the time and place specified by the notice,

(b)	any person having custody or control of any property, rights or interests of the company to

(i)	notify the liquidator of that custody or control in the manner and at the time and place specified by the notice, and

(ii)

deliver the property, rights or interests to the liquidator, or provide control to the liquidator over the property, rights or interests, in the manner and at the time and place specified or to be specified by the liquidator, and

(c)	any person having a claim against the company to provide particulars of the claim in writing to the liquidator within 2 months after the date of publication of the notice in the Gazette.

(3)	Each notice sent under subsection (1) (b) must disclose that the company is in liquidation and must include

(a)

a statement that the liquidator will, on request and without charge, send to the person to whom the notice is sent, a list of all of the company’s known creditors and the amounts that the liquidator has accepted as the amounts that are owed by the company to each of those creditors,

(b)	a statement of the amount, if any, that the liquidator, in good faith, accepts is owing by the company to the person to whom the notice is sent,

(c)	the date on which the notice referred to in subsection (1) (a) (i) was published in the Gazette, and

(d)

a statement that the person to whom the notice is sent may not pursue any claim for any money owed by the company that is in excess of the amount referred to in paragraph (b) of this subsection unless, within 4 months after the date on which the notice referred to in subsection (1) (a) (i) was published in the Gazette, that person

(i)	satisfies the liquidator that a greater amount is owing, or

(ii)	disputes the amount referred to in paragraph (b) of this subsection in accordance with section 332 (2) (a) (ii) or otherwise satisfies the court that a greater amount is owing.

(4)

If, within 2 months after the date on which the notice referred to in subsection (1) (a) (i) of this section was published in the Gazette, the liquidator receives written notice of a person’s claim against the company or otherwise becomes aware of a claim in respect of which the liquidator has not sent a notice under subsection (1) (b), the liquidator must promptly send to the creditor a notice that complies with subsection (3).

Limitations on claimants

332 (1)	A person must not, before or after the dissolution of a company that is in liquidation, claim against the company or against its liquidator unless

(a)	the liquidator sends a notice to that person under section 331 (1) (b) or (4),

(b)

the person, within 2 months after the date on which the notice referred to in section 331 (1) (a) (i) was published in the Gazette, provides written notice to the liquidator of the person’s claim against the company, and the liquidator refuses or neglects to send to the person a notice in accordance with section 331 (4),

(c)

the liquidator knows or ought to know that the person is a person to whom a notice ought to have been sent under section 331 (1) (b) or (4) and the liquidator refuses or neglects to send the person that notice, or

(d)	the court orders otherwise.

(2)

A person to whom the liquidator sends a notice under section 331 (1) (b) or (4) must not, before or after the dissolution of the company in liquidation, claim against the company or its liquidator an amount greater than the amount specified by the notice unless

(a)	within 4 months after the date on which the notice referred to in section 331 (1) (a) (i) was published in the Gazette,

(i)	the person satisfies the liquidator that a greater amount is owing, or

(ii)	the person brings a legal proceeding to dispute the specified amount, or

(b)	the court orders otherwise.

Liquidation records office

333 (1)	A liquidator of a company must establish a liquidation records office at which the liquidator must retain the following records:

(a)

a copy of any entered court order, and of any other order or decision made in a legal proceeding, that affects the liquidation or dissolution or the liquidator in the liquidator’s capacity as liquidator of the company;

(b)	a copy of any notice or report filed with the registrar in relation to the company under section 329 (1) or 330 (k);

(c)	all of the financial statements, if any, produced in relation to the company under section 330 (j);

(d)	a copy of each notice sent by the liquidator in relation to the company under section 331 (1) (b) and (4);

(e)	all of the accounts prepared by the liquidator in relation to the company under sections 338 (1) and 341 (1) (a).

(2)	A liquidator must select as the liquidation records office an office in British Columbia that will permit access to be made to the records retained there during statutory business hours.

(3)

Subject to subsection (2) of this section, the liquidator’s office, the liquidation records office and the records office of the company being liquidated may, but need not, be located at the same place.

(4)	Sections 352 (2) to (4) and 353 apply in relation to the records retained by the liquidator under subsection (1) of this section.

Powers of liquidators

334 (1)	Subject to section 320 (1), if a liquidator is appointed under this Act,

(a)

the liquidator has the powers to manage or supervise the management of the business and affairs of the company that were, before the appointment, held by the directors and officers of the company, and the powers of the directors and officers cease, except so far as the liquidator approves the continuation of them,

(b)	the liquidator may exercise the powers of the company that are not required by this Act to be exercised by shareholders of the company, and

(c)	the liquidator may, without limiting paragraphs (a) and (b) of this subsection,

(i)	retain lawyers, accountants, engineers, appraisers and other professional advisers,

(ii)	bring, defend or take part in any legal proceeding in the name of and on behalf of the company,

(iii)	carry on the business of the company if and to the extent that the liquidator considers it necessary or advisable to do so for the liquidation,

(iv)	sell by public auction or private sale any assets of the company,

(v)	do all acts and sign any records in the name of and on behalf of the company,

(vi)	borrow money on the security of the assets of the company,

(vii)	settle or compromise any claims by or against the company,

(viii)	do all other things necessary for the liquidation and distribution of the company’s assets, and

(ix)

change one or both of the mailing address and delivery address of one or both of the company’s registered office and records office by filing with the registrar a notice of change of address in the form established by the registrar, and section 35 (3) applies.

(2)	A liquidator has the powers referred to in subsection (1) from the commencement of the liquidation until

(a)	the liquidation is stayed or discontinued, or

(b)	in the case of a liquidation conducted under Division 3,

(i)	the liquidation is stayed or discontinued, or

(ii)	the statement of intent to liquidate is withdrawn under section 323 (1).

Recovery of property by liquidators

335 (1)

A past or present director, receiver, receiver manager, officer, employee, banker, auditor, shareholder, beneficial owner of shares or agent of a company that is in liquidation or of any of its affiliates must, on the request of a liquidator for the company,

(a)

provide full disclosure, to the best of that person’s knowledge and belief, of all of the property, rights and interests of the company or disposed of by the company, including how, to whom, for what consideration and when the company disposed of any part of the property, rights and interests, except any part disposed of in the ordinary course of business of the company, and

(b)	deliver to the liquidator, or as the liquidator directs, all of the property, rights and interests of the company that are in that person’s custody or control.

(2)

If a liquidator believes that a person has property, rights or interests of the company in that person’s custody or control, or that a person has concealed, withheld or misappropriated property, rights or interests of the company, the liquidator may apply to the court for an order requiring the person to

(a)	restore the property, rights or interests to the company or pay to the liquidator compensation in respect of the concealment, withholding or misappropriation of the property, rights or interests, or

(b)	appear before the court to be examined at the time and place designated in the order.

(3)

The court may make any order it considers appropriate, including an order that a person restore to the liquidator property, rights or interests, or pay to the liquidator compensation in respect of property, rights or interests,

(a)	on an application under subsection (2), or

(b)	if an examination is ordered under subsection (2) (b) and that examination discloses that

(i)	the person has property, rights or interests of the company in that person’s custody or control, or

(ii)	the person has concealed, withheld or misappropriated property, rights or interests of the company.

Right to distribution in money

336 (1)	Without limiting any other rights, powers or duties of a liquidator, a liquidator for a company may

(a)	exchange all or substantially all of the assets of the company for securities of another corporation that are to be distributed to the shareholders of the company, or

(b)	distribute all or any of the assets of the company to the shareholders in kind.

(2)

If, in the course of the liquidation of a company, the liquidator proposes to make an exchange or distribution referred to in subsection (1), a shareholder may apply to the court for an order requiring the distribution of the assets of the company to be in money.

(3)	On an application under subsection (2), the court may make any order it considers appropriate, including an order that

(a)	all the assets of the company be converted into and distributed in money, or

(b)	the claim of any shareholder applying under this section be satisfied by a distribution in money.

(4)

On or after the making of an order under subsection (3) (b), the court may, on the application of the liquidator or the shareholder, determine the amount of money to which the shareholder is entitled in respect of the shareholder’s claim.

Provision for unpaid debts and undelivered assets

337 (1)	In this section, “administrator” has the same meaning as in the Unclaimed Property Act.

(1.1)

If the whereabouts of a creditor of a company is unknown, the liquidator of the company must, before making the distribution required by section 330 (m), make payment, in accordance with subsection (2) of this section, of the amount of the liability that the liquidator has, in good faith, determined is due to that creditor.

(2)	The liquidator referred to in subsection (1.1) must, after making reasonable efforts to determine the whereabouts of the creditor,

(a)	pay, in accordance with an order of the court under section 325 (3) (u), the amount of the liability that the liquidator has, in good faith, determined is due to the creditor, or

(b)

if no order has been made under section 325 (3) (u) and the liability has remained unpaid for at least 6 months after the date it became payable, pay the amount of the liability to the administrator, and include a statement showing,

(i)	to the fullest extent known to the liquidator, the name of the creditor, and

(ii)	the last known address of the creditor.

(3)	If the whereabouts of a shareholder of a company is unknown, the liquidator of the company must, before making the distribution required by section 330 (m),

(a)	make payment, in accordance with subsection (4) of this section, of the money that the liquidator has, in good faith, determined is due to that shareholder, or

(b)	deliver, in accordance with subsection (4), any other assets that the liquidator has, in good faith, determined are due to that shareholder.

(4)	The liquidator referred to in subsection (3) must, after making reasonable efforts to determine the whereabouts of the shareholder,

(a)	pay or deliver, in accordance with an order of the court under section 325 (3) (u), the money or other assets that the liquidator has, in good faith, determined are due to the shareholder, or

(b)

if no order has been made under section 325 (3) (u) and the money or other assets have remained unclaimed or undistributed for at least 6 months after the date the money or assets became payable or deliverable, pay the money or deliver the assets to the administrator, and include a statement showing,

(i)	to the fullest extent known to the liquidator, the name of the shareholder, and

(ii)	the last known address of the shareholder.

(5)	The administrator must, after receipt of the money or other assets referred to in this section, send a receipt to the liquidator.

(6)	A liquidator who has complied with subsection (2) (a) or (4) (a) or who has been sent a receipt under subsection (5) is discharged from

(a)	any liability for the money or other assets so paid or delivered, and

(b)	any claims in respect of the money or other assets so paid or delivered that might be made by or on behalf of the persons entitled to the money or other assets.

(7)

The administrator may realize any assets delivered to the administrator under this section and any money received or realized under this section is deemed to be an unclaimed money deposit under the Unclaimed Property Act.

Obligation to prepare accounts

338 (1)

A liquidator must prepare accounts of the liquidation showing how it has been conducted and how the assets of the company have been disposed of, including accounting for the income, payments to creditors, provision for creditors and distributions to shareholders in the period covered by the account,

(a)

once in every 12 month period after the liquidator’s appointment, but at least one accounting must be made before effecting payment of or making provision for the liabilities referred to in section 330 (m),

(b)	promptly after effecting payment of or making provision for the liabilities referred to in section 330 (m) but before making the distribution to shareholders required by that section, and

(c)

at any other times ordered by the court or, in the case of a liquidation under Division 3, at any other times ordered by the court and at any other times that the shareholders may, by an ordinary resolution, direct.

(2)	The accounts prepared under subsection (1) of this section must be deposited in the liquidation records office promptly after their preparation.

Limitations on liability

339

A liquidator is not liable in respect of any act done in the administration of the affairs of the company or otherwise done by that person in the person’s capacity as liquidator if, in doing the act, the liquidator relies, in good faith, on

(a)

financial statements of the company represented to the liquidator by a director or officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company,

(b)	a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person,

(c)	a statement of fact represented to the liquidator by a director or officer of the company to be correct, or

(d)	any record, information or representation that the court considers provides reasonable grounds for the actions of the liquidator, whether or not

(i)	the record was forged, fraudulently made or inaccurate, or

(ii)	the information or representation was fraudulently made or inaccurate.

Division 6 — Corporate Status before Dissolution

Capacity of companies in liquidation

340 (1)	Subject to subsection (2), until a company in liquidation is dissolved, the corporate status and the powers and capacity of the company continue.

(2)

A company in liquidation must, from the commencement of the liquidation, refrain from carrying on its business except to the extent that the liquidator considers necessary or advisable for the liquidation.

Division 7 — Proceedings for Dissolution

Completion of liquidation

341 (1)	Within 3 months after making the distribution to shareholders required by section 330 (m), a liquidator must

(a)	prepare the final accounts of the liquidation showing how it has been conducted and how the assets of the company have been disposed of,

(b)	deposit those final accounts in the liquidation records office, and

(c)	send to each shareholder of the company a notice

(i)	setting out the mailing address and the delivery address of the liquidation records office,

(ii)	stating that the final accounts have been prepared and deposited in the liquidation records office,

(iii)	stating that the final accounts will be open for inspection at the liquidation records office during statutory business hours for a period of at least 3 months after the date of the notice, and

(iv)	stating that a shareholder of the company is entitled, on making a request within the 3 month period and without charge, to receive a copy of the final accounts from the liquidator.

(2)

A liquidator must ensure that the final accounts referred to in subsection (1) (a) of this section are retained at the liquidation records office for at least 3 months after the date of the notice and must, without charge,

(a)	permit each shareholder to inspect the final accounts during statutory business hours within the 3 month period, and

(b)	send, to each shareholder who requests it within the 3 month period, promptly after the liquidator’s receipt of the request, a copy of the final accounts.

(3)	The liquidator must not apply for dissolution of the company under section 343 until the expiry of the 3 month period referred to in subsection (2) of this section.

Court approval of dissolution in court ordered liquidations

342 (1)

In addition to complying with the obligations imposed under section 341, a liquidator appointed by the court must, before applying for dissolution of the company, obtain an order of the court approving that dissolution.

(2)	An application to court under subsection (1) of this section for an order approving a dissolution must include the final accounts of the liquidation prepared under section 341 (1) (a).

(3)	On an application for an order under subsection (1) of this section, the court may make any order it considers appropriate and may, without limiting this, make an order

(a)	approving the dissolution,

(b)	respecting the custody or disposal of records referred to in section 351 (1) (a), and

(c)

that the liquidator be discharged effective on the dissolution of the company, or at any other time ordered by the court, and, if the liquidator is discharged under this paragraph, section 350 (3) and (4) applies.

Application for dissolution

343 (1)

Promptly after expiry of the 3 month period referred to in section 341 (2), and, in the case of a liquidator appointed by the court, after complying with section 342, the liquidator must file with the registrar an application for dissolution, in the form established by the registrar, containing a statement of the liquidator that

(a)	the final accounts referred to in section 341 (1) (a) have been prepared and have been deposited in the liquidation records office, and

(b)	in the case of a liquidator appointed by the court, a copy of the entered order referred to in section 342 (3) (a) has been deposited in the liquidation records office.

(2)	Subject to section 323 (1), unless the date of dissolution is deferred under subsection (3) of this section, a company for which a liquidator had been appointed is dissolved,

(a)

if the appointment of the liquidator was made by the court, on the date and time that the application for dissolution is filed with the registrar or, subject to section 410, if the application for dissolution specifies a date, or a date and time, on which the dissolution is to take effect that is later than the date and time on which the application for dissolution is filed with the registrar, on the specified date and time or, if no time is specified, at the beginning of the specified date, or

(b)	in any other case, on the beginning of the day that is one month after the date on which the application for dissolution is filed with the registrar.

(3)	Subject to subsection (4) of this section, on the application of the liquidator or any person mentioned in section 324 (1), the court may make an order

(a)	deferring the date of dissolution to a new date, or

(b)	deferring the dissolution generally until a new application for dissolution is filed.

(4)	No order made under subsection (3) of this section is effective unless a copy of that entered order is filed with the registrar before the company is dissolved.

(5)	If an order is made under subsection (3) (a) and is filed with the registrar before the company is dissolved, the company is dissolved on the beginning of the new date specified by that order.

Division 8 — Effect of Dissolution

Effect of dissolution

344 (1)	Subject to sections 346 and 347, when a company is dissolved under this Part or under section 422 or 423, the company ceases to exist for any purpose.

(2)	If, when a company is dissolved, the company has an asset that has not yet been distributed, the asset vests in the government unless

(a)	the asset is one in which the company is a joint tenant, in which case the asset vests in the other joint tenant on dissolution, or

(b)	the asset is land located in British Columbia, in which case the asset is, subject to paragraph (a) of this subsection, deemed to escheat to the government under section 4 of the Escheat Act.

Certificates of dissolution

345	After a company is dissolved under this Part, the registrar must

(a)	issue a certificate of dissolution showing the date and time on which the company is dissolved,

(b)	furnish a copy of the certificate of dissolution to each liquidator for the company or, if there is no liquidator for the company, furnish a copy of the certificate of dissolution to

(i)	the person who, under section 351, is required to retain the records of the company, and

(ii)	the person who submitted the application for dissolution on behalf of the company, and

(c)	publish in the prescribed manner a notice that the company has been dissolved.

Dissolved companies deemed to continue for litigation purposes

346 (1)	Despite the dissolution of a company under this Act,

(a)	a legal proceeding commenced by or against the company before its dissolution may be continued as if the company had not been dissolved, and

(b)	a legal proceeding may be brought against the company within 2 years after its dissolution as if the company had not been dissolved.

(2)	Unless the court orders otherwise, records related to a legal proceeding referred to in subsection (1) may be

(a)	delivered to the company at its address for delivery in the legal proceeding, or

(b)	if the company does not have an address for delivery in the legal proceeding, served on the company

(i)	by personal service of those records on any individual who was a director or senior officer of the company immediately before the company was dissolved, or

(ii)	in the manner ordered by the court.

Liabilities survive

347

Subject to sections 348 (2) and (4) and 350 (3), the liability of each director, officer, shareholder and liquidator of a company that is dissolved continues and may be enforced as if the company had not been dissolved.

Liability of shareholders of dissolved companies

348 (1)

If it appears to the court in a legal proceeding referred to in section 346 (1) that some or all of a company’s assets were distributed, in anticipation of, during or as a result of the company’s liquidation or dissolution, to one or more persons who were shareholders of the company, the court may, subject to subsections (2) and (4) of this section,

(a)	add those persons as parties to the legal proceeding,

(b)	determine, for each of those parties, the amount for which that party is liable and the amount that that party must contribute towards satisfaction of the plaintiff’s claim, and

(c)	direct payment of the amounts so determined.

(2)	A shareholder is not liable under subsection (1) unless the shareholder is added as a party within 2 years after the date on which the company is dissolved.

(3)

If a judgment is obtained in a legal proceeding against a dissolved company before or after its dissolution and it appears that some or all of the company’s assets were distributed, in anticipation of, during or as a result of the company’s liquidation or dissolution, to a person who was a shareholder of the company,

(a)

the judgment creditor may, within 2 years after the date on which the company is dissolved, bring a legal proceeding against the shareholder to enforce the liability referred to in paragraph (b) of this subsection, and

(b)	the shareholder is liable to the judgment creditor if the court is satisfied that

(i)	the person was a shareholder of the company at the time of the distribution,

(ii)	some or all of the company’s assets were distributed to the shareholder in anticipation of, during or as a result of the company’s liquidation or dissolution,

(iii)

the shareholder has had an opportunity to raise any reasonable defences to the judgment creditor’s claim against the company that were not considered in a trial or summary trial in the legal proceeding in which judgment against the company was obtained, and

(iv)	the amount is justly due and owing by the company to the judgment creditor.

(4)

The liability of a shareholder under subsection (1) or (3) continues despite the dissolution of the company but is limited to the value that the assets received by the shareholder on that distribution had on the date of that distribution.

Dissolved company’s assets available to judgment creditors

349 (1)

In this section, “dissolved company’s assets” means, in respect of a company that has been dissolved, the assets, other than land in British Columbia, that were owned by it before its dissolution, that vested in the government and that were received by the government, and includes

(a)	money, and

(b)	any money realized by the government from the disposition of those assets.

(2)

If a judgment is obtained in a legal proceeding against a dissolved company before or after its dissolution, the person who obtained the judgment may, within 2 years after the date on which the company is dissolved, apply to the minister for recovery against the dissolved company’s assets.

(3)

If the minister is satisfied that the applicant under subsection (2) is entitled to recover some or all of the dissolved company’s assets in satisfaction of a judgment referred to in that subsection, the minister may,

(a)	if the dissolved company’s assets have not yet been disposed of, provide those assets to the sheriff who may realize on those assets in accordance with the Court Order Enforcement Act, or

(b)	in any other case, pay out of the consolidated revenue fund, without an appropriation other than this section, the lesser of

(i)	the amount of money that the applicant is entitled to recover out of the dissolved company’s assets, and

(ii)	the amount of money realized by the government from the disposition of those assets less the government’s costs of obtaining, maintaining and disposing of those assets.

(4)

If assets are provided to the sheriff under subsection (3) (a), the sheriff must apply the money realized from the disposition of those assets firstly in payment of the government’s costs of obtaining, maintaining and disposing of those assets, and secondly in accordance with the scheme for payment under the Court Order Enforcement Act.

Division 9 — Discharge of Liquidators of Dissolved Companies

Discharge of liquidator by court order

350 (1)	After a company has been dissolved, a liquidator for the company who has not been discharged under section 342 (3) (c) may make application to the court to be discharged as liquidator.

(2)	An application under subsection (1) of this section must include the final accounts of the liquidation prepared under section 341 (1) (a).

(3)

Subject to subsection (4) of this section, an order of the court discharging a liquidator of a company under this section discharges the liquidator from all liability in respect of any act done or default made by the liquidator in the administration of the affairs of the company or otherwise done by that person in the person’s capacity as liquidator of the company.

(4)	An order discharging a liquidator under this section

(a)	does not, except to the extent that the order expressly provides otherwise, relieve the liquidator from any obligation imposed on the liquidator by section 351, and

(b)	may be revoked on proof that it was obtained by fraud, or by suppression or concealment of any material fact.

Division 10 — Records of Dissolved Companies

Custody of records

351 (1)	In this section, “dissolved company’s records” means, in relation to a company that is dissolved under this Act,

(a)	if a liquidator was appointed for the company,

(i)	the records that the company was required to keep under section 42,

(i.1)	if the company was a private company within the meaning of section 119.1, the company’s transparency register, and

(ii)	the records referred to in section 333 (1), and

(b)

in any other case, the records that the company was, immediately before its dissolution, required to keep under section 42 and, if the company was a private company within the meaning of section 119.1, the company’s transparency register.

(2)

The following person must, for the prescribed period or until the expiration of any shorter period that may be ordered by the court, retain in British Columbia and produce, in accordance with this Division, a dissolved company’s records:

(a)	subject to paragraph (c) of this subsection, if a liquidator was not appointed for the company,

(i)	the person who was shown in the application for dissolution as having custody of those records, or

(ii)	if there was no application for dissolution, the person who had custody of the records at the time of dissolution;

(b)	subject to paragraph (c), if one or more liquidators were appointed for the company, the liquidator who was shown in the application for dissolution as having custody of those records;

(c)	any other person ordered by the court.

(3)	The person who is required under subsection (2) to retain and produce a dissolved company’s records must promptly file the following records with the registrar as applicable:

(a)	[Repealed 2004-62-25.]

(b)

if the location of the dissolved company’s records changes, a notice of change respecting dissolved company’s records, in the form established by the registrar, setting out the new location of those records;

(c)

if, as a result of a court order under subsection (2) (c), the identity of the person having custody of the dissolved company’s records changes, a notice of change respecting dissolved company’s records in the form established by the registrar and a copy of the entered order by which that change is effected;

(d)

if the period within which the dissolved company’s records must be retained is reduced under subsection (2), a notice of change respecting dissolved company’s records in the form established by the registrar and a copy of the entered order by which that reduction is effected.

(4)	The dissolved company’s records must be retained in a prescribed form.

Entitlement to inspect records of dissolved companies

352 (1)

Subject to subsection (4), the person who, under section 351, is required to retain and produce the records of a dissolved company that the company was required to keep under section 42 must, if and to the extent requested to do so by a person who was, before the dissolution, entitled to inspect any of those records, and on payment of the fee, if any, set for that purpose by the person who is required to retain and produce the records, which fee must not exceed the prescribed fee,

(a)	allow the requesting person to inspect that record during statutory business hours, and

(b)	promptly provide to that person, in accordance with subsection (3) of this section, a copy of that record.

(1.1)

Subject to subsection (4), in the case of a private company within the meaning of section 119.1 that is dissolved under this Act, the person who, under section 351, is required to retain and produce the company’s transparency register must, if and to the extent requested to do so by a person who was, before the dissolution, entitled to inspect the transparency register,

(a)	allow the requesting person to inspect the transparency register during statutory business hours, and

(b)

promptly provide to the requesting person, in accordance with subsection (3) of this section, a copy of the transparency register on payment of the copying fee, if any, set by the person who is required to retain and produce the transparency register, which fee must not exceed the prescribed fee.

(2)

Subject to subsection (4), the person who is, under section 351, required to retain and produce the records referred to in section 333 (1) must, if and to the extent requested to do so by any person, and on payment of the fee, if any, set for that purpose by the person who is required to retain and produce the records, which fee must not exceed the prescribed fee,

(a)	allow the requesting person to inspect any of those records during statutory business hours, and

(b)	promptly provide to that person, in accordance with subsection (3) of this section, a copy of any of those records.

(3)	A copy of a record referred to in subsection (1) (b), (1.1) (b) or (2) (b) must be provided in the manner agreed by the parties or, in the absence of such an agreement,

(a)	must, if the person seeking to obtain the copy so requests, be provided by mailing it to that person, or

(b)	may, in any other case, be provided to that person by making it available for pick-up at the office at which the record is kept.

(4)

The person who is required to retain and produce the records referred to in subsection (1), (1.1) or (2) may impose restrictions on the times during which a person may, under this section, inspect those records, but those restrictions must permit inspection of those records during the times set out in the regulations.

Remedies on denial of access to or copies of records of dissolved companies

353

Section 50 applies if a person who is entitled to inspect or receive a copy of a record referred to in this Division is not given access to or provided with a copy of that record, and, for that purpose, a reference in section 50 to a company is deemed to be a reference to the person who, under section 351 (2), is required to retain and produce the records of the dissolved company.

Division 11 — Restoration and Reinstatement

Definitions and interpretation

354 (1)	In this Division:

“full restoration” means a restoration of a company that is not a limited restoration;

“limited restoration” means a restoration of a company that is for a limited period under section 359 (1) or 361 (1).

(2)	In this Division, a person is related

(a)	to a company that has been dissolved, if

(i)	the person was, at the time of the dissolution, a director, officer or shareholder of the company,

(ii)	the person is the heir or personal or other legal representative of a person who was, at the time of the dissolution, a shareholder of the company, or

(iii)

in the case of an application under section 360 (2) (a) or 361 (2) (a), the person is a person referred to in subparagraph (i) or (ii), as the case may be, or is ordered by the court to be an appropriate person to make the application, or

(b)

to a foreign entity that has had its registration as an extraprovincial company cancelled, if, at the time an application is made under this Division for the reinstatement of that registration, the person is,

(i)	in the case of a limited liability company, the limited liability company or a manager or member of the limited liability company, or

(ii)	in the case of any other foreign entity, the foreign entity or a director, officer or shareholder of the foreign entity.

Pre-requisites to application

355 (1)	If, for any reason, a company has been dissolved, an application for restoration under this Division may be made,

(a)	in the case of an application for the restoration of an unlimited liability company, to the court, or

(b)	in any other case, to the registrar or to the court.

(2)	Before submitting an application to the registrar for filing under section 356 or before making an application to the court under section 360, the applicant must

(a)	publish in the Gazette notice of the application,

(b)	mail notice of the application to the last addresses shown in the corporate register as

(i)	the address or mailing address, as the case may be, of the registered office of the company, and

(ii)	the address or prescribed address for each of the individuals who were the directors of the company at the time of the dissolution, and

(c)

reserve a name under section 22 for the company unless the company is to be restored with the name created by adding “B.C. Ltd.” or, if the company is a community contribution company, “B.C. Community Contribution Company Ltd.”, or, in the case of an unlimited liability company, “B.C. Unlimited Liability Company” after the incorporation number of the company.

Applications to the registrar for restoration

356 (1)	A person may apply to the registrar to restore a company.

(2)	An application may be made under subsection (1)

(a)	for a full restoration, by a related person, or

(b)	for a limited restoration, by any person.

(2.1)

In respect of applications to the registrar under subsection (1) for limited restorations, the registrar may establish the maximum period of restoration that may be specified in a statement referred to in section 357 (f).

(3)	In order to apply for restoration under this section, an applicant must provide to the registrar the records and information the registrar may require and must submit to the registrar for filing

(a)	a restoration application in the form established by the registrar, and

(b)	any other records the registrar may require.

(4)	An application to the registrar under subsection (1)

(a)	must, if the dissolution of the company occurred before the coming into force of this Act, be made within 10 years after the dissolution, or

(b)	may, in any other case, be made at any time.

Contents of application to the registrar for restoration

357	A restoration application under section 356 must contain the following:

(a)	the date on which the notice required under section 355 (2) (a) was published in the Gazette;

(b)	the latest date on which a notice required under section 355 (2) (b) was mailed in accordance with that provision;

(c)

the name reserved for the company and the reservation number given for it, or a statement that the name by which the company is to be restored is the name created by adding “B.C. Ltd.” or, if the company is a community contribution company, “B.C. Community Contribution Company Ltd.”, after the incorporation number of the company;

(d)	any translation of the company’s name, set out in the prescribed manner, that the company intends to use outside Canada;

(e)	if the application is for a full restoration of the company,

(i)	a statement that the applicant is related to the company and the nature of the person’s relationship with the company,

(ii)	the mailing address and the delivery address of the office proposed as the registered office of the restored company, and

(iii)

for the records office of the restored company, the mailing address and the delivery address of the office at which the dissolved company’s records, within the meaning of section 351, are being kept or, if those records are not available, a statement to that effect and the mailing address and the delivery address of the office proposed as the records office of the restored company;

(f)	if the application is for a limited restoration of the company, a statement specifying the proposed limited period of the restoration.

Registrar must restore

358 (1)

Subject to section 363, unless the court orders otherwise in an entered order of which a copy has been filed with the registrar, after a restoration application under section 356 is filed with the registrar, the registrar must, on any terms and conditions the registrar considers appropriate, restore the company.

(2)	Subject to section 368, unless the court orders otherwise, a restoration under subsection (1) of this section is without prejudice to the rights acquired by persons before the restoration.

Limited restoration by registrar

359 (1)

Subject to section 361 (2) and subsection (2) of this section, if a restoration under section 358 is for a limited period, the restored company is dissolved on the expiration of the limited period of restoration.

(2)	If a restoration under section 358 is a limited restoration, the registrar may, on an application filed with the registrar within the limited period of restoration,

(a)	if the application is made by a related person, convert the limited restoration into a full restoration, or

(b)

on an application made by any person, extend the period to any later date that the registrar considers appropriate, in which case the restored company is dissolved on the expiration of the extended period.

(3)	An applicant under subsection (2) (a) of this section must comply with sections 355 (2) (a) and (b), 356 (3) and 357 (a), (b) and (e).

(4)	After a company is dissolved under this section, the registrar must publish in the prescribed manner notice that the company has been dissolved.

Applications to the court for restoration

360 (1)	A person may apply to the court to restore a company.

(2)	An application may be made under subsection (1)

(a)	for a full restoration, by a related person, or

(b)	for a limited restoration, by any person.

(3)	An applicant must

(a)	provide to the registrar notice of the application and a copy of any record filed in the court registry in support of it, and

(b)	obtain the registrar’s consent to the restoration.

(4)	On an application under subsection (1), the applicant must provide to the court

(a)	the information required under section 357 or, in the case of an unlimited liability company,

(i)	the information required under section 357 (a), (b), (d), (e) and (f), and

(ii)

the name reserved for the company and the reservation number given for it, or a statement that the name by which the company is to be restored is the name created by adding “B.C. Unlimited Liability Company” after the incorporation number of the company,

(b)	the registrar’s consent to the restoration, including any terms and conditions that the registrar considers appropriate, and

(c)	any other information and records required by the court.

(5)

Subject to subsection (8), on an application under subsection (1), the court may, if it is satisfied that it is appropriate to restore the company, make an order, on the terms and conditions, if any, the court considers appropriate, that the company be restored.

(6)

Without limiting subsection (5), in an order made under that subsection, the court may give directions and make provisions it considers appropriate for placing the company and every other person in the same position, as nearly as may be, as if the company had not been dissolved.

(7)	Subject to section 368, unless the court orders otherwise, an order under subsection (5) of this section is without prejudice to the rights acquired by persons before the restoration.

(8)	An order under subsection (5) must reflect any terms and conditions referred to in subsection (4) (b).

Limited restoration by court

361 (1)

Subject to subsection (2), if a restoration ordered by the court under section 360 (5) is for a limited period, the restored company is dissolved on the expiration of the limited period of restoration.

(2)	If a restoration under section 358 or 360 (5) is a limited restoration, the court may, on an application made in accordance with this section within the limited period of restoration,

(a)	if the application is made by a related person, convert the limited restoration into a full restoration, or

(b)

on an application made by any person, extend the period to any later date that the court considers appropriate, in which case the restored company is dissolved on the expiration of the extended period.

(3)	An applicant under subsection (2) (a) of this section must

(a)	comply with section 355 (2) (a) and (b),

(b)	provide to the registrar notice of the application and a copy of any record filed in the court registry in support,

(c)	obtain the registrar’s consent to the conversion, and

(d)	provide to the court

(i)	the information required under section 357 (a), (b) and (e),

(ii)	the registrar’s consent to the conversion, including any terms and conditions that the registrar considers appropriate, and

(iii)	any other information and records required by the court.

(4)	After a company is dissolved under this section, the registrar must publish in the prescribed manner notice that the company has been dissolved.

Filing of restoration application with the registrar

362 (1)	Promptly after an order is made under section 360 or 361, the applicant must provide to the registrar the records and information the registrar may require and must file with the registrar

(a)

a restoration application in the form established by the registrar, containing a statement that a copy of an entered court order has been obtained under section 360 (5) or 361 (2) (a) or (b), as the case may be, and

(b)	any other records the registrar may require.

(2)

Unless the court orders otherwise in an entered order of which a copy has been filed with the registrar, the registrar, after a restoration application is filed with the registrar under subsection (1) (a) of this section, must do whichever of the following is applicable:

(a)	restore the company;

(b)	extend the restoration;

(c)	convert the limited restoration into a full restoration.

Restrictions on restoration

363	If a restoration is as a result of an application to the registrar under section 356, the registrar must not restore the company until 21 days after the later of

(a)	the date shown in the restoration application as the date on which notice of the application was published in the Gazette in accordance with section 355 (2) (a), and

(b)	the date shown in the restoration application as the latest date on which a notice of the application was mailed in accordance with section 355 (2) (b).

Effect of restoration of company

364 (1)

A company is restored under section 358 (1) or 362 (2) when the registrar alters the corporate register to reflect that restoration and, whether or not the requirements precedent and incidental to restoration have been complied with, a notation in the corporate register that a company has been restored is conclusive evidence for the purposes of this Act and for all other purposes that the company has been duly restored as of the date shown and the time, if any, shown in the corporate register.

(2)	Unless the court orders otherwise, if there is a full restoration of a company,

(a)

subject to section 366 (1), subsection (3) of this section and paragraph (b) of this subsection, the company is restored with the articles and with the notice of articles or memorandum, as the case may be, that it had immediately before its dissolution, but if the information included in the restoration application differs from the information contained in those articles or that notice of articles or memorandum, those articles or that notice of articles or memorandum is deemed, on the restoration, to be altered to reflect the new information, and

(b)

the mailing addresses and delivery addresses of the registered office and records office for the company are the mailing addresses and delivery addresses respectively shown for them on the restoration application.

(3)	Despite any other provision of this Division, sections 433 and 434 apply to a restored company if

(a)

the company was, immediately before its dissolution, a reporting company within the meaning of the Company Act, 1996, other than a reporting issuer, a reporting issuer equivalent or a company within a prescribed class of corporations, and was dissolved before the coming into force of this Act, or

(b)	the company was a pre-existing reporting company that had not, before its dissolution, complied with section 370 (1) (a) and (b) or 436 (1) (a) and (b).

(3.1)

Despite any other provision of this Division, section 442.1 applies to a restored company if the company was, immediately before its dissolution, a pre-existing company that had not, before its dissolution, complied with section 370 (1) (a) and (b) or 436 (1) (a) and (b).

(4)	A company that is restored is deemed to have continued in existence as if it had not been dissolved, and proceedings may be taken as might have been taken if the company had not been dissolved.

Reinstatement of registration of foreign entity as extraprovincial company

364.1 (1)

If the registration of a foreign entity as an extraprovincial company has been cancelled, a related person may apply to the registrar to reinstate the registration of a foreign entity as an extraprovincial company, but if the application is for reinstatement for a limited period, any person may make the application.

(2)	Before submitting an application to the registrar, the applicant must

(a)	publish in the Gazette notice of the application,

(b)

mail notice of the application to the last address shown in the corporate register as the address or mailing address, as the case may be, for an attorney for the extraprovincial company or, if none, to the address inside British Columbia that was the last address shown in the corporate register as the address or mailing address, as the case may be, for its head office, and

(c)	reserve a name or assumed name under section 22 or 26, as the case may be, for the foreign entity, unless the foreign entity is a federal corporation.

(3)

In order to apply for a reinstatement under this section, the applicant must provide to the registrar the records and information the registrar may require and must submit to the registrar for filing a reinstatement application in the form established by the registrar and any other records the registrar may require.

(4)	Subject to subsection (5), a reinstatement application must contain the following:

(a)	the date on which the notice required under subsection (2) (a) was published in the Gazette;

(b)	the date on which the notice required under subsection (2) (b) was mailed in accordance with that subsection;

(c)	the name or assumed name, as the case may be, reserved for the foreign entity and the reservation number given for it, or, in the case of a federal corporation, the name of that corporation;

(d)	a statement that the applicant is related to the foreign entity and the nature of the person’s relationship with the foreign entity;

(e)

the mailing address and the delivery address of the office proposed as the head office of the foreign entity after reinstatement of its registration as an extraprovincial company, whether or not that head office is in British Columbia;

(f)

for each of the attorneys, if any, that the foreign entity proposes to have after reinstatement of its registration as an extraprovincial company, a mailing address and a delivery address that comply with section 386 (3).

(5)	If the application is for reinstatement for a limited period, the reinstatement application must contain

(a)	the matters referred to in subsection (4) (a) to (c), and

(b)	a statement specifying the proposed limited period of the reinstatement.

(6)	The registrar may establish the maximum period of reinstatement that may be specified in a statement referred to in subsection (5) (b).

Registrar must reinstate

364.2 (1)

Subject to section 364.4 and unless the court orders otherwise in an entered order of which a copy has been filed with the registrar, after a reinstatement application under section 364.1 is filed with the registrar, the registrar must, on any terms and conditions the registrar considers appropriate, reinstate the registration of the foreign entity as an extraprovincial company with the same registration number the foreign entity had before its registration as an extraprovincial company was cancelled.

(2)	Unless the court orders otherwise, a reinstatement under subsection (1) is without prejudice to the rights acquired by persons before the reinstatement.

Limited reinstatement by registrar

364.3 (1)	If a reinstatement under section 364.2 is for a limited period, the following apply:

(a)	subject to paragraph (b), the reinstated registration of the foreign entity as an extra provincial company is cancelled on the expiration of the limited period of reinstatement;

(b)

on an application made by any person, the registrar may extend the period to any later date that the registrar considers appropriate, in which case the reinstated registration of the foreign entity as an extraprovincial company is cancelled on the expiration of the extended period.

(2)

After the registration of a foreign entity as an extraprovincial company is cancelled under this section, the registrar must publish in the prescribed manner notice that the registration has been cancelled.

Restrictions on reinstatement

364.4 (1)	The registrar must not reinstate the registration of the foreign entity as an extra provincial company until 21 days after the later of

(a)	the date shown in the reinstatement application as the date on which notice of the application was published in the Gazette in accordance with section 364.1 (2) (a), and

(b)	the date shown in the reinstatement application as the date on which the applicant mailed the notice of the application in accordance with section 364.1 (2) (b).

(2)

The registrar must not reinstate the registration of a foreign entity as an extra provincial company under the same application made under section 364.1 unless the reservation of the name or assumed name included in that reinstatement application remains in effect at the date of the reinstatement or, if the reservation has expired, a new reservation of that same name or assumed name has been applied for and approved by the registrar.

(3)	Subsection (2) does not apply to a federal corporation.

Effect of reinstatement of extraprovincial company

365 (1)

The registration of a foreign entity as an extraprovincial company is reinstated when the registrar alters the corporate register to reflect the reinstatement and, whether or not the requirements precedent and incidental to reinstatement have been complied with, a notation in the corporate register that the registration of the foreign entity as an extraprovincial company has been reinstated is conclusive evidence for the purposes of this Act and for all other purposes that the registration of the foreign entity as an extraprovincial company has been duly reinstated as of the date shown and the time, if any, shown in the corporate register.

(2)

The mailing addresses and the delivery addresses of the head office of the extraprovincial company, whether or not the head office is in British Columbia, and of the attorneys, if any, for the extraprovincial company are the mailing addresses and the delivery addresses respectively shown for them on the reinstatement application.

(2.1)

The name under which the extraprovincial company is reinstated is the name that is included in the reinstatement application if a reservation of that name remains in effect at the date of the reinstatement or, if the reservation has expired, a new reservation of that same name or assumed name has been applied for and approved by the registrar.

(3)

If a foreign entity has its registration as an extraprovincial company reinstated, the registration is deemed not to have been cancelled, and proceedings may be taken as might have been taken if that registration had not been cancelled.

Name on restoration

366 (1)	A company that is restored has as its name on its restoration,

(a)	the name shown for the company on the restoration application if a reservation of that name remains in effect at the date of the restoration, or

(b)

in any other case, the name created by adding “B.C. Ltd.” or, if the company is a community contribution company, “B.C. Community Contribution Company Ltd.”, or, in the case of an unlimited liability company, “B.C. Unlimited Liability Company” after the incorporation number of the company.

(2)	[Repealed 2008-39-22.]

Registrar’s duties after restoration or reinstatement

367 (1)

After the restoration of a company or the reinstatement of the registration of a foreign entity as an extraprovincial company under this Division, the extension or conversion under section 359 or 361 of a limited restoration, or the extension of a reinstatement under section 364.3 (1) (b), the registrar must

(a)	publish in the prescribed manner

(i)	notice of the restoration, reinstatement, extension or conversion, and

(ii)	notice of the date on which any limited period of restoration or reinstatement expires,

(b)	issue a certificate of restoration or reinstatement in accordance with subsection (2) of this section and furnish

(i)	the certificate to the company or extraprovincial company, as the case may be, and

(ii)	a copy of the certificate to the applicant,

(c)	if requested to do so, furnish a certified copy of the restoration application or reinstatement application to the company or extraprovincial company, and

(d)	if requested to do so, furnish to the company a certified copy of the notice of articles, if any.

(2)

A certificate of restoration must show the name of the company and the date and time of the restoration, or, in the case of a certificate of reinstatement, the name and any assumed name for the extraprovincial company and the date and time of the reinstatement, and,

(a)

in the case of a limited restoration or reinstatement or the extension of a limited restoration or reinstatement, include the date on which the limited period of restoration or reinstatement expires, or

(b)	in the case of a conversion of a limited restoration to a full restoration, include the date and time of the conversion.

Corporate assets to be returned to restored company

368 (1)	If money or other assets of a company vested in the government as a result of the dissolution of the company, on the restoration of the company,

(a)

any of the assets that vested in the government and that have not been disposed of by the government vest in the company without any deed, bill of sale or other record from the government or any action by the government, and

(b)	the government must, subject to subsections (3) to (5),

(i)	in the case of assets that remain in the government’s custody, return each of those assets to the company,

(ii)

in the case of assets that have been disposed of by the government, pay to the company, out of the consolidated revenue fund, the amount of money realized by the government from the disposition of those assets, and

(iii)	in the case of money vested in the government that has been received by the government, pay to the company, out of the consolidated revenue fund, the amount of that money.

(2)	A payment under subsection (1) (b) may be made without any appropriation other than this Act.

(3)	The government need not comply with subsection (1) (b) in relation to money or other assets paid or provided by the minister under section 349.

(4)	The government need not comply with subsection (1) (b) unless and until it has been reimbursed, out of the money or other assets or otherwise, for its costs of

(a)	obtaining, retaining, maintaining and disposing of the money and other assets, and

(b)	paying the money, and returning the other assets, in accordance with that subsection.

(5)

Subject to subsection (6), title to, or any interest in, land that has escheated to the government under section 4 of the Escheat Act is not, except as provided in section 4 of that Act, affected by a restoration of a company.

(6)	Title to, or any interest in, water system property that

(a)	has escheated to the government under section 4 of the Escheat Act, or

(b)	has vested in the government under this Act

is not, except as provided in section 4.1 of the Escheat Act, affected by a restoration of a company.

Division 12 — Post-restoration Transition for Pre-existing Companies

Definition

369	In this Division, “pre-existing company” means a pre-existing company, within the meaning of section 1 (1), that

(a)	had been dissolved,

(b)	has been restored by a full restoration within the meaning of Division 11, and

(c)	has not, before its dissolution or otherwise, complied with section 370 (1) (a) or 436 (1) (a).

Transition - restored pre-existing companies

370 (1)	A pre-existing company must do the following within 12 months after the date of its restoration:

(a)	file with the registrar a post-restoration transition application that complies with section 371 (2);

(b)	alter its articles if and to the extent necessary to ensure that those articles comply with section 372 (3);

(c)	supplement the information registered in its central securities register under section 111 (1) by registering in its central securities register

(i)	the shares of the company that were held by shareholders of the company on its restoration, and, with respect to those shares,

(A)	the name and last known address of each of those shareholders,

(B)	the class, and any series, of those shares, and

(C)	the number of those shares held by each of those shareholders, and

(ii)

without limiting subparagraph (i) of this paragraph, if, despite the dissolution of the company, shares had been issued or transferred after dissolution and before restoration, those shares, and, with respect to those shares,

(A)	the name and last known address of each person to whom those shares were issued or transferred during that period,

(B)	the class, and any series, of those shares,

(C)	the number of those shares held by each person referred to in clause (A) during that period,

(D)	in the case of any of those shares issued during that period, the date and particulars of each such issue, and

(E)	in the case of any of those shares transferred during that period, the date and particulars of each such transfer.

(2)

In addition to any alterations that a pre-existing company is required to make to its articles under subsection (1) (b) of this section, the company may, with those alterations, make other alterations to its articles, in accordance with section 259 (1), so long as those other alterations are not inconsistent with the information that, under section 371 (2) (b), is included in the notice of articles contained in the post-restoration transition application.

(3)

A resolution to make the other alterations referred to in subsection (2) of this section must state that those alterations do not take effect until the notice of articles contained in the post-restoration transition application takes effect.

Post-restoration transition application

371 (1)	A pre-existing company must not submit a post-restoration transition application to the registrar for filing under this Division until

(a)	the company has been authorized to do so by a directors’ resolution or an ordinary resolution,

(b)

if it is necessary to alter the articles to ensure that those articles comply with section 372 (3), the resolution required under section 372 (1) is received for deposit at the company’s records office,

(c)	if the company intends to alter its articles under section 370 (2), the resolution required under section 259 (1) to make those alterations is received for deposit at the company’s records office, and

(d)

there has been filed with the registrar all records necessary to ensure that the information in the corporate register respecting the directors of the company is, immediately before the post-restoration transition application is submitted to the registrar for filing, correct.

(2)	The pre-existing company must ensure that the post-restoration transition application that is filed with the registrar under section 370 (1) (a)

(a)	is in the form established by the registrar, and

(b)	contains a notice of articles that

(i)	sets out the name and prescribed address of each individual who was, immediately before the time of the filing, a director of the company,

(i.1)	sets out the mailing address and delivery address of the office that was, immediately before the time of the filing, the registered office of the company,

(i.2)	sets out the mailing address and delivery address of the office that was, immediately before the time of the filing, the records office of the company,

(ii)

sets out, as the name of the company, the name that the company had immediately before the time of the filing, and sets out, in the prescribed manner, any translation of that name that the company intends to use outside Canada,

(iii)	includes all of the information required to comply with section 11 (g) that was contained in the company’s memorandum or articles immediately before the time of the filing,

(iv)	sets out, in respect of each class and series of shares, whether there are special rights or restrictions attached to the shares of that class or series,

(v)	indicates that the Pre-existing Company Provisions apply to the company, and

(vi)	does not contain any other information.

(3)	No post-restoration transition application filed with the registrar under section 370 (1) (a) is invalid merely because subsection (1) of this section has not been complied with.

(4)

After a post-restoration transition application for a pre-existing company is filed with the registrar under section 370 (1) (a), the registrar must, if requested to do so, furnish to the company a certified copy of that application and a certified copy of the notice of articles.

Alteration to articles of restored company

372 (1)	Subject to subsection (2), a pre-existing company may alter its articles under section 370 (1) (b) by a directors’ resolution or an ordinary resolution.

(2)

The resolution referred to in subsection (1) of this section must state that the alteration to the articles does not take effect until the notice of articles contained in the post-restoration transition application takes effect.

(3)	For the purposes of section 370 (1) (b), the pre-existing company must

(a)	[Repealed 2003-70-76.]

(b)

alter its articles if and to the extent necessary to ensure that those articles include each provision, other than prescribed provisions, that was contained, or was deemed under section 364 (2) or under a former Companies Act to be contained, in the company’s memorandum immediately before the time of the filing of the post-restoration transition application and that is not included in its notice of articles under section 371 (2) (b),

(c)

alter its articles if and to the extent necessary to remove from them any information that is inconsistent with the information that, under section 371 (2) (b), is included in the notice of articles contained in the post-restoration transition application, and

(d)	if the company is a company to which section 364 (3) applies, alter its articles to include the Statutory Reporting Company Provisions.

(4)

In addition to effecting the alterations referred to in subsection (3), the pre-existing company must ensure that its articles comply with section 12 (1) (b) and (c) and (2) (c) and, for that purpose, any individual may make the changes to the articles that are necessary to ensure that those articles comply with those provisions, whether or not there has been any resolution to direct or authorize those changes.

Timing and effect of post-restoration transition

373 (1)

The notice of articles contained in the post-restoration transition application and any alteration to the articles made under this Division take effect on the date and time that the post-restoration transition application is filed with the registrar.

(2)

Despite any wording to the contrary in a security agreement or other record, the filing of a post-restoration transition application in accordance with section 370 (1) (a), an alteration to the articles in accordance with section 370 (1) (b) and a change to the articles in accordance with section 372 (4) do not constitute a breach or contravention of, or a default under, the security agreement or other record, and are deemed for the purposes of the security agreement or other record not to be an alteration to the charter of the pre-existing company.

(3)	On compliance by a pre-existing company with section 370 (1) (a) and (b), the memorandum of the company ceases to have any further force or effect.

(4)	On the filing of a post-restoration transition application for a pre-existing company under section 370 (1) (a), the registrar may treat the company’s memorandum as having no further force or effect.

Part 11 — Extraprovincial Companies

Division 1 — Registration

Definitions

374	In this Part:

“director” has the same meaning as in paragraph (b) of the definition of “director” in section 1 (1) and, when used in relation to a foreign entity, or an extraprovincial company, that is a limited liability company, means a manager of the limited liability company;

“shareholder”, when used in relation to a foreign entity, or an extraprovincial company, that is a limited liability company, means a member of the limited liability company.

Foreign entities required to be registered

375 (1)	A foreign entity must register as an extraprovincial company in accordance with this Act within 2 months after the foreign entity begins to carry on business in British Columbia.

(2)	For the purposes of this Act and subject to subsection (3), a foreign entity is deemed to carry on business in British Columbia if

(a)	its name, or any name under which it carries on business, is listed in a telephone directory

(i)	for any part of British Columbia, and

(ii)	in which an address or telephone number in British Columbia is given for the foreign entity,

(b)	its name, or any name under which it carries on business, appears or is announced in any advertisement in which an address or telephone number in British Columbia is given for the foreign entity,

(c)	it has, in British Columbia,

(i)	a resident agent, or

(ii)	a warehouse, office or place of business, or

(d)	it otherwise carries on business in British Columbia.

(3)	A foreign entity does not carry on business in British Columbia

(a)	if it is a bank,

(b)	if its only business in British Columbia is constructing and operating a railway, or

(c)	merely because it has an interest as a limited partner in a limited partnership carrying on business in British Columbia.

(4)

A foreign entity need not be registered under this Act or comply with this Part other than subsection (5) of this section, and may carry on business in British Columbia as if it were registered under this Act, if

(a)	the principal business of the foreign entity consists of the operation of one or more ships, and

(b)	the foreign entity does not maintain in British Columbia a warehouse, office or place of business under its own control or under the control of a person on behalf of the foreign entity.

(5)	Every person who is a resident agent or representative of a foreign entity referred to in subsection (4) must file with the registrar

(a)	a notice of agency in the form established by the registrar stating

(i)	the name of the foreign entity,

(ii)	the chief place of business of the foreign entity outside British Columbia, and

(iii)	particulars of the person’s agency, and

(b)	a notice of change of agency in the form established by the registrar identifying any change in that name, chief place of business or agency.

(6)	Sections 27 (1), 384 and 385 apply to a foreign entity referred to in subsection (4) as if it were an extra provincial company.

Application for registration

376 (1)	To apply to register as an extraprovincial company under this Act, a foreign entity must provide to the registrar the records and information the registrar may require and must

(a)	reserve its name or an assumed name under section 22 or 26, as the case may be,

(b)	appoint one or more attorneys if required under section 386, and

(c)	submit to the registrar for filing

(i)	a registration statement, and

(ii)	any other records the registrar may require.

(2)	Subsection (1) (a) of this section does not apply to a federal corporation.

(3)	The registration statement referred to in subsection (1) (c) (i) must

(a)	be in the form established by the registrar,

(b)	set out,

(i)	if the foreign entity is a federal corporation, the name of the federal corporation,

(ii)	if the name of the foreign entity is reserved under section 22, the reserved name and the reservation number given for it, or

(iii)	for a foreign entity to which section 26 applies, the name of the foreign entity and the assumed name reserved for it under section 26 and the reservation number given for it,

(c)	set out the foreign entity’s jurisdiction,

(d)	set out the most recent of the following dates:

(i)	the date on which the foreign entity was incorporated or organized, as the case may be;

(ii)	the date on which the foreign entity was continued or otherwise transferred by a similar process into a foreign jurisdiction;

(iii)	if the foreign entity resulted from an amalgamation or a similar process, the date of that amalgamation or similar process,

(e)	set out any incorporation, continuation, amalgamation or other identifying number or designation given to the foreign entity by the foreign entity’s jurisdiction,

(f)	set out the mailing address and the delivery address of the head office of the foreign entity, whether or not the head office is in British Columbia, and

(g)	set out, for each person, if any, appointed as an attorney by the foreign entity,

(i)	the full name of the attorney, and

(ii)	the mailing address and the delivery address of the attorney in accordance with section 386 (3).

(4)

At any time, before or after a foreign entity is registered as an extraprovincial company, the registrar may order the foreign entity to provide to the registrar, within the time required by the registrar, proof satisfactory to the registrar of the foreign entity’s status in the foreign entity’s jurisdiction.

Registration as an extraprovincial company

377 (1)	After a foreign entity complies with section 376 to the satisfaction of the registrar, the registrar must, if the foreign entity is a federal corporation, and may, in any other case,

(a)	file the registration statement, and

(b)	register the foreign entity as an extra provincial company.

(2)	After a foreign entity is registered as an extraprovincial company under subsection (1) of this section, the registrar must

(a)	issue a certificate of registration showing

(i)	the name and any assumed name for the extraprovincial company,

(ii)	its registration number, and

(iii)	the date and time of its registration,

(b)	furnish to the extraprovincial company that certificate and a copy of the registration statement,

(c)	furnish a copy of the registration statement to each attorney referred to in the registration statement who has not been furnished with a copy of that record under paragraph (b), and

(d)	publish in the prescribed manner a notice of the registration.

Effect of registration

378 (1)

Whether or not the requirements precedent and incidental to registration of a foreign entity as an extraprovincial company have been complied with, a notation in the corporate register that a foreign entity has been registered as an extraprovincial company is conclusive evidence for the purposes of this Act and for all other purposes that the foreign entity has been duly registered as an extraprovincial company on the date shown and the time, if any, shown in the corporate register.

(2)

Subject to the provisions of this Act, to the laws of British Columbia and to the laws of any other jurisdiction that are or may be applicable to it, an extraprovincial company may, for the purpose of carrying on business in British Columbia, exercise in British Columbia the powers contained in or permitted by its charter or similar record.

(3)	Registration of a foreign entity as an extraprovincial company does not entitle the foreign entity to do either of the following:

(a)	carry on any business or exercise any power that its charter or similar record restricts it from carrying on or exercising;

(b)	exercise any of its powers in a manner inconsistent with those restrictions in its charter or similar record.

(4)	No act of a foreign entity that carries on business in British Columbia, including a transfer of property, rights or interests to it or by it, is invalid merely because

(a)	the act is described in subsection (3) (a) or (b) or contravenes section 422 (7), or

(b)	the foreign entity was not, at the time of that act, registered as an extraprovincial company.

Amalgamation of extraprovincial company

379 (1)

If a foreign entity that is registered as an extraprovincial company is a party to an amalgamation or similar process other than one that results in a company, there must be provided to the registrar the records and information the registrar may require, and there must be filed with the registrar, within 2 months after the effective date of the amalgamation or similar process,

(a)	a notice of amalgamation of extraprovincial company that complies with subsection (2), and

(b)	any other records the registrar may require.

(2)	A notice of amalgamation of extraprovincial company must be in the form established by the registrar and must set out

(a)	the name of the amalgamated extraprovincial company if the amalgamated extraprovincial company

(i)	has adopted as its name the name of one of the amalgamating extraprovincial companies, or

(ii)	is a federal corporation,

(b)	if paragraph (a) does not apply, the name reserved for the amalgamated extraprovincial company under section 22 and the reservation number given for it, or

(c)

if paragraphs (a) and (b) of this subsection do not apply but section 26 applies, the name of the foreign entity, the assumed name reserved for it under section 26 and the reservation number given for that assumed name.

(3)	After the notice of amalgamation of extraprovincial company is filed with the registrar, the registrar must

(a)	issue a certificate of registration showing

(i)	the name and any assumed name for the amalgamated extraprovincial company,

(ii)	its registration number and the date and time of its registration, and

(iii)	the date, and the time, if any, shown for the amalgamation or similar process on the notice of amalgamation of extraprovincial company,

(b)	furnish to the amalgamated extraprovincial company the certificate referred to in paragraph (a) and a copy of the notice of amalgamation of extraprovincial company,

(c)

furnish a copy of the notice of amalgamation of extraprovincial company to each attorney of the amalgamated extraprovincial company who has not been furnished with a copy of that record under paragraph (b), and

(d)	publish in the prescribed manner a notice of the amalgamation or similar process.

(4)

From the time of the amalgamation or similar process, the amalgamated extraprovincial company is seized of and holds and possesses all land of the amalgamating entities that is located in British Columbia.

(5)

At any time, before or after a certificate of registration is issued under subsection (3), the registrar may order the amalgamated foreign entity to provide to the registrar, within the time required by the registrar, proof satisfactory to the registrar of the foreign entity’s status in the foreign entity’s jurisdiction.

Extraprovincial companies to file annual report

380 (1)	Subject to section 411 (2), an extraprovincial company must file with the registrar an annual report in the form established by the registrar,

(a)	unless another date has been prescribed under paragraph (b) of this section, within 2 months after each anniversary of the date of its registration as an extraprovincial company, or

(b)	if another date has been prescribed, within 2 months after each anniversary of that prescribed date.

(2)	An annual report filed under subsection (1) must contain information that was correct as of the most recent applicable anniversary.

Extraprovincial companies to notify registrar of changes

381 (1)

An extraprovincial company must file with the registrar a notice of change respecting extraprovincial company in respect of any change that renders incorrect or incomplete any of the information shown in the corporate register with respect to the extraprovincial company.

(2)	A notice of change respecting extraprovincial company required by subsection (1) must be

(a)	in the form established by the registrar, and

(b)	submitted to the registrar for filing promptly after the occurrence of the change in respect of which the notice is filed.

Change of name of extraprovincial companies

382 (1)

If a foreign entity that is registered as an extraprovincial company changes its name, the extraprovincial company must provide to the registrar the records and information the registrar may require and must

(a)	file with the registrar

(i)	a notice of change of name of extraprovincial company in the form established by the registrar, and

(ii)	any other records the registrar may require, and

(b)	before filing those records,

(i)	if it wishes to carry on business in British Columbia under its new name, reserve its new name under section 22, or

(ii)

if its new name contravenes any of the prescribed requirements or any of the other requirements set out in Division 2 of Part 2 and the extraprovincial company does not have an assumed name under which it intends to continue to carry on business in British Columbia, adopt an assumed name.

(2)	If an extraprovincial company wishes to adopt an assumed name under subsection

(1)	(b) (ii) of this section or in response to an order of the registrar under section 28 (2), section 26 applies.

(3)	After the notice of change of name of extraprovincial company is filed with the registrar, the registrar must

(a)	issue and furnish to the extraprovincial company a certificate showing

(i)	the change of name, and

(ii)	the assumed name, if any, under which the extraprovincial company is to carry on business in British Columbia, and

(b)	publish in the prescribed manner a notice of the change of name.

(4)	Subsection (1) (b) does not apply to a federal corporation.

(5)

At any time, before or after a certificate is issued under subsection (3) (a), the registrar may order the foreign entity to provide to the registrar, within the time required by the registrar, proof satisfactory to the registrar of the foreign entity’s status in the foreign entity’s jurisdiction.

Cancellation or change of assumed name of extraprovincial company

383 (1)

An extraprovincial company that has adopted an assumed name under this Act may, by providing to the registrar the records and information the registrar may require and by filing with the registrar a notice of change of assumed name in the form established by the registrar and any other records the registrar may require,

(a)	if the extraprovincial company reserves its own name under section 22, cancel its assumed name and carry on business in British Columbia under its own name, or

(b)	change its assumed name and carry on business in British Columbia under the new assumed name.

(2)	If an extraprovincial company wishes to change an assumed name under subsection (1) (b) of this section, section 26 applies.

(3)	After an extraprovincial company cancels or changes its assumed name in accordance with this section, the registrar must

(a)	issue and furnish to the extraprovincial company a certificate showing the cancellation or change of the assumed name, and

(b)	publish in the prescribed manner a notice of the cancellation or change of the assumed name.

Liability if name of extraprovincial company not displayed

384 (1)

A director or officer of an extraprovincial company who knowingly permits the extraprovincial company to contravene section 27 (1) (a), (b) or (c) is personally liable to indemnify any of the following persons who suffer loss or damage as a result of being misled by that contravention:

(a)	a purchaser of goods or services from the extraprovincial company;

(b)	a supplier of goods or services to the extraprovincial company;

(c)	a person holding a security of the extraprovincial company.

(2)

A director or officer of an extraprovincial company who issues or authorizes the issue of any instrument referred to in section 27 (1) (d) that does not display the name or assumed name, as the case may be, of the extraprovincial company is personally liable to the person holding that instrument for the amount of it, unless it is duly paid by the extraprovincial company.

Enforcement of duty to file records

385 (1)

If an extraprovincial company or its receiver, receiver manager or liquidator has failed to file with the registrar any record required to be filed with the registrar under this Act, any director, shareholder or creditor of the extra provincial company may provide, to the person required to submit the record to the registrar for filing, notice requiring that person to file the record with the registrar.

(2)

If the person required to file a record with the registrar under subsection (1) fails to file the record with the registrar within 14 days after receipt of the notice referred to in subsection (1), the court may, on the application of any director, shareholder or creditor of the extraprovincial company,

(a)	order the person to file the record with the registrar within the time the court directs, and

(b)

direct that the costs of and incidental to the application be paid by the extra provincial company, by any director or officer of the extraprovincial company or by any other person the court considers appropriate.

(3)	Neither the making of an order by the court under this section nor compliance with such an order relieves a person from any other liability.

Division 2 — Attorneys for Extraprovincial Companies

Attorneys to be appointed

386 (1)	An extraprovincial company must ensure that

(a)	it has one or more attorneys, or

(b)	under its charter or similar record, its head office is in British Columbia, in which case it may have one or more attorneys.

(2)	For the purposes of this Division, each attorney for an extraprovincial company must be

(a)	an individual who is resident in British Columbia, or

(b)	a company.

(3)	The mailing address and the delivery address of an attorney must be,

(a)

in the case of an attorney that is an individual, the mailing address and the delivery address of the office in British Columbia at which the individual can usually be reached during statutory business hours, or

(b)	in the case of an attorney that is a company, the mailing address and the delivery address of that company’s registered office.

First attorneys

387

If the registration statement filed with the registrar to register a foreign entity as an extraprovincial company identifies one or more attorneys, the extraprovincial company has those persons as its first attorneys, and the mailing addresses and delivery addresses for those attorneys are the mailing addresses and delivery addresses respectively set out for those attorneys on the registration statement.

Authorization of attorneys

388	Each attorney for an extraprovincial company is deemed to be authorized by the extraprovincial company

(a)	to accept service of process on its behalf in each legal proceeding by or against it in British Columbia, and

(b)	to receive each notice to it.

Appointment of attorneys

389 (1)

An extraprovincial company may, after its registration statement has been filed with the registrar, appoint one or more persons as attorneys and must, after that appointment, file with the registrar a notice of appointment of attorney in the form established by the registrar for each attorney so appointed.

(2)	A notice of appointment of attorney filed with the registrar under subsection (1) must set out

(a)	the full name of each attorney, and

(b)	the mailing address and the delivery address of each attorney in accordance with section 386 (3).

(3)	A person specified in a notice of appointment of attorney filed with the registrar under subsection (1) of this section becomes an attorney for the appointing extraprovincial company

(a)	on the date and time that the notice of appointment of attorney is filed with the registrar, or

(b)

subject to sections 390 and 410, if the notice of appointment of attorney specifies a date, or a date and time, on which the appointment of the attorney is to take effect that is later than the date and time on which the notice of appointment of attorney is filed with the registrar,

(i)	on the specified date and time, or

(ii)	if no time is specified, at the beginning of the specified date.

(4)	After a person becomes an attorney for an extraprovincial company under subsection (3) of this section, the registrar must furnish to the attorney confirmation of the appointment.

Withdrawal of appointment

390

At any time after a notice of appointment of attorney is filed with the registrar under section 389 and before the appointment takes effect, the extraprovincial company in respect of which the filing was made or any other person who appears to the registrar to be an appropriate person to do so may withdraw the notice of appointment of attorney by filing with the registrar a notice of withdrawal in the form established by the registrar identifying the notice of appointment of attorney.

Change of address of attorneys

391 (1)

If there is to be a change to one or both of the mailing address and the delivery address of an attorney for an extraprovincial company, the extraprovincial company or the attorney may, before that change occurs, file with the registrar a notice of change of address of attorney in the form established by the registrar.

(2)

If there is a change to one or both of the mailing address and the delivery address of an attorney for an extraprovincial company and if a notice of change of address reflecting that change was not filed under subsection (1) before that change occurred, promptly after that change occurs, the extraprovincial company or the attorney must file with the registrar a notice of change of address of attorney in the form established by the registrar.

(3)

If the notice of change of address of attorney is submitted to the registrar for filing by an attorney, the attorney must mail a copy of the completed notice of change of address of attorney to the head office of the extraprovincial company.

(4)	The change of address reflected in the notice of change of address of attorney filed with the registrar under subsection (1) or (2) takes effect,

(a)	subject to section 392, at the beginning of the day following the date on which the notice of change of address of attorney is filed with the registrar, or

(b)

subject to sections 392 and 410, if the notice of change of address of attorney specifies a date on which the change of address is to take effect that is later than the day following the date on which the notice is filed with the registrar, at the beginning of the specified date.

Withdrawal of notice of change of address

392

At any time after a notice of change of address of attorney is filed with the registrar under section 391 and before the change of address takes effect, the attorney or extraprovincial company in respect of which the filing was made or any other person who appears to the registrar to be an appropriate person to do so may withdraw the notice of change of address of attorney by filing with the registrar a notice of withdrawal in the form established by the registrar identifying the notice of change of address of attorney.

Revocation of appointments of attorneys

393 (1)

Subject to section 386 (1), an extraprovincial company may revoke the appointment of an attorney by filing with the registrar a notice of revocation of appointment of attorney in the form established by the registrar.

(2)

Subject to subsection (3) of this section, a revocation referred to in a notice of revocation of appointment of attorney takes effect to terminate the appointment of the attorney referred to in that record,

(a)	subject to section 394, at the beginning of the day following the date on which the notice of revocation of appointment of attorney is filed with the registrar, or

(b)

subject to sections 394 and 410, if the notice of revocation of appointment of attorney specifies a date on which the revocation is to take effect that is later than the day following the date on which the notice is filed with the registrar, at the beginning of the specified date.

(3)	A revocation of the appointment of an attorney does not take effect unless and until the extraprovincial company complies with section 386.

(4)	After a revocation of the appointment of an attorney takes effect, the registrar must furnish confirmation of the revocation of appointment to the person whose appointment has been revoked.

Withdrawal of revocation of appointment

394

At any time after a notice of revocation of appointment of attorney is filed with the registrar under section 393 and before the revocation takes effect, the extraprovincial company in respect of which the filing was made or any other person who appears to the registrar to be an appropriate person to do so may withdraw the notice of revocation of appointment of attorney by filing with the registrar a notice of withdrawal in the form established by the registrar identifying the notice of revocation of appointment of attorney.

Resignations of attorneys

395 (1)	An attorney for an extraprovincial company who intends to resign must

(a)	provide a written resignation to the extraprovincial company at its head office at least 2 months before the date on which the resignation is to take effect, and

(b)	promptly after complying with paragraph (a), submit to the registrar for filing a notice of resignation of attorney in the form established by the registrar.

(2)	After receiving a notice of resignation of attorney under subsection (1) (b), the registrar must file that notice.

(3)	An extraprovincial company that receives a resignation under subsection (1) (a) must, within the period of time specified in that resignation, comply with section 386.

(4)	An attorney who files a notice of resignation of attorney with the registrar under subsection (1) of this section ceases to be an attorney for the extraprovincial company on the later of

(a)	the beginning of the day that is 2 months and one day after the date on which the notice of resignation of attorney was filed with the registrar, and

(b)	the beginning of the date specified by the notice of resignation of attorney as the effective date for the resignation.

(5)

Despite subsection (4), if, under section 393, the extra provincial company revokes the appointment of a person who has filed a notice of resignation of attorney with the registrar and that revocation takes effect before the date on which the resignation would be effective under subsection (4) of this section, the person ceases to be an attorney when the revocation takes effect.

Obligation to maintain head office or attorney

396

If an event occurs or any action is taken that results in an extraprovincial company ceasing to comply with section 386, the extraprovincial company must, promptly after the event or action, comply with section 386.

Division 3 — Cancellation of Registration of Extra provincial Companies

Registrar may cancel registration of defunct extraprovincial companies

397	The registrar must cancel the registration of a foreign entity as an extraprovincial company if

(a)

there is filed with the registrar a notice, from the person in the foreign entity’s jurisdiction whose role in that jurisdiction is similar to the role of the registrar in British Columbia, that the foreign entity has ceased to exist, or

(b)

the foreign entity files with the registrar a notice of ceasing to carry on business in British Columbia in the form established by the registrar, stating that the foreign entity has ceased to carry on business in British Columbia.

Lieutenant Governor in Council may cancel registration of extraprovincial companies

398 (1)	The Lieutenant Governor in Council may cancel the registration of a foreign entity as an extraprovincial company.

(2)	The Lieutenant Governor in Council may restore the registration of a foreign entity that has had its registration as an extraprovincial company cancelled.

(3)	This section does not apply to a federal corporation.

Registrar’s duties on cancellation of registration

399	After a foreign entity’s registration as an extraprovincial company is cancelled under section 397, 398 or 422, the registrar must publish in the prescribed manner a notice of the cancellation.

Division 4 — Designated Provinces and Extraprovincial Companies from Designated Provinces

Definitions

399.1	In this Division:

“designated province” means a province designated by the Lieutenant Governor in Council for the purposes of this Division under section 399.2 (1);

“extraprovincial registrar” means a person in a designated province who holds a position that is equivalent to the registrar.

Power to make regulations

399.2 (1)	The Lieutenant Governor in Council may by regulation designate a province for the purposes of this Division.

(2)

Without limiting any other authority of the Lieutenant Governor in Council to make regulations under this Act, the Lieutenant Governor in Council may, in relation to foreign entities from a designated province or foreign entities from a designated province that are registered as extraprovincial companies, make regulations as follows:

(a)	respecting the filings that must be made by foreign entities or extraprovincial companies;

(b)	respecting registration of foreign entities as extraprovincial companies or as amalgamated extraprovincial companies and cancellation of registration of foreign entities as extra provincial companies;

(c)	respecting reinstatement by the registrar of registration of foreign entities as extraprovincial companies;

(d)	respecting liquidation, receivership and dissolution of foreign entities registered as extraprovincial companies;

(e)	respecting changes to information on the corporate register that relates to extraprovincial companies;

(f)	respecting changes of name of foreign entities registered as extraprovincial companies and cancellations or changes of assumed name of foreign entities registered as extraprovincial companies;

(g)	respecting the head office of a foreign entity registered as an extraprovincial company and attorneys of extraprovincial companies;

(h)	respecting the form or manner in which the registrar may accept records, filings, applications, information, forms, notices and fees

(i)	in matters governed under this section,

(ii)	in respect of foreign entities from a designated province, and

(iii)	in respect of foreign entities from a designated province that are registered as extraprovincial companies;

(i)	exempting foreign entities or extraprovincial companies from a provision of this Act or from a provision of a regulation made under another section of this Act;

(j)	disapplying a provision of this Act or a provision of a regulation made under another section of this Act in respect of foreign entities or extraprovincial companies.

(3)	Without limiting any other authority of the Lieutenant Governor in Council to make regulations under this Act, the Lieutenant Governor in Council may make regulations as follows:

(a)	setting out the powers and duties of the registrar in relation to

(i)	matters governed by regulations made under this section,

(ii)	foreign entities from a designated province, and

(iii)	foreign entities from a designated province that are registered as extraprovincial companies;

(b)

in relation to companies, respecting the form or manner in which the registrar may collect and transmit records, filings, applications, information, forms, notices and fees to or for an extraprovincial registrar.

(4)	A regulation under subsection (2) or (3) may

(a)	require that a form be one established by the registrar or allow a form to be one established by the registrar, and

(b)	confer a discretion on, or delegate a matter to, the registrar.

(5)

If there is a conflict or an inconsistency between a regulation made under this section and a provision of this Act or a provision of a regulation made under another section of this Act, the regulation made under this section prevails.

Registrar may enter into agreement

399.3	The registrar may enter into an agreement with an extraprovincial registrar in relation to companies recognized under this Act, foreign entities from the designated province and foreign entities from the designated province that are registered as extraprovincial companies, to address the following matters:

(a)	the collection by the extraprovincial registrar of records, filings, applications, forms, notices, fees or information required under this Act;

(b)	the collection by the registrar of records, filings, applications, forms, notices, fees or information required under an enactment similar to this Act;

(c)	the transmission of the matters referred to in paragraphs (a) and (b) from the extraprovincial registrar to the registrar and from the registrar to the extraprovincial registrar;

(d)	the powers and duties of the registrar and the extraprovincial registrar in relation to a matter referred to in paragraph (a), (b), (c) or (e);

(e)	any related matter that the registrar determines is appropriately included in the agreement.

Part 12 — Administration

Division 1 — Office of Registrar

Appointment of registrar and staff

400	A Registrar of Companies, and the officers and employees necessary to enable the registrar to perform the registrar’s duties, must be appointed in accordance with the Public Service Act.

Seal of office

401	The registrar may have a seal of office for use in the performance of the registrar’s duties.

Registrar may suspend services and functions

402 (1)

Despite this Act or any other enactment, if the registrar is of the opinion that it is, was or will be impracticable to provide or perform one or more of the registrar’s services or functions for any period, the registrar may suspend, for that period, any or all of the services provided or functions performed by the registrar, including

(a)	filing, issuing or furnishing any records, and

(b)	allowing searches or inspections of any records filed with the registrar.

(2)	A suspension under subsection (1) may precede, follow or be made during the period in relation to which the suspension is ordered.

(3)

Despite this Act or any other enactment, if the registrar is satisfied that but for a suspension under subsection (1) of one or more of the services provided or functions performed by the registrar, a record submitted to the registrar would have been received by the registrar on, or filed with the registrar on, a date and time within the suspension period,

(a)	the registrar may accept the record as if it were received on, or may date the filing of the record as of, that date and time, and

(b)

the date and time referred to in paragraph (a) of this subsection is deemed for all purposes to be the date and time on which the record was received by or filed with the registrar, as the case may be.

Service of records on registrar

403	A record may be served on the registrar by leaving it at the office of the registrar or by mailing it by registered mail to the registrar’s office.

Examination of registrar

404 (1)

Despite any subpoena, order or summons issued from a court in British Columbia and whether or not that subpoena, order or summons is directed to the registrar personally or in the registrar’s official capacity, the registrar is not bound, in the registrar’s official capacity,

(a)	to attend as a witness for examination, or

(b)	to produce any record kept or filed with the registrar under this Act or any other enactment.

(2)	Despite subsection (1), the registrar may be examined and required to produce records, under a commission or otherwise, at the registrar’s office.

Repealed

405	[Repealed 2003-70-83.]

Appeal to court

406 (1)	In this section, “decision” means a direction, decision, order, ruling or refusal of the registrar under this Act or any other enactment.

(2)	Subject to subsection (3), a person affected by a decision may appeal the decision to the Supreme Court.

(3)	No appeal lies under this section in respect of an order of the registrar under section 29 (5).

(4)	The registrar is a party to an appeal of a decision to the Supreme Court.

(5)	An appeal under subsection (2) is an appeal on the record.

(6)	For the purposes of subsection (5), the record consists of the following:

(a)	the record of oral evidence, if any, before the registrar;

(b)	copies or originals of documentary evidence before the registrar;

(c)	other things received as evidence by the registrar;

(d)	the decision;

(e)	the written reasons for the decision, if any.

(7)	An appeal under subsection (2) must be commenced not more than 30 days after the earlier of the following:

(a)	the furnishing to the appellant of a notice of the decision to be appealed;

(b)	actual notice to the appellant of the decision to be appealed.

Not in force

406.1	[Not in force.]

Authentication of individual

406.2 (1)	The registrar may require that, at the time an individual attempts to access services or functions of the registrar, the individual be authenticated in the prescribed manner.

Division 2 — Records Filed with or Issued by the Registrar

Means of filing

407	A record required or permitted, by this Act or any other enactment, to be filed with the registrar

(a)	must be submitted to the registrar for filing in the prescribed manner,

(b)	must, in the opinion of the registrar, be legible and suitable for photographing or for electronic or digital imaging or storage, and

(c)	must be in the English language or be filed with an English translation verified in a manner satisfactory to the registrar.

Filing of records

408 (1)	Subject to section 402 (3), a record, other than a court order referred to in subsection (1.01) of this section, is filed with the registrar when the registrar

(a)	is satisfied that the record and the information contained in it appear to meet the applicable requirements, and

(b)	accepts the record and includes in the corporate register or in any other register kept by the registrar the information contained in the record.

(1.01)	A person may file with the registrar a court order that affects information recorded in the corporate register or in any other register kept by the registrar.

(1.1)

Any notice, application or other record that, under this Act or any other enactment, may or must be submitted for filing with the registrar or provided to the registrar must be submitted or provided in a form and with the contents satisfactory to the registrar.

(1.2)	The registrar may establish different forms for use by different classes of corporations or limited liability companies.

(2)	Despite this Act or any other enactment, the registrar may refuse to file a record submitted to the registrar for filing if, in the opinion of the registrar,

(a)	the record has not been duly completed by reason of any omission or misdescription,

(b)	the record does not comply with one or more of the applicable requirements,

(c)	the record contains any error, alteration or erasure, or

(d)

another record that, under this Act or any other enactment, must be provided to the registrar, or submitted to the registrar for filing, in conjunction with the record submitted for filing has not yet been provided or submitted for filing.

(3)	Nothing in this section or any other enactment requires the registrar to ensure that a record filed with the registrar, or the information contained in it, meets the applicable requirements.

(4)	In this section, “applicable requirements” means,

(a)	in the case of a record being submitted for filing under this Act, the requirements under this Act, or

(b)	in the case of a record being submitted for filing under another enactment, the requirements under

(i)	that enactment, and

(ii)	this Part.

Future dated filing of records

409 (1)

In this section, “future dated filing” means a record, referred to in section 410 (1) (b), that specifies a date or a date and time on which the record is to take effect that is later than the date and time on which the record is filed.

(2)

Once a future dated filing is made in relation to a corporation or a limited liability company, the registrar is not to file any other record in relation to the corporation or limited liability company until that future dated filing has taken effect, except that,

(a)	if the record is or includes a copy of an entered court order, the registrar is to withdraw the future dated filing and file the record, or

(b)	if the record is a notice of withdrawal of the future dated filing, the registrar may file the notice of withdrawal and withdraw the future dated filing.

(3)	Nothing in this section removes from a corporation or a limited liability company the obligation to make any filing it is obliged to make with the registrar under this Act or any other enactment.

(4)

Despite this Act or any other enactment, if, before a future dated filing affecting a corporation takes effect, the corporation is dissolved or its registration is cancelled, the future dated filing is deemed to be withdrawn when the corporation is dissolved or its registration is cancelled.

Limitation on future dated filings

410 (1)

A record submitted for filing to the registrar must not specify a date, or a date and time, on which the record is to take effect that is later than the date and time on which the record is filed with the registrar unless the record is

(a)	a notice of resignation of attorney referred to in section 395, or

(b)	a record of a class of records that has been prescribed for that purpose.

(2)	A record of a class of records prescribed under subsection (1) (b) must not specify a date or a date and time that is more than 10 days later than the date and time on which the record is filed.

Default of filing

411 (1)

If a record is, under this Act or any other enactment, required to be filed with the registrar by or on behalf of a corporation or a limited liability company, the registrar may, until that record is filed with the registrar,

(a)	refuse to accept any other record submitted to the registrar for filing by or on behalf of the corporation or limited liability company, and

(b)	refuse to issue or furnish any certificate or other record to, or to the order of, the corporation or limited liability company.

(1.1)	The registrar may refuse to accept any record submitted to the registrar for filing by or on behalf of a corporation if

(a)	the corporation is a company and has not made the filings, contemplated by section 127, that would confirm that it is in compliance with section 120, or

(b)	the corporation

(i)	tendered a cheque in payment of a fee payable to the registrar and that cheque failed to clear the savings institution on which it was drawn, or

(li)	otherwise failed to pay a fee payable to the registrar.

(1.2)	Despite subsection (1.1) (a) but without limiting subsections (1) and (1.1) (b), the registrar must not, in the circumstances referred to in subsection (1.1) (a), refuse to accept

(a)	a filing contemplated by section 127, or

(b)	a filing under section 316 or 343.

(2)

A corporation or limited liability company that has not filed with the registrar one or more annual reports under the Company Act, 1996 must remedy that default before filing with the registrar any other annual report under this Act.

(3)	Nothing in this section removes from a corporation or limited liability company the obligation to make any filing it is obliged to make with the registrar under this Act or any other enactment.

Maintenance of records filed with the registrar

412 (1)

If a record is filed with the registrar under this Act or any other enactment or is otherwise maintained by the registrar, the registrar may have that record photographed, stored in electronic or digital form or reproduced in any other prescribed manner.

(2)	If the information contained in a record filed with or otherwise maintained by the registrar in paper form under this Act or any other enactment is converted into another form under subsection (1),

(a)	the registrar may destroy the paper form record, and

(b)

the photograph, stored record or reproduction is, for all purposes of the corporate register or any other register kept by the registrar and the office of the registrar, deemed to be the record photographed, stored or reproduced.

(3)	If records are filed with or otherwise maintained by the registrar otherwise than in paper form,

(a)	any copies of those records that the registrar is required to furnish must be furnished

(i)	in paper form,

(ii)	by being transmitted, by electronic means, to the recipient, or

(iii)	in any other prescribed form, and

(b)

any report prepared by the registrar that consists of information reproduced from those records, if that report is certified by the registrar or by a person designated by the registrar as a signing officer, is admissible in evidence in place of and to the same extent as the original records.

Deficient filings

413

If a record in respect of which this Act or any other enactment imposes certain requirements is filed with the registrar in relation to a corporation or a limited liability company and that record does not meet all of those requirements,

(a)	the record takes effect in accordance with its terms as if it did meet all of those requirements, and

(b)	the corporation or limited liability company, on receiving an order of the registrar to do so, must

(i)	file with the registrar any records necessary to rectify or replace the deficient filing, and

(ii)	return any records required by the registrar that were furnished to the corporation or limited liability company by the registrar in relation to the deficient filing.

Correction of registers

414 (1)	The registrar may correct an error or omission in the corporate register or in any other register kept by the registrar if

(a)	the registrar is satisfied that an error or omission exists, and

(b)	the registrar is satisfied as to the true facts that ought to have been incorporated into the register.

(2)	Subsection (1) applies whether or not the error or omission was made by

(a)	a person who submitted a record to the registrar for filing, or

(b)	the registrar.

(3)	Any correction made by the registrar under this section

(a)	must be shown in the register as a correction, with the date and time of the correction noted by the registrar, and

(b)	if the correction is made to a record filed with the registrar in paper form, must be initialled by the registrar, with the date and time of the correction noted.

Validity of register

415

The legal effect of information in the corporate register or in any other register kept by the registrar is not affected merely because the registrar has received information indicating that there is an error or omission in that register.

Beginning of date

415.1

A reference in the corporate register or in any other register kept by the registrar, or in any record issued by the registrar, to a time of 12:01 a.m. on any date is for all purposes deemed to be a reference to the beginning of that date.

Inspection and copies of records

416	Any person may, in the manner and to the extent permitted by the registrar,

(a)	conduct a search of the corporate register according to

(i)	the name, translated name or incorporation number of a company,

(ii)	the name or assumed name of an extraprovincial company, or its registration number, or

(iii)	any other prescribed criteria,

(a.1)	conduct a search of any other register kept by the registrar according to

(i)	the name, incorporation number or registration number of a corporation, or

(ii)	any other prescribed criteria,

(b)	inspect a record filed with the registrar,

(c)	obtain a copy of all or any part of a record filed with the registrar, and

(d)	require that a copy of all or any part of a record filed with the registrar be certified in accordance with section 418.

Lost or destroyed records

417

If, under this Act or any other enactment, the registrar is required to provide a record on request and if, after such request, the registrar is unable to provide the record as a result of its having been lost, mislaid or destroyed, the registrar

(a)	must furnish to the person making the request, a record to that effect, and

(b)	may produce, instead of the lost, mislaid or destroyed record, whatever evidence relating to the record is available to the registrar.

Registrar may issue records

418 (1)	The following records may be issued by the registrar:

(a)	a certificate or any other certified record;

(b)	a search result;

(c)	a certified copy of a record filed with the registrar;

(d)	any other record the registrar considers appropriate.

(2)	A record referred to in subsection (1) (c) must be certified, in the prescribed manner, to be a true copy.

(3)

The registrar or a person designated as a signing officer by the registrar may sign a record referred to in this section, and that signature may be produced by any means, whether graphic, electronic, digital, mechanical or otherwise.

(4)

If, under this Act or any other enactment, a decision, notice or response of the registrar is required to be in writing, the decision, notice or response may be recorded or otherwise furnished by the registrar

(a)	on paper,

(b)	by being transmitted, by electronic means, directly to the computer of the recipient, or

(c)	by any other prescribed method.

Effect of records issued by registrar

419 (1)	A record issued under section 418 (1) is evidence of any of the matters stated in the record that relate to the corporate register or any other register kept by the registrar.

(2)	If a record is filed with the registrar, a copy of that record, certified by the registrar under section 418 (2), is admissible in evidence in place of and to the same extent as the original record.

(3)

A record purporting to be issued under section 418 may be received in evidence and, unless the contrary is shown, is deemed to have been issued by the registrar without the necessity of proving any signature or official position of the registrar or person designated as a signing officer by the registrar.

Correction of certificates and other certified records

420 (1)

If a record issued by the registrar under section 418 (1) (a) contains an error, the person to whom the record is issued must, promptly after the written request of the registrar, and in any event no later than 21 days after that request, return the record containing the error to the registrar.

(2)

Whether or not the record referred to in subsection (1) of this section is returned to the registrar, the registrar may issue a corrected record, and a record corrected under this section must set out the date of issue of the record it replaces.

No constructive notice

421

No person is affected by or is deemed to have notice or knowledge of the contents of a record concerning a corporation or limited liability company merely because the record has been filed with the registrar or is available for examination at an office of the corporation or limited liability company.

Division 3 — Powers of Dissolution and Cancellation

Dissolutions and cancellations of registration by registrar

422 (1)	The registrar may, in accordance with this section, dissolve a company or cancel the registration of a foreign entity as an extraprovincial company if the company or extraprovincial company

(a)	fails, in each of 2 consecutive years, to file with the registrar an annual report required by this Act or a former Companies Act to be filed,

(b)	has, for a period of at least 2 years, failed to file with the registrar a record required by this Act or a former Companies Act to be filed, other than an annual report,

(c)	fails to comply with an order of the registrar, including an order to change its name or assumed name,

(d)	fails, without reasonable excuse, to return a record to the registrar within 21 days after the date of a request furnished by the registrar under section 420 (1),

(e)	tenders a cheque in payment of a fee required under section 431, which cheque fails to clear the savings institution on which it is drawn, or otherwise fails to pay a fee required under section 431,

(f)	in the case of a pre-existing company, fails to comply with section 370 or 436, as the case may be, or

(g)	in the case of an extraprovincial company, fails to comply with section 386 or breaches an undertaking given under section 26 (2).

(2)

If the registrar has reasonable cause for believing that one or more of the paragraphs of subsection (1) of this section apply to a company or an extraprovincial company, the registrar may furnish to the company or extraprovincial company a letter informing it of its default and of the powers of the registrar under this section.

(3)	The registrar may publish in the prescribed manner a notice that complies with subsection (4) unless, within one month after the date of the letter referred to in subsection (2),

(a)	the default identified in the letter is remedied, or

(b)	the registrar receives a response to the letter

(i)	that satisfies the registrar that reasonable steps are being taken to remedy the default, or

(ii)	that is otherwise satisfactory to the registrar.

(4)	A notice published by the registrar under subsection (3) must

(a)	identify the company or extraprovincial company to which the letter referred to in subsection (2) was furnished, and

(b)

state that the company may be dissolved or that the registration of the foreign entity as an extraprovincial company may be cancelled unless, within one month after the date of the publication of the notice under subsection (3),

(i)	cause to the contrary is shown,

(ii)	the company or extraprovincial company satisfies the registrar that it is not in default, that the default has been remedied or that reasonable steps are being taken to remedy the default, or

(iii)	a copy of an entered court order to the contrary is filed with the registrar.

(5)

At any time after one month after the date of publication of the notice under subsection (3) or, if an application for extension is filed under subsection (5.1), at any time after the expiry of the extended period that results from that filing, the registrar may dissolve the company or cancel the registration of the foreign entity as an extraprovincial company unless

(a)	cause to the contrary is shown,

(b)	the company or extraprovincial company has satisfied the registrar in accordance with subsection (4) (b) (ii), or

(c)	a copy of an entered court order to the contrary is filed with the registrar.

(5.1)

A company or an extraprovincial company referred to in subsection (5) may file with the registrar an application for extension in the form established by the registrar and, with that filing, the period after which the registrar may dissolve the company or cancel the registration of the foreign entity as an extraprovincial company is extended

(a)	for a period of 6 months, or

(b)	if the registrar provides written notice to the company or extraprovincial company indicating that a longer period has been allowed, for the longer period referred to in the notice.

(5.2)

Unless the registrar otherwise permits, a company or an extra provincial company must not file more than one application for extension in relation to any one notice published under subsection (3) in relation to the company or extraprovincial company.

(6)

A company is dissolved under this section, or the registration of a foreign entity as an extraprovincial company is cancelled under this section, on the date and time recorded in the corporate register as the date and time of dissolution or cancellation.

(7)	After its registration as an extraprovincial company has been cancelled under this section, a foreign entity must cease carrying on business in British Columbia.

Lieutenant Governor in Council may cancel incorporation of company

423	The Lieutenant Governor in Council may cancel the incorporation of a company and declare it to be dissolved.

Publication of notice of dissolution

424	If a company is dissolved under section 422 or 423, the registrar must publish in the prescribed manner a notice of the dissolution.

Division 4 — Offences and Penalties

Offence Act

425	Sections 4 and 5 of the Offence Act do not apply to this Act or the regulations.

Offences

426 (1)	A person commits an offence who

(a)	contravenes section 34 (1), 42, 49 (3), 51.96 (3), 51.994 (4), 58.1 (3) or (4), 127 (1), 196, 199, 216 (2) or (4), 217, 262, 284 (7) (b), 308 (4), 327 (2), 335 or 434 (1),

(b)	contravenes section 375 (1) or 422 (7),

(c)	[Repealed 2006-12-35.]

(d)	uses a list obtained under section 93 for purposes other than the purposes referred to in section 93 (4),

(d.1)

fails to publish or post a community contribution report in accordance with section 51.96 (2) or (4), as the case may be, or publishes or posts a community contribution report that does not comply with the Act or regulations,

(d.2)	fails to publish or post a benefit report in accordance with section 51.994 (3) or (5), as the case may be, or publishes or posts a benefit report that does not comply with the Act or regulations,

(e)	publishes financial statements required under this Act that do not comply with the regulations, or

(f)	fails to comply with section 251 in any way, including

(i)	by destroying, altering or refusing to produce any accounting record or other record required under that section,

(ii)	by refusing to fully answer any question asked under section 251 (2) or otherwise failing to give any information required under section 251, or

(iii)

by, in giving the information required by that section, making a statement that the person knows or ought reasonably to know is false in a material particular, or recklessly making a statement that is false in a material particular.

(2)	A person who contravenes section 24, 27, 51.21 (3) or 51.921 (3) commits an offence.

(3)	An individual who acts as a director of a company and who, under section 124 (2), is not qualified to act as a director of a company commits an offence.

(4)	An individual who acts as an officer of a company and who, under section 141 (3), is not qualified to act as an officer of a company commits an offence.

(4.1)	A person who contravenes section 119.2 (1), 119.21 (2), 119.3, 119.31, 119.4, 119.41 or 119.61 commits an offence.

(5)

It is an offence for a person who maintains the records office for the company or, in the case of a central securities register that is kept at a location other than the company’s records office, for the person who has custody or control of the company’s central securities register, to refuse, without reasonable excuse,

(a)	to permit a person to inspect any record that the person is entitled to inspect and for which the appropriate fee, if any, has been tendered, or

(b)

to provide, within the meaning of section 48 (3) or 119.91 (3), to a person a copy of any record that the person is entitled to receive a copy of and for which the appropriate fee, if any, has been tendered.

(6)

It is an offence for a company or for a person who has custody or control of a central securities register to refuse, without reasonable excuse, to provide, within the meaning of section 49 (8), to a person who has submitted the appropriate records and fee, if any, under section 49 the list or lists requested by that person.

(7)

It is an offence for a trustee under a trust indenture, as that term is defined in section 90, to refuse, without reasonable excuse, to provide to a person who has submitted the appropriate records and fee, if any, under section 93 the list requested by that person.

(8)	It is an offence for a person who is required, under section 351 (2), to retain and produce the records of a company to

(a)	contravene section 351 without reasonable excuse, or

(b)	refuse, without reasonable excuse, to

(i)	permit a person to inspect any record that the person is entitled to inspect and for which the appropriate fee, if any, has been tendered, or

(ii)	to provide, within the meaning of section 352 (3), to a person a copy of any record that the person is entitled to receive a copy of and for which the appropriate fee, if any, has been tendered.

(9)	In any prosecution under subsection (1) (b) of this section, the onus is on the accused to prove that a foreign entity

(a)	is registered as an extraprovincial company, or

(b)	is not required to be registered as an extraprovincial company.

Misleading statements an offence

427 (1)

Subject to subsection (3), a person who makes or assists in making a statement that is included in a record that is required or permitted to be made by or for the purposes of this Act or the regulations commits an offence if the statement

(a)	is, at the time and in the light of the circumstances under which it is made, false or misleading in respect of any material fact, or

(b)	omits any material fact, the omission of which makes the statement false or misleading.

(2)

If a corporation or limited liability company commits an offence under subsection (1), any director or officer of the corporation, or any manager of the limited liability company, who, subject to subsection (3), authorizes, permits or acquiesces in the commission of the offence also commits an offence and is liable on summary conviction to a fine of not more than $10 000, whether or not the corporation or limited liability company is prosecuted or convicted.

(3)	No person is guilty of an offence under this section if that person

(a)	did not know that the statement was false or misleading, and

(b)	with the exercise of reasonable diligence, could not have known that the statement was false or misleading.

Transparency register - incorrect entries and false information

427.1 (1)	In this section:

“private company” has the same meaning as in section 119.1;

“significant individual” means a significant individual under section 119.11.

(2)	Subject to subsection (4), a private company commits an offence if its transparency register

(a)	identifies an individual as a significant individual who is not a significant individual in respect of the company,

(b)	excludes an individual who is a significant individual in respect of the company,

(c)	contains information about a significant individual that is false or misleading in respect of any material fact, or

(d)	omits information about a significant individual, the omission of which makes the information false or misleading.

(3)

If a private company commits an offence under subsection (2), any director or officer of the company who, subject to subsection (4), authorizes, permits or acquiesces in the commission of the offence also commits an offence, whether or not the company is prosecuted or convicted.

(4)	No person is guilty of an offence under subsection (2) or (3) if the person

(a)	did not know that the identification or exclusion of the individual was incorrect or that the information about a significant individual was false or misleading, and

(b)	with the exercise of reasonable diligence, could not have known that the identification or exclusion of the individual was incorrect or that the information was false or misleading.

(5)	Subject to subsection (6), a shareholder of a private company who sends information to the company for the purposes of the company’s transparency register commits an offence if the information

(a)	is false or misleading in respect of any material fact, or

(b)	omits any material fact, the omission of which makes the information false or misleading.

(6)	No person is guilty of an offence under subsection (5) if the person

(a)	did not know that the information was false or misleading, and

(b)	with the exercise of reasonable diligence, could not have known that the information was false or misleading.

Penalties

428 (1)	A person who commits an offence under section 426 (1) (a), (d), (d.1), (d.2), (e) or (f), (5), (6), (7) or (8) is liable,

(a)	in the case of a person other than an individual, to a fine of not more than $5 000, or

(b)	in the case of an individual, to a fine of not more than $2 000.

(2)	A person who commits an offence under section 427 (1) is liable,

(a)	in the case of a person other than an individual, to a fine of not more than $25 000, or

(b)	in the case of an individual, to a fine of not more than $10 000.

(2.1)	A person who commits an offence under section 426 (4.1) or 427.1 (2), (3) or (5) is liable

(a)	in the case of a person other than an individual, to a fine of not more than $100 000, and

(b)	in the case of an individual, to a fine of not more than $50 000.

(3)	A foreign entity that commits an offence under section 426 (1) (b) is liable to a fine in a prescribed amount for each day that the offence continues.

(4)	A person who commits an offence under section 426 (2) is liable to a fine in a prescribed amount for each day that the offence continues.

(5)	An individual who commits an offence under section 426 (3) or (4) is liable to a fine of not more than $2 000.

Additional liabilities

429 (1)	A legal proceeding, conviction or penalty for an offence under this Act does not relieve a person from any other liability.

(2)

Without limiting subsection (1), if a person is convicted of an offence under this Act, the court may, in addition to any penalty the court may impose for the offence, order the person to comply with the provisions of this Act.

(3)	A person who contravenes an order under subsection (2) commits an offence and is liable on conviction to the penalties provided for the offence in relation to which the order was made.

Limitation period

430 (1)	A legal proceeding for an offence under this Act may not be commenced more than 3 years after the commission of the offence.

(2)	[Repealed 2015-18-287.]

Division 5 — Fees and Regulations

Fees

431

There must be paid to the registrar, in respect of each matter set out in Column 1 of the Schedule to this Act, the fee set out opposite that matter in Column 2 of that Schedule or, if another enactment establishes a fee in respect of that matter, that fee, and payment of the applicable fee is a condition precedent to the registrar filing any record and taking any other action in respect of that matter.

Power to make regulations

432 (1)	The Lieutenant Governor in Council may make regulations as referred to in section 41 of the Interpretation Act.

(2)	Without limiting subsection (1) of this section, the Lieutenant Governor in Council may make regulations as follows:

(a)	respecting the services or functions to be provided by the registrar;

(b)	respecting the location and business hours for the office of the registrar;

(c)	respecting the form of any register kept by the registrar and the manner in which it is kept;

(d)	respecting the manner and form in which, and the method by which, records and information may be provided or submitted to, or furnished or certified by, the registrar;

(e)

prescribing records and information that must be provided or submitted to the registrar in, or in conjunction with, any record or information provided to the registrar or submitted to the registrar for filing, with power to prescribe different records and information for different situations;

(f)

respecting the manner in which, and the method by which, records and information may be mailed, sent, furnished or provided, and the requirements that a person must meet to mail, send, furnish, provide or receive records or information in an electronic or other format, with power to prescribe different manners, methods and requirements for different records, information, entities and situations;

(g)

respecting the manner and form in which and the time period within which records that are required or permitted to be prepared or kept under this Act must be prepared or kept, with power to prescribe different manners, forms and periods for different records and situations;

(h)	respecting prescribed addresses;

(i)	respecting the form and content of the information to be included in any address required or permitted under this Act;

(j)	respecting what must be included in a notice of articles, including amending, adding to or removing any of the requirements established under this Act;

(k)

prescribing the manner in which the articles, notice of articles or restoration application of a company must set out any translation of the company’s name that the company proposes to use outside Canada;

(i)	prescribing classes of persons for the purposes of section 24 (1) (b) (iii);

(i.1)	prescribing a person for the purposes of section 51.21 (3) (c);

(m)	prescribing a period and an amount of support for the purposes of section 167 (7) (b);

(n)	prescribing a fair market value amount for the purposes of section 188 (1) (b) (ii);

(o)	prescribing a period and an amount of support for the purposes of section 189 (5) (c);

(p)	prescribing a fraction of votes for the purposes of paragraph (b) of the definition of “insider” in section 192 (1);

(q)	prescribing classes of corporations for the purposes of one or more of

(i)	paragraph (c) of the definition of “pre-existing reporting company” in section 1 (1),

(i.1)	paragraph (d) of the definition of “foreign unlimited liability corporation” in section 51.1,

(i.2)	section 51.8 (1) (a) (iii),

(ii)	section 185 (1) (b),

(iii)	paragraph (c) of the definition of “private company” in section 192 (1),

(iv)	section 197 (c), and

(v)	section 364 (3) (a);

(r)	prescribing numbers of days for the purposes of one or more of

(i)	paragraph (a) (i) of the definition of “exceptional resolution” in section 1 (1),

(ii)	paragraph (a) (i) of the definition of “special resolution” in section 1 (1),

(iii)	paragraph (a) (i) of the definition of “special separate resolution” in section 1 (1),

(iv)	section 167 (5) (a),

(v)	section 169 (1),

(vi)	section 171 (2) (b),

(vii)	section 240 (1),

(viii)	section 271 (2),

(ix)	section 284 (3), and

(x)	section 289 (1) (c),

including prescribing different numbers of days for different resolutions, meetings, situations and classes of companies;

(s)	respecting auditors and audit committees;

(t)	prescribing the amounts of claims for the purposes of sections 278 (1) (a) and 322 (1) (b);

(t.1)

respecting requirements that must be met in order for a foreign corporation to be continued into British Columbia as an unlimited liability company, with power to prescribe different requirements in relation to different foreign corporations or different classes of foreign corporations;

(u)	prescribing the date in reference to which an extraprovincial company is required to file its annual report with the registrar under section 380 (1) (b);

(v)	respecting

(i)	the completion of proxies, and

(ii)	the information that is to be contained in proxies;

(v.1)	respecting meetings of directors or shareholders that are partially electronic meetings or fully electronic meetings, including

(i)	prescribing requirements for notice of those meetings, and

(ii)	prescribing procedures for voting at those meetings;

(v.2)	prescribing circumstances in which a company must hold meetings of directors or shareholders that are fully electronic meetings, even if the company’s memorandum or articles provide otherwise;

(w)

prescribing, for the purposes of section 410 (1) (b), which records may specify a date or a date and time on which the record is to take effect that is later than the filing of the record with the registrar;

(x)	creating offences and prescribing penalties for the breach of any regulations made under this section;

(y)	respecting fees or charges payable under this Act;

(z)	respecting the amount of any fines payable under this Act;

(aa)	respecting rates of interest payable under this Act;

(bb)	prescribing a set of provisions, and designating those provisions as the “Statutory Reporting Company Provisions”;

(cc)	prescribing for the purposes of section 435 when any or all of the Statutory Reporting Company Provisions do not apply;

(cc.1)	prescribing a set of provisions, and designating those provisions as the “Pre-existing Company Provisions”;

(dd)	prescribing a set of articles, and designating those articles as “Table 1”;

(ee)	respecting any rules, orders, forms and directions that may be desirable for carrying out the provisions of this Act or for regulating procedure or establishing practice under this Act;

(ff)

respecting any matter the registrar considers necessary for carrying out the purposes of this Act or any other enactment, including matters in respect of which no express or only partial or imperfect provision has been made;

(gg)	defining any word or expression used but not defined in this Act;

(hh)	for meeting or removing any difficulty arising out of the transition to this Act from the Company Act, 1996, and for that purpose disapplying or varying any provision of this Act.

(3)	Regulations that may be made under subsection (2) (a) of this section include the following:

(a)	requiring or permitting the registrar to furnish notices to confirm

(i)	the receipt of records or information provided or submitted to the registrar, or

(ii)	the filing of records or information with the registrar;

(b)	respecting the retention, reproduction, disposition, return and destruction of records filed with or maintained by the registrar;

(c)	respecting searches of any register kept by the registrar, including

(i)	search requests, and

(ii)	search results;

(d)	respecting access to records or information filed with the registrar or maintained by the registrar in an electronic or other format;

(e)	respecting the methods by which a decision, notice or response of the registrar may be recorded or furnished;

(f)	respecting the verification of information contained in any register kept by the registrar or of records filed with the registrar;

(g)

respecting names, assumed names and translations of names and prescribing the requirements names, assumed names or translations of names must meet before being available for reservation or use under this Act;

(h)	respecting the reservation of names and assumed names;

(i)

authorizing the registrar to return any or all of the records filed by or on behalf of a company or an extraprovincial company to the company or extraprovincial company or to any other person the Lieutenant Governor in Council may prescribe;

(j)	respecting the retention, use and disclosure of records returned under paragraph (i) of this subsection;

(k)

respecting if and to what extent the registrar must retain copies of records returned under paragraph (i) and, if copies are to be retained, respecting the retention, use and disclosure by the registrar of those copies;

(I)

respecting the manner in which the registrar is to publish notices that the registrar is required or permitted to publish under this Act, including prescribing different manners of publication for different notices;

(m)	respecting the manner in which records may be certified under section 418.

(4)	Regulations that may be made under subsection (2) (c) include the following:

(a)	respecting the computerization of any register kept by the registrar;

(b)	respecting the manner in which the registrar may record, photograph, store, maintain or reproduce a record or information filed with or provided to the registrar;

(c)	authorizing the establishment of databases in an electronic or other format for records or information required or permitted to be filed with or maintained by the registrar;

(d)	providing for the maintenance of, access to and use of the databases kept by the registrar;

(e)	providing to the registrar the authority to enter into agreements for access to the computer database of any register kept by the registrar;

(f)	respecting the authority provided to the registrar under paragraph (e) of this subsection.

(5)	Regulations that may be made under subsection (2) (d) include the following:

(a)

respecting the manner in which or the method by which records and information may be submitted to the registrar for filing, including prescribing different manners or methods for different records, information, entities and situations, including regulations requiring or permitting records and information that, under this Act or any other enactment, are required or permitted to be provided to the registrar or submitted to the registrar for filing

(i)	to be provided, or submitted to the registrar for filing, in an electronic or other format or in a combination of formats, or

(ii)	to be transmitted, either electronically or by another method, to an electronic or other database;

(b)	requiring or permitting a record that, under this Act or any other enactment, is required or permitted to be provided to the registrar or submitted to the registrar for filing as a signed record

(i)	to be signed by an electronic signature or to be identified by a prescribed method, or

(ii)	to be submitted to the registrar for filing without signatures;

(c)

providing that the electronic signature or other method of identification referred to in paragraph (b) (i) of this subsection has the same effect for all purposes as a signature, and providing that a record referred to in paragraph (b) (ii) has the same effect for all purposes as if it had the signatures that would otherwise have been required.

(6)

A regulation under subsection (2) (d) may prescribe different forms for use by, different information to be provided by and different manners or methods of submitting records and information to the registrar for filing by corporations or limited liability companies or by different classes of corporations or limited liability companies including classes based on one or more of the following:

(a)	the nature of the corporation or limited liability company;

(b)	the jurisdiction in which the corporation was incorporated or, in the case of a limited liability company, in which the limited liability company was organized;

(c)

if the corporation or limited liability company has, since its incorporation or organization, been continued or otherwise transferred by a process similar to continuation, the jurisdiction into which the corporation or limited liability company was most recently continued or transferred;

(d)	if the corporation or limited liability company resulted from an amalgamation or a similar process, the jurisdiction in which the most recent of those events occurred.

(7)	Regulations that may be made under subsection (2) (g) include the following:

(a)	respecting the form and manner in which financial statements required under this Act must be produced;

(b)	respecting data processing or information retrieval systems in which may be entered or recorded any record that any person is required by this Act to prepare or keep;

(c)

respecting the form, content and use of any record or class of records, any statement or class of statements or any information or class of information that is required or permitted to be prepared, issued, sent, filed, given or provided under this Act;

(d)	prescribing the times during which records may be inspected under section 46 (8) or 352 (4);

(e)

prescribing the information respecting the addresses of directors and officers that must be recorded or otherwise kept by any person under this Act, and prescribing the persons or classes of persons to whom the residential address of a director or officer may be, or is not to be, disclosed in a search of that information.

(8)	Regulations that may be made under subsection (2) (h) of this section include the following:

(a)	prescribing the criteria that must apply to an address before it can be used as a prescribed address for the purposes of this Act;

(b)

prescribing information that must or may be filed with or provided to the registrar by or in respect of a person in relation to whom a prescribed address is or is to be included in any record filed with or provided to the registrar, and the manner in which or the method by which and the time within which that information must or may be filed or provided;

(c)

prescribing the information respecting the addresses of directors and officers that may be provided in response to search requests or otherwise, and prescribing the persons or classes of persons to whom the residential address of a director or officer may be, or is not to be, disclosed in a search of the corporate register or otherwise.

(9)	Regulations that may be made under subsection (2) (s) include the following:

(a)	respecting information that must be provided by the directors of a company to the company’s auditor;

(b)	prescribing the form and manner in which auditors’ reports must be prepared;

(c)	assigning responsibilities to audit committees.

(9.1)

Without limiting the ability of the Lieutenant Governor in Council to make regulations respecting community contribution companies under any other subsection of this section, the Lieutenant Governor in Council may make the following regulations respecting community contribution companies:

(a)	prescribing one or more purposes for the purposes of the definition of “community purpose” in section 51.91;

(b)	prescribing entities or classes of entities for the purposes of paragraph (c) of the definition of “qualified entity” in section 51.91;

(c)	respecting the alteration of the notice of articles of a community contribution company to remove the statement referred to in section 51.911 (1);

(d)	prescribing persons or classes of persons for the purposes of section 51.921 (3) (c);

(e)	respecting transfers contemplated by section 51.931 (1) (e) or (3);

(f)	respecting dividends that may be declared by a community contribution company, including regulations respecting the amount and frequency of dividends;

(g)	respecting interest contemplated by section 51.94 (3);

(h)	respecting a community contribution company’s redemption or purchase of shares or other reduction of capital under section 51.941;

(i)	respecting the manner in which the value of notice shares is to be determined in relation to a dissent by a shareholder of a community contribution company;

(j)	respecting the dissolution of a community contribution company, including, without limitation, prescribing

(i)	a percentage for the purposes of section 51.95 (2) (b),

(ii)	the amounts that must be paid to shareholders of the company on dissolution before making the transfer referred to in section 51.95 (2) (b), and

(iii)	duties that the liquidator of the company must perform;

(k)	prescribing, for the purposes of section 51.96,

(i)	information that must be included in a community contribution report,

(ii)	the amount referred to in section 51.96 (2) (f) (i), and

(iii)	the manner in which the community contribution report must disclose the required information.

(9.11)

Without limiting the ability of the Lieutenant Governor in Council to make regulations respecting benefit companies under any other subsection of this section, the Lieutenant Governor in Council may make the following regulations respecting benefit companies:

(a)	prescribing, for the purposes of the definition of “third-party standard” in section 51.991 (1),

(i)

the matters that the standard must define and address, and (ii) the methods of assessment the standard must require; (b) prescribing, for the purposes of section 51.994, (i) information that must be included in a benefit report, and

(ii)	the manner in which the benefit report must disclose the required information.

(9.2)

Without limiting any other subsection of this section, the Lieutenant Governor in Council may make regulations respecting a matter for which regulations are contemplated in Part 4.1, and those regulations may

(a)

be different for different matters or things or for different classes of matters or things in respect of which the regulations are made, including, without limitation, differences based on types of inspecting officials or circumstances,

(b)

in excluding a class of companies from the definition of “private company” in section 119.1 or excluding a class of individuals from being a significant individual for the purposes of section 119.11, provide limits or conditions on the exclusion and circumstances in which the exclusion applies, and

(c)

in setting out the meaning of indirect control for the purposes of section 119.11 (2) (a) (iii) or (b) (ii), include criteria or circumstances that are based on the ownership of shares even though the ownership of the shares does not result in control.

(10)	The Lieutenant Governor in Council may, under this section, make different regulations for computerized and non-computerized records and information.

Part 13 — Reporting Companies

Prescribed provisions

433 (1)	The Lieutenant Governor in Council may, by regulation, prescribe a set of provisions, and designate those provisions as the “Statutory Reporting Company Provisions”.

(2)	The Statutory Reporting Company Provisions apply to each pre-existing reporting company until,

(a)

in the case of a pre-existing reporting company that is a company, the alteration to the articles referred to in section 372 (3) (d) or 438 (3) (d), as the case may be, takes effect, subject to subsection (3), to include the Statutory Reporting Company Provisions in the company’s articles,

(a.1)	in the case of a pre-existing reporting company that

(i)	is a special Act corporation that has applied to be converted into a company under Division 2 of Part 9, and

(ii)	has, under section 266 (2) (b), included in the articles referred to in section 266 (1) (a) (ii) some or all of the Statutory Reporting Company Provisions,

the articles referred to in subparagraph (ii) of this paragraph take effect under section 267, and

(b)	in any other case, the Lieutenant Governor in Council prescribes, under section 435, that they, or a specified part of them, do not apply to the corporation.

(3)

The Lieutenant Governor in Council may prescribe provisions of the Statutory Reporting Company Provisions that do not apply to one or more of a pre-existing trust company, a pre-existing insurance company, a class of pre-existing trust companies and a class of pre-existing insurance companies.

Obligations of pre-existing reporting companies

434 (1)	If a pre-existing reporting company to which the Statutory Reporting Company Provisions apply under section 433 (2) is a company, the company

(a)

must promptly after the coming into force of this Act insert in the set of articles retained at its records office a statement, in the prescribed form, advising that the Statutory Reporting Company Provisions apply to the company,

(b)

must ensure that that statement remains in its articles until the alteration to the articles referred to in section 372 (3) (d) or 438 (3) (d), as the case may be, takes effect to include the Statutory Reporting Company Provisions in the company’s articles, and

(c)	must not, during the period within which it is required to retain that statement in its articles, issue a copy of the articles that does not contain that statement.

(2)

Any individual may insert the statement referred to in subsection (1) (a) of this section in the set of articles referred to in subsection (1) (a), whether or not there has been any resolution to direct or authorize that insertion.

(3)

Despite any wording to the contrary in a security agreement or other record, the insertion made under subsection (1) (a) does not constitute a breach or contravention of, or a default under, the security agreement or other record, and is deemed for the purposes of the security agreement or other record not to be an alteration to the charter of the pre-existing reporting company.

Lieutenant Governor in Council may make exclusions

435

The Lieutenant Governor in Council may make regulations, subject to the terms and conditions the Lieutenant Governor in Council considers appropriate, that any or all of the provisions of the Statutory Reporting Company Provisions do not apply to a corporation that is not a company, and may make different regulations under this section in relation to different provisions of the Statutory Reporting Company Provisions and to different corporations and different classes of corporations.

Part 14 — Transitional, Repeals and Commencement

Division 1 — Charter Transition

Transition — pre-existing companies

436 (1)	A pre-existing company must do the following within 2 years after the coming into force of this Act:

(a)	file with the registrar a transition application that complies with section 437 (2);

(b)	alter its articles if and to the extent necessary to ensure that those articles comply with section 438 (3);

(c)

supplement the information registered in its central securities register under section 111 (1) by registering in its central securities register the shares of the company that were held by shareholders of the company on the coming into force of this Act, and, with respect to those shares,

(i)	the name and last known address of each of those shareholders,

(ii)	the class, and any series, of those shares, and

(iii)	the number of those shares held by each of those shareholders.

(2)

In addition to any alterations that a pre-existing company is required to make to its articles under subsection (1) (b) of this section, the company may, with those alterations, make other alterations to its articles, in accordance with section 259 (1), so long as those other alterations are not inconsistent with the information that, under section 437 (2) (b), is included in the notice of articles contained in the transition application.

(3)

A resolution to make the other alterations referred to in subsection (2) of this section must state that those alterations do not take effect until the notice of articles contained in the transition application takes effect.

Transition application

437 (1)	A pre-existing company must not submit a transition application to the registrar for filing under this Division until

(a)	the company has been authorized to do so by a directors’ resolution or an ordinary resolution,

(b)

if it is necessary to alter the articles to ensure that those articles comply with section 438 (3), the resolution required under section 438 (1) is received for deposit at the company’s records office,

(c)	if the company intends to alter its articles under section 436 (2), the resolution required under section 259 (1) to make those alterations is received for deposit at the company’s records office, and

(d)

there has been filed with the registrar all records necessary to ensure that the information in the corporate register respecting the directors of the company is, immediately before the transition application is submitted to the registrar for filing, correct.

(2)	The pre-existing company must ensure that the transition application that is filed with the registrar under section 436 (1) (a)

(a)	is in the form established by the registrar, and

(b)	contains a notice of articles that

(i)	sets out the name and prescribed address of each individual who was, immediately before the time of the filing, a director of the company,

(ii)	sets out the mailing address and delivery address of the office that was, immediately before the time of the filing, the registered office of the company,

(iii)	sets out the mailing address and delivery address of the office that was, immediately before the time of the filing, the records office of the company,

(iv)

sets out, as the name of the company, the name that the company had immediately before the time of the filing, and sets out, in the prescribed manner, any translation of that name that the company intends to use outside Canada,

(v)	includes all of the information required to comply with section 11 (g) that was contained in the company’s memorandum or articles immediately before the time of the filing,

(vi)	sets out, in respect of each class and series of shares, whether there are special rights or restrictions attached to the shares of that class or series,

(vii)	indicates that the Pre-existing Company Provisions apply to the company, and

(viii)	does not contain any other information.

(3)	No transition application filed with the registrar under section 436 (1) (a) is invalid merely because subsection (1) of this section has not been complied with.

(4)

After a transition application for a pre-existing company is filed with the registrar under section 436 (1) (a), the registrar must, if requested to do so, furnish to the company a certified copy of that application and a certified copy of the notice of articles.

Alteration to articles

438 (1)	Subject to subsection (2), a pre-existing company may alter its articles under section 436 (1) (b) by a directors’ resolution or an ordinary resolution.

(2)

The resolution referred to in subsection (1) of this section must state that the alteration to the articles does not take effect until the notice of articles contained in the transition application takes effect.

(3)	For the purposes of section 436 (1) (b), the pre-existing company must

(a)	[Repealed 2003-70-91.]

(b)

alter its articles if and to the extent necessary to ensure that those articles include each provision, other than prescribed provisions, that was contained, or was deemed under a former Companies Act to be contained, in the company’s memorandum immediately before the time of the filing of the transition application and that is not included in its notice of articles under section 437 (2) (b),

(c)

alter its articles if and to the extent necessary to remove from them any information that is inconsistent with the information that, under section 437 (2) (b), is included in the notice of articles contained in the transition application, and

(d)

if the company is a pre-existing reporting company, alter its articles to include the Statutory Reporting Company Provisions or, in the case of a pre-existing trust company or a pre-existing insurance company, the provisions of the Statutory Reporting Company Provisions that apply to the company.

(4)

In addition to effecting the alterations referred to in subsection (3), the pre-existing company must ensure that its articles comply with section 12 (1) (b) and (c) and (2) (c) and, for that purpose, any individual may make the changes to the articles that are necessary to ensure that those articles comply with those provisions, whether or not there has been any resolution to direct or authorize those changes.

Timing and effect of transition

439 (1)

The notice of articles contained in the transition application and any alteration to the articles made under this Division take effect on the date and time that the transition application is filed with the registrar.

(2)

Despite any wording to the contrary in a security agreement or other record, the filing of a transition application in accordance with section 436 (1) (a), an alteration to the articles in accordance with section 436 (1) (b) and a change to the articles in accordance with section 438 (4) do not constitute a breach or contravention of, or a default under, the security agreement or other record, and are deemed for the purposes of the security agreement or other record not to be an alteration to the charter of the pre-existing company.

(3)	On compliance by a pre-existing company with section 436 (1) (a) and (b), the memorandum of the company ceases to have any further force or effect.

(4)	On the filing of a transition application for a pre-existing company under section 436 (1) (a), the registrar may treat the company’s memorandum as having no further force or effect.

Division 2 — Company Transition

Registered and records office of pre-existing company

440

On the coming into force of this Act, each of the registered office and the records office of a pre-existing company has as its mailing address and its delivery address the address that was shown for that office in the corporate register immediately before the coming into force of this Act.

Prescribed address

441

On the coming into force of this Act, each director or officer of a pre-existing company has as the director’s or officer’s prescribed address the address that, immediately before the coming into force of this Act, was shown in the corporate register as that individual’s residential address.

Name of specially limited company

442 (1)

In this section, “specially limited company” means a pre-existing company to which one or more of sections 27 to 30 of the Company Act, 1996, applied immediately before the coming into force of this Act.

(2)

If, immediately before the coming into force of this Act, the name of a specially limited company included the words “Non-Personal Liability” or the abbreviation “N.P.L.”, those words or that abbreviation, as the case may be, are, on the coming into force of this Act, struck out of the company’s name.

(3)	If a specially limited company’s name is changed under subsection (2) of this section,

(a)

the registrar must alter the corporate register to reflect the change of name but need not issue any record, including a change of name certificate, to any person, including the company, to record the change of name,

(b)

the company must alter all of its current records, whether kept under section 42 or under section 111, to reflect the change of name referred to in subsection (2) of this section and the company may, despite any other provision of this Act, make the alterations contemplated by this paragraph without obtaining any resolution to direct or authorize those alterations, and

(c)	the company must ensure that all records issued by the company after the coming into force of this Act reflect the changed name of the company.

(4)

Despite any wording to the contrary in a security agreement or other record, the alterations to the records under subsection (3) do not constitute a breach or contravention of, or a default under, the security agreement or other record, and are deemed for the purposes of the security agreement or other record not to be alterations to the charter of the specially limited company.

Pre-existing Company Provisions

442.1 (1)	The Lieutenant Governor in Council may, by regulation, prescribe a set of provisions, and designate those provisions as the “Pre-existing Company Provisions”.

(2)	Subject to subsection (2.2), the Pre-existing Company Provisions apply to each pre-existing company until

(a)	the pre-existing company complies with section 370 (1) (a) or 436 (1) (a), and

(b)	the pre-existing company’s notice of articles is altered to remove the application of the Pre-existing Company Provisions.

(2.1)

If a pre-existing company that has not removed the application of the Pre-existing Company Provisions under subsection (3) amalgamates with one or more corporations under section 273 or 274 and the amalgamated company has as its notice of articles the notice of articles of that pre-existing company, this section applies to the amalgamated company as if it were a pre-existing company.

(2.2)

The Lieutenant Governor in Council may prescribe provisions of the Pre-existing Company Provisions that do not apply to one or more of a pre-existing trust company, a pre-existing insurance company, a class of pre-existing trust companies and a class of pre-existing insurance companies.

(3)	A pre-existing company may alter its notice of articles to remove the application of the Pre-existing Company Provisions if it is authorized to do so by a special resolution.

(4)

Except insofar as it is necessary to do so to comply with section 372 (3) (b) or 438 (3) (b), a pre-existing company must not alter its articles in relation to any matter included in the Pre-existing Company Provisions until the pre-existing company has removed the application of the Pre-existing Company Provisions in accordance with subsection (3) of this section.

(5)

Nothing in this section precludes a pre-existing company that has removed the application of the Pre-existing Company Provisions in accordance with subsection (3) from adding to its articles any or all of the Pre-existing Company Provisions.

Division 3 — Extra provincial Company Transition

Head office of pre-existing extraprovincial company

443	On the coming into force of this Act, the head office of a pre-existing extra provincial company has as its mailing address and its delivery address,

(a)

in the case of a pre-existing extraprovincial company for which no attorney was shown on the corporate register immediately before the coming into force of this Act, the address within British Columbia that, immediately before the coming into force of this Act, was shown in the corporate register as the extra provincial company’s head office, or

(b)

in any other case, the address outside British Columbia or, if none, the address inside British Columbia, that, immediately before the coming into force of this Act, was shown in the corporate register as the address for the head office of the extraprovincial company.

Attorney for pre-existing extra provincial company

444 (1)	On the coming into force of this Act,

(a)	a person who was an attorney for a pre-existing extraprovincial company immediately before the coming into force of this Act is an attorney for the extraprovincial company, and

(b)	the address that was shown for that attorney in the corporate register immediately before the coming into force of this Act is the mailing address and the delivery address of that attorney.

(2)

A pre-existing extraprovincial company to which subsection (1) applies and the extraprovincial company’s attorney must, promptly after the coming into force of this Act, ensure that the mailing address and delivery address of the attorney comply with section 386 (3).

Division 4 — General

Repeals

445	The following are repealed:

(a)	subject to section 4 (3), the Company Act, R.S.B.C. 1996, c. 62;

(b)	the Company Act, S.B.C. 1999, c. 27.

Portions of this Part repealed

446	Divisions 1 to 3 of this Part may be repealed by regulation of the Lieutenant Governor in Council made after the second anniversary of the coming into force of this Act.

Commencement

447	This Act comes into force by regulation of the Lieutenant Governor in Council.

Schedule

(Section 431)

Business Corporations Act

Fees

	Column 1	Column 2
1	Subject to items 1.1 and 1.2, for incorporation, amalgamation or restoration of a company	$350	*
1.1	For incorporation of an unlimited liability company	$1000	*
1.2	For an amalgamation that results in an unlimited liability company	$1000	*
2	For registration, amalgamation or reinstatement of an extraprovincial company	$350	*
3	For conversion of a special Act corporation or member-funded society to a British Columbia company	$100	*
4	For filing an annual report	$43.39	*
5	For changing the name of a company or registering a change of name or assumed name of an extraprovincial company	$100	*
6	For a certificate, certified record or certified copy of a record	$25	*
7	For each search conducted by persons other than government personnel	$7	*
8	[Repealed 2003-70-95.]
9	For each search conducted by government personnel	$10
10	For a copy of or extract from any record, for every page or part of a page	$0.50	*
11	Subject to item 11.1, for continuation into British Columbia, continuation out of British Columbia or amalgamation under Division 4 of Part 9	$350	*
11.1	For continuation into British Columbia as an unlimited liability company	$1000	*
12	For pre-vetting of records to be filed with the registrar, when offered	$100	*

13	For the search of a maximum of 3 names, including assumed names, on application for reservation of a name. [The fee will not be refunded if a name is not accepted.]	$30	*
14	Subject to item 14.1, for filing a notice of alteration	$100	*
14.1	For filing a notice of alteration to become an unlimited liability company	$1000	*
15	For filing any record, other than a transition application, a post-restoration transition application or a record the filing of which is required or permitted under another enactment, for which there is no other fee, the fee for each record	$20	*
16	For a priority service when offered	$100	*
17	[Repealed 2003-70-95.]
18	[Repealed 2003-70-95.]
19	For a future dated filing	$100	*
20	For withdrawal of a future dated filing	$20	*
21	For a transition package for a company, consisting of a certified copy of the company’s memorandum, a certified copy of the company’s articles and a transition guide	$40	*

*

In addition to a fee marked by an asterisk, a further operator fee of $1.50, plus any tax imposed under Part IX [Goods and Services Tax] of the Excise Tax Act (Canada) applicable to the operator fee, may be charged for any transaction done by electronic means from a location outside a government office or at a government office by a person who is not a government employee.

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